Filed Pursuant to Rule 424(b)(3)
Registration No. 333-231724

$800,000,000 of Class C Common Stock

RW Holdings NNN REIT, Inc. is an incorporated public, non-listed real estate investment trust (“REIT”) and was formed to primarily invest, directly or indirectly through investments in real estate owning entities, in single-tenant income-producing properties located in the United States, which are leased to creditworthy tenants under long-term net leases. As of December 2, 2019, our real estate investment portfolio consisted of 25 operating properties, a 72.7% tenant-in-common interest in an office property and one parcel of land in 14 states, including 10 office, nine retail, and six industrial properties with approximately 1,754,000 square feet of aggregate leasable space. We are externally managed by Rich Uncles NNN REIT Operator, LLC, our advisor and a wholly owned subsidiary of our sponsor, BrixInvest, LLC (which we also refer to herein as “our sponsor”).

We are offering up to $725,000,000 in shares of our Class C common stock in our primary offering and $75,000,000 in shares of our Class C common stock pursuant to our distribution reinvestment plan at a price currently equal to $10.16 per share. We will offer our shares of Class C common stock in this offering utilizing the website www.RichUncles.com, an online investment platform owned and operated by our sponsor. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. There is no minimum offering amount, and upon acceptance of subscriptions, we will use the proceeds for the purposes described in this prospectus.

We consider our company to be a perpetual-life investment vehicle because we have no finite date for liquidation and no intention to list shares of our Class C common stock for trading on a national securities exchange or other over-the-counter trading market. Although we have registered a fixed amount of shares for this public offering, we intend to effectively conduct a continuous offering of an unlimited amount of shares of our Class C common stock over an unlimited time period by conducting an uninterrupted series of additional public offerings, subject to regulatory approval of our filings for such additional offerings. This perpetual-life structure is aligned with our overall objective of investing in real estate assets with a long-term view towards making regular cash distributions and generating capital appreciation.

As of the date of this prospectus, we, Rich Uncles NNN REIT Operating Partnership, LP (the “Operating Partnership”), Rich Uncles Real Estate Investment Trust I (“REIT I”), a REIT that is also sponsored by, and advised by, our sponsor, and Katana Merger Sub, LP, our wholly owned subsidiary (“Merger Sub”), are parties to an agreement and plan of merger dated as of September 19, 2019 (the “Merger Agreement”). Pursuant to the Merger Agreement, REIT I will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of ours (the “Merger”). At such time, the separate existence of REIT I will cease. In addition, as of the date of this prospectus, we, the Operating Partnership, our sponsor, and Daisho OP Holdings, LLC, a wholly owned subsidiary of our sponsor, are parties to a contribution agreement dated as of September 19, 2019 (the “Contribution Agreement’) pursuant to which we will acquire substantially all of the assets of our sponsor and will become self-managed (the “Self-Management Transaction”). As of the date of this prospectus, the Merger and the Self-Management Transaction have not been consummated. Please see Supplement No. 1 dated December 23, 2019 included herewith and any subsequent supplements to this prospectus for additional information about the Merger and the Self-Management Transaction (together, the “Prospectus Supplement(s)”).

We are an “emerging growth company” under the federal securities laws and will be subject to reduced reporting requirements. Investing in shares of our Class C common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See Risk Factors beginning on page 12 to read about risks you should consider before buying shares of our Class C common stock. These risks include the following high-risk factors:

•          We have only a limited prior operating history, and the prior performance of real estate programs sponsored by our sponsor or its affiliates may not be indicative of our future results.

•          This is a “best efforts” offering. If we are unable to raise substantial funds in this offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•          We are a “blind pool” because, to date, we have acquired only twenty-five (25) properties, one (1) parcel of land which currently serves as an easement to one of our office properties, one (1) tenant-in-common real estate investment in which we have an approximate 72.7% interest and an approximate 4.8% interest in REIT I, which is the subject of the proposed Merger described herein and in the Prospectus Supplement(s) included herewith. Other than REIT I’s real estate portfolio, which we will acquire if the Merger is completed, we have not identified a significant number of properties to be acquired with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our future investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•          There can be no certainty that the Merger or the Self-Management Transaction will be consummated, and failure to consummate the Merger or the Self-Management Transaction could negatively affect our future business and financial results. In the event that the Merger or Self-Management Transaction is consummated, we will assume certain potential liabilities related to REIT I (in the case of the Merger) and our sponsor and advisor (in the case of the Self-Management Transaction), and our performance will suffer if we do not effectively integrate and manage our expanded operations following these transactions.

•          The offering price of shares of our Class C common stock may not accurately represent the value of our assets at any given time and the actual value of your investment may be substantially less.

•          The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any return on your investment in us and you may lose money.

•          We may fail to qualify as a REIT, which could adversely affect our operations and our ability to make distributions.

•          Our charter does not require us to pursue a transaction to provide liquidity to our stockholders by a specified date, nor does our charter require us to list our shares for trading on a stock exchange by a specified date. Our charter does not require us to ever provide a liquidity event to our stockholders. No public market currently exists for our shares, and we have no plans to list our shares on a national securities exchange. Consequently, you must be prepared to hold your shares for an indefinite length of time and, if you are able to sell your shares, you may have to sell them at a substantial discount.

•          The only source of cash for distributions to investors will be from net rental income, sales of properties and, in certain limited circumstances as described in this prospectus, proceeds from this offering. If we pay distributions from sources other than operations, we may have less cash available for investments and your overall return may be reduced.

•          There are significant restrictions and limitations on your ability to have any of your shares of our Class C common stock repurchased under our share repurchase program and, if you are able to have your shares repurchased by us, the stated purchase price under the repurchase program, which is based on our most recently published net asset value per share, could be less than the then-current fair market value of the shares.

•          Because no underwriter is selling our shares, investors will not have the benefit of an independent “due diligence” review and investigation of the type normally performed by an underwriter in connection with a securities offering.

•          Investing in our Class C common stock involves a high degree of risk. You should purchase shares of our Class C common stock only if you can afford a complete loss of your investment.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our Class C common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

	Price to the Public(1)	Selling Commissions(2)	Dealer Manager Fees(2)	Proceeds to Us, Before Expenses(3)
Primary Offering	$10.16	$—	$0.056	$10.104
Distribution Reinvestment Plan	$10.16	$—	$—	$10.16
(1)	The price per share presented is based on our most recently published net asset value (“NAV”) per share. Our board of directors will adjust the offering price of the shares during the course of the offering on an annual basis, to equal NAV per share. Our board of directors generally anticipates that the NAV per share will be determined in the first quarter of each year.
(2)	The table assumes that all shares are sold in the primary offering. Investors will not pay upfront selling commissions in connection with the purchase of our shares of Class C common stock in this offering. Any required fees payable to the dealer manager will be paid by us. For providing compliance services as the dealer manager for this offering North Capital (as defined below) will receive an amount equal to $12,000 per month. When aggregate gross offering proceeds in the primary offering exceed $25 million, we will pay to North Capital an additional upfront monthly variable fee equal to 0.60% of the purchase price of each incremental share of Class C common stock sold in the primary offering, which upfront monthly fee will be reduced to 0.50% of the purchase price of each share of Class C common stock sold in the primary offering once the aggregate gross offering proceeds in the primary offering equal or exceed $75 million. We will also pay to North Capital a monthly retainer of $60,000 for the first three months following the commencement of this offering, for a maximum retainer of $180,000. See the Plan of Distribution for further information.
(3)	Proceeds are calculated before deducting organization and offering expenses, which are payable by us and will be paid over time as they are incurred. The net proceeds to us, after the payment of fees to the dealer manager and other organization and offering expenses, is expected to be not less than $9.86 per share.
North Capital Private Securities Corporation (“North Capital”), a registered broker-dealer, will serve as the dealer manager of this offering and will offer shares of our Class C common stock on a “best efforts” basis. The minimum initial investment is at least $500, except under certain circumstances.

Prospectus Dated December 23, 2019.

STATUS OF THE OFFERING

On July 20, 2016, we commenced our reasonable best efforts initial public offering of up to 100 million shares of our common stock, including 10 million shares pursuant to our distribution reinvestment plan. On August 14, 2017, our charter was amended to, among other things, rename and redesignate the shares of our common stock offered in our initial public offering as Class C common stock. In our initial public offering, we sold our shares in the following states: CA, CO, CT, FL, GA, HI, ID, IL, IN, KY, LA, MO, MT, NH, NV, NY, SC, SD, TX, UT, VA, VT, WI, and WY. From the commencement of our initial public offering in July 2016 through September 30, 2019, we had received aggregate gross offering proceeds of $179,039,271 in connection with the sale of 17,823,024 shares of our Class C common stock in our initial public offering, including 1,461,804 shares sold under our distribution reinvestment plan for aggregate gross offering proceeds of $14,736,539. Our initial public offering will terminate automatically upon commencement of this offering.

In this follow-on offering, we are offering up to an aggregate of $725,000,000 in shares of our Class C common stock in a primary offering and $75,000,000 in shares of our Class C common stock pursuant to our distribution reinvestment plan for a price currently equal to $10.16 per share, which we initially intend to sell in the following states: CA, CO, CT, FL, GA, HI, ID, IL, IN, KY, LA, MO, MT, NH, NV, NY, SC, SD, TX, UT, VA, VT, WI, and WY. If all of the shares we are offering have not been sold by December 23, 2021, which is two years after the effective date of the registration statement for this offering, our board of directors plans to extend the offering for an additional year, and may further extend the offering in accordance with Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). Rule 415 of the Securities Act permits us to file a new registration statement on Form S-11 with the Securities and Exchange Commission (the “SEC”), so that we may continuously offer shares of our Class C common stock. If or when our board of directors determines to extend the offering beyond December 23, 2021, we will notify stockholders by filing a supplement to this prospectus with the SEC. We will also need to renew the registration statement or file a new registration statement in many states to continue the offering. We may terminate or suspend this offering or our distribution reinvestment plan at any time. Our board of directors will adjust the offering price of the primary offering shares and distribution reinvestment plan shares during the course of this offering as described elsewhere herein. We also reserve the right to reallocate the shares offered among classes of shares and between our primary offering and our distribution reinvestment plan.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, and we have no plans to list our shares on a national securities exchange, you will have difficulty selling your shares. Our charter does not require us to ever provide a liquidity event to our stockholders. Our charter does not require us to liquidate our assets and dissolve by a specified date, nor does our charter require us to list our shares for trading by a specified date. There are significant restrictions on our share repurchase program. No public market currently exists for our shares, and we have no plans to list our shares on a national securities exchange.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or
•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established additional suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•	California – Investors must have either (a) a net worth of at least $250,000 or (b) a gross annual income of at least $75,000 and a net worth of at least $75,000, and the investment must not exceed ten percent (10%) of the net worth of the investor.

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•	Idaho – Investors must have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.
•	Kentucky – Investors must have a liquid net worth of at least ten times their investment in us. In addition, no Kentucky investor shall invest, in aggregate, more than 10% of his or her liquid net worth in the Issuer or Issuer’s affiliates’ non-publicly traded real estate investment trust. Liquid net worth is defined as that portion of a person’s net worth (total assets, exclusive of home, home furnishings and automobiles) minus total liabilities that is comprised of cash, cash equivalents and readily marketable securities.
•	Missouri – No more than ten percent (10%) of any one (1) Missouri investor’s net worth shall be invested in the securities being registered with the Missouri Securities Division.
•	Virginia – Investors may not invest more than 10% of their liquid net worth in RW Holdings NNN REIT, Inc. and in other illiquid direct participation programs.
•	Vermont – Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

The registered broker-dealer through which we are selling shares of Class C common stock in this offering and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives.

In addition to satisfying the foregoing minimum investor suitability standards, we require that a purchaser of shares of our Class C common stock be a U.S. Person. For this purpose, “U.S. Person” is defined consistent with the meaning in Regulation S promulgated under the Securities Act and means a person who meets any of the following criteria:

•	a natural person resident in the United States of America;
•	a partnership or corporation organized or incorporated under the laws of the United States of America;
•	an estate of which any executor or administrator is a U.S. person;
•	a trust of which any trustee is a U.S. person;
•	an agency or branch of a foreign entity located in the United States of America;
•	a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
•	a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; or
•	a partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

As a condition to an investor’s investment in us, each investor will be required to sign a subscription agreement that will, among other things, contain representations consistent with the foregoing.

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PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus, as supplemented, carefully, including the Risk Factors section, and the information incorporated by reference herein, including the financial statements, before making a decision to invest in our Class C common stock. Unless otherwise stated, or the context otherwise requires, references in this prospectus to “RW Holdings NNN REIT,” the “Company,” “we,” “us” and “our” refer to RW Holdings NNN REIT, Inc. and its subsidiaries on a consolidated basis.

What is RW Holdings NNN REIT, Inc.?

RW Holdings NNN REIT is a Maryland corporation, incorporated on May 15, 2015, that elected to be treated as a real estate investment trust, or REIT, with the filing of our U.S. federal tax return for the taxable year ended December 31, 2016. We believe we are organized and have operated, and we intend to continue to operate, in a manner to qualify as a REIT. As of September 30, 2019, under our charter, we have the authority to issue 450,000,000 shares of stock, consisting of 50,000,000 shares of preferred stock, $0.001 par value per share, 300,000,000 shares of Class C common stock, $0.001 par value per share, and 100,000,000 shares of Class S common stock, $0.001 par value per share. We are offering only shares of our Class C common stock for sale in this offering. We have also commenced a separate offering of shares of our Class S common stock exclusively to non-U.S. Persons as defined under Rule 903 promulgated under the Securities Act pursuant to an exemption from the registration requirements of the Securities Act under and in accordance with Regulation S promulgated thereunder.

Absent any change in our investment strategy, we expect to use a substantial amount of the net proceeds from our offerings to primarily invest, directly or indirectly through investments in affiliated and non-affiliated entities, in single-tenant income-producing properties, which are leased to creditworthy tenants under long-term net leases. Our goal is to generate a relatively predictable and stable current stream of income for investors and the potential for long-term capital appreciation in the value of our properties. We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets, or shares of, or interests in other REITs or real estate companies. Although we have no plans at this time to change any of our investment objectives, our board of directors may change any and all such investment objectives, including our focus on single tenant properties, if it believes such changes are in the best interests of our stockholders. We intend to notify our stockholders of any change to our investment policies by disclosing such changes in a public filing such as a prospectus supplement, or through a filing under the Exchange Act, as appropriate.

Our external advisor, Rich Uncles NNN REIT Operator, LLC, currently conducts our operations and manages our portfolio of real estate and real estate-related investments. We employ directly three persons who provide investor relations services to us. All costs to us related to employing such persons and other organization and offering costs in connection with this offering will be paid by us. Our office is located at 3090 Bristol Street, Suite 550, Costa Mesa, California 92626. Our telephone number is (885) 742-4862, and our website address is www.RichUncles.com. We operate and engage in marketing activities in connection with our offering using the “Rich Uncles” brand name.

We consider our company to be a perpetual-life investment vehicle because we have no finite date for liquidation and no intention to list our shares of common stock for trading on a national securities exchange or other over-the-counter trading market. Although we have registered a fixed amount of shares for this follow-on offering, we intend to effectively conduct a continuous offering of an unlimited amount of our shares of common stock over an unlimited time period by conducting an uninterrupted series of additional public offerings, subject to regulatory approval of our filings for such additional offerings. This perpetual-life structure is aligned with our overall objective of investing in real estate assets with a long-term view towards making regular cash distributions and generating capital appreciation.

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;
•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•	pays distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the distributions-paid deduction and excluding net capital gain); and
•	avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Who is our sponsor and our advisor, and what role will they play?

Our sponsor is BrixInvest, LLC and our advisor is Rich Uncles NNN REIT Operator, LLC, which is a subsidiary of our sponsor and is currently responsible for the management of the REIT. Under the Second Amended and Restated Advisory Agreement between us, our advisor and our sponsor (as amended, the “Advisory Agreement”), our advisor provides advisory services and necessary administrative functions for the management of our REIT, including but not limited to regulatory compliance. Additionally, our advisor oversees the acquisition and management of our portfolio of real estate investments, all subject to the supervision of our board of directors. We, however, pay all organization and offering expenses in connection with this offering and ceased reimbursing our advisor for such expenses effective October 1, 2019. Mr. Wirta, the Chairman of our Board, and Aaron Halfacre, our Chief Executive Officer and a member of our board of directors, also serve as Chairman of the Board and Chief Executive Officer and Manager, respectively, of our sponsor and our advisor. Mr. Wirta has been involved in real estate acquisition, financing, management, and disposition for more than 50 years, has experienced multiple real estate cycles in his career and has gained expertise through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management. Mr. Halfacre also has extensive industry and leadership experience through, among other things, positions at both non-traded public and publicly traded REITs and a real estate crowdfunding platform. We believe the experience of Messrs. Halfacre and Wirta will allow us to successfully execute our business model.

As of the date of this prospectus, we, Rich Uncles NNN REIT Operating Partnership, LP (the “Operating Partnership”), our sponsor, and Daisho OP Holdings, LLC, a wholly owned subsidiary of our sponsor, are parties to a contribution agreement dated as of September 19, 2019 (the “Contribution Agreement’) pursuant to which we will acquire substantially all of the assets of our sponsor, along with its employees and intellectual property (the “Self-Management Transaction”). As of the date of this prospectus, the Self-Management Transaction has not been consummated. The Self-Management transaction is expected to close immediately following the consummation of the Merger (as defined below in “—What is your relationship with Rich Uncles Real Estate Investment Trust I”) in late December 2019 or early January 2020. The closing of the Self-Management Transaction is subject to the satisfaction or waiver of various closing conditions, and therefore we cannot assure you that closing of the Self-Management Transaction is guaranteed. If the Self-Management Transaction is completed, we will terminate the Advisory Agreement with our advisor and our sponsor, and will become self-managed. Following the consummation of the Self-Management Transaction, we expect that we or an affiliate of ours will serve as the sponsor and advisor of BRIX REIT, Inc. (“BRIX REIT”). Additionally, in the event that the Merger is not consummated but the Self-Management Transaction is consummated, we expect that we or an affiliate of ours will serve as the sponsor and advisor of Rich Uncles Real Estate Investment Trust I (“REIT I”), a REIT that is also sponsored by, and advised by, our sponsor. See “—What is your relationship with Rich Uncles Real Estate Investment Trust I” below. Please see the Prospectus Supplement(s) included herewith for additional information about the Self-Management Transaction.

What is your relationship with Rich Uncles Real Estate Investment Trust I?

As of the date of this prospectus, we, the Operating Partnership, REIT I, and Katana Merger Sub, LP, our wholly owned subsidiary (“Merger Sub”), are parties to an agreement and plan of merger dated as of September 19, 2019 (the “Merger Agreement”). Pursuant to the Merger Agreement, REIT I will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of ours (the “Merger”).

At such time, the separate existence of REIT I will cease. The obligation of each party to consummate the Merger is subject to a number of conditions, including receipt by each party of certain approvals by their respective stockholders or shareholders, including approval of the Merger, receipt of regulatory approvals, delivery of certain documents and consents, the truth and correctness of the representations and warranties of the parties, subject to the materiality standards contained in the Merger Agreement, and the absence of a material adverse effect with respect to either us or REIT I. Therefore, no assurance can be given that the closing of the Merger will occur. Please see the Prospectus Supplement(s) included herewith for additional information about the Merger. We currently own a 4.8% interest in REIT I.

Who is selling your shares?

We intend to sell the shares to investors through North Capital Private Securities Corporation (“North Capital”), our dealer manager for this offering and a registered broker dealer. We will offer our shares of Class C common stock in this offering utilizing the website www.RichUncles.com, an online investment platform owned and operated by our sponsor. Investors will not pay upfront selling commissions in connection with the purchase of our shares of Class C common stock. Any required fees payable to North Capital will be paid by us. In addition, we pay all organization and offering expenses in connection with this offering and ceased reimbursing our advisor for such expenses effective October 1, 2019. No dealer manager fee, selling commissions or other fees or expenses will be paid with respect to shares of our Class C common stock sold through our distribution reinvestment plan. See Plan of Distribution.

In addition, purchasers of our Class C common stock may be clients of registered investment advisors. For an investor purchasing shares in the offering through a registered investment advisor, the registered investment advisor will be responsible for (i) making every reasonable effort to determine whether the investor is a U.S. Person and a purchase of our shares is suitable for such investor, (ii) delivering to such investor a copy of the final prospectus for this offering, including all amendments and supplements, and (iii) transmitting to us promptly such investor’s completed subscription documentation and any supporting documentation we may reasonably require.

Are there any risks involved in an investment in your shares?

Investing in our Class C common stock involves varying degrees of risk, including elements of high risk. You should purchase shares of our Class C common stock only if you can afford a complete loss of your investment. You should carefully review the Risk Factors section of this prospectus, which contains a detailed discussion of the material risks that you should consider before you invest in our Class C common stock. These risks include the following high-risk factors:

•	We have only a limited prior operating history, and the prior performance of real estate programs sponsored by our sponsor or its affiliates may not be indicative of our future results.
•	This is a “best efforts” offering. If we are unable to raise substantial funds in this offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.
•	We are a “blind pool” because, to date, we have only acquired twenty-five (25) properties, one (1) parcel of land which currently serves as an easement to one of our office properties, one (1) tenant-in-common real estate investment in which we have an approximate 72.7% interest, and an approximate 4.8% interest in REIT I, which is the subject of the proposed Merger described herein and in the Prospectus Supplement(s) included herewith. Other than REIT I’s real estate portfolio, which we will acquire if the Merger is completed, we have not identified a significant number of properties to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our future investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.
•	There can be no certainty that the Merger or the Self-Management Transaction will be consummated, and failure to consummate the Merger or the Self-Management Transaction could negatively affect our future business and financial results. In the event that the Merger and Self-Management Transaction are consummated, we will assume certain potential liabilities related to REIT I (in the case of the Merger) and our sponsor and advisor (in the case of the Self-Management Transaction), and our performance will suffer if we do not effectively integrate and manage our expanded operations following these transactions.

•	The offering price of shares of our Class C common stock may not accurately represent the value of our assets at any given time and the actual value of your investment may be substantially less.
•	The amount of distributions we pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and real-estate investments, there is no guarantee of any return on your investment in us and you may lose money.
•	We may fail to qualify as a REIT, which could adversely affect our operations and our ability to make distributions.
•	Our charter does not require us to pursue a transaction to provide liquidity to our stockholders by a specified date, nor does our charter require us to list our shares for trading on a stock exchange by a specified date. Our charter does not require us to ever provide a liquidity event to our stockholders. No public market currently exists for our shares, and we have no plans to list our shares on a national securities exchange. Consequently, you must be prepared to hold your shares for an indefinite length of time and, if you are able to sell your shares, you may have to sell them at a discount.
•	There are significant restrictions and limitations on your ability to have any of your shares of our Class C common stock repurchased under our share repurchase program and, if you are able to have your shares repurchased by us, the stated purchase price under the repurchase program, which is based on our most recently published net asset value per share, could be less than the then-current fair market value of the shares.
•	The only source of cash for distributions to investors will be from net rental income, sales of properties and, in certain limited circumstances as described in this prospectus, proceeds from this offering. If we pay distributions from sources other than operations, we may have less cash available for investments and your overall return may be reduced.
•	Because no underwriter is selling our shares, investors will not have the benefit of an independent “due diligence” investigation and review of the type normally performed by an underwriter in connection with a securities offering.
•	Investing in our Class C common stock involves a high degree of risk. You should purchase shares of our Class C common stock only if you can afford a complete loss of your investment.

You should also carefully read Item 1A. Risk Factors beginning on page 12 for additional information about risks and uncertainties that an investment in our common stock involves.

What is the experience of your sponsor?

Our sponsor was formed as Nexregen, LLC in the State of Delaware on May 5, 2006. In 2015, it changed its corporate name to Rich Uncles, LLC and in 2018 changed its corporate name again to BrixInvest, LLC. Our sponsor has sponsored three other real estate investment trusts: (i) Nexregen Firewheel Real Estate Investment Trust, or Firewheel, which was organized in 2007 to invest in a limited partnership that owned a shopping center in Garland, Texas, (ii) REIT I, which was organized in 2012 to invest in single-tenant income-producing corporate properties located in California that are leased to creditworthy tenants under long-term net leases, and (iii) BRIX REIT, which became qualified to offer shares of its common stock through a Tier 2 offering pursuant to Regulation A promulgated under the Securities Act in April 2018 (the “Reg A+ Offering”) and expects to use substantially all of the net proceeds from its offering to acquire and manage a broad platform of retail and residential property types including student housing, multi-family, quick-service restaurants, convenience stores, grocery stores and fitness centers that substantially target locations with above average concentrations of younger demographic profiles including Millennial and Generation Z customers, clientele and tenants, including potential investments in youth-oriented fixed income and equity securities investments. See Prior Performance for additional information.

Will any third parties be compensated for services in connection with this offering or using proceeds from this offering?

Yes. Our dealer manager receives compensation and reimbursements for services related to this offering. In addition, our advisor and the real estate professionals employed by our advisor, including our executive officers, manage our day-to-day affairs and our portfolio of real estate investments, subject to our board of directors’ supervision. The board of directors, including a majority of our conflicts committee (comprised of all of our independent directors), has the right to change the compensation arrangements with the dealer manager and our advisor in the future without the consent of our stockholders. If the Self-Management Transaction is completed, we will terminate the Advisory Agreement with our advisor and our sponsor and, in that event, the compensation that is payable to our advisor and its affiliates will cease. See Management Compensation below for additional information regarding the compensation payable to our advisor.

Will you use leverage?

Yes. We expect that our debt financing and other liabilities, excluding the use of our acquisition line of credit, will be approximately 50% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves). This is our target leverage, and we intend to limit our leverage to 50% of the cost of acquiring our tangible assets (excluding the use of our acquisition line of credit and before deducting depreciation or other non-cash reserves). This is an overall target. Our borrowings on one or more individual properties may exceed 50% of their individual cost, so long as our overall leverage does not exceed 50% (excluding the use of our acquisition line of credit and before deducting depreciation or other non-cash reserves). We may exceed the 50% limit if a majority of our conflicts committee approves borrowing in excess of this limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from our conflicts committee of the justification for the excess borrowing. There is no limitation on the amount we may borrow for the purchase of any single asset. When calculating our use of leverage, we will not include borrowings relating to the initial acquisition of properties that are outstanding under a revolving credit facility (or similar agreement).

Except with respect to the 50% borrowing limit referenced above, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and conduct our operations through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, the Operating Partnership’s sole limited partner is Rich Uncles NNN Operating Partnership, LP, LLC. Rich Uncles NNN Operating Partnership LP, LLC is our wholly-owned subsidiary. Because we plan to conduct substantially all of our operations through the Operating Partnership, we are considered an Umbrella Partnership Real Estate Investment Trust, or UPREIT.

Using an UPREIT structure may give us an advantage in acquiring properties from persons who might not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT, or a contribution in exchange for REIT shares, is a taxable transaction to the selling property owner. However, in an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of property may transfer the property to the operating partnership in exchange for limited partnership units in the Operating Partnership without recognizing gain for tax purposes.

We intend to present our financial statements and operating partnership income, expenses and depreciation on a consolidated basis. All items of income, gain, deduction (including depreciation), loss and credit flow through the Operating Partnership to us as all subsidiary entities are disregarded for federal tax purposes. These tax items do not generally flow through us to our stockholders. Rather, our net income and net capital gain effectively flow through us to our stockholders as and when we pay distributions.

The following chart illustrates our current ownership structure.

NNN REIT Stockholders
RW Holdings NNN REIT, Inc.
100%
99% GP
Rich Uncles NNN LP, LLC
1% LP
Rich Uncles NNN Operating Partnership, LP
NNN REIT Subsidiaries and Assets

What conflicts of interest do your advisor and sponsor face?

Our advisor, sponsor and their affiliates will experience conflicts of interest in connection with the management of our business. Our advisor is wholly owned by our sponsor. Mr. Wirta is Chairman of our sponsor and Mr. Halfacre is Chief Executive Officer of our sponsor. Messrs. Wirta and Halfacre are also significant stockholders in our sponsor. Some of the material conflicts that our advisor, sponsor and their affiliates will face include the following:

•	Our sponsor and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved;
•	The negotiation of any fees paid to our sponsor or any of their affiliates will not be at arm’s length, although the REIT’s board of directors, a majority of which are independent directors, must approve the advisor and sponsor’s fees; and
•	Either our conflicts committee (by majority vote) or our sponsor may terminate the Advisory Agreement without penalty upon 60 days’ written notice and, upon termination of the Advisory Agreement, our sponsor may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) it would have been entitled to a Liquidation Fee had the portfolio been liquidated on the termination date, if our conflicts committee does not terminate the agreement for cause.

See Conflicts of Interest. If the Merger and the Self-Management Transaction are completed, many of the conflicts of interest related to the management of our business will be eliminated, except that we or an affiliate of ours is expected to serve as the sponsor and advisor of BRIX REIT following consummation of the Self-Management Transaction. In addition, if the Merger is not consummated but the Self-Management Transaction is consummated, we expect that we or an affiliate of ours will serve as the sponsor and advisor of REIT I.

If I buy shares, will I receive distributions and how often?

We intend to pay distributions on a monthly basis. The rate is determined by our board of directors based on our financial condition and such other factors as our board of directors deems relevant. Our board of directors has not pre-established a percentage range of return for distributions to stockholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders. See Description of Shares—Distributions.

May I reinvest my distributions in shares of RW Holdings NNN REIT?

Yes, unless our board of directors, in its discretion, has suspended the distribution reinvestment plan for any reason. You may participate in our distribution reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. Class C common stockholders may elect to have all or a portion of their distributions reinvested in additional shares of our Class C common stock in lieu of receiving cash distributions. No selling commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan.

Participants in the distribution reinvestment plan will acquire our Class C common stock at a price equal to our most recently published net asset value (“NAV”) per share, which is currently equal to $10.16 per share.

We may amend or terminate our distribution reinvestment plan for any reason at any time upon ten days’ notice to the participants. We may provide notice by including such information (i) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (ii) in a separate mailing to the participants.

As of the date of this prospectus, our distribution reinvestment plan is temporarily suspended. Accordingly, beginning with distributions payable in October 2019, all distributions by us will be paid in cash until such time, if any, that our board of directors approves the reinstatement of the distribution reinvestment plan.

Will you register as an investment company?

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. See Risk Factors – Risks Related to Our Corporate Structure for additional information.

What kind of offering is this?

We are offering up to $800,000,000 in shares of our Class C common stock on a “best efforts” basis, including pursuant to our distribution reinvestment plan, at a price currently equal to $10.16 per share, which is equal to the most recent estimated per share NAV as determined by our board of directors. When shares are offered on a “best efforts” basis, the offeror is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

Our board of directors will adjust the offering price of the shares during the course of the offering on an annual basis, to equal NAV per share. Our board of directors generally anticipates that the NAV per share will be determined in the first quarter of each year, calculated as of the immediately preceding December 31. In the event the Merger is not completed until after December 31, 2019, however, our board of directors may, in its discretion, determine to calculate the NAV per share as of the closing of the Merger and the Self-Management Transaction in order to facilitate the most efficient and orderly process for the NAV per share determination that takes into account these transactions.

How will you use the proceeds raised in this offering?

The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell (1) the midpoint aggregate offering amount of $400,000,000 shares of Class C common stock in the primary offering and no sales of shares in the distribution reinvestment plan and (2) the maximum aggregate offering amount of $800,000,000 of Class C common stock in the primary offering and no sales of shares in the distribution reinvestment plan. We may reallocate the shares of our Class C common stock we are offering between the primary offering and the distribution reinvestment plan.

The amounts set forth below are estimated and cannot be precisely calculated at this time. The actual amount of dealer manager fees will vary from the estimated amounts shown because the specific amounts of shares of our Class C common stock that we sell is uncertain. The actual amount of organization and offering expenses we pay in connection with this offering will also vary based on the actual expenses we incur in connection with this offering. In no event may the total organization and offering expenses (including dealer manager fees) exceed 15% of the aggregate gross proceeds raised in this offering when terminated or completed.

We will primarily use the net proceeds from this offering to invest in real estate investments or to re-lease and reposition our properties in accordance with our investment strategy and policies, including costs and fees associated with such investments, a portion of which may be payable to our advisor and/or sponsor. We also expect to use a portion of the proceeds of this offering for general corporate purposes, including the payment of fees to our advisor pursuant to the Advisory Agreement (see Management Compensation); capital expenditures, tenant improvement costs and leasing costs related to our real estate investments; reserves required by financings of our real estate investments; the repayment of debt; the funding of stockholder distributions; and to provide liquidity to our stockholders pursuant to our share repurchase program.

	Midpoint Offering ($400 million in Class C shares)		Maximum Offering ($800 million in Class C shares)
	Amount	Percent	Amount	Percent
Gross offering proceeds (assumes an initial offering price of $10.16 per share)	$400,000,000	100.00%	$800,000,000	100.00%
Less Offering Expenses:
Dealer manager fees(1)	2,393,000	0.60%	4,393,000	0.55%
Organization and offering expenses(2)	9,787,000	2.45%	18,580,000	2.32%
Net offering proceeds(3)	$387,820,000	96.95%	$777,027,000	97.13%
(1)	Investors will not pay upfront selling commissions in connection with the purchase of shares of our Class C common stock. We also will not pay selling commissions to broker-dealers in connection with this offering. We intend to sell our shares of Class C common stock to investors through North Capital, a registered broker-dealer and our dealer manager for this offering, utilizing the website www.RichUncles.com, an online investment platform owned and operated by our sponsor. For providing compliance services as the dealer manager for this offering North Capital will receive an amount equal to $12,000 per month. When aggregate gross offering proceeds in the primary offering exceed $25 million, we will pay to North Capital an additional upfront monthly variable fee equal to 0.60% of the purchase price of each incremental share of Class C common stock sold in the primary offering, which upfront monthly fee will be reduced to 0.50% of the purchase price of each share of Class C common stock sold in the primary offering once the aggregate gross offering proceeds in the primary offering equal or exceed $75 million. We will also pay to North Capital a monthly retainer of $60,000 for the first three months following the commencement of this offering, for a maximum retainer of $180,000. All fees payable to North Capital will be paid by us. See Plan of Distribution.
(2)	We will pay all organization and offering costs incurred in connection with our offering. Organization and offering expenses consist of the actual legal, accounting, printing, marketing, advertising, filing fees, transfer agent costs and other accountable offering-related expenses, including but not limited to: (i) all marketing related costs and expenses; (ii) personnel employed for the purpose of and in connection with the offering and to respond to inquiries from prospective stockholders (including salaries, payroll taxes, benefits and other related expenses); and (iii) facilities and technology costs, insurance expenses and other costs and expenses associated with this offering and marketing of our shares.
(3)	In connection with our investments, our advisor is also entitled to certain fees pursuant to the Advisory Agreement, including acquisition, asset management, financing and other fees. See Management Compensation. If the Self-Management Transaction is completed, we will terminate the Advisory Agreement with our advisor and our sponsor and, in that event, the fees payable to our advisor and its affiliates will cease.

The table above assumes all of the proceeds raised in this offering will be pursuant to the sale of shares of our Class C common stock in the primary offering. However, we expect to sell a portion of our shares of Class C common stock in this offering pursuant to our distribution reinvestment plan. We are not required to pay selling commissions or dealer manager fees on any sale of shares of our Class C common stock pursuant to our distribution reinvestment plan. We expect to use any distribution reinvestment plan proceeds for the same purposes described above. We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our distribution reinvestment plan are used for investments in real estate properties and real estate-related assets, sales under our distribution reinvestment plan will result in greater fee income for our advisor because of acquisition fees and other fees. See Management Compensation.

Certain of our directors and executive officers have invested in our company by purchasing shares of our Class C common stock. See Security Ownership of Certain Beneficial Owners and Management.

How long will this offering last?

We intend to sell the shares of Class C common stock offered in our primary offering and pursuant to our distribution reinvestment plan on a continuous basis, subject to continued registration of this offering under applicable securities laws including the filing of a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act. In certain states, this offering is also subject to annual extensions. If all of the shares we are offering have not been sold by December 23, 2021, which is two years after the effective date of the registration statement for this offering, our board of directors plans to extend the offering for an additional year, and may further extend the offering in accordance with Rule 415 of the Securities Act. If or when our board of directors determines to extend the offering beyond December 23, 2021, we will notify stockholders by filing a supplement to this prospectus with the SEC. We reserve the right to reallocate the shares offered among classes of shares and between our primary offering and our distribution reinvestment plan.

Who can buy shares?

An investment in our shares is suitable only for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states may buy shares in this offering provided that they have either (i) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (ii) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in California, Idaho, Kentucky, Missouri, Nebraska, Tennessee, and Virginia. See Suitability Standards.

In addition, we require that each purchaser of shares of our Class C common stock be a U.S. Person (as defined consistent with the meaning in Regulation S promulgated under the Securities Act). See Suitability Standards.

Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, and seek to obtain the benefits of potential long-term capital appreciation. However, investing in our Class C common stock involves certain risks, and you should carefully consider the investment risks contained in Risk Factors, before deciding whether to invest.

Is there any minimum investment required?

Yes. You must initially invest at least $500 in our shares to be eligible to participate in this offering. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $50. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership and transfer of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read that section of the prospectus.

We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income (“UBTI”) or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account (“IRA”), a simplified employee pension (“SEP”) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account; (ii) whether the investment is consistent with the fiduciary and other obligations associated with your IRA, plan or other account; (iii) whether the investment will generate an unacceptable amount of UBTI for your IRA, plan or other account; (iv) whether you will be able to comply with the requirements under ERISA and the Internal Revenue Code that you value the assets of the IRA, plan or other account annually; and (v) whether the investment would constitute a prohibited transaction under applicable law.

How do I subscribe for shares?

If you choose to purchase shares in this offering directly from us, you will need to complete and sign a subscription agreement on our website, www.RichUncles.com, or alternatively in the form attached to this prospectus as Appendix A-1, for a specific number of shares and pay for the shares at the time of your subscription. If you choose to purchase shares in the offering through a registered investment advisor, the registered investment advisor will be responsible for (i) making every reasonable effort to determine whether you are a U.S. Person and a purchase of our shares is suitable for you, (ii) delivering to you a copy of the final prospectus for this offering, including all amendments and supplements, and (iii) transmitting to us promptly your completed subscription documentation, in the form attached to this prospectus as Appendix A-2, and any supporting documentation we may reasonably require.

If I buy shares in this offering, how may I sell them later?

We provide a share repurchase program for stockholders who wish to sell their shares. As of the date of this prospectus, in light of the pending Merger and the Self-Management Transaction, our share repurchase program is temporarily suspended. The share repurchase program will remain suspended until such time as our board of directors, in its discretion, may approve the reinstatement of the share repurchase program. Should the Merger and the Self-Management Transaction be approved, we currently anticipate the reinstatement of the share repurchase program to occur shortly after the closing of the transactions, which is expected to occur in late December 2019 or early January 2020.

At such time as our board of directors approves the reinstatement of the share repurchase program, the program is subject to the following limitations and procedures:

Stockholders may request that all or a portion of their shares be repurchased by us. Based on our most recently published NAV per share of $10.16, we will repurchase shares at the share repurchase price described below, and share repurchases for any 12-month period will not exceed 2% of our aggregate NAV per month, or 5% of our aggregate NAV per quarter. Shares must be held for 90 days after they have been issued before we will accept requests for repurchase, except for shares acquired pursuant to our distribution reinvestment plan or automatic investment program if the stockholder submitting the repurchase request has held their initial investment for at least 90 days. In addition, if, as a result of a request for repurchase, a stockholder will own shares having a value of less than $500 (based on our most-recently published offering price per share), we reserve the right to repurchase all of the shares owned by such stockholder. The share repurchase price for Class C shares held by the stockholder for less than one year is 97% of the most recent NAV per share. The share repurchase price for Class C shares held by the stockholder for at least one year but less than two years is 98% of the most recent NAV per share. The share repurchase price for Class C shares held by the stockholder for at least two years but less than three years is 99% of the most recent NAV per share. The repurchase price for Class C shares held by the stockholder for at least three years is the most recent NAV per share. Stockholders who wish to avail themselves of the share repurchase program must notify us at least two business days before the end of the month for their shares to be repurchased by the third business day of the following month. The current share repurchase program provides that share repurchases may be funded by (a) distribution reinvestment proceeds, (b) the prior or future sale of shares, (c) indebtedness, including a line of credit and traditional mortgage financing, and (d) asset sales. See Description of Shares—Share Repurchase Program—Limitations on Repurchase and Description of Shares—Share Repurchase Program—Procedures for Repurchase for more information.

Our charter does not require us to pursue a transaction to provide liquidity to our stockholders by a specified date, nor does our charter require us to list our shares for trading by a specified date. Our charter does not require us to ever provide a liquidity event to our stockholders. No public market currently exists for our shares, and we have no plans to list our shares on a national securities exchange. Consequently, you must be prepared to hold your shares for an indefinite length of time and, if you are able to sell your shares, you may have to sell them at a discount to their then-current market value.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	quarterly financial reports;
•	an annual report; and
•	supplements to the prospectus.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary: posting on our website and on your personal dashboard on our website at www.RichUncles.com, U.S. mail or other courier; electronic delivery; or in a filing with the SEC. Additional information can also be found on our website or on the SEC’s website, www.sec.gov.

When will I get my detailed tax information?

Your Form 1099-DIV tax information will be mailed by January 31 of each year.

Who can help answer my questions about this offering?

If you have more questions about this offering, please contact:

RW HOLDINGS NNN REIT, Inc.

3090 Bristol Street, Suite 550
Costa Mesa, CA 92626
(855) 742-4862
https://www.RichUncles.com

You can also submit your inquiries to us at info@RichUncles.com.

RISK FACTORS

Investing in shares of our Class C common stock involves certain risks. You should carefully consider the following risk factors, and those contained in any supplement to this prospectus, and all other information contained or incorporated by reference in this prospectus as supplemented before purchasing our Class C common stock. If any of the following risks were to occur, our business, financial condition or results of operations could be materially and adversely affected. In these circumstances, the value of our Class C common stock may decline, and you could lose some or all of your investment.

Risks Related to the Limited Operating History of our Business

As a recently established business, investing in our common stock involves risks that are not present in other companies, including other real estate investment trusts, that have a more established investment portfolio and a longer operating history. These risk factors include the following.

We have only a limited prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by our sponsor or its affiliates may not be an indication of our future results.

We have only a limited operating history, and you should not rely upon the past performance of other real estate investment programs sponsored by our sponsor or its affiliates to predict our future results. We were incorporated in the State of Maryland on May 15, 2015. As of the date of this prospectus, we have only acquired twenty-five (25) properties, one parcel of land, which currently serves as an easement to one of our office properties, one (1) tenant-in-common real estate investment (an approximate 72.7% interest in a 91,740 square foot office property located in Santa Clara, California), and an approximate 4.8% interest in REIT I (which owns the properties described below in Existing Properties and Investments—Real Estate Investment in Rich Uncles Real Estate Investment Trust I and is the subject of the proposed Merger described herein and in the Prospectus Supplement(s) included herewith). As of September 30, 2019, based on historical cost, we held $231.4 million in real estate investments, net of accumulated depreciation and amortization. The prior performance of real estate investment programs sponsored by our sponsor or its affiliates may not be indicative of our future results.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of operations. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment objectives;
•	increase awareness of the brand within the investment products market;
•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;
•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and
•	continue to build and expand our operational structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose money.

This is a “best efforts” offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis, meaning that North Capital, a registered broker-dealer and our dealer manager for this offering, is only required to use best efforts to sell our Class C shares and has no firm commitment or obligation to purchase any of the Class C shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the types of investments that we make, and the geographic regions in which our investments are located. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Additionally, we are not limited in the number or size of investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our Class C shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain relatively fixed third party expenses such as legal, tax and audit, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds could increase our fixed third-party expenses as a percentage of gross income, potentially reducing our net income and cash flow and potentially limiting our ability to make distributions.

Because our stockholders will not have the opportunity to evaluate the investments we may make before we make them, we are considered to be a blind pool. We may make investments with which our stockholders do not agree.

As of the date of this prospectus, we have only acquired twenty-five (25) properties, one parcel of land, which currently serves as an easement to one of our office properties, an approximate 72.7% tenant-in-common interest in a 91,740 square foot office property located in Santa Clara, California, and an approximate 4.8% interest in REIT I, which owns the properties described below in Existing Properties and Investments—Real Estate Investment in Rich Uncles Real Estate Investment Trust I and is the subject of the proposed Merger described herein and in the Prospectus Supplement(s) included herewith. If the Merger is completed, our portfolio will also include the real estate portfolio of REIT I, which, as of September 30, 2019, consists of 20 properties (comprising 10 retail properties, 4 office properties and 6 industrial properties). We have only identified a limited amount of other real estate investments that are reasonably probable of being acquired or originated with the proceeds from this offering. As a result, other than our current properties and real estate investment and the REIT I portfolio we expect to acquire if the Merger is completed, we are not able to provide you with any information to assist you in evaluating the merits of any specific assets that we may acquire. We will seek to invest substantially all of the net proceeds from this offering, after the payment of fees and expenses, in real estate investments. Our board of directors and the management of our advisor have broad discretion when identifying, evaluating and making such investments. You will have no opportunity to evaluate the transaction terms or other financial or operational data concerning specific investments before we invest in them. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant creditworthiness and you will likewise have no opportunity to evaluate potential tenants. As a result, you must rely on our board of directors, our management and our advisor to identify and evaluate our investment opportunities, and they may not be able to achieve our business objectives, may make unwise decisions or may make investments with which you do not agree.

Because we are selling our shares to the public and without the aid of an independent underwriter, our stockholders will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty our stockholders face.

Although North Capital performed a due diligence review and investigation in connection with its engagement as dealer manager for this offering, there is no independent third-party underwriter selling our shares, and, accordingly, our stockholders will not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Due diligence reviews typically include an independent investigation of the background of the sponsor, advisor and their affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Because there is no independent third-party underwriter selling our shares, our stockholders must rely on the information included or incorporated by reference in this prospectus.

Failure to continue to qualify as a REIT would reduce our net earnings available for investment or distribution.

Our continued qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lost our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. See U.S. Federal Income Tax Considerations.

We face risks associated with security breaches through cyber-attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology (“IT”) networks and related systems.

We face risks associated with security breaches, whether through cyber-attacks or cyber intrusions over the Internet, malware, computer viruses, attachments to e-mails, persons inside our organization or persons with access to systems inside our organization, impersonation of authorized users and other significant breaches and disruptions of our IT networks and related systems. The risk of a security breach or disruption, particularly through cyber-attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Our sponsor’s proprietary online investment platform, www.RichUncles.com, our IT networks and related systems are essential to the operation of our business and our ability to perform day-to-day operations. Although we make efforts to maintain the security and integrity of these types of IT networks and related systems, and we have implemented various measures to manage the risk of a security breach or disruption, there can be no assurance that our security efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because the techniques used in such attempted security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed not be detected and, in fact, may not be detected. Accordingly, we may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures, and thus it is impossible for us to entirely mitigate this risk.

A security breach or other significant disruption involving our IT networks and related systems could:

•	disrupt the proper functioning of our networks and systems and therefore our operations;
•	result in misstated financial reports, violations of loan covenants and/or missed reporting deadlines;
•	result in our inability to properly monitor our compliance with the rules and regulations regarding our qualification as a REIT;
•	result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information of ours or others, which others could use to compete against us or which could expose us to damage claims by third-parties for disruptive, destructive or otherwise harmful purposes and outcomes;
•	require significant management attention and resources to remedy any damages that result;
•	subject us to claims for breach of contract, damages, credits, penalties or termination of leases or other agreements;
•	result in the unauthorized release of our stockholders’ private, personal information such as addresses, social security numbers and bank account information; or
•	damage our reputation among our stockholders.

Any or all of the foregoing could have a material adverse effect on our results of operations, financial condition and cash flows.

Risks Related to an Investment in Our Common Stock

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash available from our operations. The amount of cash available for distribution will be affected by many factors, such as our ability to buy properties as offering proceeds become available and our operating expense levels, as well as many other variables. Actual cash available for distribution may vary substantially from estimates. We cannot assure you that we will be able to pay or maintain distributions or that distributions will increase over time, nor can we give any assurance that rents from the properties will increase, or that future acquisitions of real properties will increase our cash available for distribution to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders. See Description of Shares — Distributions. Because we have paid, and may continue to pay, distributions from sources other than our cash flow from operations, distributions at any point in time may not reflect the current performance of our properties or our current operating cash flows. In addition, if we pay distributions from sources other than our cash flow from operations, we may have less cash available for investments and your overall return may be reduced.

We face significant competition for real estate investment opportunities, which may limit our ability to acquire suitable investments and achieve our investment objectives or pay distributions.

We face competition from various entities for real estate investment opportunities, including other REITs, pension funds, banks and insurance companies, private equity and other investment funds, and companies, partnerships and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of a tenant or the geographic location of their investments. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could impact the cost and availability of debt to finance real estate investments, which is a key component of our acquisition strategy. A downturn in the credit markets and a potential lack of available debt could result in a further reduction in suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire investments at higher prices and/or by using less-than-ideal capital structures, our returns will be lower and the value of our respective assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, our stockholders may experience a lower return on their investment.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor in the acquisition of investments, including the determination of any financing arrangements. We are also subject to competition in seeking to acquire real estate-related investments. We expect to use a substantial amount of the net proceeds from this offering and our Regulation S offering to primarily invest, directly or indirectly through investments in affiliated and non-affiliated entities, in single-tenant income-producing properties, which are leased to creditworthy tenants under long-term net leases. The more shares we sell in our offerings, the greater our challenge will be to invest the net offering proceeds on attractive terms. Our investors must rely entirely on the management abilities of our advisor and the oversight of our board of directors. We can give no assurance that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we, through our advisor, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and the long-term returns to our stockholders to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more shares we sell in our offerings, the more difficult it may be to invest the net offering proceeds promptly and on attractive terms. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our advisor and the real estate and debt finance professionals that our advisor retains to identify suitable investments for us at times when such persons are simultaneously seeking to identify suitable investments for other programs advised by our sponsor or its affiliates could also delay the investment of the proceeds of this offering. See Risks Related to Conflicts of Interest. Delays we encounter in the selection, acquisition and development of income-producing properties or the acquisition of other real estate investments would likely limit our ability to pay distributions to you and reduce your overall returns.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, the Jumpstart Our Business Startups Act, or the JOBS Act was signed into law. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1.07 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, which require mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor must provide additional information about the audit and the issuer’s financial statements, (3) comply with new audit rules adopted by the PCAOB after April 5, 2012 (unless the SEC determines otherwise), (4) provide certain disclosures relating to executive compensation generally required for larger public companies or (5) hold stockholder advisory votes on executive compensation. If we take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

Disruptions in the financial markets and uncertain economic conditions could adversely affect market rental rates, commercial real estate values and our ability to secure debt financing, service future debt obligations, or pay distributions to our stockholders.

Currently, both the investing and leasing environments are highly competitive. While there has been an increase in the amount of capital flowing into the U.S. real estate markets, which resulted in an increase in real estate values in certain markets, the uncertainty regarding the economic environment has made businesses reluctant to make long-term commitments or changes in their business plans.

Volatility in global markets and changing political environments can cause fluctuations in the performance of the U.S. commercial real estate markets. Economic slowdowns in Europe, China and Japan are likely to negatively impact growth of the U.S. economy. Political uncertainties both home and abroad may discourage business investment in real estate and other capital spending. Possible future declines in rental rates and expectations of future rental concessions, including free rent to renew tenants early, to retain tenants who are up for renewal or to attract new tenants, may result in decreases in cash flows from investment properties. Increases in the cost of financing due to higher interest rates may cause difficulty in refinancing debt obligations prior to maturity at terms as favorable as the terms of existing indebtedness. Market conditions can change quickly, potentially negatively impacting the value of real estate investments. Management continuously reviews our investment and debt financing strategies to optimize our portfolio and the cost of our debt exposure.

We plan to rely on debt financing to finance our real estate properties and we may have difficulty refinancing some of our debt obligations prior to or at maturity, or we may not be able to refinance these obligations at terms as favorable as the terms of our initial indebtedness and we also may be unable to obtain additional debt financing on attractive terms or at all. If we are not able to refinance our initial indebtedness on attractive terms at the various maturity dates, we may be forced to dispose of some of our assets. Financial market conditions have improved from the bottom of the economic cycle, but material risks are still present. Market conditions can change quickly, which could negatively impact the value of our assets.

Recent financial conditions affecting commercial real estate have been stable, as low treasury rates and increased lending from banks, insurance companies and commercial mortgage backed securities (“CMBS”) conduits have increased lending activity. Nevertheless, the debt market remains sensitive to the macro environment, such as Federal Reserve policy, market sentiment or regulatory factors affecting the banking and CMBS industries. While we currently expect that financial conditions will remain favorable during 2019, if they were to deteriorate, we may experience more stringent lending criteria, which may affect our ability to finance certain property acquisitions or refinance any debt at maturity. Additionally, for properties for which we are able to obtain financing, the interest rates and other terms on such loans may be unacceptable. We expect to manage the current mortgage lending environment by considering alternative lending sources, including securitized debt, fixed rate loans, borrowings on a line of credit, short-term variable rate loans, assumed mortgage loans in connection with property acquisitions, interest rate lock or swap agreements, or any combination of the foregoing.

Disruptions in the financial markets and continued uncertain economic conditions could adversely affect the values of our investments. Furthermore, declining economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio and in the collateral securing our loan investments, which could have the following negative effects on us:

•	the values of our investments in commercial properties could decrease below the amounts paid for such investments; and/or
•	revenues from our properties could decrease due to fewer tenants and/or lower rental rates, making it more difficult for us to pay distributions or meet our debt service obligations on debt financing.

All of these factors could reduce our stockholders’ return and decrease the value of an investment in us.

If we fail to diversify our investment portfolio, downturns relating to certain geographic regions, industries or business sectors may have a more significant adverse impact on our assets and our ability to pay distributions than if we had a diversified investment portfolio.

While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria. Therefore, our investments may at times be concentrated in a limited number of geographic locations, or secured by assets concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in limited geographic regions, industries or business sectors, downturns relating generally to such region, industry or business sector may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly limit our ability to pay distributions to our stockholders.

Any adverse economic or real estate developments in our target markets could adversely affect our operating results and our ability to pay distributions to our stockholders.

Because we depend upon our advisor and its affiliates to conduct our operations, adverse changes in the financial health of our advisor or its affiliates could cause our operations to suffer.

Until the Self-Management Transaction is completed, we depend on our advisor to manage our operations and our portfolio of assets. Our sponsor and advisor depend upon the fees and other compensation that they receive from us and other programs advised by our sponsor or its affiliates in connection with the purchase, management and sale of assets to conduct its operations. Any adverse changes to our relationship with, or the financial condition of, our advisor and its affiliates, could hinder their ability to successfully manage our operations and our portfolio of investments.

We may not be successful in conducting this offering, which would adversely impact our ability to implement our investment strategy.

The success of this offering and our ability to implement our business strategy depend upon our ability to sell our shares to investors. All investors have a choice of numerous competing real estate investment trust offerings, many with similar investment objectives, which may make selling our shares to such investors more difficult. If we are not successful in growing, operating and managing this process, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy.

The loss of or the inability to retain or obtain key real estate professionals at our advisor could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of an investment in our shares.

Our success depends to a significant degree upon the contributions of Messrs. Aaron Halfacre and Ray Wirta, our Chief Executive Officer and Chairman of the Board of Directors, respectively, each of whom would be difficult to replace. Neither we nor our affiliates have employment agreements with these individuals and they may not remain associated with us, our advisor or its affiliates. If any of these persons were to cease their association with us, our advisor or its affiliates, we may be unable to find suitable replacements and our operating results could suffer as a result. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to attract and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our advisor and its affiliates may be unsuccessful in attracting and retaining such skilled professionals. If we lose or are unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. Moreover, our bylaws generally require us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities if the director or officer (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that he is found liable to us or is found liable on the basis that personal benefit was improperly received by him, the indemnification (i) is limited to reasonable expenses actually incurred by him in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which he shall have been found liable for willful or intentional misconduct in the performance of his or her duty to us. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.

We may change our targeted investments without stockholder consent.

We intend to invest in single-tenant income-producing properties which are leased to credit worthy tenants under long-term net leases; however, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to our stockholders. We will not forgo a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with what we believe to be good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

The offering price per share of our common stock may not reflect the value that stockholders will receive for their investment.

As with any valuation methodology, the methodologies we use are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different estimated NAV per share of our common stock, and these differences could be significant. The estimated NAV per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to accounting principles generally accepted in the United States (“GAAP”), nor does it represent a liquidation value of our assets and liabilities or the price at which our shares of common stock would trade on a national securities exchange. The estimated NAV per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated NAV per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of our swaps prior to expiration.

Accordingly, with respect to our estimated NAV per share and our annually updated offering price, we can give no assurance that:

•	a stockholder would ultimately realize distributions per share equal to our estimated NAV per share upon a sale of our company;
•	our shares of Class C common stock would trade at our estimated NAV per share on a national securities exchange;
•	a third party would offer our estimated NAV per share in an arm’s-length transaction to purchase all or substantially all of our shares of common stock;
•	another independent third-party appraiser or third-party valuation firm would agree with our estimated NAV per share; or
•	the methodology used to determine our estimated NAV per share would be acceptable for compliance with ERISA reporting requirements.

The NAV of our shares will fluctuate over time in response to developments related to the capital raised during our offering stage, future investments, the performance of individual assets in our portfolio, the management of those assets, and the real estate and financial markets.

Risks Related to Conflicts of Interest

Our advisor, sponsor and their affiliates, including all of our executive officers and our affiliated directors and other key real estate professionals, face conflicts of interest caused by their compensation arrangements with us and with other programs sponsored by our sponsor, which could result in actions that are not in the long-term best interests of our stockholders.

Most of our executive officers and our affiliated directors and other key real estate professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, sponsor and/or their affiliates. Our advisor, sponsor and their affiliates receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of its affiliates. Among other matters and until the Self-Management Transaction is completed, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the Advisory Agreement;
•	sales of real estate investments, which entitle our advisor to disposition fees;
•	acquisitions of real estate investments, which entitle our advisor to acquisition fees based on the cost of the investment and asset management fees based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to recommend riskier transactions to us and/or transactions that are not in our best interest and, in the case of acquisitions of investments from other programs sponsored by our advisor, which might entitle affiliates of our advisor to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	borrowings to acquire real estate investments, which borrowings will increase the acquisition fees and asset management fees payable to our advisor;
•	whether and when we seek to list our shares of common stock on a national securities exchange, which could adversely affect the sales efforts for other programs sponsored by our advisor, depending on the price at which our shares trade; and
•	whether we seek to sell the company, which sale could terminate the asset management fees.

Our UPREIT structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our stockholders.

Our advisor, sponsor and its affiliates face conflicts of interest relating to the acquisition of assets due to their relationship with other programs advised by our sponsor or its affiliates, which could result in decisions that are not in our best interest or the best interests of our stockholders.

We rely on our advisor, sponsor and other key real estate professionals at our advisor, including Messrs. Halfacre and Wirta, as well as Raymond J. Pacini, our Chief Financial Officer, to identify suitable investment opportunities for us. REIT I is, and prior to October 28, 2019 BRIX REIT was, also advised by our sponsor. REIT I currently relies on many of the same real estate professionals as we do. Many investment opportunities that are suitable for us may also be suitable for these other programs. When these real estate professionals direct an investment opportunity to any of the programs advised by our sponsor or its affiliates, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program.

We and REIT I also rely on these real estate professionals to supervise the management of investments. If these real estate professionals direct creditworthy prospective tenants to properties owned by another program advised by our sponsor or its affiliates when it could direct such tenants to our properties, our tenant base may have more inherent risk and our properties’ occupancy may be lower than might otherwise be the case.

Further, REIT I and the key real estate professionals we rely on, including Messrs. Halfacre, Wirta and Pacini, generally are not and will not be prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate-related investments.

There is a risk that stockholders could sue us and the directors and officers involved if they determine that fiduciary duties to our stockholders were violated in connection with any transaction with REIT I or BRIX REIT, including the pending Merger and the Self-Management Transaction, which could cause us to incur substantial litigation costs and distracting the management of our advisor.

Our officers, our advisor, our sponsor, and the real estate, debt finance, management and accounting professionals assembled by our advisor face competing demands on their time and this may cause our operations and our stockholders’ investment in us to suffer.

We rely on our officers, our advisor, our sponsor and the real estate, debt finance, management and accounting professionals that our advisor retains, including Messrs. Halfacre, Wirta and Pacini to provide services to us for the day-to-day operation of our business. REIT I is, and prior to October 28, 2019 BRIX REIT was, advised by our sponsor and rely on our sponsor and many of the same real estate, debt finance, management and accounting professionals as we do. Further, Messrs. Halfacre and Pacini are also executive officers of REIT I and our sponsor. In addition, Messrs. Halfacre and Wirta and one of our other directors are also directors of BRIX REIT. As a result of their interests in other programs advised by our sponsor or its affiliates and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, these individuals face conflicts of interest in allocating their time among us, REIT I, BRIX REIT and our sponsor, as well as other business activities in which they may be involved. During times of intense activity in other programs and ventures, these individuals may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. If these events occur, the returns on our investments, and the value of your investment in us, may decline.

All of our executive officers, our affiliated directors and the key real estate professionals assembled by our advisor face conflicts of interest related to their positions and/or interests in our advisor, our sponsor and their affiliates, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

Most of our executive officers, our affiliated directors and the key real estate professionals assembled by our advisor are also executive officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our sponsor, and/or their affiliates. As a result, they owe fiduciary duties to each of these entities, their members and their investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their duties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. These individuals, including Messrs. Halfacre, Wirta and Pacini, generally are not and will not be prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to our stockholders and to maintain or increase the value of our assets.

If the Self-Management Transaction is completed, we expect that we or an affiliate of ours will serve as the sponsor and advisor of BRIX REIT and, as a result, we may face potential conflicts of interest arising from competition among us and BRIX REIT for investors, investment properties and investment capital, and such conflicts may not be resolved in our favor.

BRIX REIT has sought to raise capital through an offering conducted concurrently with this offering. If the Self-Management Transaction is completed, we expect that we or an affiliate of ours will serve as the sponsor and advisor of BRIX REIT. As a result, we may face conflicts of interest arising from potential competition with BRIX REIT for investors and investment capital. Such conflicts may not be resolved in our favor and our stockholders will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making an investment in our shares.

Our directors’ duties to REIT I and BRIX REIT could influence their judgment, resulting in actions that may not be in our stockholders’ best interest or that result in a disproportionate benefit to these other programs at our expense.

Our affiliated directors are also trust managers (the equivalent of trustees) of REIT I and directors of BRIX REIT and one of our independent directors is also a director of BRIX REIT. The duties of our directors serving on the board of trust managers of REIT I or the board of directors of BRIX REIT may influence their judgment as members of our board of directors when considering issues for us that also may affect the other programs, such as the following:

•	Our conflicts committee must evaluate the performance of our advisor with respect to whether our advisor is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting opportunities to, or is giving preferential treatment to, other programs advised by our sponsor or its affiliates, our conflicts committee may not be well-suited to enforce our rights under the terms of the Advisory Agreement or to seek a new advisor.
•	We could enter into transactions with REIT I or BRIX REIT, such as the Merger or the Self-Management Transaction, the website hosting services agreement with BRIX REIT described under Conflicts of Interest, or other property sales, acquisitions or financing arrangements. Decisions of our board or our conflicts committee regarding the terms of those transactions may be influenced by our board’s or our conflicts committee’s responsibilities to such other programs. For example, such transactions involving our advisor or its affiliates might entitle our advisor or its affiliates to fees and other compensation from both parties to the transaction, although our advisor has agreed to waive the acquisition and disposition fees it would be entitled to in connection with the Merger. Similarly, property sales to other programs advised by our sponsor or its affiliates might entitle our advisor or its affiliates to acquisition fees in connection with its services to the purchaser in addition to disposition and other fees that we might pay to our advisor in connection with such transaction.

•	A decision of our board or our conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with the offering conducted by BRIX REIT.
•	A decision of our board or our conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of BRIX REIT or, if the Merger is not completed, REIT I.
•	A decision of our board or our conflicts committee regarding whether and when we seek to list our common stock on a national securities exchange could be influenced by concerns that such listing could adversely affect the sales efforts of BRIX REIT or, if the Merger is not completed, REIT I, depending on the price at which our shares trade.

Because one of the members of the conflicts committee of our board of directors is also currently an independent director of BRIX REIT and serves as chair of its conflicts committee, this director receives compensation for his services to BRIX REIT. BRIX REIT pays each independent director 1,000 shares of its common stock for each board of directors meeting attended and 200 shares of its common stock for each committee meeting attended and an additional 600 shares of its common stock is paid semi-annually to the chair of BRIX REIT’s conflicts committee. Like us, BRIX REIT also reimburses directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

Risks Related to Our Corporate Structure

Our charter limits the number of shares a person may own and permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, among other purposes, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares of common stock, unless exempted by our board of directors. In addition, our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of repurchase of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our Class C common stock. These provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our Class C common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we or our subsidiaries become an unregistered investment company, we could not continue our business.

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act. If we or our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;
•	restrictions on specified investments;
•	prohibitions on transactions with affiliates; and
•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or
•	is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that neither we nor our Operating Partnership will be required to register as an investment company based on the following analysis. With respect to the 40% test, the entities through which we and our Operating Partnership intend to own our assets will be majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership are primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

We believe that most of the subsidiaries of our Operating Partnership will be able to rely on Section 3(c)(5)(c) of the Investment Company Act for an exception from the definition of an investment company. (Any other subsidiaries of our Operating Partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(c) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that each of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(c) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. We expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forgo opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the SEC or its staff may issue interpretations with respect to various types of assets that are contrary to our views and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. In this regard, we note that in 2011 the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(c) and soliciting views on the application of Section 3(c)(5)(c) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.

For more information related to compliance with the Investment Company Act, see Investment Objectives and Criteria—Investment Company Act and Certain Other Policies.

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

Our stockholders will have limited control over changes in our policies and operations, which increases the uncertainty and risks our stockholders face.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law (the “MGCL”) and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks our stockholders face.

Our stockholders may not be able to immediately sell their Class C shares under our share repurchase program.

We do not expect that a secondary market for resale of our Class C shares will develop, and, as of the date of this prospectus, our monthly share repurchase program for stockholders who wish to sell their Class C shares is temporarily suspended. Until the share repurchase program is reinstated by our board of directors, stockholders will have no liquidity with respect to shares of Class C common stock purchased in this offering. In addition, if the share repurchase program is reinstated by our board of directors, in its discretion, our ability to repurchase Class C shares depends upon the levels of our cash reserves (including distribution reinvestment proceeds), availability under any line of credit that we might have, the pace of new Class C share sales, and our ability to sell properties. There can be no assurance that we will have sufficient cash reserves for Class C share repurchases at all times. In addition, we may not repurchase shares if the repurchase would violate restrictions on the distributions under Maryland law which prohibit distributions that would cause a corporation to fail to meet statutory tests of solvency.

If we must sell properties in order to honor repurchase requests, the repurchase of shares tendered for repurchase could be delayed until we have sold sufficient properties to honor such requests. We expect that the property sale process, if required to honor repurchase requests, could take several months, and we cannot be sure how long it might take to raise sufficient capital from property sales and other sources to honor all such requests. Under the terms of the share repurchase program, we would honor such repurchase requests on a pro rata basis.

Further, share repurchases under our share repurchase program for any 12-month period cannot exceed 2% of our aggregate NAV per month, 5% of our aggregate NAV per quarter, or 20% of our aggregate NAV per year. These repurchase limits are described in greater detail in Description of Shares—Share Repurchase Program—Limitations on Repurchase. The Class C share repurchase program is also subject to the procedures described in detail below in Description of Shares—Share Repurchase Program—Procedures for Repurchase. However, we will only repurchase shares if, among other conditions, in the opinion of our advisor, we have sufficient reserves with which to repurchase such shares and at the same time maintain our then-current plan of operations. In addition, shares must be held for 90 days after they have been issued before we will accept requests for repurchase, except for shares acquired pursuant to our distribution reinvestment plan or automatic investment program if the stockholder submitting the repurchase request has held their initial investment for at least 90 days.

The share repurchase price for Class C shares held by the stockholder for less than one year is 97% of the NAV per share. The share repurchase price for Class C shares held by the stockholder for at least one year but less than two years is 98% of the NAV per share. The share repurchase price for Class C shares held by the stockholder for at least two years but less than three years is 99% of the NAV per share. The repurchase price for Class C shares held by the stockholder for at least three years is the NAV per share.

Stockholders who wish to avail themselves of the share repurchase program for our Class C shares, must notify us as provided on their on-line dashboard at www.RichUncles.com. All requests for repurchase must be received by at least two business days before the end of a month. Share repurchase requests may be withdrawn, provided they are received by our advisor at least two business days prior to the end of a month. Shares will be repurchased by the third business day of the following month. Pursuant to our current share repurchase program, share repurchases may be funded by (a) distribution reinvestment proceeds, (b) the prior or future sale of shares, (c) operating cash flow not intended for distributions, (d) indebtedness, including a line of credit and traditional mortgage financing, and (e) capital transactions, such as asset sales or refinancings.

Our board may amend, suspend or terminate our Class C share repurchase program upon 30 days’ notice to Class C stockholders if (a) the board believes such action is in our and such stockholders’ best interests, including because share repurchases place an undue burden on our liquidity, adversely affect our operations, adversely affect stockholders whose shares are not repurchased, or if the board determines that the funds otherwise available to fund our share repurchases are needed for other purposes, (b) due to changes in law or regulation, or (c) the board becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are repurchased. See Description of Shares —Share Repurchase Program, for more information about the program.

We may, at some future date, seek to list our Class C shares on a national securities exchange to create a secondary market for our stock, but we have no current plan to do so, and for the foreseeable future stockholders should assume that the only available avenue to sell their Class C shares will be our share repurchase program described above.

Our investors’ interest in us could be diluted if we issue additional shares, which could reduce the overall value of their investment.

Our common stockholders do not have preemptive rights to any shares we issue in the future. Our charter currently authorizes us to issue 450,000,000 shares of capital stock, of which 400,000,000 shares are designated as common stock with 300,000,000 shares being designated as Class C common stock and 100,000,000 shares being designated as Class S common stock. In August 2017, our board of directors increased the number of authorized shares of common stock without stockholder approval to facilitate an offering by us of up to 100,000,000 shares of Class S common stock exclusively to non-U.S. persons as defined under Rule 903 promulgated under the Securities Act pursuant to an exemption from the registration requirements of the Securities Act under and in accordance with Regulation S thereunder. In the future, our board of directors may further increase the number of authorized shares of common stock without stockholder approval and after investors purchase shares in this offering. For example, after our investors purchase shares in this offering, our board may authorize us to (i) sell additional shares in this or in future public offerings, including through our distribution reinvestment plan; (ii) issue equity interests in private offerings; (iii) issue shares to our advisor and/or sponsor, or their successors or assigns, in payment of outstanding fee obligations; (iv) issue shares of our common stock to sellers of properties or assets we acquire in connection with an exchange of limited partnership interests of the Operating Partnership; (v) issue shares of our common stock in connection with the acquisition of another company or its assets, including the Merger with REIT I; (vi) issue units of limited partnership interests of the Operating Partnership which are convertible into shares of our Class C common stock in connection with the Self-Management Transaction; or (vii) otherwise issue additional shares of our capital stock. To the extent we issue additional equity interests after our investors purchase shares, whether in this or future primary offerings, including the Regulation S offering described above, pursuant to our distribution reinvestment plan or otherwise, our investors’ percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional issuance of shares, the use of the proceeds and the value of our real estate investments, our investors could also experience dilution in the book value and NAV of their shares and in the earnings and distributions per share.

Our payment of certain fees in connection with this offering, including fees to our advisor, sponsor and their affiliates, commissions and other fees to our dealer-manager, and organization and offering expenses in connection with this offering, reduces cash available for investment and could reduce the amount of cash available for distribution to our stockholders and increase the risk that our stockholders will not be able to recover the amount of their investment in our shares.

Our advisor, sponsor and their affiliates perform services for us in connection with the selection and acquisition of our real estate investments, the management and leasing of our real estate properties, the administration of our real estate-related investments and the disposition of our real estate investments. We pay them substantial fees for these services. See Management Compensation. In addition, all fees payable to North Capital, the dealer-manager for this offering, will be paid by us. Effective October 1, 2019, we also pay directly all organization and offering expenses in connection with this offering and no longer reimburse our advisor for such expenses. The payment of these expenses by us reduces the amount of cash available for investment and could reduce the amount of cash available for distribution to stockholders and increase the risk that our stockholders will not be able to recover the amount of their investment in our shares, resulting in dilution of the value of our stockholders’ investment.

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.

When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for improvements to the vacated space in order to attract replacement tenants. Even when tenants do renew their leases we may agree to make improvements to their space as part of our negotiations. If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain funding from sources other than our cash flow from operations or proceeds from our distribution reinvestment plan, such as borrowings or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of our stockholders’ investment in us.

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a “control premium” for his or her shares.

Corporations organized under Maryland law with a class of registered securities and at least three independent directors are permitted to elect to be subject, by a charter or bylaw provision or a board of directors resolution and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:

•	staggering the board of directors into three classes;
•	requiring a two-thirds vote of stockholders to remove directors;
•	providing that only the board of directors can fix the size of the board;
•	providing that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	providing for a majority requirement for the calling of a special meeting of stockholders.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders’ shares. In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through other provisions in our charter and bylaws, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three or more than seven and require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the board and for removal only for “cause.” We have not elected to be subject to any of the other provisions described above, but our charter does not prohibit our board of directors from opting into any of these provisions in the future.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” (which is defined as (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock and (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting stock) or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. A person is not an interested stockholder if our board of directors approved in advance the transaction by which he would otherwise have become an interested stockholder. In approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by our board of directors. After the five-year period ends, any merger or other business combination with the interested stockholder or any affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and
•	two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority voting requirements do not apply if, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors prior to the time the interested stockholder becomes an interested stockholder, see Description of Shares—Business Combinations,—Control Share Acquisitions and—Subtitle 8.

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply: (1) to shares acquired in a merger, consolidation or share exchange if the Maryland corporation is a party to the transaction; or (2) to acquisitions approved or exempted by the charter or bylaws of the Maryland corporation.

We are subject to risks relating to litigation and regulatory liability.

We face legal risks in our businesses, including risks related to the securities laws and regulations across various state and federal jurisdictions. Non-traded REITs have been the subject of increased scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by FINRA and the SEC.

In March, April and May 2016, our affiliate, REIT I, sold shares of its stock in excess of the amount which it had registered for sale in California, resulting in a violation of the registration requirements of the California Securities Law of 1968. To remedy this, REIT I reported the sales in excess of the California permit to the Department of Business Oversight and made a repurchase offer pursuant to the California securities law to those investors who had purchased shares in excess of the permit. See Prior Performance.

In addition, beginning in 2017, the SEC conducted an investigation related to, among other things, the advertising and sale of securities in connection with this offering and compliance with broker-dealer regulations.

Recently, our sponsor proposed a settlement of the investigation with the SEC and, on September 26, 2019, the SEC accepted the settlement and entered an order (the “Order”) instituting proceedings against the sponsor pursuant to Section 8A of the Securities Act and Section 21C of the Exchange Act. Under the settlement, our sponsor, without denying or admitting any substantive findings in the Order, consented to entry of the Order, finding violations by it of Section 5(b)(1) of the Securities Act and Section 15(a) of the Exchange Act.

Under the terms of the Order, our sponsor agreed to (i) cease and desist from committing or causing any future violations of Section 5(b) of the Securities Act and Section 15(a) of the Exchange Act, (ii) pay, and has paid, to the SEC a civil money penalty in the amount of $300,000 and (iii) undertake that any REIT that is or was formed, organized or advised by it, including our company, will not distribute securities except through a registered broker-dealer. See the Prospectus Supplement(s) included herewith for additional information regarding settlement of the Order.

Violations of state and federal securities registration laws may result in contingent liabilities to purchasers for sales of unregistered securities and may also subject the seller to fines and penalties by securities regulatory agencies. It is possible that we and our affiliates could be subject to sanctions or to similar liabilities in the future, should another violation of securities registration requirements occur. A finding of such a violation could have a material adverse effect on our business, financial condition and operating results.

General Risks Related to Investments in Real Estate

Economic, market and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

Our operating results and the performance of the properties we acquire are subject to the risks typically associated with real estate, any of which could decrease the value of our investments and could weaken our operating results, including:

•	downturns in national, regional and local economic conditions;
•	competition from other commercial buildings;
•	adverse local conditions, such as oversupply or reduction in demand for commercial buildings and changes in real estate zoning laws that may reduce the desirability of real estate in an area;
•	vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;
•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;
•	changes in tax (including real and personal property tax), real estate, environmental and zoning laws;
•	we rely on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could harm our business;
•	natural disasters such as hurricanes, earthquakes and floods;
•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;
•	the potential for uninsured or underinsured property losses; and
•	periods of high interest rates and tight money supply.

Any of the above factors, or a combination thereof, could result in a decrease in our cash flow from operations and a decrease in the value of our investments, which would have an adverse effect on our operations, on our ability to pay distributions to our stockholders and on the value of our stockholders’ investment.

We may obtain only limited warranties when we purchase a property.

The seller of a property will often sell such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. Also, most sellers of large commercial properties are special purpose entities without significant assets other than the property itself. The purchase of properties with limited warranties or from undercapitalized sellers increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

We may finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Lock-out provisions are provisions that generally prohibit repayment of a loan balance for a certain number of years following the origination date of a loan. Such provisions are typically provided by the code or the terms of the agreement underlying a loan. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for share repurchases or distributions to stockholders. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in your best interests and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in your best interests.

Properties that become vacant could be difficult to re-lease or sell, which could diminish the return on these properties and adversely affect our cash flow and ability to pay distributions to our stockholders.

Properties may incur vacancies either by the expiration and non-renewal of tenant leases or the default of tenants under their leases. Vacancies will result in reduced revenues resulting in less cash available for distribution to our stockholders.

We intend to purchase properties with (or enter into, as necessary) long-term leases with tenants, which may not result in fair market rental rates over time.

We intend to purchase properties with (or enter into, as necessary) long-term leases with tenants and include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution could be lower than if we did not purchase properties with, or enter into, long-term leases.

We depend on tenants for our revenue generated by our real estate investments and, accordingly, our revenue generated by our real estate investments and our ability to make distributions to our stockholders are dependent upon the success and economic viability of our tenants and our ability to retain and attract tenants. Non-renewals, terminations or lease defaults could reduce our net income and limit our ability to make distributions to our stockholders.

The success of our real estate investments materially depends upon the financial stability of the tenants leasing the properties we own. The inability of a single major tenant or a significant number of smaller tenants to meet their rental obligations would significantly lower our net income. A non-renewal after the expiration of a lease term, termination or default by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord of a property and may incur substantial costs in protecting our investment and re-leasing the property. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may only be able to renew their leases on terms that are less favorable to us than the terms of their initial leases. Further, some of our assets may be outfitted to suit the particular needs of the tenants. We may have difficulty replacing the tenants of these properties if the outfitted space limits the types of businesses that could lease that space without major renovation. If a tenant does not renew, terminates or defaults on a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce distributions to stockholders.

The bankruptcy or insolvency of our tenants or delays by our tenants in making rental payments could seriously harm our operating results and financial condition.

Any bankruptcy filings by or relating to any of our tenants could bar us from collecting pre-bankruptcy debts from that tenant, unless we receive an order permitting us to do so from the bankruptcy court. A tenant bankruptcy could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages. Any unsecured claim we hold against a bankrupt entity may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. We may recover substantially less than the full value of any unsecured claims, which would harm our financial condition.

Actions of our potential future tenants-in-common could reduce the returns on tenants-in-common investments and decrease our stockholders’ overall return.

We may enter into tenants-in-common or other joint ownership structures with third parties to acquire properties and other assets. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	our co-owner in an investment could become insolvent or bankrupt;
•	our co-owner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;
•	our co-owner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or
•	disputes between us and our co-owner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

While we intend that any co-ownership investment that we enter into will be subject to a co-ownership contractual arrangement that will address some or all of the above issues, any of the above might still subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment in us.

Costs imposed pursuant to laws and governmental regulations may reduce our net income and our cash available for distribution to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to pay distributions to our stockholders and may reduce the value of our stockholders’ investment in us.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce our cash available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce our cash available for distribution to our stockholders.

We intend that most if not all of our real estate acquisitions be subject to Phase I environmental assessments prior to the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of our properties were found to contain hazardous or toxic substances after our acquisition, the value of our investment could decrease below the amount paid for such investment.

Costs associated with complying with the Americans with Disabilities Act may decrease our cash available for distribution.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distribution to our stockholders.

Uninsured losses relating to real property could reduce our cash flow from operations and the return on our stockholders’ investment in us.

We expect that most of the properties we acquire will be subject to leases requiring the tenants thereunder to be financially responsible for property liability and casualty insurance. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable and/or that the tenants are not contractually obligated to provide insurance for. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which will reduce the value of your investment in us. In addition, other than any working capital reserve and other reserves we may establish, we have limited sources of funding to repair or reconstruct any uninsured property.

Changes in accounting pronouncements may materially and adversely affect our tenants’ credit quality and our ability to secure long-term leases and renewal options.

The Financial Accounting Standards Board issued a new accounting standard, effective for reporting periods beginning after December 15, 2018, that requires companies to capitalize all leases on their balance sheets by recognizing a lessee’s rights and obligations. Many companies that accounted for certain leases on an “off balance sheet” basis are now required to account for such leases “on balance sheet.” This change removed many of the differences in the way companies account for owned property and leased property, and could have a material effect on various aspects of our tenants’ businesses, including their credit quality and the factors they consider in deciding whether to own or lease properties. The new standard could cause companies that lease properties to prefer shorter lease terms, in an effort to reduce the leasing liability required to be recorded on their balance sheets. The new standard could also make lease renewal options less attractive, as, under certain circumstances, the rule would require a tenant to assume that a renewal right will be exercised and accrue a liability relating to the longer lease term.

Other general real estate risks include those set forth below.

•	If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.
•	If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option, which would reduce the amount of cash we have available to make other investments.
•	We may not have funding for future tenant improvements, which may adversely affect the value of our assets, our results of operations and returns to our stockholders.
•	We depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.
•	We may be required to reimburse tenants for overpayments of estimated operating expenses.

Risks Related to Investments in Single Tenant Real Estate

Most of our properties will depend upon a single tenant for their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a tenant’s lease termination.

We expect that most of our properties will be occupied by only one tenant or will derive a majority of their rental income from one tenant and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us and the potential resulting vacancy would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated or an existing tenant elects not to renew a lease upon its expiration, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected. Further, our lenders may have a first priority claim to any recovery under the leases, any guarantees and any credit support, such as security deposits and letters of credit.

Net leases may not result in fair market lease rates over time.

We expect most of our rental income to come from net leases. Net leases typically contain (1) longer lease terms; (2) fixed rental rate increases during the primary term of the lease; and (3) fixed rental rates for initial renewal options, and, thus, there is an increased risk that these contractual lease terms will fail to result in fair market rental rates if fair market rental rates increase at a greater rate than the fixed rental rate increases.

Our real estate investments may include special use single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.

We focus our investments on commercial properties, a number of which will be special use single tenant properties. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant or borrower due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell or re-lease properties and adversely affect returns to you.

A high concentration of our properties in a particular geographic area, or that have tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if our tenants are concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.

If a sale-leaseback transaction is recharacterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were recharacterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

Risks Associated with Debt Financing

We obtain lines of credit, mortgage indebtedness and other borrowings, which increases our risk of loss due to potential foreclosure.

We obtain lines of credit and long-term financing that may be secured by our properties and other assets. In most instances, we acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties, to fund property improvements and other capital expenditures, to pay distributions and for other purposes. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends-paid deduction and excluding net capital gain). However, we can give our stockholders no assurance that we will be able to obtain such borrowings on satisfactory terms or at all.

If we do mortgage a property and there is a shortfall between the cash flow generated by that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distribution to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of our stockholders’ investment in us. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage or other debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of all or a part of the debt or other amounts related to the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a mortgage secured by a single property could affect mortgages secured by other properties.

We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to- collateral value ratios. If the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the required loan-to-collateral value ratios. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and our stockholders could lose money.

High mortgage rates or changes in underwriting standards may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash available for distribution to our stockholders.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on a property, we run the risk of being unable to refinance part or all of the debt when it becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance properties subject to mortgage debt, our income could be reduced. We may be unable to refinance or may only be able to partly refinance properties if underwriting standards, including loan to value ratios and yield requirements, among other requirements, are stricter than when we originally financed the properties. If any of these events occurs, our cash flow could be reduced and/or we might have to pay down existing mortgages. This, in turn, would reduce cash available for distribution to our stockholders, could cause us to require additional capital and may hinder our ability to raise capital by issuing more stock or by borrowing more money.

We may use leverage in connection with any real estate investments we make, which increases the risk of loss associated with this type of investment.

We may finance the acquisition of certain real estate-related investments with warehouse lines of credit and repurchase agreements. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the leases in underlying assets acquired. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. The return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.

Our debt service payments will reduce our cash available for distribution. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. If we utilize repurchase financing and if the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the required loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, issuances of commercial mortgage-backed securities and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase agreements may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flow, thereby reducing cash available for distribution to our stockholders and funds available for operations as well as for future business opportunities.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements into which we enter may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage or replacing our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives and limit our ability to pay distributions to our stockholders.

Increases in interest rates would increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We may incur variable rate debt. Increases in interest rates will increase the cost of that debt, which could reduce our cash flow from operations and the cash we have available for distribution to our stockholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Subject to certain restrictions in our charter, we have broad authority to incur debt and debt levels could hinder our ability to make distributions and decrease the value of our stockholders’ investment in us.

Our charter limits the amount we may borrow to 50% of the cost of our tangible assets. Our borrowings on one or more individual properties may exceed 50% of their individual cost, so long as our overall leverage does not exceed 50%. We may exceed this limit only if any excess borrowing is approved by a majority of our conflicts committee and is disclosed to our stockholders in our next quarterly report, along with the justification for such excess. When calculating our use of leverage, we will not include borrowings relating to the initial acquisition of properties that are outstanding under a revolving credit facility (or similar agreement). There is no limitation on the amount we may borrow for the purchase of any single asset.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective.

From time to time, we may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy. There is no assurance that our hedging strategy will achieve our objectives. We may be subject to costs, such as transaction fees or breakage costs, if we terminate these arrangements.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. There is a risk that counterparties could fail, shut down, file for bankruptcy or be unable to pay out contracts. The failure of a counterparty that holds collateral that we post in connection with an interest rate swap agreement could result in the loss of that collateral.

Federal Income Tax Risks

Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to our stockholders.

We expect to operate in a manner that will allow us to continue to qualify as a REIT for federal income tax purposes. However, the federal income tax laws governing REITs are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. While we intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Our stockholders may have current tax liability on distributions they elect to reinvest in our common stock.

If our stockholders participate in our distribution reinvestment plan, they will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value, if any. As a result, unless our stockholders are tax-exempt entities, they may have to use funds from other sources to pay their tax liability on the value of the shares of common stock received. See Description of Shares—Distribution Reinvestment Plan—Tax Consequences of Participation.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to our stockholders.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.
•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.
•	If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on the gain from a resale of that property, but the income from the sale or operation of that property may be subject to corporate income tax at the highest applicable rate.
•	If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries or the sale met certain “safe harbor” requirements under the Internal Revenue Code.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirements and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forgo otherwise attractive business or investment opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and reduce the value of our stockholders’ investment.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If a tax-exempt stockholder has incurred debt to purchase or hold our common stock, then a portion of the distributions to and gains realized on the sale of common stock by such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income under the Internal Revenue Code.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including investments in certain mortgage loans and residential and commercial mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Characterization of any repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the Internal Revenue Service could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT if tax ownership of these assets was necessary for us to meet the income and/or asset tests.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate or (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their Class C shares.

In order for us to qualify as a REIT for each taxable year, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, and some entities such as private foundations. To preserve our REIT qualification, among other purposes, our charter generally prohibits any person from directly or indirectly owning more than 9.8% of our common stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which our stockholders might receive a premium for their shares over the then prevailing market price or which our stockholders might believe to be otherwise in their best interests.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure our stockholders that we will be able to comply with the 20% value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

The IRS may challenge characterizations of certain income from offshore taxable REIT subsidiaries.

We may form offshore corporate entities treated as taxable REIT subsidiaries. If we do form such subsidiaries, we may receive certain “income inclusions” with respect to our equity investments in these entities, which would flow through to us. We intend to treat such income inclusions, to the extent matched by repatriations of cash in the same taxable year, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See Federal Income Tax Considerations—Taxation of RW Holdings NNN REIT — Income Tests. Because there is no clear precedent with respect to the qualification of such income inclusions for purposes of the REIT gross income tests, no assurance can be given that the IRS will not assert a contrary position. If such income does not qualify for the 95% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT, in both events only if such inclusions (along with certain other non-qualifying income) exceed 5% of our gross income.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

The Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, made significant changes to the U.S. federal income tax rules for taxation of individuals and corporations. In the case of individuals, the tax brackets were adjusted, the top federal income rate was reduced to 37%, special rules reduce taxation of certain income earned through pass-through entities and reduce the top effective rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received that are not “capital gain dividends” or “qualified dividend income,” subject to complex limitations) and various deductions were eliminated or limited, including limiting the deduction for state and local taxes to $10,000 per year. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The top corporate income tax rate was reduced to 21%, and the corporate alternative minimum tax was repealed. The deduction of net interest expense is limited for all businesses, other than certain electing businesses, including certain real estate businesses. There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received).

The Tax Cuts and Jobs Act makes numerous other large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us. For example, the Tax Cuts and Jobs Act amended the rules for accrual of income so that income is taken into account no later than when it is taken into account on applicable financial statements, even if financial statements take such income into account before it would accrue under the original issue discount rules, market discount rules or other rules in the Internal Revenue Code. Such rule may cause us to recognize income before receiving any corresponding receipt of cash, which may make it more likely that we could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which such income is recognized, although the precise application of this rule is unclear at this time. In addition, the Tax Cuts and Jobs Act reduced the limit for individual’s mortgage interest expense to interest on $750,000 of mortgages and does not permit deduction of interest on home equity loans (after grandfathering all existing mortgages). Such change and the reduction in deductions for state and local taxes (including property taxes) may adversely affect the residential mortgage markets in which we may invest.

Prospective stockholders are urged to consult with their tax advisors with respect to the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our common Class C stock.

Distributions payable by REITs do not qualify for the reduced tax rates.

The maximum tax rate for distributions payable to U.S. stockholders that are individuals, trusts and estates is 20.0%. Distributions payable by REITs, however, are generally not eligible for the reduced rates. While this tax treatment does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals, trusts or estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock. However, under the Tax Cuts and Jobs Act, ordinary dividends from REITs are treated as income from a “pass-through” entity and are generally eligible for a 20% deduction against those same ordinary dividends. As a result, the top marginal federal tax rate on REIT dividends is reduced from 37% to 29.6% for individual and trust/estate shareholders.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or an owner of a retirement arrangement subject to Section 4975 of the Internal Revenue Code (such as an individual retirement account (“IRA”)) fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to penalties and other sanctions.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. Fiduciaries and IRA owners investing the assets of such a plan or account in our Class C common stock should satisfy themselves that:

•	the investment is consistent with their fiduciary and other obligations under ERISA and the Internal Revenue Code;
•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;
•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;
•	the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;
•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;
•	our stockholders will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and
•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we will provide an estimated value for our shares annually. We can make no claim whether such estimated value will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our Class C common stock. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

In addition, the investment transaction must be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our Class C common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and other applicable law. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution readers not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date this prospectus is filed with the SEC. Additionally, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. Investors are cautioned not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this prospectus. We make no representation or warranty (express or implied) about the accuracy of any such forward looking statements contained in this prospectus.

This prospectus contains or incorporates by reference estimates and other statistical data that we obtained or derived from, or that we estimated in good faith based partly on, industry publications, surveys, forecasts and reports, governmental publications, reports by market research firms or other independent sources. Industry publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Although we have not independently verified the accuracy or completeness of the data contained in these industry publications and reports, based on our industry experience we believe that the publications are reliable, and the conclusions contained in the publications and reports are reasonable.

You should carefully review the Risk Factors section of this prospectus and those risk factors contained in any supplement to this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the midpoint aggregate offering amount of $400,000,000 shares of Class C common stock in the primary offering and no sales of shares in the distribution reinvestment plan and (2) the maximum aggregate offering amount of $800,000,000 of Class C common stock in the primary offering and no sales of shares in the distribution reinvestment plan. There is no minimum offering amount, and we will accept subscriptions upon the first sale and invest proceeds as soon as practicable after sales commence. We may reallocate the shares of our Class C common stock we are offering between the primary offering and the distribution reinvestment plan.

Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. The actual amount of dealer manager fees will vary from the estimated amounts shown because the specific amounts of shares of our Class C common stock that we sell is uncertain. The actual amount of organization and offering expenses we pay in connection with this offering will also vary based on the actual expenses we incur in connection with this offering. In no event may the total organization and offering expenses (including dealer manager fees) exceed 15% of the aggregate gross proceeds raised in this offering when terminated or completed.

We will primarily use the net proceeds from this offering to invest in real estate investments or to re-lease and reposition our properties in accordance with our investment strategy and policies, including costs and fees associated with such investments, a portion of which may be payable to our advisor and/or sponsor (see Management Compensation). We also expect to use a portion of the proceeds of this offering for general corporate purposes, including the payment of fees to our advisor pursuant to the Advisory Agreement; capital expenditures, tenant improvement costs and leasing costs related to our real investments; reserves required by financings of our real estate investments; the repayment of debt; the funding of stockholder distributions; and to provide liquidity to our stockholders pursuant to our share repurchase program.

	Midpoint Offering ($400 million in Class C shares)		Maximum Offering ($800 million in Class C shares)
	Amount	Percent	Amount	Percent
Gross offering proceeds (assumes an initial offering price of $10.16 per share)	$400,000,000	100.00%	$800,000,000	100.00%
Less Offering Expenses:
Dealer manager fees(1)	2,393,000	0.60%	4,393,000	0.55%
Organization and offering expenses(2)	9,787,000	2.45%	18,580,000	2.32%
Net offering proceeds(3)	$387,820,000	96.95%	777,027,000	97.13%
(1)	Investors will not pay upfront selling commissions in connection with the purchase of shares of our Class C common stock. We also will not pay selling commissions to broker-dealers in connection with this offering. We intend to sell our shares of Class C common stock to investors through North Capital, our dealer manager for this offering, utilizing the website www.RichUncles.com, an online investment platform owned and operated by our sponsor. For providing compliance services as the dealer manager for this offering North Capital will receive an amount equal to $12,000 per month. When aggregate gross offering proceeds in the primary offering exceed $25 million, we will pay to North Capital an additional upfront monthly variable fee equal to 0.60% of the purchase price of each incremental share of Class C common stock sold in the primary offering, which upfront monthly fee will be reduced to 0.50% of the purchase price of each share of Class C common stock sold in the primary offering once the aggregate gross offering proceeds in the primary offering equal or exceed $75 million. We will also pay to North Capital a monthly retainer of $60,000 for the first three months following the commencement of this offering, for a maximum retainer of $180,000. All fees payable to North Capital in connection with this offering will be paid by us. See Plan of Distribution.
(2)	We will pay all organization and offering costs incurred in connection with our offering. Organization and offering expenses consist of the actual legal, accounting, printing, marketing, advertising, filing fees, transfer agent costs and other accountable offering-related expenses, including but not limited to: (i) all marketing related costs and expenses; (ii) personnel employed for the purpose of and in connection with the offering and to respond to inquiries from prospective stockholders (including salaries, payroll taxes, benefits and other related expenses); and (iii) facilities and technology costs, insurance expenses and other costs and expenses associated with this offering and marketing of our shares.
(3)	In connection with our investments, our advisor is also entitled to certain fees pursuant to the Advisory Agreement, including acquisition, asset management, financing and other fees. See Management Compensation. If the Self-Management Transaction is completed, we will terminate the Advisory Agreement with our advisor and our sponsor and, in that event, the fees payable to our advisor and its affiliates will cease.

The table above assumes all of the proceeds raised in this offering will be pursuant to the sale of shares of our Class C common stock in the primary offering. However, we expect to sell a portion of our shares of Class C common stock in this offering pursuant to our distribution plan. We will not pay selling commissions or dealer manager fees on any sale of our Class C common stock pursuant to our distribution reinvestment plan. We expect to use any distribution reinvestment plan proceeds for the same purposes described above. We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our distribution reinvestment plan are used for investments in real estate properties and real estate-related assets, sales under our distribution reinvestment plan will result in greater fee income for our advisor because of acquisition fees and other fees. See Management Compensation.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board is responsible for the management and control of our affairs. In addition, our board has a fiduciary duty to our stockholders to supervise our relationship with our advisor, who shall manage our day-to-day operations and our portfolio of real estate investments. Our board will communicate with our advisor and oversee our operations. Acquisition parameters are established by our board, including a majority of our conflicts committee, and potential acquisitions outside of these parameters require approval by the board, including a majority of our conflicts committee. Because of the conflicts of interest created by our relationships with our advisor and various affiliates, many of the responsibilities of our board have been delegated to our conflicts committee, which is comprised solely of independent directors. Major responsibilities assigned to our conflicts committee are discussed below and under Conflicts of Interest, Certain Conflict Resolution Measures – Responsibilities of Our Conflicts Committee.

We operate under our charter and bylaws which act as our governing documents.

Each of our directors will serve until the next annual meeting of stockholders and until his or her successor is elected and qualified. A quorum consists of the presence in person or by proxy of holders of our Class C and Class S common stock entitled to cast a majority of all the votes entitled to be cast at a stockholder meeting, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. Under our charter, the affirmative vote of the holders of a majority of the shares of Class C common stock and Class S common stock present in person or by proxy at an annual meeting of stockholders at which a quorum is present is required for the election of the directors. Because of this majority vote requirement, abstentions and broker non-votes, if any, will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his successor is elected and qualified.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time. Any director or the entire board of directors may be removed only for cause and by a vote of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director(s) shall be removed.

Unless otherwise provided by Maryland law, our board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the independent directors nominate replacements for any vacancies among the independent director positions. Any vacancy created by the death, resignation, removal, adjudicated incompetence or other incapacity of a director or an increase in the number of directors may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Our independent directors will choose the nominees to fill vacancies in our independent director positions.

Our directors are accountable to us and our stockholders as fiduciaries. Our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances. However, our directors and executive officers are not required to devote all of their time to our business and must devote only such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of any appointed committees of the board, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity, although we expect our conflicts committee would act on these matters.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and our advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Although our board will have responsibilities over the management of us, we will rely on our advisor to advise on many of the important decisions and policies regarding properties, including acquisitions, financing, management, leasing and divestiture. In its dealings with us, our advisor shall be deemed to be in a fiduciary relationship with us and our stockholders. Additionally, our directors shall have a fiduciary duty to our stockholders to supervise our relationship with our advisor.

Selection of Our Board of Directors; Independent Directors

In determining the composition of our board of directors, our board of directors’ goal is to assemble a group of persons whose individual skills, character, judgment, leadership experience, real estate experience and business acumen would complement each other and bring a diverse set of skills and experiences to our board as a whole. As provided in the NASAA REIT Guidelines and our charter, directors must have had at least three years of relevant experience in these fields, and at least one director must have had at least three years of relevant real estate experience. Two principals in our sponsor, Messrs. Halfacre and Wirta, serve as our directors together with four independent directors. Our independent directors are Jeffrey Randolph, Adam S. Markman, Curtis B. McWilliams and Thomas H. Nolan, Jr. Each of our independent directors has over 20 years of relevant experience in the real estate business.

Our charter provides that, except during a period of vacancy or vacancies on our board of directors, a majority of our board of directors must be independent directors. Our charter defines an independent director as someone who has not been associated within the past two years, directly or indirectly, with our sponsor or advisor. See Section 3.1.11 of our charter.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name(1)	Age(2)	Positions
Aaron S. Halfacre	47	Chief Executive Officer, President and Director
Raymond E. Wirta	75	Chairman of the Board and Director
Raymond J. Pacini	64	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Adam S. Markman	55	Independent Director(3)
Curtis B. McWilliams	64	Independent Director(3)(4)
Thomas H. Nolan, Jr.	62	Independent Director(3)
Jeffrey Randolph	63	Independent Director(3)(5)
(1)	The address of each executive officer and director listed is 3090 Bristol Street, Suite 550, Costa Mesa, California 92626.
(2)	As of December 2, 2019.
(3)	Member of our audit, conflicts and special committees.
(4)	Chair of the conflicts committee and special committee of our board of directors.
(5)	Chair of the audit committee of our board of directors.

Mr. Aaron S. Halfacre. Mr. Halfacre has served as our Chief Executive Officer and President and a member of our board of directors since January 1, 2019. Since January 1, 2019, Mr. Halfacre also serves as Chief Executive Officer and a Manager of our sponsor and our advisor where he previously served as President since August 2018; the Chief Executive Officer, President and a Trust Manager of REIT I; and a Director of BRIX REIT. From January 1, 2019 to October 28, 2019, Mr. Halfacre also served as the Chief Executive Officer and President of BRIX REIT. From January 2018 to July 2018, Mr. Halfacre served as President of Realty Mogul, Co., a real estate crowdfunding platform and its affiliates, MogulREIT I, LLC, a non-traded public real estate investment trust that invests in and manages a diversified portfolio of commercial real estate investments, including loans, equity in commercial real estate ventures and other real estate-related assets; and MogulREIT II, LLC, a non-traded public real estate investment trust that owns and manages a diversified portfolio of preferred equity and joint venture equity investments in multifamily properties located in target markets throughout the United States. From April 2016 to the present, Mr. Halfacre serves as a Co-Founder of Persistent Properties, LLC which manages a multi-family portfolio focused on workforce housing. From July 2014 to March 2016, Mr. Halfacre served as president and chief investment officer of Campus Crest Communities, Inc., a publicly-traded real estate investment trust focusing on the ownership, development, building and management of student housing properties throughout the United States. From October 2012 to May 2014, Mr. Halfacre served as senior vice president and head of strategic relations at Cole Real Estate Investments, Inc., a publicly traded REIT focused on net lease real estate investments, where he oversaw all investor and strategic capital relationships. From November 2005 to December 2010, Mr. Halfacre served as the chief of staff and head of product development of the real estate group at BlackRock, a global investment management corporation. From June 2004 to November 2005, Mr. Halfacre served as director of investor relations for Green Street Advisors, a premier independent research and advisory firm concentrating on the commercial real estate industry in North America and Europe. Mr. Halfacre holds both Chartered Financial Analyst® and Chartered Alternative Investment Analyst® designations and received a Master of Business Administration from Rice University. Our board directors has concluded that Mr. Halfacre is qualified to serve as a director by reason of his extensive industry and leadership experience.

Mr. Raymond Wirta. Mr. Wirta is a sponsor of the Company and has served as our Chairman of the Board since 2016. Together with Mr. Halfacre, he owns a controlling interest in our sponsor and our advisor. Mr. Wirta is also the Chairman of the board of directors of affiliated REITs: REIT I and BRIX REIT. Mr. Wirta was Chairman of the board of directors of CBRE Group (NYSE:CBRE), a global real estate services firm from 2014 to 2018, Vice Chair of the board of directors of CBRE from 2013 to 2014, a Director of CBRE since 2001 and served as the Chief Executive Officer of CBRE from 2001 to 2005 and Chief Executive Officer of its predecessor company, CBRE Services, from 1999 to 2001. From 2009 through the present, he has been Chief Executive Officer of the Koll Company, a West Coast-based real estate investment and development company. He previously served as Chief Executive Officer for Koll Management Services and The Bolsa Chica Company during time frames when both were publicly traded real estate companies. Based on these experiences, Mr. Wirta offers insights and perspective with respect to our real estate portfolio. From 2010 through March 2019, he served as a full-time advisor to the Irvine Company, and President since 2016. The Irvine Company is a privately held California based real estate development company with ownership of 120 million square feet of apartments, office, retail and resorts primarily in California. Mr. Wirta holds a B.A. from California State University, Long Beach and an M.B.A from Golden State University. Our board of directors has concluded that Raymond Wirta is qualified to serve as one of our directors by reason of his expertise with real estate-related investments. As a principal of our advisor and our sponsor, Mr. Wirta is also able to advise our board of directors on the critical issues facing our company.

Mr. Raymond J. Pacini. Mr. Pacini has served as our Executive Vice President, Chief Financial Officer and Treasurer since April 2018 and as our Secretary since September 2019. Mr. Pacini also serves as Executive Vice President, Chief Financial Officer and Treasurer of our sponsor and our advisor and REIT I. Since these dates and prior to October 28, 2019, Mr. Pacini also served as Executive Vice President, Chief Financial Officer and Treasurer of BRIX REIT, for which he served as an independent director from November 2017 until April 2018. From June 2013 to April 2018, Mr. Pacini was the Chief Financial Officer of Northbound Treatment Services, a privately held company which treats drug and alcohol addictions. From 1998 to 2011, Mr. Pacini served as President, Chief Executive Officer and a Director of California Coastal Communities, Inc. (“CALC”), a residential land development and homebuilding company and was the Chief Financial Officer of CALC’s predecessors (Koll Real Estate Group, Inc., The Bolsa Chica Company and Henley Properties, Inc.) from 1992 to 1998. Mr. Pacini has seven years of experience as a certified public accountant with the accounting firm of Coopers & Lybrand (now known as PricewaterhouseCoopers LLP). On October 27, 2009, CALC and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the Central District of California. On March 1, 2011, CALC emerged from bankruptcy and became a privately held company. Mr. Pacini has been a National Association of Corporate Directors (NACD) Board Leadership Fellow since 2014. Mr. Pacini received his B.A. in Political Science from Colgate University in 1977 and his M.B.A. from Cornell University in 1979. Mr. Pacini also served as an independent director, audit committee chair and the financial expert for Cadiz Inc. (NASDAQ: CDZI), a land and water resource development public company, from June 2005 to July 2019.

Mr. Adam S. Markman. Mr. Markman has served as an independent member of our board of directors since January 15, 2019. Mr. Markman has been Executive Vice President, Chief Financial Officer and Treasurer of Equity Commonwealth (NYSE: EQC), a REIT primarily investing in office properties, since July 2014.

Mr. Markman served as Managing Director of Green Street Advisors, Inc., a real estate research firm (“Green Street”), where he worked from 1994 to 2014. While at Green Street, Mr. Markman headed the firm’s consulting and advisory practice, played a key role in the firm’s investment arm for real estate investment trusts and previously led the firm’s retail and lodging research efforts. Mr. Markman has also served as a real estate consultant at Kenneth Leventhal & Co. Mr. Markman was a member of Green Street’s board of directors, currently sits on Mark IV Capital’s board of directors and is an adviser to Twin Rock Partner’s Housing Fund. He is also a member of the National Association of Real Estate Investment Trusts (NAREIT) and the Urban Land Institute (ULI). Mr. Markman earned his M.B.A. in Finance/Real Estate from Columbia University and a B.A. from U.C. Berkeley. Our board of directors has concluded that Mr. Markman is qualified to serve as an independent director by reason of his extensive experience in the real estate business.

Mr. Curtis B. McWilliams. Mr. McWilliams has served as an independent member of our board of directors, and chair of the conflicts committee since January 15, 2019 and chair of the special committee since February 2019. Mr. McWilliams has been non-executive Chairman of the board of directors of Ardmore Shipping Corporation (NYSE: ASC) since January 1, 2019 and a director since January 2016. Mr. McWilliams was also Lead Director of Braemar Hotels & Resorts Inc. (NYSE: BHR) from November 2013 until July 31, 2019 and he continues to be a member of the board and chair of the audit committee. Mr. McWilliams was also an independent director of Campus Crest Communities, Inc. from May 2015 to March 2016. Mr. McWilliams is a real estate industry veteran with over 25 years of experience in finance and real estate. He retired from his position as President and Chief Executive Officer of CNL Real Estate Advisors, Inc. in 2010 after serving in the role since 2007. Mr. McWilliams was also the President and Chief Executive Officer of Trustreet Properties Inc. from 1997 to 2007, and a director of the company from 2005 to 2007. He served on the board of directors and as the Audit Committee Chairman of CNL Bank from 1999 to 2004 and has over 13 years of investment banking experience at Merrill Lynch & Co. Mr. McWilliams holds a M.B.A., with a concentration in Finance, from the University of Chicago Graduate School of Business, and a Bachelor of Science in Engineering in Chemical Engineering from Princeton University. Our board of directors has concluded that Mr. McWilliams is qualified to serve as an independent director by reason of his extensive experience in the real estate business and investment banking.

Mr. Thomas H. Nolan, Jr. Mr. Nolan has served as an independent member of our board of directors since January 15, 2019. Mr. Nolan has been a director of WashREIT (NYSE: WRE) since 2015. He previously served as Chairman of the board of directors and Chief Executive Officer of Spirit Realty Capital, Inc. (NYSE: SRC) from September 2011 until May 2017. Mr. Nolan previously worked for General Growth Properties, Inc. (“GGP”), serving as Chief Operating Officer from March 2009 to December 2010 and as President from October 2008 to December 2010. He also served as a member of the board of directors of GGP from 2005 to 2010. GGP filed for protection under Chapter 11 of the U.S. Bankruptcy Code in April 2009 and emerged from bankruptcy in November 2010. Mr. Nolan was a member of the senior management team that led GGP’s reorganization and emergence from bankruptcy, which included the restructuring of $15.0 billion in project-level debt, payment in full of all of GGP’s pre-petition creditors and the securing of $6.8 billion in equity commitments. From July 2004 to February 2008, Mr. Nolan served as a Principal and Chief Financial Officer of Loreto Bay Company, the developer of the Loreto Bay master planned community in Baja, California Sur, Mexico. From October 1984 to July 2004, Mr. Nolan held various financial positions with AEW Capital Management, L.P., a national real estate investment advisor, and from 1998 to 2004, he served as Head of Private Equity Investing and as President and Senior Portfolio Manager of The AEW Partners Funds. Mr. Nolan holds a B.B.A. from the University of Massachusetts, Amherst. Our board of directors has concluded that Mr. Nolan is qualified to serve as an independent director by reason of his extensive experience in the real estate business.

Mr. Jeffrey Randolph. Mr. Randolph has served as an independent member of our board of directors and chair of the audit committee since July 2016. Mr. Randolph has also been an independent director and audit committee chair of BRIX REIT, Inc. since November 2017 and was an independent trust manager of affiliated REIT I from 2014 to January 11, 2019. From 2002 through 2007 and then again from 2010 through March 2017 (now retired), Mr. Randolph was a Principal and served as Chief Financial Officer and Chief Compliance Officer for Affinity Investment Advisors, LLC, a firm specializing in U.S. stock exchange investments. In 2007, Affinity was purchased by Morgan Stanley Investment Management. From 2007 through 2010, Mr. Randolph served as Managing Director for Morgan Stanley and its wholly owned subsidiary Van Kampen Investments. His role included supporting the firm’s domestic and international investment clients. Toward the end of 2010,

Mr. Randolph was part of the decision to re-launch Affinity as an independent entity to capitalize on the increasing investor interest in boutique management firms. Mr. Randolph brings 25 years of investment experience to our REIT. His previous work experience includes Principal at Avalon Financial Group Inc., which specialized in the restructuring and placement of commercial real estate financings, Chief Financial Officer for Bonutto-Hofer Investments a private real estate investment firm that specialized in acquisition and management of commercial real estate properties in the western U.S., and Vice President at Security Pacific National Bank. Mr. Randolph also serves on the board of TSJ Hope Builders, a Santa Ana, California based nonprofit dedicated to moving young men and women out of poverty through life and job skills training. He is also a cofounder of Building Blocks Foundation Fund, an organization of commercial real estate professionals dedicated to supporting Orange County’s disadvantaged youth. Mr. Randolph received his bachelor’s degree in Business Finance from California State University, Long Beach. Our board of directors has concluded that Jeffrey Randolph is qualified to serve as an independent director by reason of his extensive experience in real estate and investment management.

Director Independence

We have four independent directors. An independent director is a person who meets the requirements set forth in our charter and who is not one of our officers or employees or an officer or employee of advisor, sponsor or their affiliates, and has not been so for the previous two years. Our independent directors also meet the director independence standards of the New York Stock Exchange, Inc.

Committees of Our Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our board currently has appointed an audit committee, a conflicts committee and a special committee, each composed of all of our independent directors.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, the board of directors has appointed a conflicts committee of our board of directors, which is composed of all of our independent directors. Our conflicts committee operates pursuant to a conflicts committee charter, which has been adopted by the board of directors to define the committee’s responsibilities. Our conflicts committee charter authorizes our conflicts committee to act on any matter permitted under Maryland law. Our conflicts committee acts by majority vote of its members. Both our board of directors and our conflicts committee must act upon those conflict of interest matters that cannot be delegated to a committee under Maryland law. Our conflicts committee is also empowered to retain its own legal and financial advisors at our expense. See Conflicts of Interest — Certain Conflict Resolution Measures.

Our conflicts committee charter requires that our conflicts committee discharge the board’s responsibilities relating to the nomination of independent directors and make recommendations to the board regarding the compensation of our directors. Our conflicts committee also discharges the board’s responsibilities relating to the compensation of our executives. Subject to the limitations in our charter and with stockholder approval, our conflicts committee may also create stock-award plans.

Members:

Mr. Curtis B. McWilliams, Chairman
Mr. Adam S. Markman
Mr. Thomas H. Nolan, Jr.
Mr. Jeffrey Randolph

Audit Committee

In order to assist the board of directors in fulfilling its responsibilities, the board of directors has appointed an audit committee of our board of directors, which is composed solely of independent directors. All members of the audit committee are financially literate, and the board of directors has determined that Mr. Jeffrey Randolph satisfies the SEC’s requirements for an “audit committee financial expert.” Our audit committee’s function is to oversee (i) our accounting and financial reporting processes, (ii) the integrity of our financial statements, (iii) our compliance with legal and regulatory requirements, and (iv) our independent auditors’ qualifications, performance and independence. The audit committee fulfills these responsibilities primarily by carrying out the activities enumerated in the audit committee charter.

In order to ensure that the provision of services by our independent registered public accounting firm does not impair the auditors’ independence, the audit committee pre-approves all auditing services performed for us by our independent auditors, as well as all permitted non-audit services. In determining whether or not to pre-approve services, the audit committee considers whether the service is a permissible service under the rules and regulations promulgated by the SEC. The audit committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by our independent auditors, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting. Furthermore, the audit committee may select new auditors at any time in the future in its discretion if it deems such decision to be in our best interests.

Members:

Mr. Jeffrey Randolph, Chairman
Mr. Adam S. Markman
Mr. Curtis B. McWilliams
Mr. Thomas H. Nolan, Jr.

Special Committee

On January 14, 2019, REIT I announced that it had retained a real estate financial advisor to assist it in evaluating strategic alternatives, which includes marketing its entire real estate properties portfolio for disposition by sale, merger or other transaction structure. In connection with REIT I’s announcement, on March 19, 2019 we announced that we intended to explore a potential acquisition of REIT I or its real estate properties portfolio (the “REIT I Portfolio”) and that our board of directors has formed a special committee of the board of directors that is evaluating the potential for a transaction with REIT I.

Our Chairman of the Board and Chief Executive Officer and President, together with our former Chief Executive Officer, own a majority share and control our sponsor. Our Chairman of the Board and Chief Executive Officer and President are also members of the boards of each of our company and REIT I and, together with our other executive officers, are also executive officers of REIT I. As a result of these conflicts of interest, the board of directors delegated authority to the special committee, consisting of all of the independent directors on our board of directors, to authorize any offer by us for REIT I or the REIT I Portfolio. The members of the special committee, comprising four of our six directors, have no affiliation with REIT I or our sponsor. The special committee engaged UBS Investment Bank as its financial advisor and Morris, Manning & Martin, LLP as its legal advisor to assist the special committee as it conducted a review of a potential acquisition of REIT I or the REIT I Portfolio.

As part of a multi-round bidding process initiated by REIT I, our company, at the direction of the special committee, made an initial, conditional offer to acquire REIT I in a non-taxable, stock-for-stock merger transaction. Following a period of exclusive negotiations between us and REIT I, at meetings on September 18, 2019, the special committee and our board of directors (including all of the disinterested and independent directors) unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, REIT I would merge with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of our company. Also on September 18, 2019, the special committee and our board of directors (including all of the disinterested and independent directors) unanimously approved the Contribution Agreement and the Self-Management Transaction. The Self-Management Transaction is a series of transactions pursuant to which we would acquire substantially all of the assets of our sponsor and become self-managed. As of the date of this prospectus, neither the Merger nor the Self-Management Transaction has been consummated and we cannot assure you that closing of the Merger or the Self-Management Transaction will occur.

Members:

Mr. Curtis B. McWilliams, Chairman
Mr. Adam S. Markman
Mr. Thomas H. Nolan, Jr.
Mr. Jeffrey Randolph

Compensation of Directors

During 2018, we paid each of our independent directors for attending meetings as follows: (i) 500 shares of Class C common stock for each board of directors meeting attended; and (ii) 500 shares of Class C common stock for each committee meeting attended. We also paid an additional 300 shares of Class C common stock per fiscal quarter for the chairman of our audit committee of the board of directors. During 2019, we replaced the fees described above with quarterly retainers of $12,500 for each independent director, an additional quarterly retainer of $12,500 for each independent director serving on the special committee and a quarterly retainer of $2,500 for the chairs of the audit and conflicts committees, which amounts are, in each case, payable in shares of our Class C common stock. The shares to be issued to directors will be restricted securities issued in private transactions in reliance on an exemption from registration requirements of the Securities Act under Section 4(a)(2) thereof, and the company has not agreed to file a registration statement with respect to registration of the shares to the directors. The directors will be able to resell their shares to us pursuant to our share repurchase plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also one of our officers, we do not pay any compensation for services rendered as a director.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. Moreover, our bylaws generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities and certain other capacities if the director or officer (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that he is found liable to us or is found liable on the basis that personal benefit was improperly received by him, the indemnification (i) is limited to reasonable expenses actually incurred by him in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which he shall have been found liable for willful or intentional misconduct in the performance of his duty to us. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, our sponsor, and their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We have entered into indemnification agreements with each of our directors and executive officers. We also purchase and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Advisor and Sponsor

Our advisor is Rich Uncles NNN REIT Operator, LLC, a limited liability company formed in the State of Delaware, and our sponsor is BrixInvest, LLC, a Delaware limited liability company formed in the State of Delaware on May 5, 2006. Our principal officers and managers are Messrs. Halfacre and Pacini, whose biographical information appears under Management – Executive Officers and Directors. Our advisor and sponsor are owned by a group of investors including Messrs. Halfacre and Wirta. Its address is 3090 Bristol Street, Suite 550, Costa Mesa, CA 92626. Our advisor has contractual and fiduciary responsibilities to us and our stockholders.

Prior to October 28, 2019, our sponsor also sponsored BRIX REIT, Inc. (“BRIX REIT,” f/k/a Brix Student Housing REIT, Inc.), which became qualified to offer shares of its common stock through a Tier 2 offering pursuant to Regulation A promulgated under the Securities Act on April 16, 2018 and commenced offering shares of its common stock on April 19, 2018 in the Reg A+ Offering. BRIX REIT expects to use substantially all of the net proceeds from its offering to acquire and manage a broad platform of retail and residential property types including student housing, multi-family, quick-service restaurants, convenience stores and fitness centers that substantially target locations with above average concentrations of younger demographic profiles including Millennial and Generation Z customers, clientele and tenants, including potential investments in youth-oriented fixed income and equity securities investments. As of September 30, 2019, BRIX REIT has sold 2,663,440 shares of common stock to the public for gross offering proceeds of $13,317,200 in the Reg A+ Offering. On September 20, 2019, BRIX REIT announced that it suspended its offering in order to assess its external advisor options following our announcement of the pending Self-Management Transaction. On October 28, 2019, BRIX REIT terminated its advisory agreement with the sponsor and is currently self-managed. BRIX REIT is continuing to evaluate its management options, which could include entering into an advisory agreement with a subsidiary of ours after the Self-Management Transaction is completed. BRIX REIT filed an amendment to its offering circular with the SEC on October 31, 2019 regarding a new plan of distribution and expects to recommence its offering following receipt of a no objection letter from FINRA.

Our sponsor has also sponsored two previous real estate investment trusts, (i) Nexregen Firewheel Real Estate Investment Trust, or Firewheel, in 2007, to invest in a limited partnership that owned a shopping center in Garland, Texas and (ii) Rich Uncles Real Estate Investment Trust I, or REIT I, organized in 2012 to invest in in single-tenant income-producing properties primarily located in California, which are leased to creditworthy tenants under long-term net leases.

Our sponsor sold $360,500 of the Firewheel trust’s common stock and $1,497,222 in direct limited partnership interests to the public in a Texas-only offering registered with the Texas State Securities Board in 2007 and 2008. The trust converted to a limited partnership in 2008 and continued to hold its interest in the shopping center until it was sold in June 2018. As of September 30, 2019, REIT I has sold 9,469,901 shares of common stock to the public for gross offering proceeds of $95,018,996, including 1,270,279 shares of common stock under its distribution reinvestment plan for aggregate proceeds of $13,022,784, in a California-only offering registered with the California Department of Business Oversight.

On January 14, 2019, REIT I announced that it had retained a real estate financial advisor to assist it in evaluating strategic alternatives, which included marketing its entire real estate properties portfolio for disposition by sale, merger or other transaction structure. In connection with REIT I’s announcement, on March 19, 2019 we announced that we intended to explore a potential acquisition of REIT I or the REIT I Portfolio and that our board of directors had formed a special committee of the board of directors to evaluate the potential for a transaction with REIT I. On September 18, 2019, the special committee and our board of directors (including all of the disinterested and independent directors) unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, REIT I would merge with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of our company. As of the date of this prospectus, the Merger has not been consummated and we cannot assure you that closing of the Merger will occur. See Management—Board of Directors—Committees of our Board of Directors—Special Committee.

All of our administrative functions and operations are managed and performed by our advisor and its affiliates. Certain of our directors and executive officers are also managers and executive officers of our advisor and our sponsor. We employ directly three persons who provide investor relations services to us. All costs related to employing such persons and other organization and offering costs in connection with this offering will be paid by us. We have entered into the Advisory Agreement with our advisor, which was unanimously approved by our board of directors, including our conflicts committee, and which appointed our advisor to manage, operate, direct and supervise our operations. In connection with advising us and managing our operations, our advisor will face conflicts of interest. See Risk Factors — Risks Related to Conflicts of Interest. Our advisor is subject to the supervision of our board of directors and provides only the services that are delegated to it. Our conflicts committee is responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that our investment objectives are being carried out.

In addition, our sponsor may sponsor investments or pursue other investment strategies in prospective and existing non-exchange listed public REITs, private REITs or limited partnerships. Messrs. Halfacre, Pacini and Wirta have each been involved in real estate acquisition, financing, management, and disposition for more than 25, 30 and 50 years, respectively. They have experienced multiple real estate cycles in their careers and have gained expertise through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management. We believe the experience of Messrs. Halfacre, Pacini and Wirta will allow us to successfully execute our business model.

Due to the public market’s preference for self-managed companies, any decision to register and list our shares on a national securities exchange might well be preceded by a decision to become self-managed. As of the date of this prospectus, we are party to the Contribution Agreement, pursuant to which we would acquire substantially all of the assets of our sponsor, along with its employees and intellectual property. If the Self-Management Transaction is completed, we will terminate the Advisory Agreement with our advisor and our sponsor and become self-managed. As of the date of this prospectus, the Self-Management Transaction has not been consummated and we cannot assure you that closing of the Self-Management Transaction will occur. In addition, while the Company may determine to list its shares of common stock in the future, it has no plans to do so and there is no guarantee that it will do so in the future.

The Advisory Agreement

Under the terms of the Advisory Agreement, our advisor will use its best efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the Advisory Agreement, our advisor manages our day-to-day operations and performs other duties, including, but not limited to, the following:

•	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;
•	structuring the terms and conditions of our investments, sales and co-ownerships;
•	acquiring real estate investments on our behalf in compliance with our investment objectives and policies;
•	arranging for financing and refinancing of our real estate investments;
•	entering into leases and service contracts for our properties;
•	reviewing and analyzing our operating and capital budgets;
•	assisting us in obtaining insurance;
•	generating an annual budget for us;
•	reviewing and analyzing financial information for each of our assets and the overall portfolio;
•	overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our real estate investments;
•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;
•	engaging and supervising the performance of certain of our agents on our behalf;
•	performing administrative and operational duties reasonably requested by us; and

•	performing any other services reasonably requested by us.

If (i) we request that our advisor perform services that are outside of the scope of the Advisory Agreement or (ii) there are changes to the regulatory environment in which we and our advisor operate that significantly increases the level of services performed by our advisor, such that the costs and expenses borne by our advisor for which it is not entitled to separate reimbursement, such services will be separately compensated at rates and in amounts as are agreed to by our advisor and our independent board members.

Prior to October 1, 2019, we also reimbursed our advisor for all of the costs incurred by our advisor or its affiliates in connection with the organization and offering of our common stock, including this offering and the Regulation S offering of Class S shares of common stock, subject to a limit of 3.0% of gross offering proceeds from the sale of both Class S and Class C shares, including distribution reinvestment proceeds for the Class C shares and the Class S shares but excluding upfront commissions and fees on the sale of Class S shares. Organization and offering expenses consist of the actual legal, accounting, printing, marketing, advertising, filing fees, transfer agent costs and other accountable offering-related expenses, including but not limited to: (i) amounts to reimburse our advisor and its affiliates (including our sponsor) for all marketing related costs and expenses; (ii) personnel employed to respond to inquiries from prospective stockholders; and (iii) facilities and technology costs, insurance expenses and other costs and expenses associated with this offering and marketing of our Class C shares. The expenses and payments subject to reimbursement by us included personnel and related direct employment or overhead costs related to existing / prospective investor relations of our advisor and its affiliates. Pursuant to an amendment to the Advisory Agreement we entered into with our advisor and our sponsor on October 1, 2019, we are now responsible for paying all organization and offering expenses in connection with this offering.

See Management Compensation for a detailed discussion of the fees payable to our advisor under the Advisory Agreement. We also describe in that section our obligation to reimburse our advisor for certain expenses, including the costs of providing services to us (other than for the employee costs in connection with services for which it earns acquisition fees or disposition fees, although we may reimburse our advisor for travel and communication expenses) and payments made by our advisor in connection with potential investments, whether or not we ultimately acquire the investment. Our advisor in its sole discretion may defer any fee or reimbursement payable to it under the Advisory Agreement. All or any portion of such fees or reimbursements not taken may be deferred without interest and paid when our advisor determines.

The Advisory Agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us, and each renewal shall have a term of no more than one year. The Advisory Agreement was most recently renewed as of August 9, 2019 and has a current term expiring on December 31, 2019. Additionally, either a majority of our conflicts committee or the advisor may terminate the Advisory Agreement without cause or penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of the Advisory Agreement by us without cause or by our advisor at a time when no cause for termination exists, our advisor may be entitled to a termination fee if the then-NAV per share (based upon a then-commissioned independent NAV per share calculation) exceeds the NAV per share as of the end of the immediately preceding year. The termination fee would be payable in the form of our shares at NAV per share, subject to reasonable limitations on the ability of our advisor to submit these shares for share repurchase. If the Self-Management Transaction is completed, we will terminate the Advisory Agreement with our advisor and our sponsor and, in that event, all compensation payable to our advisor and its affiliates will cease. Our advisor has agreed to waive all rights to receive any fees due upon an acquisition of assets that would otherwise be due under the Advisory Agreement in connection with the Merger and the Self-Management Transaction. See Management Compensation.

Our advisor and its affiliates expect to engage in other business ventures and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the Advisory Agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us. Our advisor may assign the Advisory Agreement to an affiliate upon our approval. We may assign or transfer the Advisory Agreement to a successor entity.

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of real estate investments to be recommended to our board of directors, the negotiation for these investments and asset management decisions, resides in Messrs. Halfacre and Pacini. All proposed investments that are outside of specified acquisition parameters established by our board of directors, including a majority of our conflicts committee, must be approved by at least a majority of our board of directors, including a majority our conflicts committee. Unless otherwise provided by our charter, the independent members of our board may approve a proposed investment without action by our full board of directors if the approving members of the independent members of our board constitute at least a majority of our total board of directors.

Security Ownership of Certain Beneficial Owners and Management

As of December 2, 2019, there is no person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class C common stock. The following table shows, as of December 2, 2019, the amount of our Class C common stock beneficially owned (unless otherwise indicated) by (1) our directors and executive officers; and (2) all of our directors and executive officers as a group. None of our directors or executive officers own any shares of our Class S common stock.

Name(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Aaron S. Halfacre	13,521 shares	*
Raymond E. Wirta	75,165 shares	*
Raymond J. Pacini	— shares	—
Adam S. Markman	7,477 shares	*
Curtis B. McWilliams	8,224 shares	*
Thomas H. Nolan, Jr.	7,477 shares	*
Jeffrey Randolph	15,416 shares	*
All directors and executive officers as a group	127,280 shares	*
*	Less than 1% of the outstanding Class C common stock and none of the shares is pledged as security.
(1)	The address of each named beneficial owner is 3090 Bristol Street, Suite 550, Costa Mesa, CA 92626
(2)	Based on 15,550,641 shares of Class C common stock outstanding on December 2, 2019.

MANAGEMENT COMPENSATION

Our advisor and the real estate professionals employed by our advisor, including our executive officers, manage our day-to-day affairs and our portfolio of real estate investments, subject to our board of directors’ supervision. The following table summarizes all of the compensation and fees that we pay to our advisor and its affiliates (including our sponsor), including amounts to reimburse their costs in providing services, assuming that (i) we sell all of the shares of Class C common stock offered by this prospectus, (ii) no shares are sold pursuant to our distribution reinvestment plan, and (iii) the offering price per share remains $10.16. The board of directors, including a majority of our conflicts committee (comprised of all of our independent directors), has the right to change the compensation arrangements with our advisor in the future without the consent of our stockholders. If the Self-Management Transaction is completed, we will terminate the Advisory Agreement with our advisor and our sponsor and, in that event, the compensation described below that is payable to our advisor and its affiliates will cease.

In addition to the compensation described below, prior to October 1, 2019, we also reimbursed our advisor for all of the costs incurred by our advisor or its affiliates in connection with the organization and offering of our common stock, including this offering and the Regulation S offering of Class S shares of common stock, subject to a limit of 3.0% of gross offering proceeds from the sale of both Class S and Class C shares, including distribution reinvestment proceeds for the Class C shares and the Class S shares but excluding upfront commissions and fees on the sale of Class S shares. Pursuant to an amendment to the Advisory Agreement we entered into with our advisor and our sponsor in October 2019, we are responsible for paying all organization and offering expenses in connection with this offering effective October 1, 2019.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering ($800,000,000 Class C shares)
Acquisition and Operations Stage

Acquisition Fee(1)
For each acquisition, we will pay our advisor 3.0% of the cost of the investment. The total of all acquisition fees and acquisition expenses shall be reasonable and shall not exceed 6.0% of the contract price of the property. However, a majority of the directors (including a majority of our conflicts committee) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to us. We have estimated acquisition fees based an assumption that all of the acquisition fees are paid by us; and all such acquisitions are based on our target leverage of 50%.
$46,560,000 assuming use of our target leverage of 50% and organization and offering costs of 3% The actual amount will depend on the number of Class C shares sold.(2)

Asset Management Fee(1)
We will pay our advisor and its affiliates 0.1% of the Company’s total investment value as of the end of the preceding month plus the book value of any properties acquired during the current month pro-rated based on the number of days such properties were owned during the month, which fee will be paid monthly on the last business day of the month. For purposes of this fee, “total investment value” means, for any monthly period, the total of the aggregate book value of all of our assets,
Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering ($800,000,000 Class C shares)

including assets invested, directly or indirectly, in properties, before items for depreciation or bad debts or other similar non-cash reserves. Notwithstanding the foregoing, our advisor shall pay a portion of its asset management fee as a rebate to investors who have aggregate subscriptions for at least $1,000,000, excluding commissions (where applicable) and without giving effect to any waiver or deferral of such fees by our advisor, in any offering sponsored by our sponsor, including this offering (the “Large Investors”). Such rebate shall be paid monthly to the Large Investors in an amount equal to one-half of the monthly asset management fee multiplied by such Large Investor’s investment in us. The Large Investors include, in our sole discretion, clients of financial advisors whose clients collectively satisfy the minimum stock purchase amount of $1,000,000. Payments to the Large Investors are a contractual obligation under the Advisory Agreement, and they will come directly from our advisor.

Additionally, to the extent the advisor elects, in its sole discretion, to defer all or any portion of its monthly asset management fee, the advisor has agreed that it will be deemed to have waived, not deferred, that portion of its monthly asset management fee that is up to 0.025% of our total investment value.

Financing Coordination Fee(1)
Other than with respect to any mortgage or other financing related to a property concurrent with its acquisition, if our advisor provides a substantial amount of services in connection with the post-acquisition financing or refinancing of any debt that we obtain relative to properties of the REIT, we will pay the advisor or its assignees a financing coordination fee equal to 1.0% of the amount of such financing.
Not determinable at this time.

Property Management Fee(1)
Our properties are intended to be triple-net single tenant properties with limited, if any, property management responsibilities. However, if our advisor or its affiliates provides property management services for our properties, we will pay fees equal to 1.5% of gross revenues from the properties managed. We also will reimburse our advisor
Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering ($800,000,000 Class C shares)

or its affiliates for property-level expenses that it pays or incurs on our behalf, including salaries, bonuses and benefits of persons employed by our advisor or affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers. Our advisor or its affiliates may subcontract the performance of its property management duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services.

Leasing Commissions
If a property or properties of ours becomes unleased and the advisor or any of its affiliates provides a substantial amount of the services in connection with our leasing of the property or properties to unaffiliated third parties, then we shall pay to the advisor or its affiliate leasing commissions equal to 6.0% of the rents due pursuant to such lease for the first ten years of the lease term; provided, however (i) if the term of the lease is less than ten years, such commission percentage will apply to the full term of the lease and (ii) any rents due under a renewal of a lease of an existing tenant upon expiration of the initial lease agreement (including any extensions provided for thereunder) shall accrue a commission of 3.0% in lieu of the aforementioned 6.0% commission. To the extent that an unaffiliated real estate broker assists in such leasing services, any compensation paid by us to the advisor or any of its affiliates will be reduced by the amount paid to such unaffiliated real estate broker.
Not determinable at this time.

Operating Expenses
We reimburse the expenses incurred by our advisor and its affiliates in connection with its provision of services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs (including salaries and benefits), utilities and information technology costs. We do not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees (other than reimbursement of travel, due diligence and other costs associated with potential investments, including investments that we do not purchase, and communication expenses) or for the salaries and benefits our
Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering ($800,000,000 Class C shares)

advisor or its affiliates may pay to our executive officers.

Unless our directors make a finding, based on nonrecurring and unusual factors which they deem sufficient, that a higher level of expenses is justified for a period, we will not reimburse our advisor and its affiliates for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar noncash reserves and excluding any gain from the sale of assets for that period. In the event that annual operating expenses exceed these limits as of the end of any fiscal quarter (for the 12 months then ended) the directors must within 60 days after the end of such quarter inform the stockholders of the factors the directors considered in arriving at the conclusion that such higher operating expenses were justified. If the directors do not determine the higher expenses were justified for the period, they must cause our advisor, sponsor and affiliates (as applicable) to reimburse us to the extent these limitations were exceeded. Additionally, we will not reimburse our advisor, sponsor and affiliates for personnel costs in connection with services for which any of them receives acquisition fees or disposition fees.

Disposition Fee(1)
For substantial assistance in connection with the sale of properties, we will pay our advisor or one of its affiliates 3.0% of the contract sales price of each property sold; provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor or its affiliates, the disposition fees paid to our advisor, our sponsors, their affiliates and unaffiliated third parties may not exceed 6.0% of the contract sales price. Substantial assistance in connection with the sale of a property includes our advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report,
Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering ($800,000,000 Class C shares)

a structural report and exhibits) or such other substantial services performed by our advisor in connection with a sale. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.

Liquidation Stage

Disposition Fee(1)
For substantial assistance in connection with the sale of properties, we will pay our advisor or one of its affiliates 3.0% of the contract sales price of each property sold; provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor or its affiliates, the disposition fees paid to our advisor, our sponsors, their affiliates and unaffiliated third parties may not exceed 6.0% of the contract sales price. Substantial assistance in connection with the sale of a property includes our advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by our advisor in connection with a sale. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.
Not determinable at this time.

Liquidation Fee(1)	We will pay our advisor, or one of its affiliates, a Liquidation Fee calculated from	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering ($800,000,000 Class C shares)

the value per share resulting from a liquidation event, including but not limited to a sale of all of the properties, a public listing, or a merger with a public or non-public company, equal to 30% of the increase in the resultant value per share as compared to the highest previous offering price to the public for our shares, after adjustment to reflect all return of capital distributions (such highest previous offering price the “Highest Prior NAV per share”), if any, multiplied by the number of outstanding shares as of the liquidation date, subordinated to payment to stockholders of at least a 6.5% cumulative, non-compounded return on the Highest Prior NAV per share (the “Preferred Return”), pro-rated for the year in which the liquidation event occurs; provided, however, that our advisor shall pay to each Large Investor one-third of the Liquidation Fee percentage (30%) multiplied by such Large Investor’s investment in us. Payments to the Large Investors are a contractual obligation under the Advisory Agreement, and they will come directly from our advisor.

(1)	Several of the fees payable to our advisor are a percentage of the purchase price or value of an investment, and these fees will be greater to the extent we fund acquisitions through the incurrence of debt which, along with other borrowings, we expect to represent 50% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves).
(2)	Our advisor has agreed to waive the acquisition fee otherwise payable by us if the Merger and the Self-Management Transaction are completed.

The table below outlines fees and expense reimbursements incurred and payable by us to our advisor and its affiliates in our initial public offering for the periods indicated below.

	Incurred		Paid
Type of Compensation	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2018	Year Ended December 31, 2017
Organization and Offering Stage
Organization and Offering Expenses(1)	$1,503,062	$1,986,147	$1,505,839	$2,049,847
Acquisition and Operations Stage
Acquisition Fee	$2,752,339	$3,661,684	$2,752,339	$3,935,884
Asset Management Fee, net(2)	$2,004,760	$728,741	$2,004,760	$190,657
Financing Coordination Fee	$262,050	$326,600	$262,050	$326,600
Property Management Fee	$174,529	$20,251	$174,529	$12,282
Leasing Commissions	$—	$—	$—	$—
Operating Expenses	$—	$—	$—	$—
Disposition Fee	$—	$—	$—	$—
Subordinated Participation Fee(3)	$839,050	$315,802	$315,802	$—
Liquidation Stage
Disposition Fee	$—	$—	$—	$—
Liquidation Fee	$—	$—	$—	$—
(1)	Pursuant to an amendment to the Advisory Agreement we entered into with our advisor and our sponsor in October 2019, we are responsible for paying all organization and offering expenses in connection with this offering effective October 1, 2019.
(2)	Net of waived asset management fees of $143,540 for the year ended December 31, 2017.
(3)	On August 9, 2019, in connection with the annual renewal of the Advisory Agreement, our advisor and sponsor agreed to eliminate the subordinated participation fee.

NET ASSET VALUE CALCULATION AND VALUATION PROCEDURES

Valuation Procedures

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our board of directors generally anticipates that the NAV per share will be determined in the first quarter of each year, calculated as of the immediately preceding December 31. In the event the Merger is not completed until after December 31, 2019, however, our board of directors may, in its discretion, determine to calculate the NAV per share as of the closing of the Merger and the Self-Management Transaction in order to facilitate the most efficient and orderly process for the NAV per share determination that takes into account these transactions. As calculated in accordance with the procedures described below, our NAV will reflect the total value of all of our assets minus the total value of all our liabilities.

As a public company, we are required to issue financial statements generally based on historical cost in accordance with generally accepted accounting principles (GAAP) as applicable to our financial statements. To calculate NAV for purposes of establishing a purchase and redemption price for our shares, we have adopted a model, as explained below, which adjusts the value of certain of our assets from their historical cost to fair value. As a result, our NAV will differ from the amount reported as stockholders’ equity on the face of our financial statements prepared in accordance with GAAP. When the fair value of our assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity reflected on our consolidated financial statements, even if we are required to adopt a fair value basis of accounting for our GAAP financial statements in the future. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. Although we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

Independent Valuation Firm

With the approval of our board of directors, including a majority of our independent directors, we have engaged Cushman & Wakefield Western, Inc. (“CW”), an independent valuation firm (the “Independent Valuation Firm”), to serve as our independent valuation firm with respect to the valuation of the assets and liabilities associated with our wholly-owned real estate portfolio, our approximately 72.7% tenant-in-common interest in a property in Santa Clara, CA and our interest in REIT I, all of which are held, directly or indirectly, by our Operating Partnership. CW is a multidisciplinary provider of independent, commercial real estate consulting and advisory services in multiple offices around the world. CW is engaged in the business of valuing commercial real estate properties and is not affiliated with us or with our advisor or its affiliates. The compensation we pay to the Independent Valuation Firm will not be based on the estimated values of our real estate properties. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm at any time by majority vote. We will promptly disclose any changes to the identity or role of the Independent Valuation Firm in this prospectus and in reports we publicly file with the SEC.

The Independent Valuation Firm discharges its responsibilities in accordance with our real property valuation procedures described below and under the oversight of our board of directors. Our board of directors is not involved in the valuation of the real properties, but periodically receives and reviews such information about the valuation of the real property as it deems necessary to exercise its oversight responsibility. While our Independent Valuation Firm is responsible for providing our real property valuation, our board of directors, including a majority of our independent directors, is responsible for approving the calculation of our NAV prepared by management.

At this time, the Independent Valuation Firm is engaged to provide our real estate property and real estate related debt valuations, but it may be engaged to provide additional services, including providing an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise), in the future. Our Independent Valuation Firm and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for our advisor and its affiliates, or in transactions related to the properties that are the subjects of valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the applicable appraiser as certified in the applicable valuation report.

Real Property Valuation

The real property valuation, which is the largest component of our NAV calculation, is provided to us by the Independent Valuation Firm on an annual basis. The value of our properties is determined on an unencumbered basis. The effect of property-level debt on our NAV is discussed further below.

The Independent Valuation Firm collects all reasonably available material information that it deems relevant in valuing our real estate properties. The Independent Valuation Firm relies in part on property-level information provided by the advisor, including (i) physical property attributes such as size, year built, and construction quality and type; (ii) historical and projected operating revenues and expenses of the property; (iii) lease agreements on the property; and (iv) information regarding recent or planned capital expenditures.

The Independent Valuation Firm utilizes standard and accepted appraisal methodology in arriving at its opinions of fair value, and applies only the most appropriate valuation techniques amongst the income capitalization, sales comparison, and cost approaches to value. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. The reliability of each approach depends on the availability and comparability of market data as well as the motivation and thinking of purchasers. In determining the fair value of the properties, the Independent Valuation Firm utilizes the Income Capitalization Approach as the primary method. A second limited scope Sales Comparison Approach is employed to test the reasonableness of the Income Capitalization Approach. The Cost Approach is not employed as it is not typically relied upon by market participants to value income producing properties.

Because the property valuations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated value of our real property may not reflect the liquidation value or net realizable value of our properties because the valuation performed by the Independent Valuation Firm involves subjective judgments and do not reflect transaction costs associated with property dispositions. However, as discussed below, in some circumstances such as when an asset is anticipated to be acquired or disposed, we may apply a probability-weighted analysis to factor in a portion of potential transaction costs in our NAV calculation.

Our Independent Valuation Firm’s valuation report is not addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing its valuation report, our Independent Valuation Firm does not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.

In conducting its investigation and analyses, our Independent Valuation Firm takes into account customary and accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us or our advisor. Although our Independent Valuation Firm may review information supplied or otherwise made available by us or our advisor for reasonableness, it assumes and relies upon the accuracy and completeness of all such information and all information supplied or otherwise made available to it by any other party and does not undertake any duty or responsibility to verify independently any such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed or discussed with our Independent Valuation Firm, our Independent Valuation Firm assumes such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, board of directors and advisor, and relies upon us to advise our Independent Valuation Firm promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of its review.

In performing its analyses, our Independent Valuation Firm will be expected to make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, unless specifically informed to the contrary, our Independent Valuation Firm assumes that we have clear and marketable title to each real estate property valued, that no title defects exist, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our Independent Valuation Firm’s analysis, opinions and conclusions are necessarily based upon market, economic, financial and other circumstances and conditions existing at or prior to the valuation, and any material change in such circumstances and conditions may affect our Independent Valuation Firm’s analysis and conclusions. Our Independent Valuation Firm’s valuation report may contain other assumptions, qualifications and limitations set forth in the respective report that qualify the analysis, opinions and conclusions set forth therein.

The overarching principle is to produce valuations that represent fair and reasonable estimates of the unencumbered values of our real estate or the prices that would be received for our real properties in arm’s length transactions between market participants before considering underlying debt. The valuation of our real properties determined by the Independent Valuation Firm may not always reflect the value at which we would agree to buy or sell assets and the value at which we would buy or sell such assets could materially differ from the Independent Valuation Firm’s estimate of fair value. Further, we do not undertake to disclose the value at which we would be willing to buy or sell our real properties to any prospective or existing investor.

The valuations are performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. Each valuation must be reviewed, approved and signed by an individual with the professional designation of Member of the Appraisal Institute (“MAI”). Real estate valuations are reported on a free-and-clear basis (for example, without factoring in any applicable mortgage(s)), irrespective of any property-level financing that may be in place. Such property-level financings ultimately are factored in and do reduce our NAV in a manner described below.

The analyses performed by our Independent Valuation Firm do not address the market value of our common stock. Furthermore, the prices at which our real estate properties may actually be sold could differ from our Independent Valuation Firm’s analyses.

Valuation of Real Estate-Related Liabilities

Our real estate-related liabilities consist of financing for our real estate assets. These liabilities are generally included in our determination of NAV in accordance with GAAP. Costs and expenses incurred to secure financing are amortized over the life of the applicable loan. Unless the costs can be specifically identified, we allocate the financing costs and expenses incurred with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the proceeds from each loan. Depending on the relationship of a loan’s interest rate and other terms to current market interest rates and other terms, our Independent Valuation Firm may conclude that the value of a loan is more or less than its current loan balance. We have interest rate swap agreements which are derivative instruments. These derivatives will be valued by a third-party pricing service. The Independent Valuation Firm will include the derivatives at the value determined by the third-party pricing service.

There are some circumstances where liabilities may be included in our determination of NAV using an alternative methodology to GAAP. For example, if a loan amount exceeds the value of the underlying real property and the loan is otherwise a non-recourse loan, we will assume an equity value of zero for purposes of the combined real property and the loan in determination of our NAV. Another example would be if a loan restructure or modification has caused the legal liability of the loan to significantly deviate from the underlying carrying value according to GAAP, we would recognize the legal liability rather than the GAAP determination of the liability.

Valuation of Non-Real Estate Related Assets and Liabilities

The Independent Valuation Firm will then add any other assets held by us, including cash and cash equivalents, and any accruals of income, and subtract an estimate of our accrued liabilities, which should be limited to accrued fees and reimbursements due to our advisor and sponsor, including any fees and expenses for which the advisor or sponsor have elected deferred payment and certain legal, accounting and administrative costs.

Our most significant source of net income is property income. We accrue estimated income and expenses. On a periodic basis, our income and expense accruals are adjusted based on information derived from actual operating results.

For the purpose of calculating our NAV, all incurred but unpaid organization and offering costs will reduce NAV as part of our estimated expense accrual. For purposes of calculating our NAV in January 2019, the organization and offering expenses paid by the advisor through December 31, 2018 in excess of the amounts that the advisor has been reimbursed for were not recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the advisor for these costs.

Our liabilities are included as part of our NAV calculation generally based on GAAP. Our liabilities include, without limitation, property-level mortgages, interest rate swaps, the fees payable to the advisor, accounts payable, accrued operating expenses, any company level financing arrangements and other liabilities. Under GAAP, we accrue the deferred commissions relating to the Class S shares as an offering cost for the Class S shares at the time they are sold. For purposes of calculating NAV, we will not recognize the deferred commissions as a reduction of NAV since a Class S shareholder that elects to submit his shares to us for repurchase will not be responsible for the payment of future, unpaid deferred commissions. Furthermore, we reduce the amount of distributions paid to Class S stockholders by the portion of deferred commission accrued during such distribution period, deferred commissions do not impact the NAV of the Class S shares.

Process for Determining NAV and NAV per Share

We offer two classes of shares of our common stock, Class C shares and Class S shares. Our NAV is calculated for each of these classes. Our board of directors generally anticipates that we will calculate our NAV per share annually in the first quarter of each year as of December 31 of the prior year. In the event the Merger is not completed until after December 31, 2019, however, our board of directors may, in its discretion, determine to calculate the NAV per share as of the closing of the Merger and the Self-Management Transaction in order to facilitate the most efficient and orderly process for the NAV per share determination that takes into account these transactions. Changes in NAV are allocated among each class of shares based on each class’s relative percentage of NAV. Changes in the NAV reflect factors including, but not limited to, (1) gains (or losses) on the value of our real estate properties and related liabilities, (2) changes in the value of our liquid assets, and (3) accruals for income and expenses and distributions to stockholders.

After our board of directors has received our Independent Valuation Firm’s valuation report, the board, including a majority of our independent directors, has discretion to adjust the estimated value of either the assets or the liabilities associated with those assets based on their independent judgment of property values or economic conditions of individual properties, local conditions or general economic conditions. We expect that such adjustments will be infrequent, consistent with industry custom and practice, and only made to reflect events with respect to an asset or liability that our directors believe would have a material impact on the most recent estimated values and that have occurred between the time of the most recent valuation performed by our valuation firm and our calculation of NAV. These adjustments generally would occur under the same circumstances that would cause us to adjust our NAV between our regularly scheduled annual calculations of NAV, as described in Oversight by our Board of Directors, below. For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property or capital market events may cause the value of a property to change materially. Our board of directors, including a majority of our independent directors, will determine the appropriate adjustment to be made, if any, to the estimated value of the property based on all currently available information and on reasonable assumptions and judgments that may or may not prove to be correct. Any such adjustment will be made by the board of directors, including a majority of our independent directors.

Following the calculation and allocation of changes in NAV as described above, NAV is adjusted for accrued dividends to determine the NAV. We refer to the result of this calculation as the “Preliminary NAV”, which was used to determine whether any subordinated participation fee was due to the advisor and, if so, the amount of the subordinated participation fee. If a subordinated participation fee was due to the advisor, it was deducted from the prior calculation and the result was our NAV. On August 9, 2019, in connection with the annual renewal of the Advisory Agreement, our advisor and sponsor agreed to eliminate the subordinated participation fee. Accordingly, beginning with our next NAV calculation, the NAV we determine following the calculation and allocation of changes in NAV as described above, as adjusted for accrued dividends, will be our NAV as of the calculation date.

NAV per share for each class is calculated by dividing such class’s NAV by the number of shares outstanding for that class.

We use the NAV per share for several purposes, including:

(i)	Determining the price per share at which we sell shares of Class C common stock and Class S common stock to investors;
(ii)	Determining the price per share at which the repurchase program may repurchase shares of Class C common stock and Class S common stock; and
(iii)	Determining the price per share at which distributions are reinvested pursuant to our distribution reinvestment plan.

Oversight by our Board of Directors

All parties engaged by us in the calculation of our NAV, including the advisor, are subject to the oversight of our board of directors. As part of this process, our advisor reviews the estimates of the values of our real property for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions and informs our board of directors of its conclusions. Our Independent Valuation Firm may consider any comments received from our advisor or us to its valuation report, the final estimated values of our real property assets and related liabilities are determined by the Independent Valuation Firm.

Between annual valuations, our advisor will monitor our real estate investments to determine whether a material event has occurred that our advisor believes may have a material impact on the estimated values that were used in calculating our most recent NAV. If an event occurs that is likely to have a material impact on previously provided estimated values of the affected commercial real estate assets or related real estate liabilities, we will determine valuation adjustments that will then be incorporated into our NAV. In making such adjustments, we may rely on the assistance of our Independent Valuation Firm and may obtain an appraisal of the subject assets.

For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property or capital market events may cause the value of a property to change materially. We will determine the appropriate adjustment to be made to the estimated value of the property based on the information available. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time. Any such adjustment will be made by the board of directors, including a majority of our independent directors. We will promptly disclose any change in NAV in our prospectus and in reports we publicly file with the SEC.

Our Independent Valuation Firm is available to meet with our board of directors and our advisor to review valuation information, our valuation guidelines and the operation and results of the valuation process generally. Our board of directors has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if it deems any such engagements appropriate.

Review and Changes to Our Valuation Procedures

At least once each calendar year, our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Firm will provide our board of directors with its valuation report. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (i) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (ii) otherwise reasonably believes a change is appropriate for the determination of NAV. We will promptly disclose any material changes to our valuation procedures in our prospectus and in reports we publicly file with the SEC.

Limitations on the Calculation of NAV

The largest component of our NAV consists of real property investments and, as with any real estate valuation protocol, each property valuation is based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. The use of different judgements, assumptions or opinions would likely result in a different estimate of the value of our real property investments. Although the methodologies continued in the valuation procedures are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed. Furthermore, our NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national stock exchange. Our board of directors may suspend this offering and the redemption program if it determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

In addition, on any given day, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. Between valuations, our advisor will monitor our real estate investments and may recommend revisions to NAV to our directors as described in Oversight by our Board of Directors, above. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on limited information that is readily available at that time. Any potential disparity in our NAV from this estimate or from the determination by our directors, including a majority of our independent directors, that no adjustment is necessary may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders, depending on the circumstances at the time.

Calculation of Subordinated Participation Fee

As described elsewhere in our prospectus, the advisor was entitled to receive a subordinated participation fee in each year in which the Preferred Return was achieved, and was equal to:

(i)	30% of the product of (a) the difference of (x) the Preliminary NAV, minus (y) the Highest Prior NAV per share, multiplied by (b) the number of shares outstanding as of December 31 of the relevant annual period, plus
(ii)	30% of the product of: (i) the Excess Return, multiplied by (ii) the weighted average number of shares outstanding for the annual period, calculated on a monthly basis.

The subordinated participation fee was payable annually. We calculated a subordinated participation fee for the first time in connection with our initial calculation of NAV and NAV per share, which our board of directors approved on January 18, 2018 and calculated as of December 31, 2017. The Company paid the subordinated participation fee of $315,802 incurred in 2017 in January 2018. The subordinated participation fee for 2018 was calculated as of December 31, 2018 in connection with our second calculation of NAV and NAV per share, and was approved by our board of directors on January 11, 2019. In January 2019, the Company paid the subordinated participation fee incurred in 2018 of $839,050. On August 9, 2019, in connection with the annual renewal of the Advisory Agreement, our advisor and sponsor agreed to eliminate any subordinated participation fee payable in the future.

The advisor and the sponsor, at their sole election, may defer reimbursements and fees otherwise due to them. A waiver or deferral of any fees or reimbursements owed to the advisor or sponsor may increase the cash available to make distributions to our stockholders.

CALCULATION OF ESTIMATED NET ASSET VALUE PER SHARE

Overview

On January 11, 2019, in accordance with the valuation procedures described above under Net Asset Value Calculation and Valuation Procedures, our conflicts committee recommended and our board of directors unanimously approved and established an estimated per share NAV of our Class C common stock of $10.16 based on an estimated market value of our assets less the estimated market value of our liabilities, divided by the number of shares outstanding, as of December 31, 2018. This is the second time that the board of directors has determined an estimated per share NAV of our Class C common stock and the Company intends to publish an updated estimated per share NAV on at least an annual basis.

Process

The conflicts committee of our board of directors, composed solely of all of our independent directors, is responsible for the oversight of the valuation process used to determine the estimated NAV per share of our common stock, including oversight of the valuation processes and methodologies used to determine our estimated NAV per share, the consistency of valuation methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. In determining the estimated NAV of our shares, our conflicts committee and board of directors considered information and analysis, including valuation materials that were provided by CW, and information provided by our advisor. CW developed an opinion of fair value of the real estate assets and real estate related liabilities associated with our properties. The valuation was performed in accordance with the provisions of the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs.

The engagement of CW was approved by our board of directors, including all members of the conflicts committee. CW’s scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Several members of the CW engagement team who certified the methodologies and assumptions applied by us hold a MAI designation. Other than its engagement as described herein, CW does not have any direct interests in any transaction with us and has not performed any services for us other than asset allocation services pursuant to Accounting Standards Update No. 2017-01, Clarifying the Definition of a Business (ASC No. 2017-01) and Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (ASC Topic 805).

The materials provided by CW included a range of NAV of our shares, and the conflicts committee of our board of directors believes that the use of the “Valuation Methodology,” as discussed below, as the primary or sole indicator of value has become widely accepted as a best practice in the valuation of non-listed REIT shares, and therefore the conflicts committee and our board of directors determined to use the Valuation Methodology in establishing the estimated per share NAV. This Valuation Methodology is consistent with the valuation procedures described above under Net Asset Value Calculation and Valuation Procedures. Based on these considerations, the conflicts committee recommended that our board of directors establish an estimated value of our common stock, as of December 31, 2018, of $10.16 per share, which estimated value was within the $9.30 to $10.51 per share valuation range calculated by CW using the Valuation Methodology. The board of directors unanimously agreed to accept the recommendation of the conflicts committee and approved $10.16 as the estimated NAV per share of our common stock. Our board of directors is ultimately and solely responsible for the establishment of the per share estimated value.

Valuation Methodology

In preparing its valuation materials and in reaching its conclusions as to the reasonableness of the methodologies and assumptions used by us to value our assets, CW, among other things:

•	investigated numerous sales in the properties’ relevant markets, analyzed rental data and considered the input of buyers, sellers, brokers, property developers and public officials;
•	reviewed and relied upon Company-provided data regarding the size, year built, construction quality and construction type of the properties in order to understand the characteristics of the existing improvements and underlying land;
•	reviewed and relied upon Company-provided balance sheet items such as cash and other assets, as well as debt and other liabilities;

•	relied upon Company-provided derivative instrument valuation reports prepared by a third-party pricing service;
•	researched the market by means of publications, public and private databases and other resources to measure current market conditions, supply and demand factors, and growth patterns and their effect on the properties; and
•	performed such other analyses and studies, and considered such other factors, as CW considered appropriate.

CW utilized two approaches in valuing our real estate assets that are commonly used in the commercial real estate industry. The following is a summary of the NAV Methodology and the valuation approaches used by CW:

NAV Methodology - The NAV Methodology determines the value of the Company by determining the estimated market value of our entity level assets, including real estate assets, and subtracting the market value of its entity level liabilities, including its debt. The materials provided by CW to estimate the value of the real estate assets were prepared using discrete estimations of “as is” market valuations for each of the properties in our portfolio using the income capitalization approach as the primary indicator of value and the sales comparison approach as a secondary approach to value, as discussed in greater detail below. CW also estimated the fair value of our real estate related debt and also reviewed the methodology used by a third-party pricing service to estimate the fair value of our derivatives and determined that the approach was reasonable. CW then added the non-real estate related assets and subtracted non-real estate related liabilities. The resulting amount, which is the estimated Preliminary NAV of the portfolio, is divided by the number of common shares outstanding to determine the estimated per share Preliminary NAV. The Preliminary NAV was used to calculate the subordinated participation fee that is due to the advisor. The amount of the subordinated participation fee was deducted from the estimated Preliminary NAV to calculate the estimated NAV.

Determination of Estimated Market Value of Our Real Estate Assets Under the NAV Methodology

Income Capitalization Approach - The income capitalization approach first determines the income-producing capacity of a property by using contract rents on existing leases and by estimating market rent from rental activity at competing properties for the vacant space. Deductions are then made for vacancy and collection loss and operating expenses. The net operating income (“NOI”) developed in CW’s analysis is the balance of potential income remaining after vacancy and collection loss and operating expenses. This NOI was then capitalized at an appropriate rate to derive an estimate of value (the “Direct Capitalization Method”) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis (the “DCF Method”). Thus, two key steps were involved: (1) estimating the NOI applicable to the subject property and (2) choosing appropriate capitalization rates and discount rates.

The material assumptions used in the income capitalization approach are NOI and the capitalization rate. All of our existing leases are triple-net, and therefore NOI is equal to the contractual cash basis rents. The 2019 contractual cash basis rents were used.

The following summarizes the range of capitalization rates CW used to arrive at the estimated market values of our properties valued using the DCF Method:

	Range	Weighted- Average
Capitalization Rate	6.75% to 8.50%	7.18%

The capitalization rate was weighted based on NOI. An increase (or decrease) in the selected capitalization rate of 0.25% would result in an increase (or decrease) in net asset value of approximately $8,200,000.

Sales Comparison Approach - The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as the price for comparable improved properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes.

Utilizing the NAV Methodology, including use of the two approaches to value our real estate assets noted above, when divided by the 12.96 million shares of our common stock outstanding on December 31, 2018, CW determined a valuation range of $9.30 to $10.51 per share.

CW prepared and provided us with a report containing, among other information, the range of net asset values for our common stock as of December 31, 2018 (the “Valuation Report”). On January 11, 2019, the conflicts committee of our board of directors conferred with CW regarding the methodologies and assumptions used in the Valuation Report. On January 11, 2019, the conflicts committee of our board of directors recommended, and our board of directors unanimously approved, an estimated per share NAV of our common stock, as of December 31, 2018, of $10.16 per share.

The table below sets forth the calculation of our estimated per share NAV as of December 31, 2018:

	Estimated Value	Estimated Per Share NAV
Real estate properties	$241,541,137	$18.64
Investment in unconsolidated entities:
Santa Clara Property tenant-in-common interest	13,125,847	1.01
REIT I(1)	4,347,510	0.34
Cash, cash equivalents and restricted cash	8,584,335	0.66
Other assets	1,925,802	0.15
Total assets	269,524,631	20.80
Mortgage notes payable and unsecured credit facility, net	130,503,181	10.07
Tenant improvement liability	3,700,654	0.29
Other liabilities	2,769,199	0.21
Total liabilities	136,973,034	10.57
Preliminary NAV	132,551,597	10.23
Subordinated participation fee payable(2)	(839,050)	(.07)
Total estimated value as of December 31, 2018	$131,712,547	$10.16
Shares of common stock outstanding	12,960,889
(1)	On January 14, 2019, REIT I announced its NAV of $10.57 per share. As of December 31, 2018, we owned 403,980 shares, or approximately 4.8% of the outstanding shares of REIT I common stock. The estimated value of REIT I, based on its NAV announced on January 14, 2018, was $88,731,996 as of December 31, 2018. The estimated value of our interest in REIT I above includes the REIT I NAV of $10.57 per share multiplied by the 403,980 shares of REIT I that we owned plus estimated dividends receivable from REIT I as of December 31, 2018.
(2)	The subordinated participation fee of $839,050 was paid in cash in January 2019.

Exclusions from Estimated NAV

The estimated share value approved by the board of directors does not reflect any “portfolio premium,” nor does it reflect our enterprise value, which may include a premium or discount to NAV for:

•	the size of our portfolio as some buyers may pay more for a portfolio compared to prices for individual investments;
•	the overall geographic and tenant diversity of the portfolio as a whole;
•	the characteristics of our working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;
•	certain third-party transaction or other expenses that would be necessary to realize the value;
•	services being provided by personnel of advisors under the advisory agreement and our potential ability to secure the services of a management team on a long-term basis; or
•	the potential difference in per share value if we were to list its shares of common stock on a national securities exchange.

Limitations of the Estimated Share Value

As with any valuation methodology, the NAV Methodology used by the board of directors in reaching an estimate of the value of our shares is based upon a number of estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different valuation methods, estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of our shares. In addition, the board of directors’ estimate of share value is not based on the book values of our real estate, as determined by generally accepted accounting principles, as our book value for most real estate is based on the amortized cost of the property, subject to certain adjustments.

Furthermore, in reaching an estimate of the value of our shares, our board of directors did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, selling costs were not considered by CW in the valuation of the properties. Other costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy involves a listing of our shares of common stock on a national securities exchange, a merger of us, or a sale of our portfolio were also not included in the board of directors is estimate of the value of our shares.

As a result, there can be no assurance that:

•	stockholders will be able to realize the estimated share value upon attempting to sell their shares;
•	we will be able to achieve, for its stockholders, the estimated per share NAV upon a listing of our shares of common stock on a national securities exchange, a merger of us, or a sale of our portfolio; or
•	the estimated share value, or the methodology relied upon by the board of directors to estimate the share value, will be found by any regulatory authority to comply with ERISA, the Internal Revenue Code or other regulatory requirements.

Furthermore, the estimated value of our shares was calculated as of a particular point in time. The value of our shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets.

Additional Information Regarding Engagement of Cushman & Wakefield

As noted in the valuation procedures described above under Net Asset Value Calculation and Valuation Procedures, CW was selected by our advisor and approved by our conflicts committee and board of directors to estimate the fair value of the real estate assets and real estate related liabilities associated with our properties. CW’s valuation materials were addressed solely to the advisor in connection with the approval by the board of directors of an estimated value of our common shares as of December 31, 2018. CW’s valuation materials provided to us do not constitute a recommendation to purchase or sell any shares of our common stock or other securities. The estimated value of our common stock may vary depending on numerous factors that generally impact the price of securities, the financial condition of us and the state of the real estate industry more generally, such as changes in economic or market conditions, changes in interest rates, changes in the supply of and demand for commercial real estate properties and changes in tenants’ financial condition.

In connection with its review, while CW reviewed the information supplied or otherwise made available to it by us and its advisor for reasonableness, CW assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CW, CW assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management and our advisor, and relied upon us and our advisor to advise CW promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.

In preparing its valuation materials, CW did not, and was not requested to, solicit third party indications of interest for us in connection with possible purchases of our securities or the acquisition of all or any part of us.

In performing its analyses, CW made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond CW’s control and the control of us, The analyses performed by CW are not necessarily indicative of actual values, trading values or actual future results of our common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not reflect the prices at which properties may actually be sold, and such estimates are inherently subject to uncertainty. The conflicts committee and the board of directors considered other factors in establishing the estimated value of our common stock in addition to the materials prepared by CW. Consequently, the analyses contained in the CW materials should not be viewed as being determinative of the board of directors’ estimate of the value of our common stock.

CW’s materials were necessarily based upon market, economic, financial and other circumstances and conditions existing as of December 31, 2018, and any material change in such circumstances and conditions may have affected CW’s analysis, but CW does not have, and has disclaimed, any obligation to update, revise or reaffirm its materials as of any date subsequent to December 31, 2018.

For services rendered in connection with and upon the delivery of its valuation materials, we paid CW a customary fee. The compensation CW received was based on the scope of work and was not contingent on an action or event resulting from analyses, opinions, or conclusions in its valuation materials or from its use, in addition, CW’s compensation for completing the valuation was not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of us, the amount of the estimated value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the valuation materials. We also agreed to reimburse CW for its expenses incurred in connection with its services, and will indemnify CW against certain liabilities arising out of its engagement.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts. If the Merger and the Self-Management Transaction are completed, many of the conflicts of interest described below will be eliminated, except that we or an affiliate of ours is expected to serve as the sponsor and advisor of BRIX REIT following consummation of the Self-Management Transaction. In addition, if the Merger is not consummated but the Self-Management Transaction is consummated, we expect that we or an affiliate of ours will serve as the sponsor and advisor of REIT I.

Our Affiliates’ Interests in Other Programs Advised by Our Sponsor or its Affiliates or in Which They Otherwise Have an Interest or Owe Fiduciary Duties

General

All of our executive officers, our affiliated directors and other key real estate professionals at our advisor are also: officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our sponsor and our advisor; and executive officers, affiliated directors and/or key professionals of REIT I, which is a non-traded REIT advised by our sponsor. Prior to October 28, 2019, these same executive officers and other key real estate professionals were also executive officers and/or key real estate professionals of BRIX REIT, which is also a non-traded REIT that was previously advised by our sponsor until it terminated its advisory agreement with our sponsor effective October 28, 2019. Our affiiated directors and one of our independent directors are also directors of BRIX REIT. These individuals have legal and financial obligations with respect to REIT I and/or BRIX REIT that are similar to their obligations to us, especially since the investment objectives of REIT I and BRIX REIT are similar to ours. Accordingly, conflicts of interest may arise between us and these other programs.

Allocation of Investment Opportunities

We rely on our advisor and the real estate professionals of our advisor to identify suitable investments. REIT I is, and prior to October 28, 2019 BRIX REIT was, also advised by our sponsor. As such, these programs have relied on many of the same professionals as we do in connection with seeking investment opportunities. Many investment opportunities that are suitable for us may also be suitable for REIT I and BRIX REIT to the extent they are then seeking investment opportunities.

When advisor’s real estate professionals direct an investment opportunity to any program advised by our sponsor or its affiliates, they, in their sole discretion, will offer the opportunity to the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. As a result, these real estate professionals could direct attractive investment opportunities to other entities. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us. See Conflicts of Interests – Certain Conflict Resolution Measures.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other programs advised by our sponsor or its affiliates own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and such other program advised by our sponsor or its affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and such other program advised by our sponsor or its affiliates were to attempt to sell similar properties at the same time. See Risk Factors—Risks Related to Conflicts of Interest. Conflicts of interest may also exist at such time as we or our sponsor seeks to employ developers, contractors, building managers or other third parties. Our advisor and the advisors of other programs sponsored by our sponsor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and the advisors of other programs sponsored by our advisor will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our advisor and the advisors of these other programs cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

We rely on our advisor and the key real estate, management and accounting professionals our advisor has assembled, including Messrs. Halfacre and Pacini, for the day-to-day operation of our business. REIT I is, and prior to October 28, 2019 BRIX REIT was, also advised by our sponsor. REIT I currently relies on our sponsor and many of the same real estate, management and accounting professionals as us. Our executive officers and the key real estate, management and accounting professionals affiliated with our sponsor who provide services to us are not obligated to devote a fixed amount of their time to us. Messrs. Halfacre and Pacini are also executive officers of REIT I and our sponsor. As a result of their interests in other programs advised by our sponsor or its affiliates and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, these individuals face conflicts of interest in allocating their time among us, REIT I, and our sponsor, as well as other business activities in which they may be involved.

Our sponsor believes that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. It is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of the other programs advised by our sponsor or its affiliates are very similar, there are significant efficiencies created by the same team of individuals at our advisor providing services to multiple programs.

Receipt of Fees and Other Compensation by our Advisor, our Sponsor and their Affiliates

Our advisor and its affiliates receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of its affiliates, some of whom also serve as our executive officers and affiliated directors, and the key real estate, management and accounting professionals at our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of agreements with our advisor and its affiliates, including the Advisory Agreement;
•	public offerings of equity by us, which will may result in increased acquisition fees and asset management fees;
•	sales of real estate investments, which entitle our advisor to disposition fees;
•	acquisitions of real estate investments, which entitle our advisor to acquisition fees based on the cost of the investment and asset management fees based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to recommend riskier transactions to us and/or transactions that are not in our respective best interests and, in the case of acquisitions of investments from other programs advised by our sponsor or its affiliates, which might entitle affiliates of our advisor to disposition fees and possible subordinated incentive fees in connection with its services for the seller;
•	borrowings to acquire real estate investments, which borrowings will increase the acquisition fees and asset management fees payable to our advisor; and
•	whether and when we seek to list our Class C shares of common stock on a national securities exchange.

Our Board of Directors’ Duties to REIT I and BRIX REIT

Our affiliated directors, Messrs. Halfacre and Wirta, are also directors of BRIX REIT and trust managers of REIT I, and one of our directors, Mr. Randolph, is also currently an independent director of BRIX REIT. The duties of our directors serving on the board of directors (or its equivalent) of REIT I and BRIX REIT may influence their judgment when considering issues for us that also may affect these other programs, such as the following:

•	Our conflicts committee must evaluate the performance of our advisor with respect to whether our advisor is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting opportunities to, or is giving preferential treatment to, other programs advised by our sponsor or its affiliates, our conflicts committee may not be well suited to enforce our rights under the terms of the Advisory Agreement or other advisory agreements of the Company, or to seek a new advisor.
•	We could enter into transactions with REIT I or BRIX REIT, such as the Merger or the Self-Management Transaction, the website hosting services agreement with BRIX REIT described below, or other property sales, acquisitions or financing arrangements. Decisions of our board or our conflicts committee regarding the terms of those transactions may be influenced by our board’s or our conflicts committee’s responsibilities to such other programs. For example, such transactions might entitle our advisor or its affiliates to fees and other compensation from both parties to the transaction, although our advisor has agreed to waive the acquisition and disposition fees it would be entitled to in connection with the Merger. Similarly, property sales to other programs advised by our sponsor or its affiliates might entitle our advisor’s affiliates to acquisition fees in connection with their services to the purchaser in addition to disposition and other fees that we might pay to our advisor in connection with such transaction.
•	A decision of our board or our conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with the offering conducted by BRIX REIT.
•	A decision of our board or conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of BRIX REIT or, if the the Merger is not completed, REIT I.
•	A decision of our board or our conflicts committee regarding whether and when we seek to list our shares of Class C common stock on a national securities exchange could be influenced by concerns that such listing could adversely affect the sales efforts of BRIX REIT or, if the Merger is not completed, REIT I.

Because one of the members of the conflicts committee of our board of directors is also currently an independent director of BRIX REIT and serves as chair of its conflicts committee, this director receives compensation for his service on the board of BRIX REIT. BRIX REIT pays each independent director 1,000 shares of its common stock for each board meeting attended and 200 shares of its common stock for each committee meeting attended and an additional 600 shares of its common stock is paid semi-annually to the chair of BRIX REIT’s conflicts committee. In addition, and like us, BRIX REIT reimburses directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the trust managers or board of directors, as applicable.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

All of our executive officers, our affiliated directors and our key real estate professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in or for our advisor, sponsor and REIT I. In addition, our affiliated directors, Messrs. Halfacre and Wirta, and one of our independent directors, Mr. Randolph, is also a director of BRIX REIT.

As a result, they owe fiduciary duties to each of these entities, their stockholders, members and investors. These fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

Online Platform Hosting

Through the Operating Partnership, we have acquired the software and related assets of our sponsor in order for the Operating Partnership to develop and operate a new online platform for BRIX REIT. The Operating Partnership entered into a website hosting services agreement with BRIX REIT effective October 28, 2019 pursuant to which the Operating Partnership will host the online platform at www.brix-reit.com for BRIX REIT. In connection with such hosting services, BRIX REIT will pay the Operating Partnership service fees equal to the direct cost paid by the Operating Partnership to third parties for services related to the Operating Partnership’s hosting of the online platform, plus the then-current time and materials rates charged by the Operating Partnership for the services of its personnel. The website hosting services agreement has a term of three years following its effective date and will automatically renew for successive one-year periods unless either party notifies the other of termination on or before 90 days prior to the end of the term, or unless the agreement is terminated earlier due to a material breach by either party of the agreement, either party becomes insolvent or the Operating Partnership transfers or assigns all of its right, title and interest in the online platform to a third party that is not a direct or indirect subsidiary of the Operating Partnership.

As described above, our affiliated directors, Messrs. Halfacre and Wirta, and one of our independent directors, Mr. Randolph, are also directors of BRIX REIT.

Certain Conflict Resolution Measures

Responsibilities of Our Conflicts Committee

In order to ameliorate the risks created by conflicts of interest, the board of directors has delegated certain responsibilities to our conflicts committee acting by majority vote. An independent director is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years and meets the other requirements set forth in our charter. None of our independent directors serve as independent trust managers of REIT I, although one of our independent directors is also currently an independent director of BRIX REIT.

We have an approximate 4.8% ownership in REIT I that was approved by our conflicts committee, and our advisor receives no fees or other compensation in connection with this investment. See Existing Properties and Investments — Rich Uncles Real Estate Investment Trust I Investment. Our conflicts committee oversees this investment and considers conflicts of interest that may arise, including those that may arise in connection with prospective acquisitions and dispositions within the trust’s portfolio.

Both our board of directors and our conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our conflicts committee is also empowered to retain its own legal and financial advisors at our expense. Among the matters we expect to require approval of a majority of our conflicts committee are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the Advisory Agreement;
•	public offerings of securities;
•	sales of properties and other investments;
•	investments in properties and other assets;
•	borrowings;
•	transactions with affiliates;
•	compensation of our officers and directors who are affiliated with our advisor;
•	whether and when we seek to list our shares of Class C common stock on a national securities exchange;
•	whether and when we seek to become self-managed; and
•	whether and when we seek to sell the company or substantially all of its assets.

Acquisition parameters are established by our board of directors, including a majority of our conflicts committee, and potential acquisitions outside of these parameters require approval by our board of directors, including a majority of our conflicts committee. Unless otherwise provided by our charter or Maryland law, our conflicts committee may approve a proposed investment without action by the full board of directors if the approving conflicts committee constitute at least a majority of our board of directors.

Charter Provisions Relating to Conflicts of Interest

Our charter and bylaws contain restrictions relating to conflicts of interest, including the following:

Advisor Compensation. Our conflicts committee evaluates at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. Our conflicts committee also supervises the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by our conflicts committee:

•	the amount of the fees and any other compensation, including stock-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;
•	whether the total fees and expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;
•	the success of our advisor in generating appropriate investment opportunities;
•	the rates charged to other companies, including other REITs, by advisors performing similar services;
•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;
•	the quality and extent of service and advice furnished by our advisor and its affiliates;
•	the performance of our investment portfolio; and
•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

Under our charter, we can only pay our advisor or its affiliates a disposition fee or commission in connection with the sale of an asset if: (i) our advisor or its affiliates provide a substantial amount of the services in the effort to sell the asset; (ii) the fee does not exceed 3% of the sales price of the asset; and (iii) if in connection with a disposition, commissions are paid to third parties unaffiliated with our advisor or its affiliates, the commission paid to our advisor or its affiliates does not exceed the lesser of the competitive real estate commission or 6% when combined with the commissions paid to such unaffiliated third parties. We do not intend to sell assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor or its affiliates a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property. This limit may only be exceeded if a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits acquisition fees and acquisition expenses to equal 6% of the purchase price, our Advisory Agreement limits the acquisition fee to 3% of the purchase price (including any acquisition expenses and any debt attributable to such investments). Any increase in the acquisition fee stipulated in the Advisory Agreement would require the approval of a majority of our conflicts committee. We have estimated acquisition fees based an assumption that all of the acquisition fees are paid by us; and all such acquisitions are based on our target leverage of 50%. See Management Compensation.

Term of Advisory Agreement. Our conflicts committee or our advisor may terminate our Advisory Agreement with our advisor with or without cause or penalty on 60 days’ written notice. In such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function.

Upon termination of the Advisory Agreement by us without cause or by our advisor at a time when no cause for termination exists, our advisor may be entitled to a termination fee if (based upon an independent NAV per share calculation) it would have been entitled to a Liquidation Fee had the portfolio been liquidated on the termination date, if our conflicts committee does not terminate the agreement for cause. See Management Compensation – Liquidation Stage – Liquidation Fee.

Our Acquisitions. We will not purchase or lease assets in which our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event may we acquire any such real property at an amount in excess of its current appraised value. An appraisal is “current” if obtained within the prior year. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) our conflicts committee determines that such transaction is fair and reasonable; (ii) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller; (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property; and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of our board of directors. In cases in which a majority of our conflicts committee so determines, and in all cases in which real property is acquired from our advisor, any of our directors or officers or any of their affiliates, the fair market value shall be determined by an independent expert selected by our conflicts committee not otherwise interested in the transaction.

Other Transactions Involving Affiliates. A majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transactions must conclude that all other transactions, between us and our advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. Our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless a majority of our conflicts committee have determined that such excess expenses were justified based on unusual and non-recurring factors. Average invested assets means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. Total operating expenses means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock on a national securities exchange; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) reasonable incentive fees based upon increases in NAV per share; and (vi) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, disposition and ownership of real estate interests or other property (other than disposition fees on the sale of assets other than real property), including the costs of insurance premiums, legal services, maintenance, repair and improvement of property.

Repurchase of Our Class C Shares. Our charter provides that we may not repurchase shares of our Class C common stock if such repurchase would impair our capital or operations. In addition, our charter prohibits us from paying a fee to our advisor, our directors or officers, or any of their affiliates in connection with our repurchase of our Class C common stock.

Loans to Affiliates. We will not make any loans to our advisor or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of our board of directors (including a majority of conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our Class C common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements of the company prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;
•	the ratio of the costs of raising capital during the year to the capital raised;
•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;
•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;
•	a report from our conflicts committee that our policies are in the best interests of our Class C common stockholders and the basis for such determination; and
•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Before becoming a Class C common stockholder, our advisor and our directors and officers and their affiliates must agree to abstain from voting their shares of Class C common stock in any vote regarding (i) the removal of any of them or their affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and a majority of our conflicts committee reviewed and ratified our charter by the vote of a majority of their respective members, as required by our charter.

Internalization

In connection with the Self-Management Transaction pursuant to which, if consummated, we would acquire substantially all of the assets of our advisor and/or entities affiliated with our advisor and become self-managed, as required by our charter a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the Self-Management Transaction concluded that such transaction is fair and reasonable to us and any fees or other compensation due by virtue of the transaction to our advisor and/or affiliated entities are also fair and reasonable to us and on terms and conditions not less favorable than those available from unaffiliated third parties.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other programs advised by our sponsor or its affiliates. Our sponsor is currently the advisor to REIT I and, prior to October 28, 2019, was also the advisor to BRIX REIT. When our advisor’s real estate professionals direct an investment opportunity to any program advised by our sponsor or its affiliates, they, in their sole discretion, will have to determine the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. The factors that the real estate professionals will consider when determining the program for which an investment opportunity would be the most suitable are the following:

•	the investment objectives and criteria of each program;
•	the cash requirements of each program;
•	the effect of the investment on the diversification of each program’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties;
•	the policy of each program relating to leverage;
•	the anticipated cash flow of the property or asset to be acquired;

•	the income tax effects of the purchase on each program;
•	the size of the investment; and
•	the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or investment or a delay in the construction of a property, causes any investment, in the opinion of our advisor’s real estate professionals, to be more appropriate for another program advised by our sponsor or its affiliates, they may offer the investment to such program.

Our Advisory Agreement with our advisor requires that our advisor inform our conflicts committee each quarter of the investments that have been purchased by other programs for whom our sponsor or advisor or one of their affiliates serves as advisor so that our conflicts committee can evaluate whether we are receiving our fair share of opportunities. Our advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among the programs advised by our sponsor or its affiliates are important factors in our conflicts committee’s determination to continue or renew our arrangements with our advisor and its affiliates. Our conflicts committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other programs advised by our sponsor or its affiliates. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us.

EXISTING PROPERTIES AND INVESTMENTS

We intend to inform you of new properties and investments after the date of this prospectus by providing periodic updates on our website at www.RichUncles.com and/or by disclosing any such acquisitions or investments in a supplement to this prospectus or a Current Report on Form 8-K.

As of September 30, 2019, we owned the following 24 properties and one parcel of land:

Properties:

Property and Location(1)	Rentable Square Feet	Property Type	Investment in Real Property, net, plus Above-/Below- Market Lease, Intangibles, net	Mortgage Financing (Principal)		Annualized Base Lease Revenue(2)	Acquisition Fee(3)	Lease Expiration(4)		Renewal Options (number/ years)(4)
Accredo Health, Orlando, FL	63,000	Office	$9,276,933	$4,763,427	(5)	$953,820	$327,890	6/14/2021		1/5-yr
Walgreens, Stockbridge, GA	15,120	Retail	3,820,607	2,126,303	(5)	360,000	152,026	2/28/2021		8/5-yr
Dollar General, Castalia, OH	9,026	Retail	1,082,211	565,725	(6)	79,320	34,140	5/31/2030		3/5-yr
Dollar General, Lakeside, OH	9,026	Retail	1,104,340	577,963	(6)	81,036	34,875	5/31/2030		3/5-yr
Dollar General, Mt Gilead, OH	9,026	Retail	1,179,450	612,826	(6)	85,924	36,981	6/30/2030		3/5-yr
Dollar General, Thompsontown, PA	9,100	Retail	1,195,423	613,356	(6)	85,998	37,014	10/31/2030		3/5-yr
Dollar General, Wilton, ME	9,100	Retail	1,536,356	801,940	(6)	112,439	48,390	7/31/2030		3/5-yr
Dollar General, Litchfield, ME	9,026	Retail	1,282,413	663,018	(6)	92,960	40,008	9/30/2030		3/5-yr
Dana, Cedar Park, TX	45,465	Industrial	8,139,076	4,572,030		686,044	274,200	6/30/2024		2/5-yr
Northrop Grumman, Melbourne, FL	107,419	Office	11,733,992	5,703,258		1,232,096	398,100	5/31/2021		1/5-yr
exp US Services, Maitland, FL	33,118	Office	6,346,698	3,400,983		722,555	200,837	11/30/2026		2/5-yr
Harley Davidson, Bedford, TX	70,960	Retail	12,357,235	6,778,769		900,000	382,500	4/12/2032		2/5-yr
Wyndham, Summerlin, NV(5)	41,390	Office	10,348,607	5,742,900	(7)	856,897	320,906	2/28/2025		1/5-yr
Williams Sonoma, Summerlin, NV(5)	35,867	Office	7,755,410	4,551,900	(7)	662,093	239,880	10/31/2022		None
Omnicare, Richmond, VA	51,800	Industrial	7,017,464	4,293,753		550,391	217,678	5/31/2031		1/5-yr
EMCOR, Cincinnati, OH	39,385	Office	5,789,723	2,875,046		482,076	177,210	2/28/2037		2/5-yr
Husqvarna, Charlotte, NC	64,637	Industrial	11,416,361	6,379,182		806,520	348,000	6/30/2025	(8)	2/5-yr
AvAir, Chandler, AZ	162,714	Industrial	26,114,355	14,575,000		2,142,000	795,000	12/31/2032		2/5-yr
3M, DeKalb, IL	410,400	Industrial	14,285,436	8,320,000		1,173,744	456,000	7/31/2022		1/5-yr
Cummins, Nashville, TN	87,230	Office	14,843,752	8,489,200		1,351,779	465,000	2/28/2023		3/5-yr
Northrop Grumman Parcel, Melbourne, FL	—	Land	329,410	—		—	9,000	3/31/2030		—
24 Hour Fitness, Las Vegas NV	45,000	Retail	12,139,699	6,308,926		842,199	366,000	3/31/2030		3/5-yr
Texas Health, Dallas TX	38,794	Office	7,380,224	—		524,697	222,750	12/31/2025		None
Bon Secours, Richmond, VA	72,890	Office	10,425,546	5,250,000		781,117	313,293	8/31/2026		None
Costco, Issaquah, WA	97,191	Office	29,030,211	18,850,000		2,113,904	870,000	7/31/2025	(9)	1/5-yr
	1,536,684		$215,930,935	$116,815,505		$17,629,609	$6,767,678
(1)	Each of the properties was 100% occupied by a single tenant at the time of acquisition and has remained 100% occupied by that tenant through September 30, 2019, except that Dana vacated the Cedar Park, TX property on March 29, 2019, but they remain obligated under the lease until June 30, 2024.
(2)	Annualized Base Lease Revenue is calculated based on the contractual monthly base rent, excluding rent abatements, at September 30, 2019 for 12 months.
(3)	The Acquisition Fee is paid to the advisor in connection with the acquisition of a property. The fee is equal to 3.0% of the contract purchase price of a property, as defined in the Advisory Agreement.
(4)	Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised unless otherwise noted.
(5)	These properties are both collateral for one mortgage note payable. The amounts shown on this schedule are based on the pro rata investment in the two properties.
(6)	The Company’s deeds of trust for the six Dollar General properties contain cross-collateralization and cross-default provisions. There is one loan for these six Dollar General properties and the amounts shown in this schedule are based on the pro rata investment in the six properties.
(7)	The loans for each of the Wyndham and Williams Sonoma properties located in Summerlin, Nevada were originated by Nevada State Bank (“Bank”). The loans are collateralized by a deed of trust and a security agreement with assignment of rents and fixture filing; in addition, the individual loans are subject to a cross-collateralization and cross-default agreement whereby any default under, or failure to comply with the terms of any one loan is an event of default under the terms of both loans. The value of the property must be in an amount sufficient to maintain a loan to value ratio of no more than 60%. If the loan to value ratio is ever more than 60%, the borrower shall, upon the Bank’s written demand, reduce the principal balance of the loans so that the loan to value ratio is no more than 60%.
(8)	The tenant’s right to cancel the lease on June 30, 2025 was not determined to be probable for financial accounting purposes.
(9)	The tenant’s right to cancel the lease on July 31, 2023 was not determined to be probable for financial accounting purposes.

Investments:

As of September 30, 2019, we had the following other real estate investments:

Investment Balance
Santa Clara Property – an approximate 72.7% tenant-in-common interest(1)	$10,478,651
REIT I – an approximate 4.8% interest	3,248,507
$13,727,158
(1)	This office property has approximately 91,740 rentable square feet. The purchase price was $29,625,075, including closing costs. The annualized base lease revenue is $1,981,584. The acquisition fee was $861,055, of which $626,073 was paid by the Company and the balance was paid by the other investors in the TIC. The lease expiration date is March 16, 2026 and the lease provides for three five-year renewal options.

In evaluating these properties for acquisition, including the determination of an appropriate purchase price to be paid for the properties, we considered a variety of factors, including the condition and financial performance of the properties, the terms of the existing leases and the creditworthiness of the tenants, property location, visibility and access, age of the properties, physical condition and curb appeal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including trade area population and average household income and neighborhood growth patterns and economic conditions. We do not currently have plans to incur any significant costs to renovate, improve or develop the properties, and we believe that the properties are adequately insured.

Lease Expirations as of September 30, 2019

The following tables reflect lease expirations with respect to our properties as of September 30, 2019:

Year	Number of Leases Expiring	Leased Square Footage Expiring	Percentage of Leased Square Footage Expiring	Cumulative Percentage of Leased Square Footage Expiring	Annualized Base Rent Expiring(1)	Percentage of Annualized Base Rent Expiring	Cumulative Percentage of Annualized Base Rent Expiring
July to December 2019	—	—	—%	—%	$—	—%	—%
2020	—	—	—%	—%	—	—%	—%
2021	3	185,539	12.1%	12.1%	2,545,916	14.4%	14.4%
2022	2	446,267	29.0%	41.1%	1,835,837	10.4%	24.8%
2023	1	87,230	5.7%	46.8%	1,351,779	7.6%	32.4%
2024	1	45,465	2.9%	49.7%	686,044	3.9%	36.3%
2025	3	177,375	11.5%	61.2%	3,495,498	19.8%	56.1%
2026	3	157,808	10.3%	71.5%	2,054,063	11.6%	67.7%
2027	2	104,022	6.8%	78.3%	1,288,596	7.3%	75.0%
2028	—	—	—%	78.3%	—	—%	75.0%
Thereafter	9	332,978	21.7%	100.0%	4,421,876	25.0%	100.0%
Total	24	1,536,684	100.0%		$17,679,609	100.0%
(1)	Annualized lease revenue is calculated based on the contractual monthly base rent at September 30, 2019 multiplied by 12.

Acquisition Subsequent to September 30, 2019

On October 24, 2019, we, through a wholly-owned subsidiary of the Operating Partnership, completed the acquisition of a cold storage warehouse and distribution facility with approximately 216,727 square feet located in Yuma, Arizona. This property is 100% leased to a wholly owned subsidiary of Taylor Fresh Foods, Inc., an American-based producer of fresh-cut fruits and vegetables. The property’s triple-net lease expires on September 30, 2033. The property is expected to generate approximately $24,124,800 in total rental revenue over the course of its remaining lease term.

The contract purchase price for the property was $24,700,000, which was funded with approximately $7,410,000 in net proceeds from our registered offering of Class C common stock, a mortgage secured by the property for $12,350,000 that provides 10-year financing at a fixed rate of 3.85% with five years of interest only payments and 27 ½ -year amortization thereafter, and $4,940,000 borrowed under our line of credit. The seller of the property is not affiliated with us or our affiliates. Under the terms of the Advisory Agreement, we paid our advisor an acquisition fee of $741,000 in connection with this acquisition.

As of the date of this prospectus, we are not under any non-cancelable contracts to acquire real estate.

Real Estate Investment in Rich Uncles Real Estate Investment Trust I

REIT I Investment —In June 2016 we purchased 200,000 shares of common stock of REIT I, a California business trust, for $2,000,000. We purchased an additional 164,352 shares during 2016 for $1,643,518 and an additional 39,628 shares in December 2018 for $422,439. The trust is an affiliate of ours and we share the same advisor, sponsor, and officers and directors. As of the date of this prospectus, we own an approximate 4.8% of the outstanding common stock of the trust and share in the same rights and economic interests of all other stockholders. The current investment was based upon the unanimous conclusion of our directors that the properties in the trust’s portfolio uniquely meet our investment criteria for the properties that we have and will continue to acquire.

Any investment by us in the securities of other real estate entities will be based upon the unanimous conclusion of our directors that the properties in those entities portfolio uniquely substantially meet our investment criteria for the properties that we have and will continue to acquire. See—Investment Objectives and Criteria.

Our advisor receives no fees or other compensation in connection with our investment in REIT I. Our investment in the trust was also approved by our conflicts committee, which is composed of all of our independent directors, and our conflicts committee is charged with reviewing all interactions between us and the trust. The conflicts committee oversees this investment and all potential conflicts of interest that may arise, including those that may arise in connection with prospective acquisitions and dispositions within the trust’s portfolio. See—Conflicts of Interest, Certain Conflict Resolution Measures – Responsibilities of Our Conflicts Committee.

As described herein, we have entered a Merger Agreement pursuant to which REIT I will merge with and into Merger Sub, a newly formed subsidiary of ours, with Merger Sub surviving as a direct, wholly owned subsidiary of our company. The Merger is expected to close in late December 2019 or early January 2020 subject to certain closing conditions, including the approval of the Merger by both the Company’s stockholders and REIT I’s shareholders. If the Merger is completed, the separate existence of REIT I will cease and we will own the entire real estate portfolio currently owned by REIT I as described below. See “Management—Committees of Our Board of Directors—Special Committee” for additional information.

Properties Owned by REIT I in which we had an approximate 4.8% Interest as of September 30, 2019

As of September 30, 2019, REIT I owned each of the following 20 properties and we had an approximate 4.8% interest in these properties through our ownership of stock in REIT I:

Property and Location	Rentable Square Feet	Property Type	Investment in Real Property, net, plus Above-/Below- Market Lease, Intangibles, net	Mortgage Financing (Principal)		Annualized Base Lease Revenue(1)	Acquisition Fee		Lease expiration	Renewal Options (number/years)
Chevron Gas Station, San Jose, CA	1,060	Retail	$2,605,414	$—		$199,800	$27,750		5/27/2025	4/5-yr
Levins, Sacramento, CA	76,000	Industrial	2,873,674	2,091,487		291,924	75,000	(2)	8/20/2023	2/5-yr
Chevron Gas Station, Roseville, CA(3)	3,300	Retail	2,413,757	—		201,600	56,000	(2)	9/30/2025	4/5-yr
Island Pacific Supermarket, Elk Grove, CA	13,963	Retail	3,085,653	1,901,859		195,482	74,400	(2)	5/31/2025	2/5-yr
Dollar General, Bakersfield, CA	18,827	Retail	4,058,246	2,338,007		328,250	91,500	(2)	7/31/2028	3/5-yr
Rite Aid, Lake Elsinore, CA	17,272	Retail	6,915,595	3,681,078		535,777	158,100	(2)	2/28/2028	6/5-yr
PMI Preclinical, San Carlos, CA	20,800	Retail	8,140,423	4,142,833		595,975	178,400	(2)	10/31/2025	2/5-yr
EcoThrift, Sacramento, CA	38,536	Retail	4,001,148	2,655,472		371,919	95,000		2/28/2026	2/5-yr
GSA (MSHA), Vacaville, CA	11,014	Office	2,786,459	1,807,294		340,279	63,500		8/24/2026	None
PreK San Antonio, San Antonio, TX	50,000	Retail	9,380,991	5,165,587		825,000	217,000		7/31/2021	2/8-yr
Dollar Tree, Morrow GA	10,906	Retail	1,196,553	—		103,607	30,036		7/31/2025	3/5-yr
Dinan Cars, Morgan Hill, CA	27,296	Industrial	4,054,412	2,724,641		492,097	106,120		4/30/2023	None
Amec Foster, San Diego, CA	26,036	Office	6,674,349	3,498,492	(4)	712,035	51,378		2/28/2021	2/3-yr
Solar Turbines, San Diego, CA	37,449	Office	5,478,596	2,860,224	(4)	518,932	117,418		7/31/2021	1/5-yr
ITW Ripley, El Dorado Hills, CA	38,500	Industrial	5,758,489	3,130,254	(4)	513,218	12,820		8/1/2022	1/3-yr
Dollar General, Big Spring, TX	9,026	Retail	1,187,279	613,653		86,041	24,688		4/30/2030	3/5-yr
Gap, Rocklin, CA	40,110	Office	7,005,247	3,661,749		567,958	154,000		2/28/2023	1/5-yr
L-3 Communications, San Diego, CA	46,214	Office	10,317,136	5,309,254		764,843	202,523		4/30/2022	2/3-yr
Sutter Health, Rancho Cordova, CA(5)	106,592	Office	24,629,723	14,217,156		1,984,866	540,000		10/31/2025	3/5-yr
Walgreens, Santa Maria, CA(6)	14,490	Retail	4,939,263	3,000,000		369,000	102,314		3/31/2062	8/5-yr
Total	607,391		$117,502,407	$62,799,040		$9,998,603	$2,377,947
(1)	Annualized base lease revenue is calculated based on the contractual monthly base rent at September 30, 2019 multiplied by 12.
(2)	In lieu of REIT I paying acquisition fees, the seller paid the acquisition fee through escrow.
(3)	As of December 31, 2018, REIT I owned an undivided 70.14% interest through a tenancy-in-common agreement that was entered into in March 2016. REIT I purchased the remaining 29.86% interest on May 9, 2019.
(4)	One loan, cross collateralized by Amec Foster, Solar Turbines and ITW Rippey properties; allocated pro rata based on investment in real property for purposes of this table.
(5)	Excludes 83,199 square feet of land relating to the water tower ground lease.

REIT I Lease Expirations at September 30, 2019

Year	Number of Leases Expiring	Leased Square Footage Expiring	Percentage of Leased Square Footage Expiring	Cumulative Percentage of Leased Square Footage Expiring	Annualized Base Rent Expiring(1)	Percentage of Annualized Base Rent Expiring	Cumulative Percentage of Annualized Base Rent Expiring
2019	—	—	—%	—%	$—	—%	—%
2020	—	—	—%	—%	—	—%	—%
2021	5	140,223	23.1%	23.1%	2,198,590	22.2%	22.2%
2022	2	84,714	14.0%	37.1%	1,278,062	12.9%	35.1%
2023	3	107,382	17.7%	54.8%	1,928,735	19.5%	54.6%
2024	—	—	—%	54.8%	—	—%	54.6%
2025	4	137,493	22.6%	77.4%	2,767,521	27.9%	82.5%
2026	1	20,800	3.4%	80.8%	595,974	6.0%	88.5%
2027	—	—	—%	80.8%	—	—%	88.5%
2028	2	17,263	2.8%	83.6%	397,082	4.0%	92.5%
Thereafter	3	99,516	16.4%	100.0%	746,965	7.5%	100.0%
Total	20	607,391	100.0%		$9,912,929	100.0%
(1)	Annualized base lease revenue is calculated based on the contractual monthly base rent at September 30, 2019 multiplied by 12.

Pending Acquisitions

There are currently no other properties in contract for purchase by REIT I as of the date of this prospectus.

INVESTMENT OBJECTIVES AND CRITERIA

Overview

We expect to use substantially all of the net proceeds from this offering to acquire and manage a portfolio of real estate investments. Absent any change in our investment strategy, we intend to invest primarily in single tenant income-producing corporate properties which are leased to creditworthy tenants under long-term net leases. While our focus is on single tenant net leased properties, we plan to diversify our portfolio by geography, investment size and investment risk with the goal of acquiring a portfolio of income-producing real estate investments that provides attractive and stable returns to our stockholders. Our investment objectives and policies may be amended or changed at any time by our board of directors. Although we have no plans at this time to change any of our investment objectives, our board of directors may change any and all such investment objectives, including our focus on single tenant properties, if it believes such changes are in the best interests of our stockholders. We intend to notify our stockholders of any change to our investment policies by disclosing such changes in a public filing such as a prospectus supplement, or through a filing under the Exchange Act, as appropriate. We cannot assure you that our policies or investment objectives will be attained or that the value of our Class C common stock will not decrease.

Primary Investment Objectives

Our primary investment objectives are:

•	to provide you with attractive and stable cash distributions; and
•	to preserve and return your capital contribution.

We will also seek to realize growth in the value of our investment by timing the sale of the properties to maximize asset value. We may return all or a portion of your capital contribution in connection with the sale of the REIT or the properties. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your Shares. Though we intend to make monthly distributions to our stockholders from operations, we may be unable or limited in our ability to make distributions to you.

While initial purchases of properties will be funded with funds received from the sale of Shares, we anticipate incurring mortgage debt (not to exceed 50% of total value of all of our properties) against pools of individual properties, and pledging such properties as security for that debt to obtain funds to acquire additional properties.

Investment Strategy

We will seek to acquire a portfolio consisting primarily of single tenant net leased properties throughout the United States diversified by corporate credit, physical geography, product type, and lease duration. Although we have no current intention to do so, we may also invest a portion of the net proceeds in single tenant net leased properties outside the United States. We intend to acquire assets consistent with our single tenant acquisition philosophy by focusing primarily on properties:

•	leased on a “net” basis, where the tenant is responsible for the payment, and fluctuations in costs, of real estate and other taxes, insurance, utilities, and property maintenance;
•	located in primary, secondary and certain select tertiary markets;
•	leased to tenants, at the time we acquire them, with strong financial statements, including investment grade credit quality; and subject to long-term leases with defined rental rate increases.
•	where construction is substantially complete to reduce risks associated with construction of new buildings;
•	leased on a “net” basis, where the tenant is responsible for the payment, and fluctuations in costs, of real estate and other taxes, insurance, utilities, and property maintenance;
•	located in primary, secondary and certain select tertiary markets;
•	leased to tenants, at the time we acquire them, with strong financial statements, including investment grade credit quality; and

•	subject to long-term leases with defined rental rate increases.

We will seek to provide stockholders the following benefits:

•	a cohesive management team experienced in all aspects of real estate investment with a track record of acquiring single tenant net leased properties;
•	stable cash flow backed by a portfolio of single tenant net leased real estate assets;
•	minimal exposure to operating and maintenance expense increases via the net lease structure where the tenant assumes responsibility for these costs;
•	contractual rental rate increases enabling higher potential distributions and a hedge against inflation;
•	insulation from short-term economic cycles resulting from the long-term nature of the tenant leases;
•	enhanced stability resulting from strong credit characteristics of most of the tenants; and
•	portfolio stability promoted through geographic and product type investment diversification.

We cannot assure you that any of the properties we acquire will result in the benefits discussed above. See Risk Factors — Risks Related to Investments in Single Tenant Real Estate.

General Acquisition and Investment Policies

We will seek to make investments that satisfy the primary investment objective of providing regular cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we acquire may have the potential both for growth in value and for providing regular cash distributions to our stockholders.

Although this is our current focus, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection of assets. When making an acquisition, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with what we believe to be good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

Our advisor has substantial discretion with respect to the selection of specific properties. However, acquisition parameters are established by our board of directors and potential acquisitions outside of these parameters require approval by our board of directors, including a majority of our conflicts committee. In selecting a potential property for acquisition, we and our advisor consider a number of factors, including, but not limited to, the following:

•	tenant creditworthiness;
•	lease terms, including length of lease term, scope of landlord responsibilities if any under the net lease context, and frequency of contractual rental increases;
•	projected demand in the area;
•	a property’s geographic location and type;
•	proposed purchase price, terms and conditions;
•	historical financial performance;
•	a property’s physical location, visibility, curb appeal and access;
•	construction quality and condition;
•	potential for capital appreciation;

•	demographics of the area, neighborhood growth patterns, economic conditions, and local market conditions;
•	potential capital reserves required to maintain the property;
•	the potential for the construction of new properties in the area;
•	evaluation of title and obtaining of satisfactory title insurance; and
•	evaluation of any reasonable ascertainable risks such as environmental contamination.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds of this offering.

Creditworthiness of Tenants

In the course of making a real estate investment decision, we assess the creditworthiness of the tenant which leases the property we intend to purchase. Tenant creditworthiness is an important investment criterion, as it provides a barometer of relative risk of tenant default. Tenant creditworthiness analysis is just one element of due diligence which we intend to perform when considering a property purchase; and the weight we intend to ascribe to tenant creditworthiness is a function of the results of other elements of due diligence.

Some of the properties we intend to acquire will be leased to public companies. Many public companies have their creditworthiness analyzed by bond rating firms such as Standard & Poor’s and Moody’s. These firms issue credit rating reports which segregate public companies into what are commonly called “investment grade” companies and “non-investment grade” companies. We expect that our portfolio of properties will contain a mix of properties that are leased to investment grade public companies, non-investment grade public companies, and non-public companies (or individuals).

The creditworthiness of investment grade public companies is generally regarded as very high. As to prospective property acquisitions leased to other than investment grade tenants, we intend to analyze publicly available information and/or information regarding tenant creditworthiness provided by the sellers of such properties and then make a determination in each instance as to whether we believe the subject tenant has the financial fortitude to honor its lease obligations.

We do not intend to systematically analyze tenant creditworthiness on an ongoing basis, post-acquisition. Many leases will limit our ability as landlord to demand on recurring bases non-public tenant financial information. It will be our policy and practice, however, to monitor public announcements regarding our tenants, as applicable, and tenant payment histories.

Description of Leases

We expect, in most instances, to acquire single tenant properties with existing net leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance, common area maintenance charges, and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple-net or double-net. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Most of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. Triple-net leases typically require the tenant to pay common area maintenance, insurance, and taxes associated with a property in addition to the base rent and percentage rent, if any. Double-net leases typically require the landlord to be responsible for structural and capital elements of the leased property. We anticipate that most of our acquisitions will have lease terms of five to 15 years at the time of the property acquisition. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is located in a desirable location, is difficult to replace, or has other significant favorable real estate attributes. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. We may elect to obtain, to the extent commercially available, contingent liability and property insurance, flood insurance, environmental contamination insurance, as well as loss of rent insurance that covers one or more years of annual rent in the event of a rental loss. However, the coverage and amounts of our insurance policies may not be sufficient to cover our entire risk.

Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance.

Our Borrowing Strategy and Policies

We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties, and publicly or privately placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to fund repurchases of our shares or to provide working capital. To the extent we borrow on a short-term basis, we may refinance such short-term debt into long-term, amortizing mortgages once a critical mass of properties has been acquired and to the extent such debt is available at terms that are favorable to the then in-place debt.

There is no limitation on the amount we can borrow for the purchase of any individual property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets, and we intend to utilize up to 50% leverage in connection with our acquisition strategy. We will limit our borrowing to 50% of our tangible assets unless any excess borrowing is approved by a majority of our conflicts committee and is disclosed to our stockholders in our next quarterly report, along with the justification for such excess. When calculating our use of leverage, we will not include temporary, unsecured borrowing for property acquisitions under a revolving credit facility (or similar agreement).

We may borrow amounts from our advisor or its affiliates only if such loan is approved by a majority of our directors, including a majority of our conflicts committee, not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.

Acquisition Structure

Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title or interests in entities that own and operate real estate.

We will make acquisitions of our real estate investments directly through our Operating Partnership or indirectly through limited liability companies or limited partnerships, or through investments in joint ventures, partnerships, tenants-in-common, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of our advisor or other persons. See Risk Factors — General Risks Related to Investments in Real Estate and The Operating Partnership Agreement.

Real Property Investments

Our advisor will be continually evaluating various potential property investments and engaging in discussions and negotiations with sellers regarding the purchase of properties for us and other programs sponsored by our sponsor. At such time while this offering is being conducted, if we believe that a reasonable probability exists that we will acquire a significant property (a “Significant Property Acquisition”), this prospectus will be supplemented to disclose the negotiations and pending material terms of the Significant Property Acquisition. We expect that this may occur upon the signing of a purchase agreement for a Significant Property Acquisition, but will likely occur after such signing and upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will also describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending Significant Property Acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. The disclosure of any proposed Significant Property Acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase. We expect to have adequate insurance coverage for all properties in which we invest. Most of our leases will require that our tenants procure insurance for both commercial general liability and property damage. In such instances, the policy will list us an additional insured. However, lease terms may provide that tenants are not required to, and we may decide not to, obtain any or adequate earthquake or similar catastrophic insurance coverage because the premiums are too high, even in instances where it may otherwise be available. See Risk Factors – General Risks Related to Investments in Real Estate.

Short-Term Lease Renewal Strategy

Our independent directors have approved an allocation of up to $10 million to be invested in properties with less than five years of remaining lease term that can be purchased at a discount, repositioned by negotiating an extended lease term with the tenant and then either sold at a profit or held in the Company’s portfolio. Prior to purchasing such properties, our advisor will assess the expected probability of obtaining an extended lease term from the tenant by evaluating, among other factors, the property’s performance (e.g. store sales and profitability), location, population in the immediate area, current rent in relation to the market, local competition, age of the property and quality of existing tenant improvements.

Conditions to Closing Acquisitions

Our advisor performs a diligence review on each property that we purchase. As part of this review, our advisor in most if not all cases obtains an environmental site assessment for each proposed acquisition (which at a minimum includes a Phase I environmental assessment). We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property. We will also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller. Such documents include, where available and appropriate:

•	property surveys and site audits;
•	building plans and specifications, if available;
•	soil reports, seismic studies, flood zone studies, if available;
•	licenses, permits, maps and governmental approvals;
•	tenant leases and estoppel certificates;
•	tenant financial statements and information, as permitted;
•	historical financial statements and tax statement summaries of the properties;
•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and
•	liability and title insurance policies.

Co-Ownership Investments

We may acquire some of our properties in the form of a co-ownership, including but not limited to tenants-in-common and joint ventures, some of which may be entered into with affiliates of our advisor. See Conflicts of Interest. Among other reasons, we may want to acquire properties through a co-ownership structure with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region or property type. Co-ownership structures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through co-ownership structures. In determining whether to recommend a particular co-ownership structure, our advisor will evaluate the subject real property under the same criteria described elsewhere in this prospectus.

We may enter into joint ventures with affiliates of our advisor for the acquisition of properties, but only provided that:

•	a majority of our directors, including a majority of our conflicts committee, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and
•	the investments by us and such affiliate are on substantially the same terms and conditions.

To the extent possible and if approved by our board of directors, including a majority of our conflicts committee, we will attempt to obtain a right of first refusal or option to buy the property held by the co-ownership structure and allow such co-owners to exchange their interest for our Operating Partnership’s units or to sell their interest to us in its entirety. Entering into joint ventures with affiliates of our advisor will result in certain conflicts of interest. See Conflicts of Interest.

Government Regulations

Our business will be subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected. See Risk Factors — General Risks Related to Investments in Real Estate.

Environmental Matters

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent properties or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. We maintain a pollution insurance policy for all of our properties to insure against the potential liability of remediation and exposure risk. See Risk Factors — General Risks Related to Investments in Real Estate.

Other Regulations

The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We intend to acquire properties that are in material compliance with all such regulatory requirements. However, we cannot assure you that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Disposition Policies

We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

We may sell assets to third parties or to affiliates of our advisor. All transactions between us and our advisor and its affiliates must be approved by a majority of our conflicts committee.

Investment Limitations in Our Charter

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. We will not:

•	Invest in commodities or commodity future contracts;
•	Invest more than 10% of total assets in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property;
•	Invest in indebtedness (“junior debt”) secured by a mortgage on real property which is subordinate to the lien of other indebtedness (“senior debt”), except where the amount of such junior debt, plus the outstanding amount of the senior debt, does not exceed 85% of the appraised value of such property, if after giving effect thereto, the value of all such investments (as shown on our the books in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets. The value of all investments in our junior debt which does not meet the aforementioned requirements would be limited to 10% of our tangible assets (which would be included within the 25% limitation);
•	Invest in contracts for the sale of real estate;
•	Engage in any short sale, or borrow, on an unsecured basis unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;
•	Engage in trading, as compared with investment activities;
•	Acquire securities in any entity holding investments or engaging in activities prohibited by this section;
•	Engage in underwriting or the agency distribution of securities issued by others;
•	Issue redeemable equity securities;
•	Issue debt securities unless the historical debt service coverage (in the most recently complete fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;
•	Issue options or warrants to purchase our shares to our advisor, sponsor, directors or any affiliate thereof except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons not so connected with us but not at exercise prices less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgment of our independent directors has a market value less than the value of such option on the date of grant. Options or warrants issuable to our adviser, sponsor, directors or any affiliate thereof shall not exceed an amount equal to 10% of our outstanding shares on the date of grant of any options or warrants; or
•	Issue our shares on a deferred payment basis or other similar arrangement.

Affiliate Transaction Policy

Our conflicts committee will review and approve all matters the board believes may involve a conflict of interest. A majority of our conflicts committee will approve all transactions between us and our advisor and its affiliates. See Conflicts of Interest – Certain Conflict Resolution Measures.

We will not acquire any properties in which our sponsor, or its executive officers, owns an economic interest unless approved by our conflicts committee.

Investment Company Act and Certain Other Policies

General

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or
•	is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that neither we nor our Operating Partnership will be required to register as an investment company based on the following analysis. With respect to the 40% test, most of the entities through which we intend to own our assets are majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

With respect to the primarily engaged test, we are a holding company and do not intend to invest or trade in securities ourselves. Rather, we are primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

We believe that we will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that we will invest at least 90% of our assets in qualifying assets, and approximately an additional 10% of our assets in other types of real estate-related assets. We expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

To avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. In 2011, the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. To the extent that the SEC or its staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.

If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the 1940 Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an investment company. See Risk Factors — Risks Related to Our Corporate Structure. In addition, we do not intend to underwrite securities of other issuers or actively trade in loans or other investments.

Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described in this prospectus, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our shares of Class C common stock or any of our other securities. We have no present intention of repurchasing any of our shares of Class C common stock except pursuant to our share repurchase program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Internal Revenue Code.

SELECTED FINANCIAL DATA

The following selected financial data for each of the years during the four-year period ended December 31, 2018 and the selected balance sheet data as of December 31, 2018, 2017, 2016 and 2015 have been derived from our audited consolidated financial statements as of and for the years during the four-year period ended December 31, 2018, including those contained in our Annual Report on Form 10-K for the year ended December 31, 2018, incorporated by reference into this prospectus. The selected historical financial information as of September 30, 2019 and for the nine months ended September 30, 2019 and September 30, 2018 has been derived from our unaudited condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. Interim results for the nine months ended and as of September 30, 2019 are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ending December 31, 2019.

You should read the following selected financial data in conjunction with the consolidated financial statements and related notes thereto and with Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, incorporated by reference into this prospectus.

	September 30, 2019	December 31,
Balance sheet data		2018	2017	2016	2015
Total real estate investment, net	$231,386,218	$238,924,160	$149,759,638	$36,275,665	$—
Total assets	253,306,792	252,425,902	157,073,447	41,302,560	200,815
Mortgage notes payable, net	114,824,998	122,709,308	60,487,303	7,113,701	—
Unsecured credit facility, net	—	8,998,000	12,000,000	10,156,685	—
Total liabilities	124,715,219	143,332,182	77,777,232	18,874,794	7,000
Redeemable common stock(1)	2,558,713	6,000,951	46,349	196,660	—
Total stockholders’ equity	126,032,860	103,092,769	79,249,866	22,231,106	193,815
(1)	Redeemable common stock as of September 30, 2019 and December 31, 2018 is a contingent obligation which reflects the maximum amount of common stock that could be repurchased during the fourth and first quarter of 2019, respectively. The share repurchase program was suspended effective October 19, 2019 in connection with the pending Merger and Self-Management Transaction.
	Nine Months Ended September 30,		Years Ended December 31,
Operating Data	2019	2018	2018	2017	2016	2015
Total revenues	$17,907,668	$12,567,223	$17,984,625	$7,390,206	$861,744	$—
Net (loss) income	(2,973,765)	16,145	(1,801,724)	(868,484)	(1,237,441)	(6,185)
Other data:
Cash flows provided by (used in) operations	4,563,195	2,555,989	5,881,889	3,790,837	(672,132)	815
Cash flows used in investing activities	(6,480,653)	(53,653,282)	(92,019,684)	(115,593,935)	(37,155,065)	—
Cash flows provided by financing activities	5,454,232	52,264,654	90,710,968	112,308,480	41,303,755	200,000
Per share data:
Distributions declared per common share per the period:
Class C	0.528	0.586	0.7035	0.700	0.320	—
Class S	0.528	0.586	0.7035 (1)	0.175 (1)	—	—
Net loss per common share- basic and diluted	(0.20)	0.00	(0.16)	(0.15)	(2.89)	(4.95)
Weighted-average number of common shares outstanding, basic and diluted	14,754,347	10,578,708	11,069,864	5,982,930	428,255	1,250
(1)	The distribution paid per share of Class S common stock is net of deferred selling commissions.

PRIOR PERFORMANCE

Prior Performance is Not Indicative of Future Results

The information presented in this section represents the historical experience of the three real estate programs managed and sponsored by our sponsor or its affiliates during the ten years ended December 31, 2018. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of the real estate investment programs sponsored by our sponsor may not be indicative of our future results.

The three prior programs discussed below—Nexregen Firewheel Real Estate Investment Trust (“Firewheel”), Rich Uncles Real Estate Investment Trust I, or REIT I, and BRIX REIT, Inc. or BRIX REIT—each had as their advisor our sponsor. The Firewheel program was completed in 2018 and the REIT I and BRIX REIT programs are still in existence and operating, although effective October 28, 2019, BRIX REIT terminated its advisory agreement with our sponsor and its advisor and is currently internally managed.

None of the programs has ever sold or transferred any of the properties they have acquired except for the sale by Firewheel of its sole property in June 2018 and sales by REIT I in March 2016 of a 29.86% interest in its Chevron Roseville property, in April 2017 of a 100% interest in its Chevron Rancho Cordova Property and in March 2019 with the relinquishment of its Antioch property in a foreclosure sale. Further, in February 2019, the purchaser of REIT I’s Chevron Roseville property gave notice of exercise to require REIT I to repurchase the 29.86% interest in the property and REIT I acquired the 29.86% interest in the property for $1,000,000 on May 9, 2019. REIT I had also, in January 2016, disposed of its interests in the four limited partnerships it held.

If the Merger is consummated, REIT I would merge with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of our company, and our portfolio would also include the real estate portfolio of REIT I, which, as of September 30, 2019, consists of 20 properties (comprising 10 retail properties, 4 office properties and 6 industrial properties). In addition, if the Self-Management Transaction is consummated, we will acquire substantially all of the assets of the advisory and asset management business of our sponsor, along with its employees and intellectual property, among other items, and will become self-managed. In the event that the Merger is not consummated but the Self-Management Transaction is consummated, we expect that we or an affiliate of ours will serve as the sponsor and advisor of REIT I. In addition, if the Self-Management Transaction is completed, we expect that we or an affiliate of ours will enter into an advisory agreement with BRIX REIT to serve as its sponsor and advisor to conduct its operations, manage its portfolio of real estate properties and real estate-related assets and provide asset-management and other services.

The information in the following tables shows relevant summary information concerning the three real estate programs sponsored by our sponsor or its affiliates during the ten years ended December 31, 2018, including (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) operating results of prior programs (Table III), (4) results of completed programs (Table IV); (5) sales or disposals of properties (Table V); and (6) acquisitions of property by program (Table VI). The purpose of this prior performance information is to enable you to evaluate accurately the experience of our sponsor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

The prior programs were deemed to be similar in nature to our objectives because they raised funds from offerings for the purpose of acquiring commercial real estate as long-term investments for eventual sale. The offerings for each of these prior programs were exempt from registration requirements under the Securities Act. The Firewheel and REIT I programs were each intra-state offerings sold pursuant to SEC Rule 147. Each offering was registered with the state securities administrator in the state where each offering was sold and the real estate properties were acquired and operated. Further, BRIX REIT’s program is a Tier 2 offering pursuant to Regulation A promulgated under the Securities Act and is exempt from the registration requirements under the Securities Act. While each program conducts or conducted a public offering of securities, only REIT I is registered with the SEC, except that BRIX REIT has more than 300 security holders of record and has initially raised more than $1 million. Therefore, REIT I and BRIX REIT are both considered to be “public programs” under the SEC’s rules related to real estate investment programs. REIT I files annual and quarterly periodic reports, current reports and certain other filings with the SEC pursuant to Section 13(a) of the Exchange Act;

BRIX REIT files annual and semiannual reports and certain current reports with the SEC in accordance with the requirements of a Tier 2 offering pursuant to Regulation A promulgated under the Securities Act; and Firewheel did not file any annual reports or other reports with the SEC.

Firewheel was formed in 2007 as a Texas real estate investment trust to make a public, intra-state offering of common stock registered with the Texas State Securities Board. The proceeds were used by Firewheel to invest in the Firewheel Village Shopping Center, an existing shopping center located in Garland, Texas. In 2008, Firewheel converted from a real estate investment trust to a limited partnership. Firewheel has not made additional sales of securities or investments in properties since 2008. Its offering of common stock to investors closed in 2008. The Firewheel offering prospectus disclosed that it intended to create a liquidity event in three to seven years. In June 2018, Firewheel sold the shopping center property it acquired and the program was closed in 2018.

REIT I was formed in 2012 as a California real estate investment trust to make a public, intra-state offering of common stock registered with the California Department of Business Oversight. REIT I’s current operations consist primarily of acquiring and operating single tenant business properties, similar to our business plan. All of its properties now consist of buildings which were in existence and subject to long-term leases to tenants at the time of purchase.

In March 2016, REIT I applied to the California Department of Business Oversight to increase the number of shares authorized to be sold under its permit issued pursuant to Section 25113 of the California Corporate Securities Law of 1968 from $50 million to $100 million. The Department of Business Oversight granted the amendment increasing the number of shares on May 19, 2016, but in the meantime, from March 18, 2016, through April 15, 2016, REIT I sold shares which were not registered under the California Corporate Securities Law of 1968, because REIT I had exceeded the number of shares registered for sale under its permit, prior to granting the increase on May 19, 2016. To remedy this, REIT I reported the sales in excess of the California permit to the Department of Business Oversight and made a repurchase offer pursuant to the California securities law to those investors who had purchased shares in excess of the permit. By letter dated April 15, 2016, REIT I made the statutory repurchase offer to 693 investors who had purchased 561,207 shares of the Trust’s stock for $5,612,066 between March 18, 2016, and April 15, 2016. Investors who accepted the repurchase offer were paid their initial purchase price of $10 per share plus interest at the rate of 7% per annum from the date of purchase, less the amount of any distributions made to them in respect of their shares. A total of six investors elected to accept the repurchase offer, and they received total consideration of $33,500 for repurchase of their shares. Additionally, REIT I submitted an application with the Department of Business Oversight to similarly present a repurchase offer to 453 investors who purchased 546,158 shares of the Trust’s stock for $5,461,577 from April 16 through May 13, 2016. Investors who accepted the repurchase offer were paid their initial purchase price of $10 per share plus interest at the rate of 7.5% per annum from the date of purchase, less the amount of any distributions made to them in respect of their shares. A total of 13 investors elected to accept the repurchase offer, and they received total consideration of $54,838, inclusive of $321 of interest, for repurchase of their shares. On May 19, 2016, the California Department of Business Oversight granted REIT I’s application to increase sales to $100,000,000. REIT I subsequently ceased all sales of securities, with the exception of its distribution reinvestment program, on July 20, 2016. In connection with a strategic alternatives review process, REIT I suspended its share repurchase program and its distribution reinvestment plan in January 2019 and April 2019, respectively.

REIT I’s shares were offered at $10.00 per share and its offering prospectus disclosed that it intended to create a liquidity event no later than the 10th anniversary of the termination date (July 20, 2016) of its offering. In that regard, REIT I conducted an extensive marketing process in the first half of 2019 which led to its agreement to merge with our subsidiary. REIT I shareholders will receive one share of our Class C common stock with a current NAV of $10.16 per share for each REIT I share. The merger is expected to close in late December 2019 or January 2020.

Our sponsor’s most recent real estate program, BRIX REIT, became qualified to offer shares of its common stock through a Tier 2 offering pursuant to Regulation A promulgated under the Securities Act on April 16, 2018 and commenced offering shares of its common stock on April 19, 2018. BRIX REIT was initially incorporated on October 30, 2017 under the laws of the State of Maryland under the name RW Holdings Student Housing REIT, Inc. On March 16, 2018, BRIX REIT changed its name to Brix Student Housing REIT, Inc. and on December 13, 2018 BRIX REIT changed its name to BRIX REIT, Inc. The Company is a Maryland corporation with authority to issue 20,000,000 shares of stock, consisting of 10,000,000 shares of preferred stock, $0.001 par value share, and 10,000,000 shares of common stock, $0.001 par value share. There is no minimum investment. BRIX REIT expects to use substantially all of the net proceeds from its offering to acquire and manage a broad platform of retail and residential property types including student housing, multi-family, quick-service restaurants, convenience stores and fitness centers that substantially target locations with above average concentrations of younger demographic profiles including Millennial and Generation Z customers, clientele and tenants, including potential investments in youth-oriented fixed income and equity securities investments. BRIX REIT plans to diversify its portfolio by geography, investment size and investment risk with the goal of acquiring a portfolio of income-producing properties and related real estate investments that provides attractive and stable returns to its stockholders. The primary investment objectives of BRIX REIT are to provide attractive and stable cash distributions and to preserve and return a stockholder’s investment. Prior to October 28, 2019, BRIX REIT was externally managed by its advisor Brix Student Housing Operator, LLC, which is wholly owned by our sponsor.

BRIX REIT’s Reg A+ Offering, including its distribution reinvestment program, and the BRIX REIT share repurchase program were temporarily suspended on September 18, 2019 to provide BRIX REIT’s board of directors time to assess its external advisor options given the pendency of the Self-Management Transaction. BRIX REIT’s offering, distribution reinvestment program and share repurchase program will remain suspended until such time, if any, as BRIX REIT’s board of directors, in its discretion, may approve their reinstatement. Effective October 28, 2019, BRIX REIT terminated its advisory agreement with our sponsor and its advisor and is currently internally managed.

BRIX REIT’s oﬀering circular disclosed that its charter documents do not require it to pursue a liquidity event by a speciﬁed date. As of the date of this prospectus, the timing and method of any liquidity event for BRIX REIT is undetermined.

Beginning in 2017, the SEC conducted an investigation related to, among other things, the advertising and sale of securities in connection with this offering and compliance with broker-dealer regulations. Recently, our sponsor proposed a settlement of the investigation to the SEC and, on September 26, 2019, the SEC accepted the settlement and entered an order (the “Order”) instituting proceedings against our sponsor pursuant to Section 8A of the Securities Act and Section 21C of the Exchange Act. We are not a party to the settlement and we understand that the staff of the enforcement division of the SEC does not intend to recommend any action against us. Under the settlement, our sponsor, without denying or admitting any substantive findings in the Order, consented to entry of the Order, finding violations by it of Section 5(b)(1) of the Securities Act and Section 15(a) of the Exchange Act. The Order does not find that our sponsor violated any anti-fraud provisions of the federal securities laws or any other law and does not find any criminal violations or any scienter based violation involving the offer and sale of securities. Under the terms of the Order, our sponsor agreed to (i) cease-and-desist from committing or causing any future violations of Section 5(b) of the Securities Act and Section 15(a) of the Exchange Act, (ii) pay, and has paid, to the SEC a civil money penalty in the amount of $300,000, and (iii) undertake that any REIT which is or was formed, organized, or advised by it, including our company and BRIX REIT, will not distribute securities except through a registered broker-dealer.

On September 18, 2019, a lawsuit was filed in the Superior Court of the State of California, County of Los Angeles, against our sponsor by “John Doe,” a fictitiously-named individual who was one of our sponsor’s former employees. Though our sponsor has not yet received formal service of this lawsuit, our sponsor understands that the plaintiff is their former Chief Digital Officer, who along with six other employees was subject to a reduction in force, communicated to all in advance, that was a result of financial constraints of the sponsor which necessitated the elimination of numerous job positions. In the lawsuit, the former employee claims he was terminated in retaliation for his purported whistleblowing with respect to alleged misleading statements made by our sponsor and fraudulently induced arbitration requirements applicable to employees and investors. The complaint seeks to enjoin and rescind the enforcement of the arbitration agreement signed by the former employee and the arbitration requirements related to this complaint. Our sponsor strongly denies all the allegations in this complaint and intends to vigorously defend against the claims made by the plaintiff.

Our sponsor’s programs in effect during the year ended December 31, 2018 raised an aggregate of $103,429,322 from a total of 6,995 investors from their inceptions through December 31, 2018. The aggregate purchase price of all properties purchased by the programs was $157,559,427 as of December 31, 2018. A total of 27 properties were purchased by Firewheel, REIT I and BRIX REIT, consisting of the following:

•	The property purchased by Firewheel consisted of one shopping center located in Garland, Texas. In June 2018, Firewheel sold the shopping center property it acquired.
•	All of the properties purchased by REIT I consist of single tenant, triple net, commercial leased properties located in California, Georgia and Texas, which were in existence and subject to existing long-term leases when acquired. REIT I had acquired 23 properties and owned 20 individual properties as of September 30, 2019. In January 2016, REIT I’s interest in the four Del Taco limited partnership interests were dissolved. In March 2016, REIT I sold a 29.86% interest in its Chevron Roseville property for $1,000,000 to an unrelated private investor who held such interest as a tenant-in-common with REIT I until REIT I reacquired such interest on May 9, 2019. In April 2017, REIT I sold a 100% interest in its Chevron Cordova property. In March 2019, REIT I relinquished its Antioch property in a foreclosure sale.
•	As of December 31, 2018, the property interests purchased by BRIX REIT consisted of minority investments in Delaware Statutory Trusts or limited liability companies which own student housing near a major university. These student housing properties consisted of: (1) a 31.6% interest in a 518-bed student housing condominium development located adjacent to Iowa State University in Ames, Iowa that BRIX REIT acquired for $5.5 million in April 2018; (2) a less than 1.0% interest in a 472-bed student housing property located adjacent to the University of Texas at San Antonio that BRIX REIT acquired for $75,000 in September 2018; and (3) a 1.0% interest in a 428-bed student housing property located near the University of Illinois at Urbana-Champaign in Champaign, Illinois that BRIX REIT acquired for $200,000 in December 2018. In addition, subsequent to December 31, 2018, BRIX REIT purchased a 1.0% interest in a 182-bed student housing property located near the University of Texas in Austin for $132,000 in January 2019 as well as two retail properties — a 36,000 sq. ft. property located in Fort Worth, Texas leased to 24 Hour Fitness USA, Inc., which BRIX REIT acquired in June 2019 for $12,375,000, and a 2,100 sq. ft. property located in Manhattan, Kansas leased to Starbucks Corporation, which BRIX REIT acquired in September 2019 for $1,808,128.
•	As of December 31, 2018, the shopping center purchased by Firewheel comprised 8.5% of the purchase price of all properties purchased by all three programs; the commercial properties purchased by REIT I comprised 87.3% of the purchase price of all properties purchased by all three programs; and the property interests acquired by BRIX REIT comprised 4.2% of all properties purchased by all three programs.

All information in the following tables is as of December 31, 2018.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (On a Percentage Basis)
(Unaudited)

The following table shows the experience in raising and investing funds of the prior real estate program that closed within the last three years.

	REIT I(1)
Dollar amount offered	$100,000,000
Dollar amount raised	$93,971,536
Less offering expenses
Selling commissions and discounts retained by affiliates	—
Organizational and offering expenses payable/paid to affiliates	$2,796,198
Percent available for investment	97%
Acquisition Costs
Cash down payment	$137,592,151
Acquisition fees	$2,509,528
Total acquisition costs	$140,101,679
Percentage leverage (mortgage financing divided by total acquisition cost)	45%
Date offering began	April 2012
Length of offering (in months)	51	(2)
Months to invest 90% of amount available for investment (measured from beginning of offering)	56	(3)
(1)	REIT I ceased its primary offering in July 2016, although it continued to offer shares of its common stock through a dividend reinvestment program. As of the date of this prospectus, REIT I’s dividend reinvestment program is currently suspended.
(2)	April 2012 through July 2016, when the offering ceased.
(3)	REIT I acquired one property in June 2017 but has since ceased acquiring properties.

TABLE II
COMPENSATION TO SPONSOR
(Unaudited)

This table shows the compensation paid in the programs sponsored by the sponsor through December 31, 2018, including those programs that have closed or, in the case of BRIX REIT after October 28, 2019, are no longer advised by our sponsor. REIT I’s interest in four real estate limited partnerships dissolved in January 2016, it disposed of a 29.86% interest in its Chevron Roseville property in March 2016, and it sold a 100% interest in its Chevron Rancho Cordova property in April 2017. In 2008, Firewheel was converted from a REIT into a limited partnership, which continued to own and operate the property which Firewheel acquired until the property was sold in June 2018. Fee totals for Firewheel include fees paid by both the REIT during its existence and the limited partnership since its formation.

	BRIX REIT	REIT I(1)	Firewheel(2)
Date offering commenced	April 2018	April 2012	September 2007
Dollar amount raised	$7,600,065	$93,971,536	$1,857,722
Amount paid to sponsor from proceeds of offering(3)
Underwriting fee	—	—	—
Organization and offering fees	225,768	2,796,198	—
Acquisition fees(4)	420,282	2,575,000	10,815
Dollar amount of cash generated from (used in) operations before deducting payments to sponsor	(9,619)	16,874,277	—
Amount paid to sponsor from operations
Management / advisory fees	—	2,057,844	275,520
Operating expense reimbursements	—	472,266	—
Leasing commissions(5)	—	—	—
Financing fees(6)	—	483,946	—
Dollar amount of property sales and refinancing before deducting payments to sponsor	—	4,530,358	—
Amount paid to sponsor from property sales(7)
Real estate commissions	—	133,020	—
Incentive fees	—	—	—
Other	—	—	—
(1)	REIT I ceased its primary offering in July 2016, although it continued to offer shares of its common stock through a dividend reinvestment program. As of the date of this prospectus, REIT I’s dividend reinvestment program is currently suspended.
(2)	Firewheel’s offering of common stock closed to investors in 2008. In June 2018, Firewheel sold the shopping center property it acquired and the program was closed in 2018.
(3)	The program pays no underwriting fees and no other fees during the offering stage except for organization and offering fees of 3%.
(4)	Prior to 2016, in lieu of the REIT paying acquisition fees, seller paid the acquisition fees through escrow.
(5)	Although the advisory agreement between REIT I and the advisor provides for payment of leasing commissions, no such fees or reimbursements were paid in 2013 through 2018.
(6)	Through December 31, 2018, REIT I had obtained $48,394,612 in post-acquisition financing and thus incurred $483,946 in financing fees to our advisor.
(7)	In March 2016, REIT I sold a 29.86% interest in its Chevron Roseville property for $1,000,000 and its advisor earned a disposition fee of $30,000 from the transaction and in April 2017, REIT I sold a 100% interest in its Chevron Rancho Cordova property and its advisor earned a disposition fee of $103,020 from the transaction. In February 2019, the purchaser of the Chevron Roseville property gave notice of exercise to require REIT I to repurchase the 29.86% interest in the property and REIT I completed the acquisition of the 29.86% interest in the property for $1,000,000 on May 9, 2019 and paid the advisor a $20,000 acquisition fee in connection with this transaction.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS CLOSED WITHIN LAST FIVE YEARS
(Unaudited)

REIT I

	2012	2013	2014	2015	2016	2017	2018
Gross revenues	$28,543	$83,066	$113,171	$978,187	$6,414,592	$12,837,754	$13,166,631
Profit on sale of properties(1)(2)	—	—	—	456,991	—	747,957	—
Gain and income from discontinued operations	—	—	78,676	—	—	—	—
Net income (loss) – GAAP basis	728	11,710	(275,293)	(842,181)	(1,891,388)	1,395,047	(896,595)
Taxable income (loss)
– from operations	15,375	13,882	(227,050)	(200,191)	(529,350)	(412,703)	(256,639)
– from gain on sale	—	—	—	—	168,836	—	—
Cash generated from operations	50,655	31,974	125,464	600,734	3,328,927	5,161,616	5,293,591
Cash generated from sales(3)	—	—	—	—	—	3,196,480	—
Cash generated from refinancing(2)	—	—	—	—	—	—	—
Cash generated from operations, discontinued operations, sales and refinancing	50,655	31,974	125,464	600,734	3,328,927	8,358,096	5,293,591
Less: cash distributions to investors
– from operating cash flow(4)	15,809	29,300	78,985	158,439	1,132,380	1,856,954	2,028,181
– from sales and refinancing(2)	—	—	—	—	—	—	—
– from discontinued operations	—	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions	34,846	2,674	46,479	442,295	2,196547	6,501,142	3,265,410
Less: special items (not including sales and refinancing)	—	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	34,846	2,674	46,479	442,295	2,196,547	6,501,142	3,265,410
Tax and Distribution Data Per $1000 Invested
Federal income tax results:
Ordinary income (loss)
– from operations	41.554	32.208	(82.504)	(5.7682)	(6.2073)	(5.006)	(3.09)
– from recapture	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	1.9798	—	—
Cash distributions to investors – Source
– from operations	75.007	75.001	75.001	75.003	75.006	75.005	75.000
– from discontinued operations	—	—	—	—	—	—	—
– from offering proceeds	—	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties	—	—	—	100%	100%	100%	100%

(1)	In January 2016, REIT I’s interest in four Del Taco limited partnerships where dissolved.
(2)	In April 2017, REIT I sold an undivided 100% interest in Chevron Rancho Cordova Gas Station located in Rancho Cordova, CA for $3,434,000.
(3)	As of December 31, 2018, the program has not refinanced any properties.
(4)	Does not include non-cash reinvested dividends.

TABLE IV
RESULTS OF COMPLETED PROGRAMS

Investors in the Firewheel program discussed above purchased a shopping center consisting of 14.5 acres upon which sits a 148,870 square foot building in Garland, Texas. The shopping center was sold in June 2018. Investors in Firewheel received distributions of $235,572 in respect of the $360,500 of investments originally made in Firewheel.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

In March 2016, REIT I entered into a tenancy in common agreement and sold an undivided 29.86% interest in the Chevron Gas Station located in Roseville, CA for $1,000,000. The purchaser had the right to require REIT I to repurchase its interest in the property during the period from March 1, 2018 through March 1, 2019. Therefore, the sale did not qualify for sales recognition under ASC 360 for financial reporting purposes and the transaction was accounted for as a financing transaction. The proceeds received from the purchaser were recorded as a sales deposit liability and the payments to the purchaser were recorded as interest expense. In February 2019, the purchaser of the Chevron Roseville property gave notice of exercise to require REIT I to repurchase the 29.86% interest in the property and REIT I completed the acquisition of the 29.86% interest in the property for $1,000,000 on May 9, 2019. In April 2017, REIT I sold a 100% interest in Chevron Rancho Cordova Gas Station located in Rancho Cordova, CA for $3,434,000. In addition, REIT I relinquished its Antioch, California property in March 2019 in a foreclosure sale.

			Selling price, net of closing costs and GAAP adjustments					Cost of properties including closing and soft costs
Property and location	Date acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvements, closing and soft costs	Total	Excess (deficiency) of property operating cash receipts over cash expenditures
Chevron, Rancho Cordova, CA	9/30/2015	4/24/2017	$3,434,000	$—	$—	$—	$3,434,000	$—	$2,600,000	$2,600,000	$834,000

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAM
(Unaudited)

This section describes the experience as of December 31, 2018 of the sponsor’s management in acquiring properties by their three prior programs.

Firewheel

The offering proceeds were used by Firewheel to invest in the Firewheel Village Shopping Center located in Garland, Texas. Firewheel’s investment in the shopping center was made by purchasing a limited partnership interest in Nexregen Firewheel, L.P., a partnership formed by the sponsors of Firewheel for the purpose of acquiring the shopping center. In December 2008, Firewheel was converted from a real estate investment trust to a Texas limited partnership. The property consists of 14.5 acres upon which sits a 148,870 square foot building. The total purchase price paid by the limited partnership for the shopping center was $13,343,000. When the shopping center was purchased in May 2007, total mortgage indebtedness of $10,400,000 was incurred by the limited partnership. Firewheel paid acquisition fees of $10,815 in connection with the purchase of the shopping center.

The Firewheel property was sold in June 2018 and investors in Firewheel received distributions of $235,572 in respect of the $360,500 of investments originally made in Firewheel.

REIT I

As of December 31, 2018, REIT I owned 21 commercial real estate properties, as described below, and we had an approximate 4.8% interest in these properties through our ownership of stock in REIT I:

Property and location	Rentable square feet	Date acquired	Property type	Mortgage financing at date of purchase	Cash down payment	Contract purchase price plus acquisition fee	Other cash expenditures expensed	Other cash expenditures capitalized	Total acquisition cost
Chase Bank, Antioch, CA(1)	5,600	8/22/2014	Retail	$2,000,000	$1,042,610	$3,103,865	$23,657	$—	$3,127,522
Great Clips, Antioch, CA(1)	1,348	8/22/2014	Retail	—	732,400	747,145	—	—	747,145
Chevron Gas Station, San Jose, CA	1,060	5/29/2015	Retail	—	2,775,000	2,830,000	21,879	—	2,851,879
Levins, Sacramento, CA	76,000	8/19/2015	Industrial	—	3,750,000	3,825,000	24,467	—	3,849,467
Chevron Gas Station, Roseville, CA(2)	3,300	9/30/2015	Retail	—	2,800,000	2,800,000	14,943	—	2,814,943
Island Pacific Supermarket	13,963	10/1/2015	Retail	—	3,720,000	3,794,000	12,983	—	3,806,983
Dollar General, Bakersfield, CA	18,827	11/11/2015	Retail	—	4,575,000	4,667,000	35,414	—	4,702,414
Rite Aid, Lake Elsinore, CA	17,272	12/7/2015	Retail	—	7,905,000	8,063,000	67,907	—	8,130,907
PMI Preclinical, San Carlos, CA	20,800	12/9/2015	Retail	—	8,920,000	9,098,000	84,259	—	9,182,259
EcoThrift, Sacramento, CA	38,536	3/17/2016	Retail	—	4,750,000	4,845,000	5,850	—	4,850,850
GSA (MSHA), Vacaville, CA	11,014	4/5/2016	Office	—	3,175,000	3,238,500	5,850	—	3,244,350
PreK San Antonio, San Antonio, TX	50,000	4/8/2016	Retail	—	10,850,000	11,067,000	8,450	—	11,075,450
Dollar Tree, Bakersfield, CA	10,906	4/22/2016	Retail	—	1,501,787	1,484,100	4,600	—	1,535,487
Dinan Cars, Morgan Hill, CA	27,296	6/16/2016	Retail	—	5,306,000	5,412,120	(22,535)	—	5,389,585
Amec Foster San Diego, CA	26,036	7/21/2016	Office	—	6,441,000	5,639,452	39,524	—	6,501,433
Solar Turbines San Diego, CA	37,449	7/21/2016	Office	—	5,870,916	8,198,875	26,706	—	6,015,040
ITW Ripley El Dorado Hills, CA	38,500	8/18/2016	Industrial	—	6,182,935	6,594,820	—	—	6,311,755
Dollar General Big Spring, TX	9,026	11/4/2016	Retail	—	1,274,605	1,259,088	8,521	15,331	1,307,814
Gap Rocklin, CA	40,110	12/1/2016	Office	—	7,854,000	7,854,000	—	32,820	8,040,820
L-3 Communications San Diego, CA	46,214	12/23/2016	Office	—	10,371,512	10,846,973	—	121,036	10,689,521
Sutter Health Rancho Cordova, CA	106,592	3/15/2017	Office	14,850,000	12,148,458	27,540,000	—	602,523	28,140,981
Walgreens Santa Maria, CA	14,490	6/29/2017	Retail	—	5,115,700	5,227,314	—	124,854	5,342,868
Total				$16,850,000	$117,046,592	$138,135,252	$362,475	$896,564	$137,659,473
(1)	The Antioch property was one property with two tenants and was foreclosed in March 2019 as discussed in notes 4 and 7 of notes to the consolidated financial statements of REIT I's financial statements for the year ended December 31, 2018 contained in REIT I’s Annual Report on Form 10-K filed with the SEC on March 27, 2019.
(2)	As of December 31, 2018, REIT I owned an undivided 70.14% interest through a tenancy-in-common agreement that was entered into in March 2016. In May 2019, REIT I repurchased the 29.86% interest which it had sold in March 2016.

In 2012, REIT I invested in four real estate limited partnerships which owned properties in California. During the 1980s, Del Taco formed four limited partnerships which raised equity capital from approximately

3,000 investors to buy land and build Del Taco fast-food restaurants. Once these properties were built, they were leased to Del Taco under long-term net leases. The partnerships collectively owned 22 Del Taco fast-food restaurants. Del Taco is the general partner of these partnerships and the tenant under the long-term net leases. The lease terms expire from 2020 to 2024.

REIT I purchased an approximate 3% interest in each of these partnerships in 2012 by way of tender offers directed to existing limited partners of the partnerships. The total cost of the interests purchased by REIT I was $773,867. The properties and the partnerships had no mortgage or other indebtedness. During 2015, 2014 and 2013, REIT I realized income from the partnerships of $93,147, $78,676 and $83,066, respectively. In January 2016, REIT I’s interest in the four Del Taco limited partnership interests was dissolved.

BRIX REIT

As of December 31, 2018, BRIX REIT has acquired an interest in the following student housing real estate properties:

Property and location	Interest %	Date acquired	Property type	Mortgage financing at date of purchase	Cash down payment	Contract purchase price plus acquisition fee	Other cash expenditures expensed	Other cash expenditures capitalized	Total acquisition cost
Stadium View Suites, Ames, Iowa(1)	31.5589	4/23/18	Residential	$—	$5,500,000	$5,912,033	$—	$—	$5,912,033
AC Prado, LLC, San Antonio, TX	0.5	9/28/18	Residential	—	75,000	77,250	—	—	77,250
212 East, Champaign-Urbana, IL	1.0	12/24/18	Residential	—	200,000	206,000	—	—	206,000
Total				$—	$5,775,000	$6,195,283	$—	$—	$6,195,283
(1)	BRIX REIT’s interest in the property is equivalent to $13,734,417, after reflecting their percentage interest in the mortgage on the property.

In addition, subsequent to December 31, 2018, BRIX REIT purchased a 1.0% interest in a 182-bed student housing property located near the University of Texas in Austin for $132,000 in January 2019 as well as two retail properties — a 36,000 sq. ft. property located in Fort Worth, Texas leased to 24 Hour Fitness USA, Inc., which BRIX REIT acquired in June 2019 for $12,375,000, and a 2,100 sq. ft. property located in Manhattan, Kansas leased to Starbucks Corporation, which BRIX REIT acquired in September 2019 for $1,808,128.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our Class C common stock. For purposes of this section, references to “RW Holdings NNN REIT,” “we,” “our” and “us” mean only RW Holdings NNN REIT, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate RW Holdings NNN REIT and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general informational purposes only and is not tax advice. It does not discuss any state, local or non-U.S. tax consequences relevant to us or an investment in any securities offered by this prospectus and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;
•	insurance companies;
•	real estate investment trusts;
•	regulated investment companies;
•	dealers in securities;
•	traders in securities that elect to use a mark-to market method of accounting for their securities holdings;
•	partnerships, other pass-through entities, trusts and estates;
•	persons who hold our stock on behalf of other persons as nominees;
•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;
•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;
•	Subchapter “S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and
•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of RW Holdings NNN REIT

We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2016. We believe that we have been organized and will operate in such a manner as to qualify for taxation as a REIT.

In the opinion of O’Melveny & Myers LLP (“O’Melveny”), our tax counsel in connection with this offering, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code beginning with our taxable year ended December 31, 2016, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ended December 31, 2016. O’Melveny’s opinion is based on various assumptions relating to our organization and proposed operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by O’Melveny or by us that we will qualify as a REIT for any particular year. The opinion was expressed as of the date issued and does not cover subsequent periods. Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by O’Melveny. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under Requirements for Qualification — General. While we intend to operate so that we qualify as a REIT, no assurance can be given that the Internal Revenue Service will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See —Failure to Qualify.

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See Taxation of Stockholders.

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.
•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses, for tax years beginning before December 31, 2017.
•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See Prohibited Transactions.
•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate.

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.
•	If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.
•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.
•	We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described in Federal Income Tax Considerations – Requirements for Qualification—General.
•	A 100% tax may be imposed on transactions between us and a “taxable REIT subsidiary” (a “TRS”) (as described below) that do not reflect arm’s-length terms.
•	If we dispose of an asset acquired by us from a C corporation in a transaction in which we took the C corporation’s tax basis in the asset, we may be subject to tax at the highest regular corporate rate on the appreciation inherent in such asset as of the date of acquisition by us.
•	The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS (as discussed below), are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association which has seven main attributes:

(1)	it is managed by one or more trustees or directors;
(2)	its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)	it would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;
(4)	it is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;
(5)	its beneficial ownership is held by 100 or more persons;
(6)	during the last half of each taxable year, not more than 50% in value of its outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);
(7)	it elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and
(8)	it meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT.

We believe that we have, and will continue to have as a result of the issuance of common stock in this offering, sufficient diversity of ownership to satisfy conditions (5) and (6). In addition, our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying and continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our common stock are described in Description of Shares—Restriction on Ownership of Shares.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described under Income Tests, in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (See Asset Tests) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our Operating Partnership, all of the Operating Partnership’s assets and income will be deemed to be ours for federal income tax purposes.

We have control of any subsidiary entity treated as a partnership and intend to operate such entities in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any entity treated as a partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that an entity treated as a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in such entity or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

As of January 1, 2018, the Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under new rules, among other changes and subject to certain exceptions, any audit adjustments to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that they could result in a partnership in which we own an interest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See Asset Tests and Income Tests.

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a health care or lodging facility or, generally, provides rights to any brand name under which any health care or lodging facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a health care facility or a lodging facility if such rights are held by the TRS as a franchisee, licensee or in a similar capacity and such health care facility or lodging facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified health care property or a qualified lodging facility solely because the

TRS directly or indirectly possesses a license, permit or similar instrument enabling it to do so. Additionally, a TRS will not be considered to operate or manage a qualified health care property or qualified lodging facility if it employs individuals working at such property or facility located outside of the United States, but only if an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. An “eligible independent contractor” is, generally, with respect to any qualified health care property or qualified lodging facility, any independent contractor (as defined in section 856(d)(3) of the Internal Revenue Code) if, at the time such contractor enters into a management agreement or other similar service contract with the TRS to operate such qualified health care property or qualified lodging facility, such contractor (or any related person) is actively engaged in the trade or business of operating qualified health care properties or qualified lodging facilities, respectively, for any person who is not a related person with respect to the parent REIT or the TRS. Certain payments made by any TRS to us may not be deductible by the TRS (which could materially increase the TRS’s taxable income). In addition, we will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a TRS that would be reduced through reapportionment under the Internal Revenue Code in order to more clearly reflect the income of the TRS.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of certain instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See Income Tests. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or an interest in real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (which we refer to as a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the Internal Revenue Service as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, to the extent that any of our mezzanine loans do not meet all safe harbor requirements set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of these loans.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under Taxation of REITs in General, even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Income derived from certain types of temporary stock and debt investments made with the proceeds of an offering, not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following such offering. More specifically, qualifying income for purposes of the 75% gross income test includes “qualified temporary investment income,” which generally means any income that is attributable to stock or a debt instrument, is attributable to the temporary investment of new equity capital and certain debt capital, and is received or accrued during the one-year period beginning on the date on which the REIT receives such new capital. After the one year period following this offering, income from investments of the proceeds of this offering will be qualifying income for purposes of the 75% income test only if derived from one of the other qualifying sources enumerated above.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage-backed securities, mortgage loans and debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual periodic reports with the SEC under the Exchange Act). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 20% of the value of our total assets.

Fifth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the Internal Revenue Service with a description of each asset causing the failure; (2) the failure is due to reasonable cause and not willful neglect; (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%); and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate; (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (3) any obligation to pay rents from real property; (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (5) any security (including debt securities) issued by another REIT; and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under Income Tests. In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests. If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(a)	The sum of (i) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends-paid deduction and (ii) 90% of the net income (after tax) if any from foreclosure property, minus
(b)	the sum of specified items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See Taxation of Stockholders — Taxation of Taxable U.S. Stockholders.

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries and (b) our inclusion of items in income for federal income tax purposes.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Elective Cash/Stock Dividends

On August 11, 2017, the IRS issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by publicly offered REITs (i.e., REITs that are required to file annual and periodic reports with the SEC under the Exchange Act). Pursuant to Revenue Procedure 2017-45, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Internal Revenue Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in Revenue Procedure 2017-45 are satisfied.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in Income Tests and Asset Tests.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to U.S. stockholders (as defined below) that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term prohibited transaction generally includes a sale or other disposition of property that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the 100% tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests and (3) to hedge certain positions as described in Section 856©(5)(G)(iii) of the Internal Revenue Code, each of which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income that we or our TRSs generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a tenant of ours) to the extent such income is lower than the income the TRS would have earned based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.

From time to time, our TRS may provide services to our tenants. We intend to set the fees paid to our TRS for such services at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Interest Expense Deductions

The Tax Cuts and Jobs Act, signed into law in December 2017 (the “Tax Cuts and Jobs Act”), generally imposes certain limitations on the ability of taxpayers to deduct net business interest expenses for federal income tax purposes for tax years beginning on or after January 1, 2018. However, the Tax Cuts and Jobs Act provides an election whereby certain taxpayers engaged in a real estate trade or business, generally including for this purpose a REIT, may elect for this limitation not to apply. However, taxpayers that make this election generally are not eligible for certain depreciation methodologies. We may make this election when we file our 2018 tax return, in which case the above limitations on interest expense deductions generally would not apply to us.

In addition, the above described limitations on net business interest expense deductions generally would be determined at the entity-level. As a result, the ability of our TRSs to deduct business interest expense for tax years beginning on or after January 1, 2018 may be subject to limitations under the Tax Cuts and Jobs Act even if we make such an election.

Net Operating Losses

The Tax Cuts and Jobs Act also generally restricts the ability of taxpayers to utilize net operating losses to no more than 80% their taxable income and precludes them from carrying-back net operating losses to prior tax years.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

Definitions. In this section, the phrase “U.S. stockholder” means a holder of our Class C common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;
•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

In addition, as used herein, the term U.S. stockholder does not include any entity that is subject to special treatment under the Internal Revenue Code, such as (i) insurance companies; (ii) tax-exempt organizations (except to the limited extent discussed below); (iii) financial institutions or broker-dealers; (iv) non-U.S. individuals and foreign corporations (except to the limited extent discussed below); (v) U.S. expatriates; (vi) persons who have elected to use a mark-to-market method of accounting; (vii) subchapter S corporations; (viii) U.S. stockholders whose functional currency is not the U.S. dollar; (ix) regulated investment companies; (x) holders who receive our stock through the exercise of employee stock options or otherwise as compensation; (xi) persons holding shares of our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; (xii) persons subject to the alternative minimum tax provisions of the Internal Revenue Code; (xiii) persons holding our stock through a partnership or similar pass-through entity; and (xiv) persons holding a 10% or more (by vote or value) beneficial interest in our stock. If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 20 % maximum federal rate) for qualified distributions received by U.S. stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);
•	distributions received by the REIT from TRSs or other taxable C corporations; or
•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

In addition, for taxable years that begin after December 31, 2017 and before January 1, 2026, U.S. stockholders that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (not including capital gain dividends or dividends eligible for the preferential rates applicable to qualified dividends as described above), subject to certain limitations. Under final regulations recently issued by the Internal Revenue Service, in order to qualify for this deduction with respect to a dividend on our common shares, a stockholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain special holding period rules that may, among other consequences, reduce a stockholder’s holding period during any period in which the stockholder has diminished its risk of loss with respect to the shares). Stockholders are urged to consult their tax advisors as to their ability to claim this deduction.

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See Taxation of RW Holdings NNN REIT — Annual Distribution Requirements. Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20 % in the case of stockholders that are individuals, trusts and estates, and currently 21% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 20% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares with respect to which the distributions were made. Rather, the distributions will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See Taxation of RW Holdings NNN REIT — Annual Distribution Requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed as ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate, currently 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain. In addition, all or a portion of any loss realized upon a taxable disposition of shares of our stock may be disallowed if the taxpayer purchases other shares of the common stock within 30 days before or after the disposition.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the Internal Revenue Service. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare tax on unearned income. For taxable years beginning after December 31, 2012, certain U.S. stockholders who are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our Class C common stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. stockholders. A non-U.S. stockholder is a beneficial owner of our Class C common stock that is any person other than:

•	a citizen or resident of the United States;
•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;
•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. stockholders (1) that is payable out of our earnings and profits; (2) which is not attributable to our capital gains; and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. stockholder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by applicable income tax treaty.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest, or USRPI, as described below, distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. stockholder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the stockholder’s proportionate share of our earnings and profits, plus (2) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA (unless an applicable exemption applies), at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under —Taxation of Non-U.S. Stockholders—Ordinary Dividends, for a discussion of the consequences of income that is effectively connected with a U.S. trade or business.

In addition, we will be required to withhold tax equal to the highest corporate tax rate applied to the maximum amount that could have been designated as USRPI capital gain dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (See Taxation of Non-U.S. Stockholders—Ordinary Dividends), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient non-U.S. stockholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Distributions to Qualified Shareholders. Subject to the exception discussed below, for purposes of any distribution on or after December 18, 2015 to a “qualified shareholder” who holds REIT stock directly (or indirectly through one or more partnerships), such REIT stock will not be treated as a USRPI and, thus, such distribution should not be subject to special rules under FIRPTA. However, a “qualified shareholder” with one or more “applicable investors” (i.e., persons other than “qualified shareholders” who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold (or are deemed to hold under attribution rules) more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)), as well as such applicable investors, may be subject to FIRPTA rules.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty with the United States which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units that is regularly traded on the NYSE or NASDAQ markets representing greater than 50% of the value of all the partnership units, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding with respect to ordinary dividends paid by a REIT under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Internal Revenue Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” during a specified period if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Internal Revenue Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds. With respect to any distribution after December 18, 2015 to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds REIT stock directly (or indirectly through one or more partnerships), such distribution will not be subject to special rules under FIRPTA. A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (A) contributions to such trust, corporation, organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (B) taxation of any investment income of such trust, corporation, organization or arrangement is deferred or such income is taxed at a reduced rate.

The provisions described above relating to qualified shareholders, applicable investors and qualified foreign pension funds are complex. Stockholders should consult their tax advisors with respect to the impact of such provisions on them.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market. If our stock constitutes a USRPI and we do not constitute a domestically-controlled qualified investment entity, but our stock becomes “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. stockholder’s sale of our Class C common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 5% or less of our outstanding Class C common stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our Class C common stock will ever be publicly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the Internal Revenue Service.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (1) if the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (1) disposes of our Class C common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our Class C common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Foreign Accounts. Recently-enacted legislation generally imposes a withholding tax of 30% on any dividends on our stock paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to, among other things, collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation also generally imposes a withholding tax of 30% on any dividends on our stock paid to a non-financial foreign entity unless such entity provides the withholding agent with either certification that such entity does not have any substantial U.S. owners or identification of the direct and indirect substantial U.S. owners of the entity. Finally, with respect to payments of gross proceeds from a sale or other disposition of such, withholding of 30% generally will apply to such gross proceeds paid to a foreign financial institution or to a non-financial foreign entity unless the reporting and certification requirements described above have been met.

We will not pay any additional amounts to non-U.S. stockholders in respect of any amounts withheld. Under certain circumstances, a non-U.S. stockholder of our stock may be eligible for refunds or credits of such taxes. You are encouraged to consult with your own tax advisor regarding the possible implications of this legislation on your investment in our stock.

Non-U.S. stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning and disposing of our stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the

Internal Revenue Service has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely held” test and (ii) either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning and disposing of our stock.

Tax Consequences of Participation in Distribution Reinvestment Plan

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount, if any. You will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. You will be subject to backup withholding if you fail to comply with certain tax requirements. See below under —Backup Withholding and Information Reporting.

Backup Withholding and Information Reporting

We will must report to our U.S. stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any U.S. stockholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a

non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S.-related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock. The Tax Cuts and Jobs Act is a complex revision to the U.S. federal income tax laws with various impacts on different categories of taxpayers and industries, and will require subsequent rulemaking and interpretation in a number of areas. The long-term impact of the Tax Cuts and Jobs Act on the overall economy, government revenues, our tenants, us, and the real estate industry cannot be reliably predicted at this time.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account, or IRA. This summary is based on provisions of the Employee Retirement Income Security Act of 1974, or ERISA, and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes in the future that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must consider, taking into account the facts and circumstances of each such plan or IRA, each a benefit plan, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;
•	whether, under the facts and circumstances pertaining to the benefit plan in question, the fiduciary’s responsibility to the plan has been satisfied;
•	whether the investment will produce an unacceptable amount of “unrelated business taxable income,” or UBTI, to the benefit plan (see Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders); and
•	the need to value the assets of the benefit plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;
•	to invest plan assets prudently;
•	to diversify the investments of the plan, unless it is clearly prudent not to do so;
•	to ensure sufficient liquidity for the plan;
•	to ensure that plan investments are made in accordance with plan documents; and
•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit benefit plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include fiduciaries and “persons providing services” to the benefit plan, employer or employee organization sponsors of the benefit plan and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a benefit plan if, among other things, the person has discretionary authority or control with respect to the management or administration of the benefit plan, any authority or control over the management or disposition of plan assets or provides investment advice for a fee or other compensation with respect to plan assets. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing benefit plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a benefit plan investor, we might be a disqualified person or party-in-interest with respect to such benefit plan investor, resulting in a prohibited transaction merely upon investment by such benefit plan in our shares.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our sponsor and possibly other fiduciaries of benefit plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the benefit plan any profits they realized as a result of the transaction or breach and make good to the benefit plan any losses incurred by the benefit plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

Plan Asset Considerations

In order to determine whether an investment in our shares by a benefit plan creates or gives rise to the potential for either prohibited transactions or our assets being treated as plan assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing benefit plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a benefit plan when the plan invests in that entity. We refer to this regulation as the Plan Assets Regulation. Under the Plan Assets Regulation, the assets of an entity in which a benefit plan makes an equity investment will generally be deemed to be assets of the benefit plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing benefit plans, our management would be treated as fiduciaries with respect to each benefit plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the benefit plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to benefit plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide benefit plan stockholders with the opportunity to sell their shares to us or we might dissolve.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a benefit plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions.

Exception for “Publicly-Offered Securities.” If a benefit plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act, and be part of a class of securities registered under the Exchange Act within a specified time period;
•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and
•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and are part of a class that was registered under the Exchange Act within the specified period. In addition, we have in excess of 100 independent stockholders.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•	any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;
•	any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;
•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and
•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is at least $500, except under certain circumstances. Because the minimum investment is less than $10,000, these restrictions should not cause the shares to be deemed not “freely transferable.”

As our Class C common stock is intended to be held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our Class C common stock and this offering takes place as described in this prospectus, shares of our Class C common stock should constitute “publicly-offered securities.” Accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a benefit plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term benefit plan investors is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by benefit plan investors that may be in excess of 25%, which would be deemed to be significant, as defined above.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our sponsor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any benefit plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a benefit plan with respect to which any of the above persons is a fiduciary.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

Commencing as of December 31, 2017, we have valued and will continue to value our shares annually and shortly thereafter publish a NAV per share. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary or IRA custodian should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

On January 11, 2019, our board of directors approved an offering price calculated as of December 31, 2018 of $10.16 per share for shares of Class C common stock to be sold in this primary offering and for shares of Class C common stock to be sold under our distribution reinvestment plan.

As with any valuation methodology, the methodologies used to calculate our NAV are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different NAV per share of our Class C common stock, and these differences could be significant. The NAV per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to GAAP. The NAV per share does not reflect a discount for the fact that we will have been externally managed prior to the Self-Management Transaction, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The NAV per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of our swaps prior to expiration.

Accordingly, with respect to our NAV per share which becomes our updated offering price, we can give no assurance that:

•	a stockholder would ultimately realize distributions per share equal to NAV per share upon a sale of our company;
•	our shares of Class C common stock would trade at our NAV value per share on a national securities exchange;
•	a third party would offer our NAV per share in an arm’s-length transaction to purchase all or substantially all of our shares of Class C common stock;
•	another independent third-party appraiser or third-party valuation firm would agree with our NAV per share; or
•	the methodology used to determine our NAV per share would be acceptable for compliance with ERISA reporting requirements.

The value of our shares will fluctuate over time in response to developments related to the capital raised during our offering stage, future investments, the performance of individual assets in our portfolio and the management of those assets and the real estate and finance markets. Our board of directors generally anticipates that the NAV per share will be determined in the first quarter of each year, calculated as of the immediately preceding December 31. In the event the Merger is not completed until after December 31, 2019, however, our board of directors may, in its discretion, determine to calculate the NAV per share as of the closing of the Merger and the Self-Management Transaction in order to facilitate the most efficient and orderly process for the NAV per share determination that takes into account these transactions.

In calculating NAV per share, our board of directors will estimate the value of our shares based on the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding. As a result, such NAV per share will be subject to the limitations discussed in the paragraph above.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of 450,000,000 shares of capital stock, of which 300,000,000 shares are designated as Class C common stock with a par value of $0.001 per share; 100,000,000 are designated as Class S common stock with a par value of $0.001 per share; and 50,000,000 are designated as preferred stock with a par value of $0.001 per share. Our board of directors may amend our charter from time-to-time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. Except as otherwise set forth in our charter, Class C, and Class S common stock have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption. As of December 2, 2019, 15,550,641 shares of our Class C common stock were issued and outstanding, 186,260 shares of our Class S common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

Our charter authorizes our board of directors to reclassify any unissued shares of common stock into one or more classes or series of common stock without approval of our common stockholders. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock, voting together as a single class, can elect our entire board of directors.

Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restriction on ownership and transfer of stock, the holders of our common stock are entitled to receive such distributions as may be authorized from time to time by our board of directors (or a committee of the board of directors) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of shares of our common stock do not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor do holders of our shares of common stock have any preference, conversion, exchange, sinking fund, or appraisal rights. Our shares of common stock, when purchased and paid for and issued in accordance with the terms of the prospectus, will be legally issued, fully paid and non-assessable.

Class C Shares

Shares of Class C common stock will be issued and sold in this offering exclusively to U.S. Persons, as such term is defined in Regulation S promulgated under the Act.

Class S Shares

We are not offering any shares of Class S common stock for sale as part of this offering. Rather, we intend to offer and sell shares of Class S common stock exclusively to non-U.S. Persons as defined under Rule 903 promulgated under the Act pursuant to an exemption from the registration requirements of the Act under and in accordance with Regulation S of the Act. We intend to sell the Class S shares either directly or through brokers or other persons who may be paid upfront selling commissions in amounts of up to 3.5% of the purchase amount. We may also pay deferred commissions to such brokers or other persons of up to 2.0% per annum of the purchase amount for a period of years. In any event, all such commissions shall not exceed 10.0% of the gross proceeds from the sale of such shares excluding upfront commissions.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our Class C common stockholders and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred stock so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval. A majority of our conflicts committee who do not have an interest in the transaction must approve any issuance of preferred stock. Our conflicts committee is authorized by our charter to consult with company counsel or independent counsel at our expense before deciding whether to approve the issuance of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Phoenix American Financial Services, Inc. Our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. We are not required to issue shares of our common stock in certificated form. Information regarding restrictions on the transferability of our shares appear on our share certificates, if any, or will be provided to stockholders in a written statement provided on request and without charge. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed stock transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required form to any registered holder upon request.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president, our chief executive officer or upon the written request of common stockholders holding at least 10% of the votes entitled to be cast on any issue proposed to be considered at the special meeting. The meeting must be held not less than 15 days nor more than 60 days after the distribution of the notice of the meeting. A quorum consists of the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a stockholder meeting, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. Generally, the affirmative vote a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares represented in person or by proxy at a meeting at which a quorum is required to elect a director.

Under the MGCL, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation and dissolution, (3) a merger, consolidation, conversion, statutory share exchange or sale or other disposition of all or substantially all of our assets, and (4) election or removal of our directors. Except with respect to the election of directors, the vote to amend our charter or as otherwise provided in the MGCL or our charter, the vote of stockholders holding at least two-thirds of the outstanding shares of our stock entitled to vote is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. Therefore, except with respect to the election or removal of our directors, prior to a stockholder vote, our board of directors must first adopt a resolution that the proposed action is advisable and directing the matter to be submitted to the stockholders. Accordingly, the only proposals to amend our charter or to dissolve our company that will be presented to our stockholders will be those that have been declared advisable by our board of directors. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders have the power, without the concurrence of the directors, to remove a director from our board of directors for cause and by the affirmative vote of at least two-thirds of the shares of stock entitled to vote generally in the election of directors.

The term of our Advisory Agreement with our advisor is one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us or terminated by the independent directors on 60 days’ written notice. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, any director or the entire board of directors may be removed, for cause and by a vote of the holders of at least two-thirds of the shares then entitled to vote on the election of directors at any meeting of stockholders called expressly for the purpose of removing a director.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record at the time of giving the advance notice required by the bylaws and who has complied with the advance notice procedures of the bylaws. In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not less than seventy days nor more than ninety days prior to the anniversary of the preceding year’s annual meeting.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply to any period prior to the second year for which we elect to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, among other purposes, our charter prohibits any person from acquiring, directly or indirectly, beneficial or constructive ownership of more than 9.8% of our aggregate outstanding shares of common stock unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if our board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. Subject to certain limitations, our board of directors may increase the ownership limit up to 9.9% subject to such terms, conditions, representations and undertakings as required by our charter. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit in our shares being owned by fewer than 100 persons in our being closely held or otherwise failing to qualify as a REIT or which would cause us to own (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code and cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code will be null and void. The prohibited transferee will not acquire any rights in the shares. In addition, in the event of a transfer or attempted transfer, or other event, that would result in any person owning, directly or indirectly, shares of common stock in excess of the ownership limit or other restrictions on ownership and transfer, such shares of our stock will automatically be exchanged for shares of “excess stock.” All shares of excess stock will be automatically transferred, without action by the purported holder, to the corporation, as the excess stock trustee of an excess stock trust for the benefit of such beneficiary to whom an interest in the excess stock may be transferred. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer.

Shares of excess stock held in trust will remain issued and outstanding shares. The prohibited transferee will have no rights in the shares of excess stock except the right to designate a transferee of such excess stock in accordance with the requirements of our charter. Shares of excess stock will not be entitled to any dividends or distributions except in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of our assets. Any dividend or distribution paid prior to our discovery that the shares of common stock have been exchanged for excess stock shall be repaid to us upon demand, and any dividend or distribution declared but unpaid at the time of such discovery shall be void ab initio with respect to such excess stock. The holders of shares of excess stock shall not be entitled to vote on any matters (except as required by the MGCL).

Shares of excess stock shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created the excess stock (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price of the common stock exchanged for such excess stock on the date we, or our designee, accept the offer. We will have the right to accept the offer for a period of ninety days after the later of (i) the date of the event or transaction which resulted in such excess stock and (ii) the date on which our board determines in good faith that an event or transaction resulting in excess stock has occurred.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions and any person who owns excess stock as a transferee of common stock resulting in an exchange for excess stock must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not generally apply to an underwriter in an offering of our shares.

Within 31 days after the end of each calendar year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the name and address of such person, the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of Class C common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws require that purchasers of our Class C common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at Suitability Standards immediately following the cover page of this prospectus. Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of Class C common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. All sales must also comply with applicable state and federal securities laws.

Distributions

We intend to pay distributions on a monthly basis, and we paid our first distribution on July 11, 2016. The rate is determined by our board of directors based on our financial condition and such other factors as our board of directors deems relevant. Our board of directors has not pre-established a percentage range of return for distributions to stockholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

During our offering stage, when we may raise capital more quickly than we acquire income producing assets, and from time to time during our operational state, we may not pay distributions solely from our operations, in which case distributions may be paid in whole or in part from the waiver or deferral of fees otherwise due to our advisor, if so elected by our advisor. Distributions declared, distributions paid and cash flows from operations were as follows for the years ended December 31, 2017 and 2018 and through the quarter ended September 30, 2019:

						Sources of Distribution Payment
Period	Total Distributions Declared	Distributions Declared Per Share	Distributions Paid(1)		Cash Flows Provided by Operating Activities	Net Rental Income Received	Waived Advisor Asset Management Fees	Deferred Advisor Asset Management Fees	Offering Proceeds
			Cash	Reinvested
2017:
First Quarter 2017	$486,862	$0.175	$100,126	$386,736	$182,764	$377,405	$27,316	$82,141	$—
Second Quarter 2017	824,641	0.175	152,193	672,448	1,248,798	629,515	48,709	146,417	—
Third Quarter 2017	1,120,503	0.175	212,300	908,203	1,114,810	658,133	43,499	130,501	288,370
Fourth Quarter 2017	1,368,619	0.175	268,911	1,099,708	1,244,465	1,272,850	24,016	71,753	—
2017 Totals	$3,800,625	$0.700	$733,530	$3,067,095	$3,790,837	$2,937,903	$143,540	$430,812	$288,370

2018:
First Quarter 2018	$2,173,195	$0.176	$335,216	$1,260,232	$38,144	$2,173,195	$—	$—	$—
Second Quarter 2018(1)(4)	1,864,493	0.176	392,014	1,408,441	1,279,870	1,864,493	—	—	—
Third Quarter 2018(1)(5)	2,041,912	0.176	445,312	1,539,893	1,237,975	2,041,912	—	—	—
Fourth Quarter 2018(1)(5)	2,203,622	0.176	483,531	5,878,104	3,295,899	2,203,622	—	—	—
2018 Totals	$8,283,222	$0.704	$1,656,073	$5,878,104	$5,851,888	$8,283,222	$—	$—	$—

2019:
First Quarter 2019(8)	$2,388,694	$0.176	$552,134	$1,763,630	$773,736	$2,388,694	$—	$—	$—
Second Quarter 2019(9)	2,605,268	0.176	630,184	1,900,893	2,112,395	2,605,268	—	—	—
Third Quarter 2019(10)	2,784,235	0.176	719,257	2,020,768	1,677,064	2,784,235	—	—	—
2019 Totals	$7,778,197	$0.528	$1,901,575	$5,685,291	$4,563,195	$7,778,197	$—	$—	$—
(1)	The distribution paid per share of Class S common stock is net of deferred selling commissions.
(2)	Since our board of directors declared distributions for four months (December 2017 through March 2018) during the three months ended March 31, 2018 in order to transition to a process of declaring dividends prior to the beginning of the month, the dividends declared per common share reflects four rather than three months of dividends for 2018.
(3)	The distribution of $577,747 for the month of March 2018 was declared in March 2018 and paid on April 25, 2018. The amount was recorded as a liability as of the balance sheet date March 31, 2018.
(4)	The distribution of $641,785 for the month of June 2018 was declared in June 2018 and paid on July 25, 2018. The amount was recorded as a liability as of the balance sheet date June 30, 2018.
(5)	The distribution of $698,492 for the month of September 2018 was declared in September 2018 and paid on October 25, 2018. The amount was recorded as a liability as of the balance sheet date September 30, 2018.
(6)	The distribution of $749,045 for the month of December 2018 was declared in December 2018 and paid on January 25, 2019. The amount was recorded as a liability as of the balance sheet date December 31, 2018.
(7)	In connection with the acquisition of some properties, we may negotiate a reduced purchase price for the acquired property in an amount that equals an agreed-upon rent abatement. During the period of any rent abatement on properties that we acquire, we may be unable to fully fund our distributions from net rental income received and waivers or deferrals of our advisor asset management fees. In that event, we may expand the sources of cash used to fund our stockholder distributions to include proceeds from the sale of our common stock, but only during the periods, and up to the amounts, of any rent abatements where we are able to negotiate a reduced purchase price.
(8)	The distribution of $821,300 for the month of March 2019 was declared in February 2019 and paid on April 25, 2019. The amount was recorded as a liability as of the balance sheet date March 31, 2019.
(9)	The distribution of $896,291 for the month of June 2019 was declared in February 2019 and paid on July 25, 2019. The amount was recorded as a liability as of the balance sheet date June 30, 2019.
(10)	The distribution of $937,863 for the month of September 2019 was declared in August 2019 and paid on October 25, 2019. The amount was recorded as a liability as of the balance sheet date September 30, 2019.

The tax composition of our distributions declared for the year ended December 31, 2018 was as follows:

For the year ended December 31, 2018, distributions paid to our stockholders were 5.0% ordinary income, 0% capital gain, and 95.0% return of capital/non-dividend distribution. Distributions are aggregated and paid on a monthly basis. In general, distributions for daily record dates in a given month are paid on or about the 25th of the following month.

For the period January 1, 2018 through December 31, 2019, distributions to stockholders were declared and paid based on daily record dates at rates per share per day. See details as follows:

Distribution Period	Rate Per Share Per Day(1)	Declaration Date	Payment Date
2018
January 1-31	$0.00189113	February 1, 2018	February 26, 2018
February 1-28	$0.00209375	February 1, 2018	February 26, 2018
March 1-31	$0.00189113	March 20, 2018	April 25, 2018
April 1-30	$0.00195417	April 3, 2018	May 25, 2018
May 1-31	$0.00189113	May 1, 2018	June 26, 2018
June 1-30	$0.00195417	June 1, 2018	July 25, 2018
July 1-31	$0.00189113	July 1, 2018	August 27, 2018
August 1-31	$0.00189113	August 1, 2018	September 25, 2018
September 1-30	$0.00195417	September 1, 2018	October 25, 2018
October 1-31	$0.00189113	September 27, 2018	November 26, 2018
November 1-30	$0.00195417	October 29, 2018	December 26, 2018
December 1-31	$0.00189113	November 28, 2018	January 25, 2019

2019
January 1-31	$0.00191183	December 26, 2018	February 25, 2019
February 1-28	$0.00209375	January 31, 2019	March 25, 2019
March 1-31	$0.00192740	February 28, 2019	April 25, 2019
April 1-30	$0.00192740	February 28, 2019	May 28, 2019
May 1-31	$0.00192740	February 28, 2019	June 25, 2019
June 1-30	$0.00192740	February 28, 2019	July 25, 2019
July 1-31	$0.00192740	June 25, 2019	August 26, 2019
August 1-31	$0.00192740	June 31, 2019	September 18, 2019
September 1-30	$0.00192740	August 30, 2019	October 25, 2019
October 1-31	$0.00192740	August 30, 2019	November 25, 2019*
November 1-30	$0.00192740	August 30, 2019	December 26, 2019*
December 1-31	$0.00192740	August 30, 2019	January 27, 2020*
*	Expected to be paid on this date.
(1)	The distribution paid per share of Class S common stock is net of deferred selling commissions.

Going forward, we expect our board of directors to continue to authorize cash distributions based on daily record dates and to aggregate and pay these distributions on a monthly basis, and after this offering to authorize stock distributions based on a single record date as of the end of the month, and to pay these dividends on monthly basis. Cash distributions will be determined by our board of directors based on our financial condition and such other factors as our board of directors deems relevant. Our board of directors has not pre-established a percentage rate of return for stock dividends or cash distributions to stockholders. We have not established a minimum dividend or distribution level, and our charter does not require that we make dividends or distributions to our stockholders other than as necessary to meet IRS REIT qualification standards.

During our offering stage, when we may raise capital more quickly than we acquire income producing assets, and from time to time during our operational stage, we may not pay distributions from operations. In these cases, distributions may be paid in whole or in part from the waiver or deferral of fees otherwise due to our advisor, if so elected by our advisor. Our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under Risk Factors in this prospectus. If our cash flow from operations decreases in the future, the level of our distributions may also decrease. In addition, our board of directors could elect to pay a higher portion of future distributions using sources such as the waiver or deferral of fees and reimbursements to which our advisor is entitled, if our advisor so elects. Additionally, to the extent the advisor elects, in its sole discretion, to defer all or any portion of its monthly asset management fee, the advisor will be deemed to have waived, not deferred, that portion of its monthly asset management fee that is up to 0.025% of the total investment value of our total investment value. A waiver (but not a deferral) of any fee or reimbursement owed to our advisor or sponsor will have the effect of increasing cash flow from operations for the relevant period and increase the cash available to make distributions to our stockholders because we will not have to use cash to pay any fee or reimbursement that was waived during the relevant period. Any deferred fees or reimbursements will not be interest-bearing and will be paid as and when determined by our board of directors.

We will not use borrowed money to pay distributions to our stockholders and, unless otherwise determined by our board of directors in specific and limited circumstances (including as described below), we do not intend to use the proceeds from sales of our common stock to pay distributions but rather intend to pay distributions from net rental income received and, as elected solely by our advisor and/or sponsor, from the waiver or deferral of fees paid to our sponsor or advisor. The leases for certain of our real estate acquisitions provide for rent abatements. These abatements were an inducement for the tenant to enter into or extend the term of its lease. In connection with our acquisition of some of these properties, we were able to negotiate a reduced purchase price for the acquired property in an amount that equals the previously agreed-upon rent abatement. Notwithstanding this, our rental income from these properties is reduced during the period of any rent abatement. During the period of any rent abatement on properties that we acquire, we may be unable to fully fund our distributions from net rental income received and waivers or deferrals of advisor asset management fees. In that event, we may expand the sources of cash used to fund our stockholder distributions to include proceeds from the sale of our common stock, but only during the periods, and up to the amounts, of any rent abatements where we were able to negotiate a reduced purchase price. We will disclose the dollar amount of proceeds from the sale of our common stock used to fund our stockholder distributions.

The source of cash used to pay our stockholder distributions during the nine months ended September 30, 2019 and the year ended December 31, 2018 was net rental income received. Through December 31, 2017, the sources of cash used to pay our stockholder distributions were net rental income received plus $513,315 of asset management fees that were deferred by our advisor, $171,041 of asset management fees that were waived by our advisor and $288,370 of proceeds from our initial public offering equal to the amount of rent abatements we obtained in exchange for a reduced purchase price for certain properties.

Our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under Risk Factors. Those factors include: our ability to continue to raise capital to make additional investments; the future operating performance of our current and future real estate investments in the existing real estate and financial environment; our advisor’s ability to identify additional real estate investments that are suitable to execute our investment objectives; the success and economic viability of our tenants; our ability to refinance existing indebtedness at comparable terms; changes in interest rates on any variable rate debt obligations we incur; and the level of participation in our distribution reinvestment plan. In the event our cash flow from operations decrease in the future, the level of our distributions may also decrease. In addition, future distributions declared and paid may exceed cash flow from operations, to the extent that the advisor defers payment of fees and reimbursements to which it is entitled.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See Federal Income Tax Considerations—Taxation of RW Holdings NNN REIT—Annual Distribution Requirements. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under our distribution reinvestment plan at a discount to fair market value, if any. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Inspection of Books and Records

As a part of our books and records, we maintain at our principal office an alphabetical list of the names of our Class C common stockholders, along with their addresses and telephone numbers and the number of shares of Class C common stock held by each of them. We update this stockholder list at least quarterly and it is available for inspection at our principal office by a Class C common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any Class C common stockholder within ten days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/or board, as the case may be, shall be liable to the Class C common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any Class C common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An “interested stockholder” is defined as:

•	any person who beneficially owns, directly or indirectly, 10.0% or more of the voting power of the corporation’s outstanding voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Control Share Acquisitions

The MGCL provides a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,
•	a two-thirds vote requirement for removing a director,
•	a requirement that the number of directors be fixed only by vote of the directors,
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and
•	a majority requirement for the calling of a special meeting of stockholders.

In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through other provisions in our charter and bylaws, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three or more than seven and require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the board and for removal only for “cause.” We have not elected to be subject to any of the other provisions described above, but our charter does not prohibit our board of directors from opting into any of these provisions in the future.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or
•	a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or
(2)	one of the following:

(A)	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or
(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual reports, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;
•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor had held in us;
•	in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares—Meetings and Special Voting Requirements”; or
•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our common stockholders.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, while our distribution reinvestment plan is in effect, you may elect to have your distributions, excluding those distributions that our board of directors designates as ineligible for reinvestment through the plan, reinvested in additional shares of our Class C common stock, in lieu of receiving cash distributions.

As of the date of this prospectus, our distribution reinvestment plan is temporarily suspended. Accordingly, beginning with distributions payable in October 2019, all distributions by us will be paid in cash until such time that our board of directors approves the reinstatement of the distribution reinvestment plan.

The following discussion summarizes the principal terms of our distribution reinvestment plan that will apply at such time that our board of directors approves the reinstatement of the distribution reinvestment plan. Appendix C to this prospectus contains the full text of our distribution reinvestment plan.

Eligibility

All of our Class C common stockholders are eligible to participate in our distribution reinvestment plan; however, we may elect to deny your participation in our distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our distribution reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. If you purchased our shares through a registered investment advisor, your registered investment advisor will be responsible for monitoring your ongoing ability to meet the suitability standards and other investment representations set forth in the then-current prospectus or in the subscription agreement. Participants (or their registered investment advisors, as appropriate) must agree to notify us promptly when they no longer meet these standards. See Suitability Standards (immediately following the cover page) and the applicable form of subscription agreement attached hereto as Appendix A-1 or Appendix A-2.

Election to Participate

You may elect to participate in our distribution reinvestment plan by completing the subscription agreement, an enrollment form or another approved form available from us. Your participation in our distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through our distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through written notice to us.

Stock Purchases

Shares will be purchased under our distribution reinvestment plan on the distribution payment dates. Participants in the distribution reinvestment plan may purchase fractional shares so that 100% of the distributions will be used to acquire shares.

Participants in the distribution reinvestment plan will acquire our Class C common stock at a price per share equal to the price to acquire a share of our Class C common stock in the primary offering.

Account Statements

You or your designee will receive a confirmation of your purchases under our distribution reinvestment plan no less than monthly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;
•	the date of the reinvestment;
•	the number and price of the shares purchased by you; and
•	the total number of shares in your account.

Use of Proceeds

We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes including, but not limited to, the following:

•	the acquisition of real estate investments, which would include payment of acquisition fees to our advisor (see - Management Compensation);
•	capital expenditures, tenant improvement costs and leasing costs related to our real estate properties;
•	reserves required by financings of our real estate investments;
•	the repayment of debt; and
•	the repurchase of shares under our share repurchase program.

We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares that you acquire through our distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount, if any. See Federal Income Tax Considerations—Taxation of Stockholders—Tax Consequences of Participation in Distribution Reinvestment Plan.

Termination of Participation

Once enrolled, you may continue to purchase shares under our distribution reinvestment plan until we have: sold all of the shares registered in this offering; terminated this offering; or suspended or terminated our distribution reinvestment plan. You may terminate your participation in our distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least fourteen business days prior to the last business day of the month to which the distribution relates; provided that, if we publicly announce in a filing with the SEC a new offering price under the distribution reinvestment plan, then a participant shall have no less than two business days after the date of such announcement to notify us in writing of a participant’s termination of participation in the distribution reinvestment plan and the participant’s termination will be effective for the next date shares are purchased under the distribution reinvestment plan. Any transfer of your shares will effect a termination of the participation of those shares in our distribution reinvestment plan. We will terminate your participation in our distribution reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate our distribution reinvestment plan for any reason at any time upon ten days’ notice to the participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

Share Repurchase Program

Our shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and we currently do not intend to list our shares. In order to provide our stockholders with some liquidity, we have adopted a share repurchase program that may enable you to sell your shares of Class C common stock to us in limited circumstances. Stockholders may present for repurchase all or a portion of their shares to us in accordance with the procedures outlined herein. Shares must be held for 90 days after they have been issued to the applicable stockholder before we will accept requests for repurchase, except for shares acquired pursuant to our distribution reinvestment plan or our automatic investment program if the applicable stockholder has held their initial investment for at least 90 days. Upon such presentation, we may, subject to the conditions and limitations described below, repurchase the shares presented to us for cash to the extent we have sufficient funds available to us to fund such repurchase. We will not pay the advisor or its affiliates any fees to complete any transactions under our share repurchase program.

From inception through Ocotber 31, 2019, 2,365,824 shares of Class C common stock had been tendered for redemption by us, which represented all redemption requests received in good order and eligible for redemption through October 31, 2019. All of these shares had been redeemed as of October 31, 2019.

As of the date of this prospectus, in light of the pending Merger and the Self-Management Transaction, our share repurchase program was temporarily suspended effective October 19, 2019. The share repurchase program will remain suspended until such time as our board of directors, in its discretion, may approve the reinstatement of the share repurchase program.

At such time as our board of directors approves the reinstatement of the share repurchase program, the program is subject to the following limitations and procedures:

Repurchase Price

The prices at which we will repurchase shares are as follows:

•	For those shares held by the stockholder for less than one year, 97% of the most recently published NAV per share;
•	For those shares held by the stockholder for at least one year but less than two years, 98% of the most recently published NAV per share;
•	For those shares held by the stockholder for at least two years but less than three years, 99% of the most recently published NAV per share; and
•	For those shares held by the stockholders for at least three years, 100% of the most recently published NAV per share.

However, at any time we are engaged in an offering of shares, the price at which we will repurchase shares will never be greater than the applicable per-share offering price.

For purposes of determining the time period a stockholder has held each share, the time period begins as of the date the stockholder acquired the share. As described above, the shares owned by a stockholder may be repurchased at different prices depending on how long the stockholder has held each share submitted for repurchase, provided that the stockholder has held the shares for at least 90 days, except for shares acquired pursuant to our distribution reinvestment plan or our automatic investment program if the applicable stockholder has held their initial investment for at least 90 days. Shares acquired pursuant to our distribution reinvestment plan shall be repurchased at 100% of the most recently published NAV per share.

Further, in extenuating circumstances if the 90-day holding requirement described above would place an undue hardship on a stockholder, we reserve the right, in our sole discretion, to make exceptions to the 90-day holding requirement.

Our board of directors generally anticipates that our NAV and NAV per share will be determined annually in the first quarter of each year as of December 31 of the prior year. In the event the Merger is not completed until after December 31, 2019, however, our board of directors may, in its discretion, determine to calculate the NAV per share as of the closing of the Merger and the Self-Management Transaction in order to facilitate the most efficient and orderly process for the NAV per share determination that takes into account these transactions. In addition, we may update our NAV at any time between our annual calculations of NAV to reflect significant events that we have determined have had a material impact on NAV. We will report the NAV per share of our Class C common stock (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate written notice to the stockholders. During our primary offering stage, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws. We will also provide information about our NAV per share on our website (such information may be provided by means of a link to our public filings on the SEC’s website, www.sec.gov and on our toll-free information line: (1-855-742-4862). In the event that our NAV and NAV per share change during the year, we will publish our new NAV per share no later than ten business days prior to the second-to-last business day of the month in which such adjustment occurs.

Limitations on Repurchase

We may, but are not required to, use available cash not otherwise dedicated to a particular use to pay the repurchase price, including cash proceeds generated from the distribution reinvestment plan, securities offerings, operating cash flow not intended for distributions, borrowings and capital transactions, such as asset sales or refinancings. We cannot guarantee that we will have sufficient available cash to accommodate all repurchase requests made in any given month.

In addition, we may not repurchase shares in an amount that would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

Following our board of directors’ initial determination of our NAV and NAV per share on January 18, 2018, we are subject to the following additional limitations on the number of shares we may repurchase under the program:

•	Repurchases per month will be limited to no more than 2% of our most recently determined aggregate NAV, which we currently intend to calculate on an annual basis, in January of each year (and calculated as of December 31 of the immediately preceding year). Repurchases for any calendar quarter will be limited to no more than 5% of our most recently determined aggregate NAV, which means we will be permitted to repurchase shares with a value of up to an aggregate limit of approximately 20% of our aggregate NAV in any 12-month period.
•	We currently intend that the foregoing repurchase limitations will be based on “net repurchases” during a quarter or month, as applicable. The term “net repurchases” means the excess of our share repurchases (capital outflows) over the proceeds from the sale of our shares (capital inflows) for a given period. Thus, for any given calendar quarter or month, the maximum amount of repurchases during that quarter or month will be equal to (1) 5% or 2% (as applicable) of our most recently determined aggregate NAV, plus (2) proceeds from sales of new shares in the offering (including purchases pursuant to our distribution reinvestment plan) since the beginning of a current calendar quarter or month, less (3) repurchase proceeds paid since the beginning of the current calendar quarter or month.

•	While we currently intend to calculate the foregoing repurchase limitations on a net basis, our board of directors may choose whether the 5% quarterly limit will be applied to “gross repurchases,” meaning that amounts paid to repurchase shares would not be netted against capital inflows. If repurchases for a given quarter are measured on a gross basis rather than on a net basis, the 5% quarterly limit could limit the amount of shares redeemed in a given quarter despite us receiving a net capital inflow for that quarter.
•	In order for our board of directors to change the basis of repurchases from net to gross, or vice versa, we will provide notice to our stockholders in a prospectus supplement or current or periodic report filed with the SEC, as well as in a press release or on our website, at least 10 days before the first business day of the quarter for which the new test will apply. The determination to measure repurchases on a gross basis, or vice versa, will only be made for an entire quarter, and not particular months within a quarter.

Procedures for Repurchase

Qualifying stockholders who desire to have their shares repurchased by us would have to give notice as provided on their personal on-line dashboard at www.RichUncles.com. All requests for repurchase must be received by us at least two business days prior to the end of a month. You may also withdraw a previously made request to have your shares repurchased, but must do so at least two business days prior to the end of a month. We will repurchase shares by the third business day after the end of a month in which a request for repurchase was received and not withdrawn.

If, as a result of a request for repurchase, a stockholder will own shares of our Class C common stock having a value of less than $500 (based on our most recently-published offering price per share), we reserve the right to repurchase all of the shares of Class C common stock owned by such stockholder.

As noted above, we may use cash not otherwise dedicated to a particular use to funds repurchases under the share repurchase program. However, we have the discretion to repurchase fewer shares than have been requested to be repurchased in a particular month or quarter, or to repurchase no shares at all, in the event that we lack readily available funds to do so due to market conditions beyond our control, our need to maintain liquidity for our operations or because we determine that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. Any determination to repurchase fewer shares than have been requested to be repurchased may be made immediately prior to the applicable date of repurchase. We will disclose any such determination to our current and prospective stockholders.

In the event that we repurchase some but not all of the shares submitted for repurchase in a given period, shares submitted for repurchase during such period will be repurchased on a pro rata basis. If, in each of the first two months of a quarter, the 2% monthly repurchase limit is reached and repurchases are reduced pro rata for such months, then in the third and final month of that quarter, the applicable limit for such month will be less than 2% of our aggregate NAV because repurchases for that month, combined with repurchases for the two previous months, cannot exceed 5% of our aggregate NAV.

If we do not repurchase all shares presented for repurchase in a given period, then all unsatisfied repurchase requests must be resubmitted at the start of the next month or quarter, or upon the recommencement of the share repurchase program (in the event of its suspension), as applicable. Within three business days after a stockholder repurchase requests becomes fully or partially unsatisfied, we will notify the stockholder by email that the unsatisfied portion of the request must be resubmitted. We will also supplement or amend this prospectus to disclose full or partial share repurchases.

Amendment, Suspension or Termination of Program and Notice

Our board of directors may amend, suspend or terminate the share repurchase program without stockholder approval upon 30 days’ notice, if our directors believe such action is in our and our stockholders’ best interests, including because share repurchases place an undue burden on our liquidity, adversely affect our operations, adversely affect stockholders whose shares are not repurchased, or if board of directors determines that the funds otherwise available to fund our share repurchase program are needed for other purposes. In addition, our board of directors may amend, suspend or terminate the share repurchase program due to changes in law or regulation, or if the board of directors becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are repurchased. Material modifications, including any reduction to the monthly or quarterly limitations on repurchases, and suspensions of the stock repurchase program, will be promptly disclosed in a prospectus supplement (or post-effective amendment) or current or periodic report filed with SEC, as well as on our website.

THE OPERATING PARTNERSHIP AGREEMENT

General

Rich Uncles NNN Operating Partnership, LP, or the Operating Partnership, is a Delaware limited partnership. We plan to own substantially all of our assets and conduct our operations through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly-owned subsidiary, Rich Uncles NNN LP, LLC, was the sole limited partner of the Operating Partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the Operating Partnership. A copy of the Amended and Restated Agreement of Limited Partnership of Rich Uncles NNN Operating Partnership, LP (the “Operating Partnership Agreement”) is incorporated by reference herein.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of this offering to our Operating Partnership as a capital contribution in exchange for units of limited partnership interest that will be held by Rich Uncles NNN LP, LLC. The Operating Partnership will be deemed to have simultaneously paid the costs associated with this offering.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership interests and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT.

Below is a summary of the key terms of the Operating Partnership’s partnership agreement. The summaries of key terms below are qualified in their entirety by reference to the Operating Partnership Agreement, a copy of which is incorporated by reference herein. If the Self-Management Transaction is completed, the Operating Partnership Agreement will be amended and restated as further described in one or more supplements to this prospectus.

Capital Contributions

Although we intend to invest substantially all of the proceeds of this offering in the Operating Partnership, neither our charter nor the Operating Partnership Agreement requires us to contribute the proceeds of any offering of our shares of stock to the Operating Partnership as an additional capital contribution. When we (through our wholly-owned subsidiary, Rich Uncles NNN LP, LLC) contribute additional capital to the Operating Partnership, our partnership interests in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. Each class of our capital stock will have a corresponding separate class of limited partnership interest in the Operating Partnership. The Operating Partnership is also able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests may have priority over other limited partnership interests with respect to distributions from the Operating Partnership, including priority over the partnership interests that we would own as a limited partner. If the general partner makes a request for loans, the partners, pro rata or as they may otherwise agree, may make a loan or loans to the Operating Partnership. The amount of any such loan or advance shall not be deemed an increase in the capital contributions of the partner that makes such loan or entitle that lending partner to any increase in its percentage interest in the Operating Partnership. The partners shall not be required to loan any funds to the Operating Partnership.

Operations

The partnership agreement provides that, so long as we (or any other limited partner) remain qualified as a REIT, the Operating Partnership will be operated in a manner that will enable such parties to satisfy the requirements for being classified as a REIT for tax purposes. The general partners also have the power to take actions to ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in the Operating Partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement provides that the Operating Partnership will distribute cash flow from operations to its partners in accordance with their respective percentage interests in amounts and at times that we, as the general partner, determine.

Similarly, the partnership agreement provides that the Operating Partnership will allocate taxable income to its partners in accordance with their respective partnership interests. It is our intention to make distributions on at least a monthly basis.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including partner loans, any remaining assets of the Operating Partnership will be distributed to its partners in accordance with their respective positive capital account balances.

Admission of Additional Partners

With the consent of the Company as general partner, the Operating Partnership may admit additional limited partners.

Our Rights, Obligations and Powers as the General Partner

We are the general partner of the Operating Partnership. The general partner has discretion to manage and control the Operating Partnership’s business and to make all decisions affecting its assets. Under the authority granted by the Operating Partnership Agreement, the general partner can:

•	acquire, purchase, own, operate, lease, manage and dispose of any real property and any other assets;
•	authorize, issue, sell, repurchase or otherwise purchase securities;
•	borrow money;
•	make or revoke any tax election;
•	maintain insurance coverage in amounts and types as it determines is necessary;
•	retain employees or other service providers;
•	form or acquire interests in joint ventures; and
•	merge, consolidate or combine the Operating Partnership with another entity.

Any agreements between the Operating Partnership and any affiliates of our sponsor would require the approval of our conflicts committee.

Under the Operating Partnership Agreement, the Operating Partnership will continue to pay all of the administrative and operating costs and expenses it incurs in acquiring or originating and operating and managing its investments. The Operating Partnership also pays all of the general partner’s administrative costs and expenses and such expenses are treated as expenses of the Operating Partnership. Such expenses may include:

•	all expenses relating to our organization and continuity of existence;
•	all expenses relating to the offering and registration of our securities;
•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;
•	all expenses associated with our compliance with applicable laws, rules and regulations; and
•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that the Operating Partnership would not reimburse would be costs and expenses relating to assets we may own outside of the Operating Partnership. We would pay the expenses relating to such assets directly.

Change in General Partner

We expect that we generally would not be able to withdraw as the sole general partner of the Operating Partnership or transfer our general partnership interest in the Operating Partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (i) the holders of a majority of partnership interests (including those we held) approved the transaction; (ii) the partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (iii) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (iv) the successor entity contributed substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agreed to assume all obligations of the general partner of the Operating Partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners are not able to transfer their interests in the Operating Partnership, in whole or in part, without the written consent of the general partner.

Amendment of Limited Partnership Agreement

Amendments to the Operating Partnership Agreement require the consent of all of the partners. The Operating Partnership Agreement will be amended and restated if the Self-Management Transaction is completed as further described in one or more supplement(s) to this prospectus.

Additional Amendments to Limited Partnership Agreement

If the Operating Partnership ever decides to acquire properties in exchange for partnership interests in the Operating Partnership, we expect to amend the partnership agreement as determined in the discretion of the general partner to accommodate such transactions.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of up to $800,000,000 in shares of our Class C common stock, currently priced at $10.16 per share based on a NAV per share calculated as of December 31, 2018, on a “best efforts” basis. We intend to sell the shares to investors through North Capital, a registered broker-dealer and our dealer manager for this offering. We will offer our shares of Class C common stock in this offering utilizing the website www.RichUncles.com, an online investment platform owned and operated by our sponsor. Because this is a “best efforts” offering, North Capital must use only best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. There is no minimum offering amount, and upon acceptance of subscriptions, we will immediately use the proceeds for the purposes described in this prospectus. We reserve the right to reallocate the shares offered among classes of shares and between our primary offering and our distribution reinvestment plan.

Our board of directors generally anticipates that it will adjust the offering price of the shares annually in the first quarter of each year calculated as of December 31 of the immediately preceding year. In the event the Merger is not completed until after December 31, 2019, however, our board of directors may, in its discretion, determine to calculate the NAV per share as of the closing of the Merger and the Self-Management Transaction in order to facilitate the most efficient and orderly process for the NAV per share determination that takes into account these transactions. Effective January 14, 2019, our board of directors adjusted the offering price of the shares to our current NAV per share of $10.16 per share. We may terminate this offering at any time, and we will provide that information in a prospectus supplement.

We expect to receive and communicate confidential information about individual investors and their accounts over the Internet. We are responsible for the safety and confidentiality of customer information and investors’ funds. We take steps to safeguard customer data and customer assets and recognize our responsibility to maintain the most current safety and security measures in keeping with Internet and financial transaction standards.

Offering Period

We intend to sell the shares of Class C common stock offered in our primary offering and pursuant to our distribution reinvestment plan on a continuous basis, subject to continued registration of this offering under applicable securities laws including the filing of a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act. In certain states, this offering is also subject to annual extensions. If all of the shares we are offering have not been sold by December 23, 2021, which is two years after the effective date of the registration statement for this offering, our board of directors plans to extend the offering for an additional year, and may further extend the offering in accordance with Rule 415 of the Securities Act. If or when our board of directors determines to extend the offering beyond December 23, 2021, we will notify stockholders by filing a supplement to this prospectus with the SEC. We will also need to renew the registration statement or file a new registration statement in many states to continue the offering. We may suspend or terminate this offering at any time.

Dealer Manager Compensation and Terms

North Capital is our dealer manager for this offering on a “best efforts” basis, which generally means that our dealer manager is required to use only its best efforts to sell the shares of our Class C common stock and it has no firm commitment or obligation to purchase any of the shares of our Class C common stock. In addition, we may sell shares of our Class C common stock through registered investment advisors.

In connection with this offering, we will pay to North Capital an amount equal to $12,000 per month. When aggregate gross offering proceeds in the primary offering exceed $25 million, we will pay to North Capital an additional upfront monthly variable fee equal to 0.60% of the purchase price of each incremental share of Class C common stock sold in the primary offering, which upfront monthly fee will be reduced to 0.50% of the purchase price of each share of Class C common stock sold in the primary offering once the aggregate gross offering proceeds in the primary offering equal or exceed $75 million. We will also pay to North Capital a monthly retainer of $60,000 for the first three months following the commencement of this offering, for a maximum aggregate retainer of $180,000. In addition, we will pay North Capital Investment Technology, the parent company of tNorth Capital, an installation and set-up fee of $2,500 and a monthly administrative fee of $500 for technology tools to facilitate the offering of securities. These technology fees are capped at $50,000 for any public offering. As required by the rules of FINRA, total underwriting compensation, including but not limited to expense reimbursements and non-cash compensation, will not exceed 10.0% of the gross offering proceeds from this offering.

Investors will not pay upfront selling commissions in connection with the purchase of our shares of Class C common stock. All fees payable to North Capital will be paid by us. No dealer manager fee, selling commissions or other fees or expenses will be paid with respect to shares of our Class C common stock sold through our distribution reinvestment plan. We also will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our common stock.

The table below shows the estimated maximum compensation payable to our dealer manager and estimated organization and offering expenses in connection with this offering, including the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA. To show the maximum amount of compensation that may be paid in connection with this offering, this table assumes that (i) we sell all of the shares of Class C common stock offered by this prospectus, (ii) no shares are sold pursuant to our distribution reinvestment plan, and (iii) the offering price per share remains $10.16.

Maximum Estimated Underwriting Fees and Expenses at Maximum Offering of $800,000,000

Type of Compensation and Expenses	Maximum Amount	Percentage of Primary Offering
Underwriting Fees and Expenses
Dealer manager fee(1)	$4,393,000	0.55%
Selling commissions(2)	$—	—%
Total underwriting costs	$4,393,000	0.55%

Organization and Offering Expenses(3)	$18,580,000	2.32%
(1)	For providing compliance services as the dealer manager for this offering North Capital will receive an amount equal to $12,000 per month. When aggregate gross offering proceeds in the primary offering exceed $25 million, we will pay to North Capital an additional upfront monthly variable fee equal to 0.60% of the purchase price of each incremental share of Class C common stock sold in the primary offering, which upfront monthly fee will be reduced to 0.50% of the purchase price of each share of Class C common stock sold in the primary offering once the aggregate gross offering proceeds in the primary offering equal or exceed $75 million. We will also pay to North Capital a monthly retainer of $60,000 for the first three months following the commencement of this offering, for a maximum retainer of $180,000.
(2)	We will not pay selling commissions to broker-dealers in connection with this offering.
(3)	We will pay all organization and offering expenses in connection with this offering, including the payment of dealer manager fees to North Capital as described above. The organization and offering expense numbers shown above represent our estimates of expenses expected to be incurred in connection with this offering (other than dealer manager fees), including our actual legal, accounting, printing, marketing, advertising, filing fees, transfer agent costs and other accountable offering-related expenses, including but not limited to: (i) all marketing related costs and expenses; (ii) personnel employed for the purpose of and in connection with the offering and to respond to inquiries from prospective stockholders (including salaries, payroll taxes, benefits and other related expenses); and (iii) facilities and technology costs, insurance expenses and other costs and expenses associated with this offering and marketing of our shares. The actual amount of organization and offering expenses we pay in connection with this offering will also vary based on the actual expenses we incur in connection with this offering. In no event may the total organization and offering expenses (including dealer manager fees) exceed 15% of the aggregate gross proceeds raised in this offering when terminated or completed.

We have agreed to indemnify our dealer manager against certain liabilities, including liabilities under the Securities Act or the Exchange Act, that arise out of material misstatements and omissions contained in this prospectus, other sales material used in connection with this offer or filings made to qualify this offering with individual states, any breaches by us of the dealer manager agreement between us and our dealer manager or any failure by us to comply with applicable FINRA and SEC rules. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

Subscription Procedures

To purchase shares in this offering directly from us, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A-1) for a specific number of shares and pay for the shares at the time of your subscription. All of this can be done on-line at www.RichUncles.com, and we encourage you to do so. Alternatively, this process can be done manually. You should make your check payable to “RW Holdings NNN REIT, Inc.”

Our dealer manager has the responsibility to make every reasonable effort to determine whether the investor is a U.S. Person and whether a purchase of shares of our Class C common stock is appropriate for the investor and that the minimum income and net worth standards established by us are met. See the Suitability Standards section of this prospectus (immediately following the cover page). In making this determination, our dealer manager will rely on relevant information provided by the investors, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that our dealer manager will be responsible for determining suitability.

Some purchasers of our Class C common stock may be clients of registered investment advisors. Investments in us through a registered investment advisor may require us to pay certain nominal account set-up fees to the registered investment advisor. In addition, in connection with such investments, investors may be required to pay certain fees, such as transactions fees or quarterly or annual account or asset management fees, to the registered investment advisor; in our discretion, a portion of these fees may be paid by us on behalf of the investor. To purchase shares in this offering through a registered investment advisor, the registered investment advisor will be responsible for (i) making every reasonable effort to determine whether you are a U.S. Person and a purchase of our shares is suitable for you, (ii) delivering to you a copy of the final prospectus for this offering, including all amendments and supplements, and (iii) transmitting to us promptly your completed subscription documentation (in the form attached to this prospectus as Appendix A-2 and any supporting documentation we may reasonably require.

Subscriptions will be effective only upon North Capital’s review and acceptance, and we reserve the right to reject any subscription in whole or in part. Following North Capital’s approval of the subscription agreement, we will submit a subscriber’s form(s) of payment in compliance with Rule 15c2-4 of the Exchange Act. A subscriber’s form(s) of payment will be deposited within two business days following receipt into a segregated bank account for all investors funds. You will receive a confirmation of your purchase via email. We admit stockholders every business day.

Our advisor and our dealer manager will maintain the records used to determine that our shares are a suitable investment for you for at least six years. You have the right to rescind your purchase and receive a return of your investment without interest for up to five business days after your subscription was accepted. Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form on their personal dashboard at www.RichUncles.com. The minimum periodic investment is $50 per month. If you elect to participate in both the automatic investment program and our distribution reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to our distribution reinvestment plan. For a discussion of our distribution reinvestment plan, see Description of Shares—Distribution Reinvestment Plan, and Appendix C.

You will receive a confirmation of your purchases under the automatic investment program monthly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;
•	the date of the investment; and
•	the number and price of the shares purchased by you.

You may terminate your participation in the automatic investment program at any time by providing us with notice on your personal dashboard at www.RichUncles.com. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the Suitability Standards section of this prospectus (immediately following the cover page).

Minimum Purchase Requirements

You must initially invest at least $500 in our shares to be eligible to participate in this offering. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $50. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Unless you are transferring all of your shares of Class C common stock, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. All sales must also comply with applicable state and federal securities laws.

Purchases by Retirement Accounts

With respect to any custodial retirement account existing as of January 31, 2019 and held through a preferred custodian designated by us in our sole discretion that holds, and continues to hold, Class C common stock in the amount of $100,000 or more (valued based on our then-current NAV per share) and for which dividends are reinvested in additional shares of our Class C common stock, we will pay all custodial fees charged by the independent custodian of such account.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with this offering, although only when accompanied by or preceded by the delivery of this prospectus, including, in the context of electronic sales materials, a hyperlink to the prospectus. The supplemental sales material will not contain all of the information material to an investment decision and should only be reviewed after reading this prospectus. These supplemental sales materials may include:

•	“pay per click” advertisements on social media, and search engine Internet websites
•	electronic correspondence transmitting the prospectus;
•	electronic brochures containing a summary description of this offering;
•	electronic fact sheets describing the general nature of RW Holdings NNN REIT and our investment objectives;
•	electronic flyers describing our recent acquisitions;
•	online investor presentations;
•	website material;
•	electronic media presentations;
•	any of the above in professionally printed format;
•	client seminars and seminar advertisements and invitations; and
•	third party industry-related article reprints.

All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints. All sales materials will comply with applicable state laws and regulations. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

EXPERTS

The consolidated financial statements of RW Holdings NNN REIT, Inc. at December 31, 2018, and for the year then ended (including the schedule appearing therein), included in RW Holdings NNN REIT, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, have been audited by Squar Milner LLP, independent registered public accounting firm, and at December 31, 2017, and for the year then ended (including the schedule appearing therein), by Ernst & Young LLP, independent registered public accounting firm, as set forth in their respective reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus through the SEC’s electronic data gathering, analysis and retrieval system.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 000-55776), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 29, 2019;
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 15, 2019;
•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 13, 2019;
•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 13, 2019; and
•	Current Reports on Form 8-K filed with the SEC on January 14, 2019, January 17, 2019, February 1, 2019, March 6, 2019, March 19, 2019, May 2, 2019, June 21, 2019, June 26, 2019, July 31, 2019, August 30, 2019, September 20, 2019 (with respect to Items 1.01 and 8.01 and the corresponding portions of Item 9.01 only), September 27, 2019 (with respect to Item 8.01 only), October 17, 2019 and October 25, 2019.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write:

RW Holdings NNN REIT, Inc.
3090 Bristol Street, Suite 550
Costa Mesa, California 92626
(855) 742-4862
Attn: Investor Relations
www.richuncles.com

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

LEGAL MATTERS

The validity of the shares of our Class C common stock being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland, and certain U.S. federal income tax matters have been passed upon for us by O’Melveny & Myers LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our Class C common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public free of charge over the Internet at our website at www.RichUncles.com or through the SEC’s website at www.sec.gov. These filings are available promptly after we file them with, or furnish them to, the SEC.

Appendix A-1

FORM OF SUBSCRIPTION AGREEMENT WITH INSTRUCTIONS (DIRECT INVESTORS)

(See Attached)

A-1-1

Investment Form

RW HOLDINGS NNN REIT, INC.
SUBSCRIPTION AGREEMENT

1. Investment

Date ______________________

US $500 minimum at US $10.16 per Share | $ ______________________

2. Account Type

(Check One Box Only)

☐ Individual	☐ Pension Plan [2]	☐ Traditional IRA
☐ Joint Tenants [1]	☐ Profit Sharing Plan [2]	☐ Simple IRA
☐ Tenants in Common [1]	☐ KEOGH Plan [2]	☐ SEP IRA
☐ Community Property [1]	☐ Other [2]	☐ ROTH IRA
☐ Trust [2]	☐ Corporation [2]	☐ Partnership/LLC
☐ Solo 401K		

1 All parties must sign.

2 Please attach pages of Trust/Plan document (or corporate/entity resolution) which lists the name of Trust/Plan/Entity, Trustees/officers or authorized signatories, signatures and date.

3. Investor Information

Investor 1 Name					
US Tax ID#		Date of Birth			
Profession / Occupation		Street Address			
City		State		Zip Code	

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A-1-2

Phone

Email

NOTE: You will receive investor communications electronically via email

Alternative Street Address

Alternative City

Alt. State

Alt. Zip Code

Are you associated with a Broker Dealer?

☐ No ☐ Yes

Employer Name

Employer Address

Street

City

Country

State

Zip Code

☐ I wish to receive written communications sent to my mailing address

☐ US Citizen

☐ US Citizen residing outside the US

☐ Foreign citizen - US green card holder

☐ Check here if you are subject to backup withholding

☐ Foreign citizen, Country

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Investor 2 Name

US Tax ID#

Date of Birth

Profession / Occupation

Street Address

City

State

Zip Code

Phone

Email

Alternative Street Address

NOTE: You will receive investor communications electronically via email

Alternative City

Alt. State

Alt. Zip Code

Are you associated with a Broker Dealer?

No

Yes

Employer Name

Employer Address

Street

City

Country

State

Zip Code

I wish to receive written communications sent to my mailing address

US Citizen

US Citizen residing outside the US

Foreign citizen - US green card holder

Check here if you are subject to backup withholding

Foreign citizen, Country

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4. Certification as to U.S. Personhood of Investor(s)*

☐ The investor, or each investor (if there is more than one), is a U.S. Person (as defined below) and is not acquiring Class C Shares in RW Holdings NNN REIT, Inc. for the account or benefit of a non-U.S. Person. A "U.S. Person" means any one of the following:

*Sales of Class C Shares are limited to U.S. Persons.

5. Account Title

Please print names in which shares of common stock are to be registered. Include trust/entity name if applicable. If IRA or qualified plan, include both custodian and investor names and IRA account number. If the same as in Section 3, please write "SAME".

Name of Account Line 1 ____________________

Name of Account Line 2 ____________________

US Tax ID# ____________________ Secondary US Tax ID# ____________________

6. Custodian/Trustee/Manager/General Partner/Administrator Information

Name CUSTODIAN/TRUSTEE/ /MANAGER/GENERAL PARTNER/ADMINISTRATOR ____________________

Address ____________________

Phone ____________________ **Email** ____________________

Tax Identification Number CUSTODIAN/TRUSTEE/MANAGER/ /GENERAL PARTNER/ADMINISTRATOR ____________________

Investor's Account Number with CUSTODIAN/TRUSTEE/MANAGER/ /GENERAL PARTNER/ADMINISTRATOR ____________________

For Custodian Accounts, such as IRAs and other qualified plans, a completed copy of this investment form should be sent directly to the Custodian who will then forward the necessary documentation and payment to RW Holdings NNN REIT, Inc.

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7. Financial Suitability

Investor suitability standards were created by the SEC and your State to provide minimum qualification guidelines which if not met, would indicate that the subject investment is not appropriate for the investor. Please refer to section 8 for suitability requirements.

The Investor had an annual gross income last year of

The Investor has a net worth of

Approximately what dollar amount of your total net worth is invested in non-listed or private offerings and real estate other than your home?

Non-listed or Private	Real Estate
$	$

How many years of experience do you have investing in real estate other than your home?

How many years of experience do you have investing in non-listed or private offerings?

Approximately what dollar amount of your total net worth can be converted to cash within 90 days?
Please consider all liquid assets, including but not limited to, checking and savings accounts, money market accounts, mutual funds, stocks, bonds, publicly traded REITs, etc. Do not include real estate, private placements, or other illiquid assets

How many years of experience do you have investing in mutual funds, stocks, bonds, publicly traded REITs?

How would you describe your investment objective?

When do you anticipate needing liquidity from your investment?

What is the highest level of education you have completed?

Do you use a financial advisor or consultant?

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our company?

Yes	No

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8. Investor Initials and Signatures

In order to induce RW Holdings NNN REIT, Inc. to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY

I agree to receive the prospectus for the Company's common stock and other information regarding my investment in electronic format from the Company's website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company's website. I may request this information by mailing a written request to the Company at 3090 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company's prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION (OPTIONAL)

(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS

I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. Please initial in the box to the left if you would like to receive investor communications electronically Electronic delivery of investor communications is optional. Your consent to electronic delivery above authorizes RW Holdings NNN REIT, Inc. to deliver certain investor communications to you electronically via email or by making them available on your Rich Uncles dashboard through RW Holdings NNN REIT, Inc.'s website at https://www.richuncles.com/ and notifying you via email when such documents are available. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, proxy statements and other investor communications. By electing electronic delivery, you (i) agree that you have provided a valid email address in Section 3 of this subscription agreement; (ii) agree that you have the appropriate hardware and software to receive email notifications and view PDF documents; (iii) understand you may incur certain costs associated with downloading and printing investor documents; and (iv) understand that electronic delivery also involves certain risks, including, among others, system or network outages that could impair your timely receipt of or access to your documents. RW Holdings NNN REIT, Inc. may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may request a paper copy of any particular investor document. Your consent will be effective until you revoke it by either changing your delivery preference on your Rich Uncles dashboard through RW Holdings NNN REIT, Inc.'s website at https://www.richuncles.com/ or by sending the revocation request to accounts@richuncles.com.

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STATE SUITABILITY STANDARDS: Please initial next to the section that is applicable to you.

I. The investor is a resident of the state of **California** and has either (a) a net worth of at least $250,000 or (b) a gross annual income of at least $75,000 and a net worth of at least $75,000. The investor's investment does not exceed ten percent (10%) of the investor's net worth.

II. The investor is a resident of the state of **Idaho** and has either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the investor's total investment in RW Holdings NNN REIT, Inc. does not exceed 10% of the investor's liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

IV. The investor is a resident of the state of **Missouri** and has a liquid net worth of at least ten times their investment in RW Holdings NNN REIT, Inc.

V. The investor is a resident of the **Commonwealth of Virginia** and is not investing more than 10% of the investor's liquid net worth in RW Holdings NNN REIT, Inc. and in other illiquid direct participation programs.

9. Distribution Reinvestment Plan – Optional

I wish to participate in RW Holdings NNN REIT, Inc.'s Distribution Reinvestment Plan as described in the Prospectus. If you do not wish to reinvest your distributions, please provide the following information:

Account Number

Routing Number

NOTE: To receive cash distributions, bank account details are required. If left blank, distributions will be reinvested to purchase additional shares.

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10. Signatures

E-Signature Consent:

The parties agree that this agreement may be electronically signed. The parties agree that the electronic signatures appearing on this agreement are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

☐ Yes ☐ No

A. INDIVIDUAL INVESTOR, JOINT TENANTS, TENANTS IN COMMON OR COMMUNITY PROPERTY

Signature – Investor 1

____

Signature – Investor 2

____

B. FOR OTHER INVESTORS (PENSION PLAN, IRA, CORPORATION, PARTNERSHIP, LLC, TRUST, etc.)

Print Name of Entity (Investor)

Print Name of Authorized Representative

By:

Title

Signature (Representative)

____

You have the right to rescind this sale within five days from your investment date. You will receive full funds without interest of your investment as a result.

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A-1-9

Appendix A-2

FORM OF SUBSCRIPTION AGREEMENT WITH INSTRUCTIONS (REGISTERED INVESTMENT ADVISORS)

(See Attached)

A-2-1

RW Holdings NNN REIT, Inc.

Subscription Agreement Instructions for Class C Shares
Wealth Management

Thank you for considering RW Holdings NNN REIT, Inc. for an alternative investment. Please carefully review the following information and contact **[INSERT BROKERAGE FIRM HERE]** at **[INSERT BROKERAGE CONTACT NUMBER HERE]** should you have questions.

REIT Offering

RW Holdings NNN REIT, Inc. is currently selling Class C shares in the following states: **CA, CO, CT, FL, GA, HI, ID, IL, IN, KY, LA, MO, MT, NH, NV, NY, SC, SD, TX, UT, VA, VT, WI, WY.** A minimum investment of $500 and a completed Subscription Agreement is required for each investment.

For a current copy of our Prospectus, please visit **www.richuncles.com/prospectus**

Registered Investment Advisor Instructions

Provide a copy of the Prospectus as supplemented to date to the investor.

Print, complete and sign the subscription agreement.

- **Section 1:** Indicate investment amount.
- **Section 2:** Choose type of ownership. Refer to "Form of Ownership" below for details.
- **Section 3:** Complete information for all investors including email addresses.
- **Section 4:** Carefully print the exact name in which the Class C shares are to be held.
- **Section 5:** If Custodial, Trust or Entity investment, complete this section.
- **Section 6:** Initials are required for letters A through C and the state suitability requirement if applicable (some states do not have suitability requirements).
- **Section 7:** Select dividend allocation option. To receive cash dividends, bank account details are required.
- Section 8: All investors must sign as indicated

Email the completed subscription agreement to **[INSERT BROKERAGE EMAIL HERE]**

Suitability Standards

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A-2-2

Forms of Ownership

Please check the appropriate box in <u>**Section 2**</u> to indicate the type of entity or type of individuals subscribing.

- Individual Owner: Owner must sign.
- Community Property: All parties must sign.
- Tenants in Common, Tenants by Entirety, Joint Tenant: Each tenant must sign.
- Corporation, Partnership/LLC: An authorized officer must sign. Please provide Articles of Incorporation.
- Pension Plan, 401(k), Profit Sharing Plan and Trust: Each trustee must sign. For a trust, please provide the title and signature pages of the trust or a trust certification form.
- IRAs and KEOGHs: The owner and officer (or other authorized signer) of the custodian of the account must sign. Please provide the mailing address as well as the email address of the custodian to receive checks and other pertinent information regarding the investment.

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A-2-3

Investment Form

RW HOLDINGS NNN REIT, INC. | WEALTH MANAGEMENT
SUBSCRIPTION AGREEMENT FOR CLASS C SHARES

1. Investment

Date ______________________

US $500 minimum at US $10.16 per Share $

2. Account Type (Check One Box Only)

☐ Individual	☐ Pension Plan [2]	☐ Traditional IRA
☐ Joint Tenants [1]	☐ Profit Sharing Plan [2]	☐ Simple IRA
☐ Tenants in Common [1]	☐ KEOGH Plan [2]	☐ SEP IRA
☐ Community Property [1]	☐ Other [2]	☐ ROTH IRA
☐ Trust [2]	☐ Corporation [2]	☐ Partnership/LLC
☐ Solo 401K		

1 All parties must sign.

2 Please attach pages of Trust/Plan document (or corporate/entity resolution) which lists the name of Trust/Plan/Entity, Trustees/officers or authorized signatories, signatures and date.

3. Investor Information

Investor 1 Name					
US Tax ID#		Date of Birth			
Profession / Occupation		Street Address			
City		State		Zip Code	

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A-2-4

Phone

Email

NOTE: You will receive investor communications electronically via email

Alternative Street Address

Alternative City

Alt. State

Alt. Zip Code

Are you associated with a Broker Dealer?

☐ No ☐ Yes

Employer Name

Employer Address

Street

City

Country

State

Zip Code

☐ I wish to receive written communications sent to my mailing address

☐ US Citizen

☐ US Citizen residing outside the US

☐ Foreign citizen - US green card holder

☐ Check here if you are subject to backup withholding

☐ Foreign citizen, Country

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A-2-5

Investor 2 Name

US Tax ID#

Date of Birth

Profession / Occupation

Street Address

City

State

Zip Code

Phone

Email

Alternative Street Address

NOTE: You will receive investor communications electronically via email

Alternative City

Alt. State

Alt. Zip Code

Are you associated with a Broker Dealer?

No

Yes

Employer Name

Employer Address

Street

City

Country

State

Zip Code

I wish to receive written communications sent to my mailing address

US Citizen

US Citizen residing outside the US

Foreign citizen - US green card holder

Check here if you are subject to backup withholding

Foreign citizen, Country

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A-2-6

4. Certification as to U.S. Personhood of Investor(s)*

☐ The investor, or each investor (if there is more than one), is a U.S. Person (as defined below) and is not acquiring Class C Shares in RW Holdings NNN REIT, Inc. for the account or benefit of a non-U.S. Person. A "U.S. Person" means any one of the following:

*Sales of Class C Shares are limited to U.S. Persons.

5. Account Title

Please print names in which shares of common stock are to be registered. Include trust/entity name if applicable. If IRA or qualified plan, include both custodian and investor names and IRA account number. If the same as in Section 3, please write "SAME".

Name of Account Line 1 ____________________

Name of Account Line 2 ____________________

US Tax ID# ____________________ Secondary US Tax ID# ____________________

6. Custodian/Trustee/Manager/General Partner/Administrator Information

Name CUSTODIAN/TRUSTEE/ /MANAGER/GENERAL PARTNER/ADMINISTRATOR ____________________

Address ____________________

Phone ____________________ Email ____________________

Tax Identification Number CUSTODIAN/TRUSTEE/MANAGER/ /GENERAL PARTNER/ADMINISTRATOR ____________________

Investor's Account Number with CUSTODIAN/TRUSTEE/MANAGER/ /GENERAL PARTNER/ADMINISTRATOR ____________________

For Custodian Accounts, such as IRAs and other qualified plans, a completed copy of this investment form should be sent directly to the Custodian who will then forward the necessary documentation and payment to RW Holdings NNN REIT, Inc.

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A-2-7

7. Financial Suitability

Investor suitability standards were created by the SEC and your State to provide minimum qualification guidelines which if not met, would indicate that the subject investment is not appropriate for the investor. Please refer to section 8 for suitability requirements.

The Investor had an annual gross income last year of

The Investor has a net worth of

Approximately what dollar amount of your total net worth is invested in non-listed or private offerings and real estate other than your home?

Non-listed or Private $

Real Estate $

How many years of experience do you have investing in real estate other than your home?

How many years of experience do you have investing in non-listed or private offerings?

Approximately what dollar amount of your total net worth can be converted to cash within 90 days?

Please consider all liquid assets, including but not limited to, checking and savings accounts, money market accounts, mutual funds, stocks, bonds, publicly traded REITs, etc. Do not include real estate, private placements, or other illiquid assets

How many years of experience do you have investing in mutual funds, stocks, bonds, publicly traded REITs?

How would you describe your investment objective?

When do you anticipate needing liquidity from your investment?

What is the highest level of education you have completed?

Do you use a financial advisor or consultant?

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our company?

Yes

No

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A-2-8

8. Investor Initials and Signatures

In order to induce RW Holdings NNN REIT, Inc. to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY

I agree to receive the prospectus for the Company's common stock and other information regarding my investment in electronic format from the Company's website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company's website. I may request this information by mailing a written request to the Company at 3090 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company's prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION (OPTIONAL)

(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS

I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. Please initial in the box to the left if you would like to receive investor communications electronically Electronic delivery of investor communications is optional. Your consent to electronic delivery above authorizes RW Holdings NNN REIT, Inc. to deliver certain investor communications to you electronically via email or by making them available on your Rich Uncles dashboard through RW Holdings NNN REIT, Inc.'s website at https://www.richuncles.com/ and notifying you via email when such documents are available. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, proxy statements and other investor communications. By electing electronic delivery, you (i) agree that you have provided a valid email address in Section 3 of this subscription agreement; (ii) agree that you have the appropriate hardware and software to receive email notifications and view PDF documents; (iii) understand you may incur certain costs associated with downloading and printing investor documents; and (iv) understand that electronic delivery also involves certain risks, including, among others, system or network outages that could impair your timely receipt of or access to your documents. RW Holdings NNN REIT, Inc. may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may request a paper copy of any particular investor document. Your consent will be effective until you revoke it by either changing your delivery preference on your Rich Uncles dashboard through RW Holdings NNN REIT, Inc.'s website at https://www.richuncles.com/ or by sending the revocation request to accounts@richuncles.com.

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A-2-9

STATE SUITABILITY STANDARDS: Please initial next to the section that is applicable to you.

I. The investor is a resident of the state of **California** and has either (a) a net worth of at least $250,000 or (b) a gross annual income of at least $75,000 and a net worth of at least $75,000. The investor's investment does not exceed ten percent (10%) of the investor's net worth.

II. The investor is a resident of the state of **Idaho** and has either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the investor's total investment in RW Holdings NNN REIT, Inc. does not exceed 10% of the investor's liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

IV. The investor is a resident of the state of **Missouri** and has a liquid net worth of at least ten times their investment in RW Holdings NNN REIT, Inc.

V. The investor is a resident of the **Commonwealth of Virginia** and is not investing more than 10% of the investor's liquid net worth in RW Holdings NNN REIT, Inc. and in other illiquid direct participation programs.

9. Distribution Reinvestment Plan – Optional

I wish to participate in RW Holdings NNN REIT, Inc.'s Distribution Reinvestment Plan as described in the Prospectus. If you do not wish to reinvest your distributions, please provide the following information:

Account Number

Routing Number

NOTE: To receive cash distributions, bank account details are required. If left blank, distributions will be reinvested to purchase additional shares.

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A-2-10

10. Signatures

E-Signature Consent:

The parties agree that this agreement may be electronically signed. The parties agree that the electronic signatures appearing on this agreement are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

☐ Yes ☐ No

A. INDIVIDUAL INVESTOR, JOINT TENANTS, TENANTS IN COMMON OR COMMUNITY PROPERTY

Signature – Investor 1	Signature – Investor 2

B. FOR OTHER INVESTORS (PENSION PLAN, IRA, CORPORATION, PARTNERSHIP, LLC, TRUST, etc.)

Print Name of Entity (Investor)	
Print Name of Authorized Representative	By:
Title	

Signature (Representative)

____

You have the right to rescind this sale within five days from your investment date. You will receive full funds without interest of your investment as a result.

10/10

A-2-11

Appendix B

TRANSFER ON DEATH DESIGNATION

(See Attached)

Transfer on Death Designation Form

RW HOLDINGS NNN REIT, INC.
TRANSFER ON DEATH FORM (TOD)

This form is NOT VALID for Trust, Entity or IRA accounts.

Both pages of this form must accompany the subscription agreement. Our transfer agent, DST Asset Manager Solutions, Inc., is located in Missouri, and thus, a Transfer on Death ("TOD") designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of Missouri.

PLEASE REVIEW THE FOLLOWING IN ITS ENTIRETY BEFORE COMPLETING THE TRANSFER ON DEATH FORM:

1. Eligible accounts

Individual accounts and joint accounts with rights of survivorship are eligible. A TOD designation will not be accepted from residents of Louisiana, Puerto Rico or Texas.

2. Designation of beneficiaries

The account owner may designate one or more beneficiaries of the TOD account. Beneficiaries are not "account owners" as the term is used herein.

3. Primary and contingent beneficiaries

The account owner may designate primary and contingent beneficiaries of the TOD account. Primary beneficiaries are the first in line to receive the account upon the death of the account owner. Contingent beneficiaries, if any are designated, receive the account upon the death of the account owner if, and only if, there are no surviving primary beneficiaries.

4. Minors as beneficiaries

Minors may be beneficiaries of a TOD account only if a custodian, trustee, or guardian is set forth for the minor on the transfer on death form. By not providing a custodian, trustee, or guardian, the account owner is representing that all of the named beneficiaries are not minors.

5. Status of beneficiaries

Beneficiaries have no rights to the account until the death of the account owner or last surviving joint owner.

6. Joint owners

If more than one person is the owner of an account registered or to be registered TOD, the joint owners of the account must own the account as joint tenants with rights of survivorship.

7. Transfer to designated beneficiaries upon the owner's death:

A - Percentage designation

Unless the account owner designates otherwise by providing a percentage for each beneficiary on the Transfer on Death Form, all surviving beneficiaries will receive equal portions of the account upon the death of the account owner.

B - Form of ownership

Multiple beneficiaries will be treated as tenants in common unless the account owner expressly indicates otherwise.

C - Predeceasing beneficiaries

If the account owner wishes to have the account pass to the children of the designated beneficiaries if the designated beneficiaries predecease the account owner, the account owner must check the box labeled Lineal Descendants per Stirpes ("LDPS") in Section B of this form. If the box is not checked, the children of beneficiaries who die before you will not receive a portion of your account. If the account is registered LDPS and has contingent beneficiaries, LDPS takes precedence. If a TOD account with multiple beneficiaries is registered LDPS, the LDPS registration must apply to all beneficiaries. If the account is not registered LDPS, a beneficiary must survive the account owner to take the account or his or her part of the account. In the case of multiple beneficiaries, if one of the beneficiaries does not survive the account owner, the deceased beneficiary's share of the account will be divided equally among the remaining beneficiaries upon the death of the account owner. If no beneficiary survives the account owner, the account will be treated as part of the estate of the account owner.

D - Notice of dispute

Should the transfer agent receive written notice of a dispute over the disposition of a TOD account, re-registration of the account to the beneficiaries may be delayed.

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8. Revocation or changes

An account owner or all joint owners may revoke or change a beneficiary designation. The Change of Transfer on Death (TOD) Form is available for this purpose on our website **www.richuncles.com/documents/tod/** or from your registered representative.

9. Controlling terms

The language as set forth in the TOD account registration shall control at all times. Unless the transfer agent is expressly instructed by the account owner to change the status of the account or the beneficiary designation prior to the account owner's death, the person or persons set forth as the beneficiaries of the account shall remain the beneficiaries of the account, and events subsequent to the registration of the account as a TOD account shall not change either the rights of the persons designated as beneficiaries or the status of the account as a TOD account.

A - Divorce

If the account owner designated his or her spouse as a TOD beneficiary of the account, and subsequently the account owner and the beneficiary are divorced, the fact of the divorce will not automatically revoke the beneficiary designation. If the account owner wishes to revoke the beneficiary designation, the account owner must notify RW Holdings NNN REIT, Inc. of the desired change in writing as specified in paragraph 8 above.

B - Will or other testamentary document

The beneficiary designation may not be revoked by the account owner by the provisions of a will or a codicil to a will.

C - Distributions, interest, and capital gains after the account owner's death

- **i.** Accruals to the account which occur after the death of the account owner or last surviving joint owner, and are still in the account when it is re-registered to the beneficiaries, stay with the account and pass to the beneficiaries.
- **ii.** Where the account has been coded for cash distributions, and such distributions have actually been paid out prior to notice to the transfer agent of the death of the account owner, such distributions are deemed to be the property of the estate of the original account owner and do not pass with the account to the designated beneficiaries.

10. TOD registrations may not be made irrevocable.

1. Stockholder Information

Name of stockholder(s) exactly as indicated on subscription agreement

Stockholder Name

Mr.	Mrs.	Ms.	First	Middle	Last
☐	☐	☐			

Co-Stockholder Name (if applicable)

Mr.	Mrs.	Ms.	First	Middle	Last
☐	☐	☐			

	Stockholder	Co-Stockholder
Social Security Number(s)		

(Not accepted from residents of Louisiana, Puerto Rico or Texas)

	Stockholder	Co-Stockholder
Daytime Telephone		

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2. Transfer On Death (Not permitted in Louisiana, Puerto Rico or Texas)

I (we) authorize RW Holdings NNN REIT, Inc. to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary(ies) named below. Use an additional sheet of paper if space is needed to designate more TOD beneficiaries. Complete information must be provided for all TOD beneficiaries.

Select Beneficiary Type: ☐ Primary ☐ Contingent

Name

Relationship

Birth Date
/ /

Social Security Number or Tax ID #

TOD Share Percentage
%

Select Beneficiary Type: ☐ Primary ☐ Contingent

Name

Relationship

Birth Date
/ /

Social Security Number or Tax ID #

TOD Share Percentage
%

Select Beneficiary Type: ☐ Primary ☐ Contingent

Name

Relationship

Birth Date
/ /

Social Security Number or Tax ID #

TOD Share Percentage
%

Select Beneficiary Type: ☐ Primary ☐ Contingent

Name

Relationship

Birth Date
/ /

Social Security Number or Tax ID #

TOD Share Percentage
%

☐ **Lineal Descendants per Stirpes ("LDPS")**
Check if you wish to have the account pass to children of the above-designated beneficiary(ies) if the designated beneficiary(ies) predeceases the stockholder. The LDPS designation will apply to all designated beneficiaries.

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3. Signature

By signing below, I (we) authorize RW Holdings NNN REIT, Inc. to register the shares in beneficiary form as designated above. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless RW Holdings NNN REIT, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly relating to this TOD designation or the transfer of my (our) shares in accordance with this TOD designation. If any claims are made or disputes are raised in connection with this TOD designation or account, RW Holdings NNN REIT, Inc. reserves the right to require the claimants or parties in interest to arrive at a final resolution by adjudication, arbitration, or other acceptable method, prior to transferring any TOD account assets. I (we) have reviewed all the information set forth on pages 1 and 3 of this form.

I (we) further understand that RW Holdings NNN REIT, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning and is valid. Sign exactly as the name(s) appear(s) on the statement of account. All investors must sign.

This TOD is effective subject to the acceptance of RW Holdings NNN REIT, Inc.

Signature - Investor (Required)

Signature - Co-Investor (If Applicable)

Date

Date

4/4

Appendix C

RW HOLDINGS NNN REIT, INC.

DISTRIBUTION REINVESTMENT PLAN

RW Holdings NNN REIT, Inc., a Maryland real estate investment trust (the “Company”), has adopted a Distribution Reinvestment Plan (the “DRP”) applicable to outstanding shares of its Class C common stock (the “Shares”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s Articles of Incorporation unless otherwise defined herein.

1.   Number of Shares Issuable. The number of Shares authorized for issuance under the DRP is 10,000,000.

2.   Participants. “Participants” are holders of the Company’s Shares who elect to participate in the DRP.

3.   Distribution Reinvestment. The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s Shares to the purchase of additional Shares for such Participant. Such shares will be sold directly by the Company to the Participant in the same manner in which the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on Shares purchased in the DRP.

4.   Procedures for Participation. Qualifying stockholders may elect to become Participants by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company. To increase their participation, Participants must complete a new enrollment form. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid as authorized and declared by the Company board of directors.

5.   Purchase of Shares. Participants will acquire Shares at a price of $10.16 per share. Annually on each December 31, the Company’s board of directors will annually adjust the offering price of shares to a Net Asset Value per Share (“NAV”) estimated by the Company. Upon the Company’s announcement that it has established an estimated NAV, Participants will acquire Shares at a price equal to the estimated NAV as updated annually. Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s Articles of Incorporation, as amended.

6.   Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7.   Share Certificates. The shares issuable under the DRP shall be uncertificated until the Company’s board of directors determines otherwise.

8.   Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

9.   Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Any transfer of Shares by a Participant will terminate participation in the DRP with respect to the transferred Shares.

10.   Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ notice to the Participants. The Company may provide notice by including such information in a separate mailing to Participants.

11.   Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

12.   Governing Law. The DRP shall be governed by the laws of the State of Maryland.

C-1

RW HOLDINGS NNN REIT, INC.
SUPPLEMENT NO. 1 DATED DECEMBER 23, 2019
TO
PROSPECTUS DATED DECEMBER 23, 2019

This prospectus supplement (this “Supplement”) amends and supplements our prospectus, dated December 23, 2019 (as supplemented, the “Prospectus”). This Supplement should be read in conjunction with the Prospectus. This Supplement is not complete without and may not be delivered or used except in conjunction with, the Prospectus, including any amendments or supplements to it. This Supplement is qualified by reference to the Prospectus except to the extent that the information provided by this Supplement supersedes information contained in the Prospectus.

Unless the context suggests otherwise, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. In addition, as used herein, references in this Supplement to the “Company,” “we,” “us” and “our” refer to RW Holdings NNN REIT, Inc.

The purposes of this Supplement are as follows:

A.	To disclose our entry into an Agreement and Plan of Merger with Rich Uncles Real Estate Investment Trust I (“REIT I”) and our entry into a Contribution Agreement with our sponsor, BrixInvest, LLC (the “Sponsor”);
B.	To update certain risk factors in the “Risk Factors” section of the Prospectus related to the Merger and the Self-Management Transaction (as defined below);
C.	To disclose information about the Combined Company (as defined below) upon completion of the Merger;
D.	To disclose unaudited pro forma condensed consolidated financial statements prepared in connection with the pending Merger, attached as Appendix A to this Supplement;
E.	To provide consolidated financial statements of REIT I, which are attached as Appendix B to this Supplement;
F.	To update the “Experts” section of the Prospectus.

Supplement-1

PROSPECTUS UPDATES

A.	Agreement and Plan of Merger and Self-Management Transaction

On September 19, 2019, the Company, Rich Uncles NNN REIT Operating Partnership, LP (the “Operating Partnership”), REIT I and Katana Merger Sub, LP, a wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

In addition, on September 19, 2019, the Company, the Operating Partnership, the Sponsor, and Daisho OP Holdings, LLC, a wholly-owned subsidiary of the Sponsor (“Daisho”), entered into a Contribution Agreement (the “Contribution Agreement”) whereby the Company will acquire substantially all of the assets of the Sponsor, as further described in Self-Management Transaction below.

Agreement and Plan of Merger

Subject to the terms and conditions of the Merger Agreement, REIT I will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly-owned subsidiary of the Company (the “Merger”). At such time, the separate existence of REIT I shall cease. The Merger is subject to certain closing conditions, including the approval of the Merger by both the Company’s stockholders and REIT I’s shareholders, as discussed below. The Merger is expected to close as soon as practicable following the Company’s stockholders meeting, which is scheduled for December 17, 2019, and the satisfaction of the closing conditions.

The combined company following the Merger (the “Combined Company”) will retain the name “RW Holdings NNN REIT, Inc.” The Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each REIT I common share (the “REIT I Common Shares”) issued and outstanding immediately prior to the effective time of the Merger (other than REIT I Common Shares owned by the Company or any wholly-owned subsidiary of the Company) will be automatically canceled and retired, and converted into the right to receive one share of Class C common stock, with any fractional REIT I Common Shares converted into a corresponding number of fractional shares of Class C common stock.

The Company has filed with the SEC a registration statement on Form S-4 (the “Form S-4”) in connection with its issuance of shares of Class C common stock as consideration in the Merger. The Form S-4 includes a prospectus of the Company and a proxy statement of each of the Company and REIT I relating to their respective meetings of stockholders or shareholders to be held to vote on the Merger and the Merger Agreement, as well as other matters (the “Joint Proxy Statement and Prospectus”).

The Merger Agreement contains customary covenants, including covenants prohibiting the Company, its subsidiaries and representatives, and REIT I and its subsidiaries and representatives from soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. The Merger Agreement also provides that prior to the approval of the Merger by the companies’ respective shareholders, the board of directors of the Company or the board of trust managers of REIT I may in certain circumstances make an Adverse Recommendation Change (as such term is defined in the Merger Agreement), subject to complying with certain conditions set forth in the Merger Agreement.

The board of directors of the Company immediately prior to the effective time of the Merger will continue to serve as the board of directors of the Combined Company until the next annual meeting of the stockholders of the Combined Company (and until their successors are duly elected and qualify).

The Merger Agreement may be terminated under certain circumstances, including, but not limited to, by either the Company or REIT I (in each case, with the prior approval of their respective board’s special committee) if the Merger has not been consummated on or before 11:59 p.m. Pacific time on March 31, 2020, if a final and non-appealable order is entered permanently restraining or otherwise prohibiting the Merger, if the approval of the Merger by the stockholders of the Company or the shareholders of REIT I (each, a “Stockholder Approval”) has not been obtained or upon a material uncured breach by the other party that would cause the closing conditions in the Merger Agreement not to be satisfied. In addition, REIT I may terminate the Merger Agreement upon written notice to the Company (i) if REIT I has properly accepted a “Superior Proposal” (as

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defined in the Merger Agreement) at any time prior to receipt by REIT I of the Stockholder Approval pursuant to the terms of the Merger Agreement, (ii) upon an Adverse Recommendation Change by the Company, (iii) upon the Company’s board of directors approving, adopting or publicly endorsing a Competing Proposal (as such term is defined in the Merger Agreement), (iv) upon the failure of the Company’s board of directors to recommend against acceptance of any tender offer for shares of the Company’s common stock that constitutes a Competing Proposal, or (v) upon the Company’s material violation of certain provisions of the Merger Agreement that has not been or cannot be cured.

The Company may terminate the Merger Agreement upon written notice to REIT I (i) if the Company has properly accepted a Superior Proposal at any time prior to receipt by the Company of the Stockholder Approval pursuant to the terms of the Merger Agreement, (ii) upon an Adverse Recommendation Change by REIT I, (iii) upon REIT I’s board of trust managers approving, adopting or publicly endorsing a Competing Proposal, (iv) upon the failure of REIT I’s board of trust managers to recommend against acceptance of any tender offer for REIT I Common Shares that constitutes a Competing Proposal, (v) upon the failure of REIT I’s board of trust managers to include its recommendation in favor of the Merger in the Joint Proxy Statement and Prospectus to be distributed to REIT I’s shareholders or (vi) upon REIT I’s material violation of certain provisions of the Merger Agreement that has not been or cannot be cured.

If the Merger Agreement is terminated in connection with REIT I’s acceptance of a Superior Proposal, approval of a Competing Proposal or making an Adverse Recommendation Change prior to receipt by REIT I of the Stockholder Approval, then REIT I must pay to the Company a termination payment of $2,540,000. If the Merger Agreement is terminated in connection with the Company’s acceptance of a Superior Proposal, approval of a Competing Proposal or making an Adverse Recommendation Change prior to receipt by the Company of the Stockholder Approval, then the Company must pay to REIT I a termination payment of $2,540,000.

The Merger Agreement contains certain representations and warranties made by the parties thereto. The representations and warranties of the parties contained in the Merger Agreement are subject to certain important qualifications and limitations set forth in confidential disclosure letters delivered by each of the Company and REIT I. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders.

The obligation of each party to consummate the Merger is subject to a number of conditions, including receipt by each party of the Stockholder Approval, receipt of regulatory approvals, delivery of certain documents and consents, the truth and correctness of the representations and warranties of the parties, subject to the materiality standards contained in the Merger Agreement, and the absence of a material adverse effect with respect to either the Company or REIT I. Therefore, no assurance can be given that the closing of the Merger will occur.

Self-Management Transaction

The Contribution Agreement provides for a series of transactions, agreements, and amendments to the Company’s existing agreements and arrangements whereby the Company will acquire substantially all of the assets of the Sponsor in exchange for 657,949.5 units of Class M limited partnership interest (the “Class M OP Units”) in the Operating Partnership (the “Self-Management Transaction”). Prior to the closing of the Self-Management Transaction, (i) substantially all of the Sponsor’s assets and liabilities will be contributed to Daisho’s wholly-owned subsidiary, modiv, LLC (“modiv”), and (ii) the Sponsor will spin off Daisho to the Sponsor’s members (the “Spin Off”). Pursuant to the Self-Management Transaction, Daisho will contribute to the Operating Partnership all of the membership interests in modiv in exchange for the Class M OP Units. As a result of these transactions and the Self-Management Transaction, the Sponsor, through its subsidiary, Daisho, will transfer all of its operating assets, including but not limited to (a) all personal property used in or necessary for the conduct of the Sponsor’s business, (b) all intellectual property, goodwill, licenses and sublicenses granted and obtained with respect thereto and certain domain names, (c) all continuing employees, and (d) certain other assets and liabilities, to modiv, and will distribute 100% of the ownership interests in Daisho to the members of the Sponsor in the Spin Off. The Sponsor is currently engaged in the business of serving as the sponsor platform supporting the operations of the Company, REIT I and BRIX REIT, Inc., including serving, directly or indirectly, as the advisor and property manager to the Company, REIT I and BRIX REIT, Inc. BRIX REIT’s board of directors is currently considering its external advisor options, which could include the continued management of its portfolio of core real estate properties and real estate related assets, and asset-management and other

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administrative services by the Company’s subsidiary that acquires the Advisor and Sponsor. The Company is the sole general partner of the Operating Partnership. Therefore, upon the consummation of the Self-Management Transaction, the Company will become self-managed, and if the Merger is consummated, the Combined Company would become self-managed.

The terms of the Class M OP Units to be issued in the Self-Management Transaction will be set forth in a Second Amended and Restated Limited Partnership Agreement, which will become effective upon the closing of the Self-Management Transaction (the “Amended OP Agreement”).

The Class M OP Units will be non-voting, non-dividend accruing, and will not be able to be transferred or exchanged prior to the one-year anniversary of completing the Self-Management Transaction. Following the one-year anniversary of completing the Self-Management Transaction, the Class M OP Units will be convertible into units of Class C limited partnership interest in the Operating Partnership (“Class C OP Units”) at a conversion ratio of 5 Class C OP Units for each 1 Class M OP Unit, subject to a reduction in the conversion ratio (which reduction varies depending upon the amount of time held) if the exchange occurs prior to the four-year anniversary of completing the Self-Management Transaction. Under the Amended OP Agreement, the Class C OP Units will continue to be exchangeable for cash or the Company’s shares of Class C common stock on a 1 for 1 basis, as determined by the Company.

The Class M OP Units will be eligible for an increase in the conversion ratio if the Company achieves each of the targets for assets under management (“AUM”) and adjusted funds from operations (“AFFO”) in the years set forth below:

	Hurdles
	AUM ($ in billions)	AFFO Per Share ($)	Class M Conversion Ratio
Initial Conversion Ratio			1:5.00
Fiscal Year 2021	$0.860	$0.59	1:5.75
Fiscal Year 2022	$1.175	$0.65	1:7.50
Fiscal Year 2023	$1.551	$0.70	1:9.00

At the closing of the Self-Management Transaction, the Company, the Operating Partnership, and Daisho intend to enter into a registration rights agreement, pursuant to which Daisho (or any successor holder) will have the right, after one year from the date of the Self-Management Transaction, to request the Company to register for resale under the Securities Act of 1933, as amended, shares of its Class C common stock issued or issuable to such holder in exchange for the Class C OP Units as described above.

The Contribution Agreement contains customary representations, warranties, covenants and agreements of the Company, the Operating Partnership, the Sponsor and Daisho. The closing of the Self-Management Transaction is subject to the satisfaction or waiver of various closing conditions, and therefore no assurance can be given that closing of the Self-Management Transaction will occur.

B.	Risk Factors Section of Prospectus

The following risks factors supplement the risk factors included in the Prospectus under the caption “Risk Factors.”

Risks Related to the Merger

The Exchange Ratio is fixed and will not be adjusted in the event of any change in the relative values of the shares of the Company’s common stock or REIT I common shares.

Upon consummation of the Merger, each issued and outstanding common share of REIT I will be converted into the right to receive one share of Class C common stock (with fractional shares receiving a corresponding number of fractional shares of the Company). This 1-for-1 exchange ratio (the “Exchange Ratio”) is fixed pursuant to the Merger Agreement and will not be adjusted to reflect events or circumstances or other developments of which the Company or REIT I become aware or which occur after the date of the Merger Agreement, or any changes in the relative values of the Company and REIT I including, but not limited to:

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•	changes in the respective businesses, operations, assets, liabilities or prospects of the Company and REIT I;
•	changes in the estimated NAV per share or offering price per share of the Company’s common stock or REIT I common shares, as applicable;
•	changes in general market and economic conditions and other factors generally affecting the relative values of the Company’s and REIT I’s assets;
•	federal, state and local legislation, governmental regulation and legal developments in the businesses in which the Company and REIT I operate; or
•	other factors beyond the control of the Company and REIT I, including those described or referred to elsewhere in the “Risk Factors” section of the Prospectus.

Any such changes may materially alter or affect the relative values of shares of the Company’s common stock or REIT I common shares. Therefore, if, between the date of the Merger Agreement and the consummation of the Merger, the value of common shares of REIT I increases or the value of shares of the Company’s common stock decreases, the Merger Consideration may be less than the fair value of REIT I shareholders’ shares of REIT I common shares.

Completion of the Merger is subject to a number of conditions, and if these conditions are not satisfied or waived, the Merger will not be completed, which could result in the requirement that REIT I or the Company pay certain termination fees or, in certain circumstances, that the Company or REIT I pay expenses to the other party.

The Merger Agreement is subject to many conditions which must be satisfied or waived in order to complete the Merger. The mutual conditions of the parties include, among others: (i) the approval of the Merger by the holders of a majority of the outstanding common shares of REIT I; (ii) the approval of an amendment to REIT I’s Declaration of Trust (the “Declaration of Trust Amendment”) in order to exclude the Merger from the substantive and procedural requirements of the REIT I Declaration of Trust applicable to “Roll-Up Transactions” (as defined in the REIT I Declaration of Trust); (iii) the approval of the Merger by the Company’s stockholders; and (iv) the absence of any law, order or other legal restraint or prohibition that would prohibit, make illegal, enjoin, or otherwise restrict, prevent, or prohibit the Merger or any of the transactions contemplated by the Merger Agreement. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including, among others: (a) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers and other customary exceptions); (b) the other party’s compliance with its covenants and agreements contained in the Merger Agreement; and (c) the absence of any event, change, or occurrence arising during the period from the date of the Merger Agreement until the effective time of the Merger that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the other party.

There can be no assurance that the conditions to closing of the Merger will be satisfied or waived or that the Merger will be completed. Failure to consummate the Merger may adversely affect the Company’s or REIT I’s results of operations and business prospects for the following reasons, among others: (i) each of the Company and REIT I will incur certain transaction costs, regardless of whether the proposed Merger closes, which could adversely affect each company’s respective financial condition, results of operations and ability to make distributions to its stockholders; and (ii) the proposed Merger, whether or not it closes, will divert the attention of certain management and other key employees of affiliates of the Company and REIT I from ongoing business activities, including the pursuit of other opportunities that could be beneficial to the Company or REIT I, respectively. In addition, the Company or REIT I may terminate the Merger Agreement under certain circumstances, including, among other reasons, if the Merger is not completed by March 31, 2020 and if the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, REIT I may be required to pay the Company a termination fee of $2,540,000. The Merger Agreement also provides that one party may be required to reimburse the other party’s transaction expenses, not to exceed $1,000,000, if the Merger Agreement is terminated under certain circumstances.

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The pendency of the Merger could adversely affect the business and operations of REIT I and the Company.

Prior to the effective date of the Merger, some tenants, prospective tenants or vendors of each of REIT I and the Company may delay or defer decisions, which could negatively affect the revenues, earnings, cash flows and expenses of REIT I and the Company, regardless of whether the Merger is completed. Similarly, current and prospective employees of affiliates of REIT I and the Company may experience uncertainty about their future roles with the Combined Company following the Merger, which may materially adversely affect the ability of such affiliates to attract and retain key personnel during the pendency of the Merger. In addition, due to operating restrictions in the Merger Agreement, each of REIT I and the Company may be unable during the pendency of the Merger subject to certain exclusions, to pursue strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions, even if such actions would prove beneficial.

The ownership percentage of the Company’s stockholders and REIT I shareholders will be diluted by the Merger.

The Merger will dilute the ownership percentage of the Company’s stockholders and result in REIT I shareholders having an ownership stake in the Company following the effective date of the Merger that is smaller than their current stake in REIT I. Following the issuance of shares of the Company’s Class C common stock to REIT I shareholders pursuant to the Merger Agreement, the Company’s stockholders, on the one hand, and former REIT I shareholders, on the other hand, are expected to hold approximately 67% and 33%, respectively, of the Company’s common stock issued and outstanding immediately after the effective time of the Merger, based on the number of shares of the Company’s common stock and common shares of REIT I as of October 21, 2019 and before consideration of the Self-Management Transaction. As a result of the expected ownership of the Combined Company following the Merger, the Company’s stockholders and REIT I shareholders, as a general matter, may have less influence over the management and policies of the Company after the effective date of the Merger than each currently exercises over the respective management and policies of the Company and REIT I, as applicable. The percentages above do not account for additional dilution which will result upon conversion of Class M OP Units to be issued in connection with the Self-Management Transaction, which do not become fully-convertible until the four-year anniversary of the Self-Management Transaction. Taking the Self-Management Transaction into account, the Company’s stockholders, former REIT I shareholders and holders of the Sponsor would hold approximately 58%, 29% and 13%, respectively, on a fully diluted basis before consideration of the earnout payment associated with the Self-Management Transaction. If all of the earnout milestones associated with the Self-Management Transaction are achieved, the Company’s stockholders, former REIT I shareholders and holders of the Sponsor would own approximately 53%, 26% and 21% of the Combined Company on a fully diluted basis.

The Merger Agreement contains provisions that could discourage a potential competing offer to acquire either the Company or REIT I or could result in any competing proposal being at a lower price than it might otherwise be.

The Merger Agreement contains provisions that, subject to limited exceptions necessary to comply with the duties of members of the board of directors and special committee of the board of directors, restrict the ability of either the Company or REIT I to solicit, initiate, knowingly encourage, or knowingly facilitate competing third-party proposals to acquire all, or a significant part, of their company. In addition, the Company and REIT I generally have an opportunity to offer to modify the terms of the proposed Merger in response to any competing acquisition proposals that may be made before the other company’s board of directors or board of trust managers, as applicable, may withdraw or qualify its recommendation. Upon termination of the Merger Agreement in certain circumstances, the Company and REIT I may be required to pay a termination fee to the other party, and in certain other circumstances, one party may be required to pay the other party’s transaction expenses.

These provisions could discourage a potential competing acquirer that might have an interest in acquiring all, or a significant part, of either the Company or REIT I from considering or proposing an acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than the market value imputed to the Exchange Ratio proposed to be received or realized in the Merger, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances.

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The Merger Agreement includes restrictions on the ability of each of the Company and REIT I to make excess distributions to its stockholders, even if it would otherwise have net income and net cash available to make such distributions.

The Merger Agreement generally prohibits REIT I from making quarterly distributions to its shareholders in excess of $0.1875 per common share of REIT I, unless REIT I obtains the prior written consent of the Company. While the Company and REIT I have generally agreed to use their reasonable best efforts to close the Merger in an expeditious manner, factors could cause the delay of the closing, which include obtaining the approval of the Merger from the stockholders of the Company and shareholders of REIT I. Therefore, even if the Company or REIT I has available net income or net cash to make distributions to its stockholders or shareholders and satisfies any other conditions to make such distributions, the terms of the Merger Agreement could prohibit such action.

The shares of the Company’s common stock to be received by REIT I common shareholders as a result of the Merger will have rights different from the shareholders of REIT I common shares.

Upon completion of the Merger, the rights of former REIT I common shareholders who become stockholders of the Company will be governed by the charter and bylaws of the Company and the Maryland General Corporation Law. The rights associated with REIT I common shares are different from the rights associated with the Company’s common stock.

The Merger is subject to approval by the shareholders of REIT I and the stockholders of the Company.

In order for the Merger to be completed, REIT I shareholders must approve the Merger, which requires the affirmative vote of a majority of all the votes entitled to be cast on such proposal at the REIT I special meeting pursuant to the Merger Agreement. The Company’s stockholders must also approve the Merger, which requires the affirmative vote of a majority of the shares of Class C common stock and Class S common stock who are present in person or by proxy at the Company’s annual meeting. If these required votes are not obtained by March 31, 2020, the Merger may not be consummated.

The Merger Agreement contains provisions that grant the Company’s board of directors or REIT I’s board of trust managers the ability to terminate the Merger Agreement in certain circumstances based on the exercise of the directors’ duties.

Either the Company or REIT I may terminate the Merger Agreement, subject to the terms thereof, in response to a material event, circumstance, change or development that was not known to the Company’s board of directors or REIT I’s board of trust managers prior to the execution of the Merger Agreement (or if known, the consequences of which were not known or reasonably foreseeable), which event, circumstance, change or development, or any material consequence thereof, becomes known to the Company’s board of directors or REIT I’s board of trust managers prior to the effective time of the Merger if the Company’s board of directors or REIT I’s board of trust managers determines in good faith, after consultation with its outside legal counsel, that failure to change its recommendation with respect to the Merger would be inconsistent with the directors’ duties under applicable law.

There may be unexpected delays in the consummation of the Merger.

The Merger is expected to close in late December 2019 or early January 2020 assuming that all of the conditions in the Merger Agreement are satisfied or waived. The Merger Agreement provides that either the Company or REIT I may terminate the Merger Agreement if the Merger has not occurred by March 31, 2020. Certain events may delay the consummation of the Merger. Some of the events that could delay the consummation of the Merger include difficulties in obtaining the approval of the REIT I shareholders and the Company’s stockholders, or satisfying the other closing conditions to which the Merger is subject.

Risks Related to the Self-Management Transaction

The issuance of units of limited partnership in the Operating Partnership in connection with the Self-Management Transaction will have a dilutive effect and will reduce the voting power and relative percentage interests in the Company’s earnings of current Company stockholders and REIT I shareholders upon completion of the Merger.

The Company, the Operating Partnership, the Sponsor and Daisho, a subsidiary of the Sponsor, intend to enter into a series of transactions, agreements, and amendments to the Company’s existing agreements and

Supplement-7

arrangements pursuant to which Daisho will contribute to the Operating Partnership all of the membership interests in modiv LLC, which includes substantially all of the assets related to the business of the Sponsor in exchange for 657,949.5 Class M OP Units of the Operating Partnership. As a result, the Combined Company would become self-managed. The Self-Management Transaction will dilute the percentage interests in the Company’s earnings and result in REIT I common shareholders having a percentage interest in the Company’s earnings following the Self-Management Transaction that is smaller than their percentage interests in REIT I earnings.

The Self-Management Transaction was negotiated between the Company’s special committee, which is comprised solely of independent and disinterested members of its board of directors, and the Sponsor, which is affiliated with certain of the Company’s and REIT I’s officers and directors.

The Self-Management Transaction was negotiated with the Sponsor, which is affiliated with certain of the Company’s and REIT I’s officers and directors. As a result, those officers and directors may have different interests than the Combined Company as a whole. This potential conflict would not exist in the case of a transaction negotiated with unaffiliated third parties. Moreover, if the Sponsor breaches any of the representations, warranties or covenants made by it in the Self-Management Agreement, the Combined Company may choose not to enforce, or to enforce less vigorously, its rights because of the interests of certain of the Combined Company’s directors and officers. Moreover, the representations, warranties, covenants and indemnities in the Contribution Agreement are subject to limitations and qualifiers, which may also limit the Combined Company’s ability to enforce any remedy under the Contribution Agreement.

Certain of the Company’s directors and executive officers and REIT I trust managers and executive officers have interests in the Self-Management Transaction that are different from, and may potentially conflict with, the interests of the Combined Company and its stockholders.

Certain of the Company’s directors and executive officers and REIT I trust managers and executive officers have interests in the Self-Management Transaction that may be different from, or in addition to, the interests of the Combined Company’s stockholders generally and that may create potential conflicts of interest, including the payment of consideration in connection with the Self-Management Transaction directly or indirectly to certain of these individuals, including Messrs. Wirta, Halfacre and Pacini and the entry by the applicable individuals into arrangements relating to the payment of that consideration.

In addition, Messrs. Wirta and Halfacre own a controlling interest in the Sponsor, and Messrs. Halfacre and Pacini are also executive officers or principals of the Sponsor. The respective roles of these individuals in the Sponsor may create additional conflicts of interest in respect of the Self-Management Transaction.

Combined Company net income may decrease in the near term as a result of the Self-Management Transaction.

The Combined Company will expense all cash and non-cash costs involved in self-management. As a result, statements of operations of the Combined Company may be negatively impacted, driven predominately by the non-cash charges related to the issuance of units of limited partnership in the Operating Partnership as consideration in the Self-Management Transaction and, to a lesser extent, other transaction-related costs. In addition, while the Combined Company will no longer effectively bear the costs of the various fees and expense reimbursements previously paid to the Company and REIT I advisors after the Combined Company becomes internally managed, the Combined Company expenses will include the compensation and benefits of executive officers and the employees and consultants of the previous advisors, as well as overhead previously paid by the advisors or their affiliates in managing the Company’s and REIT I’s businesses and operations. Furthermore, these employees and consultants will be providing us services historically provided by the advisors. There are no assurances that, following the Self-Management Transaction, these employees and consultants will be able or incentivized to provide services at the same level or for the same costs as were previously provided by the advisors, and there may be other unforeseen costs, expenses and difficulties associated with operating as an internally managed company. If these expenses are higher than the fees that are currently paid to the advisors or otherwise higher than currently anticipated, the Combined Company may not realize the anticipated cost savings and other benefits from the Self-Management Transaction and Combined Company net income could decrease further, which could have a material adverse effect on the Combined Company’s business, financial condition and results of operations.

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The Self-Management Transaction may not be accretive to Combined Company stockholders.

The Self-Management Transaction may not be accretive to Combined Company stockholders. While it is intended that the Self-Management Transaction will be accretive to Combined Company net income and earnings, there can be no assurance that this will be the case, as, among other things, the expenses that result from the Self-Management Transaction may be higher than currently anticipated and the Combined Company may not achieve cost savings from the Self-Management Transaction. The failure of the Self-Management Transaction to be accretive to Combined Company stockholders could have a material adverse effect on business, financial condition and results of operations.

If the Self-Management Transaction is consummated, the Combined Company will be newly self-managed.

The Self-Management Transaction is expected to close following the consummation of the Merger, and assuming that both the Merger and the Self-Management Transaction are consummated, the Combined Company will be a self-managed REIT. The Combined Company will no longer bear the costs of the various fees and expense reimbursements previously paid to the former external advisors of REIT I and the Company and their affiliates; however, the Combined Company’s expenses will include the compensation and benefits of the Combined Company’s officers, employees and consultants, as well as overhead previously paid by the former external advisors of REIT I and the Company and their affiliates. The Combined Company’s employees will provide services historically provided by the external advisors and their affiliates. As a result of the additional number of people who would be employed by the Combined Company, the Combined Company will be subject to a potential increased risk from liabilities that are commonly faced by employers, such as workers’ disability and compensation claims, potential labor disputes, and other employee-related liabilities and grievances, and the Combined Company will bear the cost of the establishment and maintenance of any employee compensation plans. In addition, the Combined Company has not previously operated as a self-managed REIT and may encounter unforeseen costs, expenses, and difficulties associated with providing these services on a self-advised basis. If the Combined Company incurs unexpected expenses as a result of its self-management, its results of operations could be lower than they otherwise would have been.

The Combined Company may not manage the Self-Management Transaction effectively or realize its anticipated benefits.

The Self-Management Transaction may not be managed effectively. The Self-Management Transaction could be a time-consuming and costly process and the Combined Company may encounter potential difficulties in the integration process including, among other things:

•	the inability to successfully internalize corporate management in a manner that permits the Combined Company to achieve the cost savings anticipated to result from the Self-Management Transaction, which could result in the anticipated benefits of the Self-Management Transaction not being realized in the timeframe currently anticipated or at all;
•	the risk of not realizing all of the anticipated operational efficiencies or other anticipated strategic and financial benefits of the Self-Management Transaction within the expected timeframe or at all;
•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Self-Management Transaction; and
•	performance shortfalls as a result of the diversion of management’s attention caused by completing the Self-Management Transaction and integrating the Combined Company’s operations.

For all these reasons, you should be aware that it is possible that the Self-Management Transaction process could result in the distraction of the Combined Company’s management, the disruption of ongoing business or inconsistencies in operations, services, standards, controls, procedures and policies, any of which could adversely affect our ability to maintain relationships with employees or third-parties to achieve the anticipated benefits of the Self-Management Transaction, or could otherwise adversely affect the Combined Company’s business and financial results. Therefore, the failure to plan and manage the Self-Management Transaction effectively could have a material adverse effect on the Combined Company’s business, financial condition and results of operations.

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The Combined Company will depend on key executives and other employees of the Sponsor. There is no guarantee that such key executives and employees will remain employed or engaged by the Combined Company for any specified period of time, and will not engage in competitive activities if they cease to be employed with or engaged.

The Combined Company will depend on the key executives and employees of the Sponsor. It is expected that, following the consummation of the Self-Management Transaction, the Combined Company will continue to substantially depend on the services of Messrs. Wirta, Halfacre and Pacini. Nevertheless, as is presently the case under the advisory agreements with the Company’s and REIT I’s advisors, the departure or the loss of the services of any of these individuals, or other senior management personnel or employees, following the Self-Management Transaction could have a material adverse effect on the Combined Company’s business, financial condition, results of operations and ability to effectively operate its business.

Although it is believed that the non-competition covenants of these individuals are enforceable under current law, there can be no guarantee that if Combined Company executives were to breach these covenants and engage in competitive activities, a court of law would fully enforce these restrictions. If these executives were to terminate their employment or service relationship (as applicable) and engage in competitive activities, such activities could have a material adverse effect on the Combined Company’s business, financial condition and results of operations.

The Combined Company may be exposed to risks to which it has not historically been exposed, including liabilities with respect to the assets acquired from the Sponsor.

The Self-Management Transaction will expose the Combined Company to risks to which it has not historically been exposed. Pursuant to the Contribution Agreement, the Combined Company will incur liabilities with respect to the assets acquired from the Sponsor and certain of its affiliates. In addition, the Combined Company’s overhead will increase as a result of becoming internally managed, as the responsibility for overhead relating to management of the Combined Company’s business currently is borne by the Company’s and REIT I’s advisors, which will become the Combined Company’s responsibility following the Self-Management Transaction. In addition, in the current externally-advised structure of the Company and REIT I, they do not directly employ many employees. As a result of the Self-Management Transaction, the Combined Company will directly employ persons who are currently employed by their respective advisors. As the employer of additional personnel, the Combined Company will be subject to a potential increased risk from liabilities that are commonly faced by employers, such as workers’ disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances, and the Combined Company will bear the costs of the establishment and maintenance of employee benefit plans, if established. Furthermore, these employees will be providing the Combined Company services historically provided by the respective advisors. There are no assurances that, following the Self-Management Transaction, these employees of the Combined Company will be able to provide the same level of services as were previously provided by the respective advisors, and there may be other unforeseen costs, expenses and difficulties associated with operating as a self-managed company.

The representations, warranties, covenants and indemnities in the Contribution Agreement and other related agreements are subject to limitations and qualifiers, which may limit the ability to enforce any remedy under these agreements.

The representations, warranties, covenants and indemnities in the Contribution Agreement and other agreements related to the Self-Management Transaction are subject to limitations and qualifiers, which may limit the Combined Company’s ability to enforce any remedy under these agreements. These include, without limitation, limitations on liability and materiality qualifiers on certain representations and covenants.

Risks Related to the Combined Company Following the Merger and the Self-Management Transaction

The future results of the Combined Company will suffer if the Combined Company does not effectively manage its expanded operations following the Merger and the Self-Management Transaction.

Following the Merger and the Self-Management Transaction, the Combined Company expects to continue to expand its operations through additional acquisitions and other strategic transactions, some of which may involve complex challenges. The future success of the Combined Company will depend, in part, upon the ability of the Combined Company to manage its expansion opportunities, which may pose substantial challenges for the Combined Company to integrate new operations into its existing business in an efficient and timely manner, and

Supplement-10

upon its ability to successfully monitor its operations, costs, regulatory compliance and service quality, and to maintain other necessary internal controls. There is no assurance that the Combined Company’s expansion or acquisition opportunities will be successful, or that the Combined Company will realize its expected operating efficiencies, cost savings, revenue enhancements, or other benefits.

The Combined Company may need to incur additional indebtedness in the future.

In connection with executing the Combined Company’s business strategies following the Merger and the Self-Management Transaction, the Combined Company expects to evaluate the possibility of acquiring additional properties and making strategic investments, and the Combined Company may elect to finance these endeavors by incurring additional indebtedness. The amount of such indebtedness could have material adverse consequences for the Combined Company, including: (i) hindering the Combined Company’s ability to adjust to changing market, industry or economic conditions; (ii) limiting the Combined Company’s ability to access the capital markets to refinance maturing debt or to fund acquisitions or emerging businesses; (iii) limiting the amount of free cash flow available for future operations, acquisitions, dividends, stock repurchases or other uses; (iv) making the Combined Company more vulnerable to economic or industry downturns, including interest rate increases; and (v) placing the Combined Company at a competitive disadvantage compared to less leveraged competitors.

The Combined Company’s operating results after the Merger and the Self-Management Transaction may materially differ from the pro forma information presented in this Supplement.

The Combined Company’s operating results after the Merger and the Self-Management Transaction may be materially different from those shown in the pro forma information presented in this Supplement, which represents only a combination of the Company’s historical results with those of REIT I. See “Pro Forma Financial Information” included in Appendix A to this Supplement. The financing and transaction costs related to the Merger and the Self-Management Transaction could be higher or lower than currently estimated, depending on how difficult it is to integrate REIT I’s business with that of the Company and how difficult it is for the Company to make the transition from being externally managed to self-managed.

Following the consummation of the Merger and the Self-Management Transaction, the Combined Company will assume certain potential liabilities relating to REIT I.

Following the consummation of the Merger and the Self-Management Transaction, the Combined Company will have assumed certain potential liabilities relating to REIT I. These liabilities could have a material adverse effect on the Combined Company’s business to the extent the Combined Company has not identified such liabilities or has underestimated the amount of such liabilities.

A future determination of the estimated NAV per share of the Company or the Combined Company by its board of directors, or the market value ascribed to the shares of common stock of the Combined Company upon a future strategic transaction, may be significantly lower than the estimated NAV per share of the Company and REIT I considered by their respective board of directors or board of trust managers in approving and recommending the Merger.

In approving and recommending the Merger, the Company’s board of directors, the Company’s special committee, the REIT I board of trust managers, and the REIT I special committee considered the most recent estimated value per share of the Company and REIT I as determined by their respective board of directors and board of trust managers with the assistance of their respective third party valuation experts. The Company’s board of directors generally determines its estimated NAV per share in the first quarter of each year, calculated as of the immediately preceding December 31. In the event the Merger is not completed until after December 31, 2019, however, the Company’s board of directors may, in its discretion, determine to calculate the NAV per share as of the closing of the Merger and the Self-Management Transaction in order to facilitate the most efficient and orderly process for the NAV per share determination that takes into account these transactions. We can provide no assurance that the next determination of the estimated NAV per share of the Company or the Combined Company will not result in a lower estimated NAV per share than the estimated NAV per share of the Company or REIT I considered by their respective board of directors or board of trust managers in approving and recommending the Merger. Further, in the event that the Combined Company completes a strategic transaction after consummation of the Merger and the Self-Management Transaction, such as listing of its shares on a national securities exchange, a merger in which stockholders of the Combined Company receive securities that

Supplement-11

are listed on a national securities exchange, or a sale of the Combined Company for cash, the market value of the shares of the Combined Company upon consummation of such strategic transaction may be significantly lower than the current estimated NAVs considered by the Company’s board of directors, the Company’s special committee, the REIT I board of trust managers and the REIT I special committee in approving and recommending the Merger, and the per share value thereof may differ from the estimated NAV per share currently reflected on the customer account statements of the Company’s stockholders and REIT I shareholders or any update to the estimated NAV per share of the Combined Company following the Merger and the Self-Management Transaction. For example, if the shares of the Combined Company are listed on a national securities exchange at some point after consummation of the Merger and the Self-Management Transaction, the trading price of the shares may be significantly lower than the current estimated NAV per share of $10.16 or any subsequent determination of the estimated NAV per share of the Company or the Combined Company. There can be no assurance, however, that any such strategic transaction will occur.

The value of the Combined Company’s common stock may decline as a result of the Merger.

The value of the Combined Company’s common stock may decline as a result of the Merger and the Self-Management Transaction if the Combined Company does not achieve the perceived benefits of the Merger and the Self-Management Transaction as rapidly or to the extent anticipated by the Company’s management or if the effect of the Merger and the Self-Management Transaction on the Company’s financial results is not consistent with the expectations of the Company’s management. In addition, if the Merger is consummated, the Company’s stockholders and REIT I’s shareholders will own interests in a company operating an expanded business with a different mix of properties, risks and liabilities. Current stockholders may not wish to continue to invest in the Combined Company if the Merger is consummated or for other reasons and may wish to submit some or all of their shares of the Company’s common stock for redemption. They may determine not to continue to hold their shares of the Combined Company’s common stock and submit their shares for redemption following the Merger, which may result in additional pressure on the value of the Combined Company’s common stock.

The Company cannot assure stockholders that it will be able to continue paying distributions at the rate currently paid by the Company, or at all.

The Company’s stockholders may not receive the distributions equivalent to those currently paid by the Company following the Merger or the Self-Management Transaction for various reasons, including the following:

•	The Company may not have enough cash to pay such distributions due to changes in the Company’s cash requirements, capital spending plans, cash flow, or financial position;
•	decisions on whether, when, and in which amounts to make any future distributions will remain at all times entirely at the discretion of the Company’s board of directors, which reserves the right to change the Company’s current distribution practices at any time and for any reason; and
•	the Company may desire to retain cash.

Stockholders of the Company will have no contractual or other legal right to distributions that have not been declared by the Company’s board of directors.

The Combined Company may incur adverse tax consequences if REIT I has failed to qualify as a REIT for U.S. federal income tax purposes.

REIT I has operated in a manner that it believes has allowed it to qualify as a REIT for U.S. federal income tax purposes under the Code. It intends to continue to do so through the time of the Merger. REIT I has not requested and does not plan to request a ruling from the Internal Revenue Service (the “IRS”) that it qualifies as a REIT. Qualification as a REIT involves the application of highly technical and extremely complex requirements under the Code and related Regulations, and judicial and administrative interpretations of the relevant Code provisions and Regulations are limited. The determination of various factual matters and circumstances not entirely within the control of REIT I may affect REIT I’s ability to have qualified or to continue to qualify as a REIT. To qualify as a REIT, a REIT must have satisfied and continue to satisfy a number of requirements, including requirements regarding the ownership of its stock and the composition of its gross income and assets. Also, a REIT must make distributions to stockholders aggregating annually at least 90% of its net taxable income, excluding any net capital gains.

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Legal counsel will not be providing an opinion on the qualification of REIT I as a REIT for U.S. federal income tax purposes in connection with the Merger. In addition, between 2014 and 2016, REIT I performed all REIT testing in-house, did not engage an accounting firm or legal counsel to perform or assist with REIT testing and compliance and did not have any formal REIT compliance procedures in place. In 2016, the Public Company Accounting Oversight Board (“PCAOB”) conducted an inspection of REIT I’s former auditor. The inspection was unrelated to REIT I’s audits; however, in its inspection of other audits the PCAOB found that the audit firm had significant audit deficiencies and a lack of quality control by its management. Given these findings and REIT I’s lack of formal REIT compliance procedures between 2014 and 2016, there is a compounded risk that REIT disqualification issues may have gone undetected during this period.

If REIT I is determined to have lost its REIT status in a prior year or not qualified as a REIT in the current year, the Combined Company will face serious tax consequences that would substantially reduce its cash available for distribution, including cash available to pay dividends to its stockholders, because:

•	REIT I would be subject to U.S. federal income tax on its net income at regular corporate rates for the years it did not qualify for taxation as a REIT (and, for such years, would not be allowed a deduction for dividends paid to stockholders in computing its taxable income);
•	REIT I could be subject to the federal alternative minimum tax and possibly increased state and local taxes for such periods;
•	the Combined Company will inherit any such liability, including any interest and penalties that have accrued on such federal income tax liabilities;
•	the Combined Company, if it were considered a “successor corporation” under the Code and applicable Regulations could not elect to be taxed as a REIT until the fifth taxable year following the year during which REIT I was disqualified; and
•	for up to 5 years following re-election of REIT status, upon a taxable disposition of an asset owned as of such re-election, the Combined Company could be subject to corporate level tax with respect to any built-in gain inherent in such asset at the time of re-election.

In addition, if REIT I failed to qualify as a REIT prior to the Merger, but the Combined Company nevertheless qualified as a REIT, in the event of a taxable disposition of a former REIT I asset during the five years following the Merger, the Combined Company would be subject to corporate tax with respect to any built-in gain inherent in such asset as of the Merger. The failure of REIT I to qualify as a REIT prior to the Merger could impair the Combined Company’s ability to remain qualified as a REIT, could impair the Combined Company’s business and ability to raise capital, and would materially adversely affect the value of the Combined Company’s stock. See also the following risk factor regarding the impact of the Combined Company’s failure to qualify as a REIT.

The Combined Company may incur adverse tax consequences if the Company has failed, or the Combined Company fails, to qualify as a REIT for U.S. federal income tax purposes.

The Company has operated in a manner that it believes has allowed it to qualify as a REIT for U.S. federal income tax purposes under the Code, and it intends to continue to do so through the time of the Merger. The Combined Company intends to continue operating in such a manner following the Merger. Although the closing of the Merger is conditioned on the receipt by the Company of an opinion on the qualification of the Company as a REIT for U.S. federal income tax purposes, this opinion will not be binding on the IRS or the courts, and neither the Company nor the Combined Company has requested or plans to request a ruling from the IRS that it qualifies as a REIT. As previously noted, qualification as a REIT involves the application of highly technical and complex Code provisions and Regulations for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within the control of the Company or the Combined Company, as the case may be, may affect any such company’s ability to have qualified or to continue to qualify as a REIT.

Supplement-13

If any of the Company or the Combined Company loses its REIT status, or is determined to have lost its REIT status in a prior year, it will face serious tax consequences that would substantially reduce its cash available for distribution, including cash available to pay dividends to its stockholders, because:

•	such company would be subject to U.S. federal income tax on its net income at regular corporate rates for the years it did not qualify for taxation as a REIT (and, for such years, would not be allowed a deduction for dividends paid to stockholders in computing its taxable income);
•	such company could be subject to the federal alternative minimum tax and possibly increased state and local taxes for such periods;
•	unless such company is entitled to relief under applicable statutory provisions, neither it nor any “successor corporation” could elect to be taxed as a REIT until the fifth taxable year following the year during which it was disqualified; and
•	for up to 5 years following re-election of REIT status, upon a taxable disposition of an asset owned as of such re-election, such company could be subject to corporate level tax with respect to any built-in gain inherent in such asset at the time of re-election.

The Combined Company will inherit any liability with respect to unpaid taxes of the Company for any periods prior to the Merger.

As a result of all these factors, the Company’s or the Combined Company’s failure to qualify as a REIT could impair the Combined Company’s ability to expand its business and raise capital, and would materially adversely affect the value of its stock. In addition, for years in which the Combined Company does not qualify as a REIT, it will not otherwise be required to make distributions to stockholders.

In certain circumstances, even if the Combined Company qualifies as a REIT, it and its subsidiaries may be subject to certain U.S. federal, state, and other taxes, which would reduce the Combined Company’s cash available for distribution to its stockholders.

Even if the Combined Company has qualified and continues to qualify as a REIT, the Combined Company may be subject to U.S. federal, state, or other taxes on its income and property. For example, net income from the sale of properties that are “dealer” properties sold by a REIT that do not qualify for a statutory “safe harbor” (a “prohibited transaction” under the Code) will be subject to a 100% tax. In addition, the Combined Company may not be able to make sufficient distributions to avoid income and excise taxes applicable to REITs. The Combined Company and its subsidiaries may also be subject to U.S. federal taxes other than U.S. federal income taxes, as well as state and local taxes (such as state and local income and property taxes), either directly or at the level of its operating partnership, or at the level of the other companies through which the Combined Company indirectly owns its assets. Any U.S. federal or state taxes the Combined Company (or any of its subsidiaries) pays will reduce cash available for distribution by the Combined Company to stockholders.

If the Merger does not qualify as a tax-free reorganization, there may be adverse tax consequences.

The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. The closing of the Merger is conditioned on the receipt by the Company of an opinion of its counsel to the effect that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. However, this legal opinion will not be binding on the IRS or on the courts. If, for any reason, the Merger were to fail to qualify as a tax-free reorganization, then each REIT I shareholder generally would recognize gain or loss, as applicable, equal to the difference between (i) the merger consideration (i.e., the fair market value of the shares of the Company’s common stock received by the REIT I shareholder in the Merger); and (ii) the REIT I shareholder’s adjusted tax basis in its REIT I common stock.

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C.	Information About the Combined Company if the Merger is Completed

The following diagram reflects the organizational structure of the Combined Company if the Merger is consummated. This diagram does not reflect the organizational structure of the Combined Company if both the Merger and the Self-Management Transaction are consummated.

*	All assets of the Sponsor will be owned in a wholly-owned subsidiary of the Operating Partnership.

On a pro forma basis as of September 30, 2019, the Combined Company will have a total capitalization of approximately $460 million (calculated based on the current estimated NAV per share of the Company of $10.16 and total estimated pro forma outstanding indebtedness of $180 million). In addition, based on the real estate investments of each of the Company and REIT I as of September 30, 2019, the real estate portfolio of the Combined Company will consist of (i) 44 properties (comprising 19 retail properties, 14 office properties and 11 industrial properties) located in 14 states and having approximately 2.2 million square feet of aggregate leasing space, (ii) one parcel of land, which currently serves as an easement to one of the Company’s office properties; and (iii) a 72.7% tenant-in-common interest. On a pro forma basis, the Combined Company’s portfolio will be 98% occupied, with a weighted average remaining lease term of 6.0 years as of September 30, 2019. Approximately 67% of the aggregate rental income of the Combined Company, calculated on a pro forma basis as of September 30, 2019, will come from properties leased to or guaranteed by an investment grade company or by a company that is a subsidiary of a non-guarantor parent company that is investment grade (or what management believes are generally equivalent ratings). In addition, on a pro forma basis as of September 30, 2019, no tenant will represent more than 8.1% of the aggregate rental income of the Combined

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Company, with the top five tenants comprising a collective 32.0% of the aggregate rental income of the Combined Company. The top 10 tenants, based on net rent, are as follows, on a pro forma basis:

Sutter Health Corporation
AvAir Inc.
Costco Wholesale Corporation
Cummins, Inc.
3M Company
Northrop Grumann Systems Corporation
Wyndham Destinations
Calculated Risk Bedford, LP (Harley)
Accredo Health
FujiFilm Dimatix

Summary of the Company’s Business After the Transaction

Following the consummation of the Merger, absent any change in the Company’s investment strategy, the Company expects to continue to invest primarily in single tenant income-producing properties which are leased to creditworthy tenants under long-term net leases. While its focus is on single tenant net leased properties, the Company plans to diversify its portfolio by geography, investment size and investment risk with the goal of acquiring a portfolio of income-producing real estate investments that provides attractive and stable returns to its stockholders. The Company intends to acquire assets consistent with its single-tenant acquisition philosophy by focusing primarily on properties:

•	where construction is substantially complete to reduce risks associated with construction of new buildings;
•	leased on a “net” basis, where the tenant is responsible for the payment, and fluctuations in costs, of real estate and other taxes, insurance, utilities, and property maintenance;
•	located in primary, secondary and certain select tertiary markets;
•	leased to tenants, at the time we acquire them, with strong financial statements, including investment grade credit quality; and
•	subject to long-term leases with defined rental rate increases.

The Company will also seek to realize growth in the value of its investment by timing the sale of the properties to maximize asset value.

D.	Pro Forma Financial Information (Unaudited)

Unaudited pro forma condensed consolidated financial information, including the notes thereto, is attached as Appendix A to this Supplement, which provide pro forma condensed consolidated financial information about the combined financial condition and results of operations of the Company and REIT I after giving effect to the transactions contemplated by the Merger Agreement and the Self-Management Transaction.

E.	REIT I Consolidated Financial Statements

Audited consolidated financial statements of REIT I as of and for the year ended December 31, 2018 and interim consolidated financial statements of REIT I as of September 30, 2019 and for the nine months ended September 30, 2019 and September 30, 2018 are contained in Appendix B to this Supplement, and are being provided as a result of the Merger which is considered a probable acquisition under applicable rules of the Securities and Exchange Commission.

F.	Information on Experts

The following disclosure supplements the disclosure included in the Prospectus under the caption “Experts.”

The consolidated financial statements of REIT I at December 31, 2018 and 2017, and for each of the two years in the period ended December 31, 2018 (including the schedule appearing therein), included in Appendix B to this Supplement, have been audited by Squar Milner LLP, independent registered public accounting firm, as set forth in their report appearing therein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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Appendix A

Pro Forma Financial Information

Unaudited

Background

On September 19, 2019, RW Holdings NNN REIT, Inc. (“NNN REIT”), Rich Uncles NNN REIT Operating Partnership, LP (“NNN REIT OP”), Katana Merger Sub, LP, a wholly-owned subsidiary of NNN REIT (“Merger Sub”), and Rich Uncles Real Estate Investment Trust I (“REIT I”) entered into an Agreement and Plan of Merger whereby REIT I will be merged into Merger Sub. Upon closing of the Merger, REIT I’s outstanding shares of common stock will be converted into Class C common stock of NNN REIT (“Class C Common Stock”) on a 1 for 1 basis.

On September 19, 2019, NNN REIT and NNN REIT OP entered into a Contribution Agreement with BrixInvest, LLC (“BrixInvest”) and Daisho OP Holdings, LLC, a wholly-owned subsidiary of BrixInvest (“Daisho”), pursuant to which Daisho will contribute to NNN REIT OP all of the membership interests of modiv, LLC, a subsidiary of Daisho (“modiv”), and certain assets related to the business of BrixInvest, in exchange for 657,949 units of Class M limited partnership interests (“Class M OP Units”) of NNN REIT OP (the “Self-Management Transaction”). As part of the Self-Management Transaction, NNN REIT will enter into a series of agreements and amendments to existing agreements. BrixInvest is the parent company of Daisho, which is in turn, prior to the Self-Management Transaction, the parent company of modiv. Prior to the closing of the Self-Management Transaction, (i) substantially all of BrixInvest’s assets and liabilities will be contributed to modiv and (ii) BrixInvest will spin off Daisho to the BrixInvest members. Pursuant to the Self-Management Transaction, Daisho will contribute to NNN REIT OP all of the membership interests in modiv in exchange for the Class M OP Units. As a result of these transactions and the Self-Management Transaction, BrixInvest, through its subsidiary, Daisho, will transfer all of its operating assets, including but not limited to (a) all personal property used in or necessary for the conduct of BrixInvest’s business, (b) all intellectual property, goodwill, licenses and sublicenses granted and obtained with respect thereto and certain domain names, (c) all continuing employees, and (d) certain other assets and liabilities, to modiv, and will distribute 100% of the ownership interests in Daisho to the members of BrixInvest. It is anticipated that the closing of the Self-Management Transaction will occur after the closing of the Merger; however, the closing of the Self-Management Transaction is not contingent on the closing of the Merger.

The Class M units will be convertible into NNN REIT’s Class C Common Stock after the four-year anniversary of completing the Self-Management Transaction. The initial conversion ratio is 5 shares of NNN Class C Common Stock for each Class M unit, subject to discounts for early conversion and subject to increases in the conversion ratio if certain milestones are achieved during the four years following the Self-Management Transaction.

The Merger will be accounted for as an asset acquisition under Accounting Standards Codification (“ASC”) 805, Business Combinations with NNN REIT treated as the accounting acquirer. The total purchase price will be allocated to REIT I’s individual assets acquired and liabilities assumed based upon their relative fair values. Intangible assets will be recognized at their estimated fair values in accordance with ASC 350. The allocation of the purchase price reflected in these unaudited pro forma consolidated financial statements has not been finalized and is based upon preliminary estimates of these fair values, which is the best available information at the current time. A final determination of the fair values of the individual assets acquired and liabilities assumed will be based on actual valuations at the time of the Merger. Consequently, amounts preliminarily allocated to the tangible and intangible assets acquired and liabilities assumed could change significantly from those used in the unaudited pro forma consolidated financial statements.

The Self- Management Transaction is expected to be accounted for as a business combination in accordance with ASC 805, Business Combinations. The total purchase price will be allocated to modiv’s individual assets acquired and liabilities assumed based upon their estimated fair values. Intangible assets will be recognized at their estimated fair values in accordance with ASC 805 with the balance of the purchase price allocated to goodwill. The allocation of the purchase price reflected in these unaudited pro forma consolidated financial statements has not been finalized and is based upon preliminary estimates of these fair values, which is the best available information at the current time. A final determination of the fair values of the individual assets acquired

Supplement-Appendix A-1

and liabilities assumed will be based on actual valuations at the time of the Self-Management Transaction. Consequently, amounts preliminarily allocated to the tangible and intangible assets acquired, goodwill and liabilities assumed could change significantly from those used in the unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated financial statements are prepared and are based on assumptions and estimates considered appropriate by the management of NNN REIT. However, they are not necessarily indicative of what the Combined Company’s financial condition or results of operations actually would have been if the Merger and Self-Management Transaction had been consummated as of the dates indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. Additionally, the unaudited pro forma consolidated financial statements do not include the impact of any of the potential synergies that may be achieved in the Merger and/or the Self-Management Transaction or any strategies that the Combined Company’s management may adopt in order to continue to efficiently manage the ongoing operations of the Combined Company.

The following unaudited pro forma consolidated statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019, give effect to the Merger and the Self-Management Transaction as if the Merger and the Self-Management Transaction had been consummated on January 1, 2018 (the “Pro Forma Effective Date”). The unaudited pro forma consolidated balance sheet gives effect to the Merger and the Self-Management Transaction as if they had occurred on September 30, 2019.

You are urged to read the following unaudited pro forma financial information in conjunction with the Consolidated Balance Sheets of NNN REIT and REIT I as of December 31, 2018 and 2017, and the related Consolidated Statements of Operations, Stockholders Equity and Cash Flows for the years then ended and the Notes thereto, and the Unaudited Condensed Consolidated Balance Sheets of NNN REIT and REIT I as of September 30, 2019 and December 31, 2018 and the related Unaudited Condensed Consolidated Statements of Operations, Stockholders Equity and Cash Flows for the three and nine months ended September 30, 2019 and 2018, and the Notes thereto.

NNN REIT and REIT I are working to complete the Merger by late December 2019 or early January 2020. However, it is possible that factors outside the control of both companies could result in the Merger being completed at a later time, or not at all. NNN REIT and REIT I expect to complete the Merger as soon as reasonably practicable following the satisfaction of all closing conditions.

NNN REIT and BrixInvest are working to complete the Self-Management Transaction by the end of 2019. However, it is possible that factors outside the control of both companies could result in the Self-Management Transaction being completed at a later time, or not at all. NNN REIT and BrixInvest expect to complete the Self-Management Transaction as soon as reasonably practicable following the satisfaction of all closing conditions. The estimated fair value was based on NNN REIT’s current NAV per share of $10.16 and the expected probability of achieving the earnout milestones.

The valuation of the BrixInvest operations provided in the pro forma Self-Management Transaction financial statements reflect an analysis prepared by an independent third-party and reviewed by management. The goodwill implied in the valuation includes the value of the collected workforce and their management and advisory skills with respect to REIT formation, long and short-term lease acquisition strategies, equity-raising activities, real estate asset and property management, financing and restructuring transactions, and real estate and REIT accounting as well as the consideration for expected revenues to be generated from BRIX REIT, Inc., an affiliated REIT which is not a subject of the Merger or Self-Management Transaction and is assumed to enter into a new advisory agreement with a subidiary of NNN REIT following completion of the Self-Management Transaction and continue to provide fees from management activities including but not limited to acquisition and asset management fees.

NNN REIT’s NAV is expected to be updated in the first quarter of 2020 utilizing the same NAV methodology that has been used in prior years. NNN REIT also plans to update its expected probability of achieving the earnout milestones in the first quarter of 2020. Therefore, the final estimated fair value that will be recorded following closing of the Self-Management Transaction remains subject to change. Furthermore, the allocation of the purchase price between intangible assets, other assets and goodwill that is included in these pro forma financial statements is also expected to be updated following closing of the Self-Management Transaction.

Supplement-Appendix A-2

PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2019
(Unaudited)

	Historical	Historical			Pro Forma	Historical			Pro Forma
	NNN REIT	REIT I	Merger	A	Merged	BrixInvest	Self - Management	L	Combined Company
ASSETS
Real estate investments:
Land	$41,126,392	$29,247,323	$4,956,582	B	$75,330,297	$—	$—		$75,330,297
Building and improvements	176,555,229	96,209,944	10,774,536	B	283,539,709	—	—		283,539,709
Tenant origination and absorption cost	17,717,819	12,033,433	1,145,537	B	30,896,789	—	—		30,896,789
Total real estate	235,399,440	137,490,700	16,876,655		389,766,795	—	—		389,766,795
Less: accumulated depreciation and amortization	(17,740,380)	(18,282,945)	18,282,945	C	(17,740,380)	—	—		(17,740,380)
Total investments in real estate property, net	217,659,060	119,207.755	35,159,600		372,026,415	—	—		372,026,415
Investments in unconsolidated entities	13,727,158	—	(3,248,507)	D	10,478,651	112,560	(107,400)	M	10,483,811
Real estate investments, net	231,386,218	119,207,755	31,911,093		382,505,066	112,560	(107,400)		382,510,226
Cash and cash equivalents	12,115,498	2,795,626	(1,462,830)	E	13,448,294	730,481	(5,672,895)	N	8,505,880
Restricted cash	177,204	92,684	—		269,888	—	—		269,888
Tenant receivables	4,969,896	1,794,809	(1,499,134)	F	5,265,571	—	—		5,265,571
Other accounts receivable	—	—	—		—	89,902	—		89,902
Above-market lease intangibles, net	511,464	755,372	203,857	G	1,470,693	—	—		1,470,693
Due from affiliates	5,377	—	—		5,377	644	(6,021)	O	—
Non-refundable purchase deposits	2,000,000	—	—		2,000,000	—	—		2,000,000
Prepaid expenses and other assets	2,141,135	46,917	(1,626,170)	E	561,882	286,567	—		848,449
Interest rate swap derivatives	—	31,420	—		31,420	—	—		31,420
Intangible assets, net	—	—	—		—	1,223,627	5,476,373	P	6,700,000
Goodwill	—	—	—		—	—	38,074,583	P	38,074,583
Total assets	$253,306,792	$124,724,583	$27,526,816		$405,558,191	$2,443,781	$37,764,640		$445,766,612
LIABILITIES AND EQUITY
Mortgage notes payable, net	$114,824,998	$61,840,703	$1,572,215	H	$178,237,916	$—	$—		$178,237,916
Unsecured credit facility	—	—	—		—	1,034,930	15,070	Q	1,050,000
Secured notes payable	—	—	—		—	791,845	—		791,845
Unsecured convertible notes	—	—	—		—	4,800,000	(4,800,000)	N	—
Accrued interest payable	—	—	—		—	885,284	(872,895)	N	12,389
Accounts payable, accrued and other liabilities	5,200,892	2,258,560	—		7,459,452	1,304,402	(249,571)	R	8,514,283
Share repurchases payable	1,203,835	—	—		1,203,835	—	—		1,203,835
Below market leases, net	2,239,589	2,460,072	3,375,334	G	8,075,643	—	—		8,075,643
Due to affiliates	644	—	—		644	5,377	(6,021)	O
Interest rate swap derivatives	1,245,261	65,857	—		1,311,118	—	—		1,311,118
Total liabilities	124,715,219	66,625,840	4,947,549		196,288,608	8,821,838	(5,913,417)		199,197,029
Redeemable common stock	2,558,713	—	—		2,558,713	—	—		2,558,713
Preferred stock	—	—	—		—	—	—		—
Class C common stock	916	83,447	(75,506)	I	23,857	—	—		23,857
Class S common stock	186	—	—		186	—	—		186
Additional paid-in capital	152,936,157	83,441,189	(2,771,120)	J	233,606,226	10,296,604	27,003,396	S	270,906,226
Cumulative distributions and net losses	(26,919,399)	(25,425,893)	25,425,893	K	(26,919,399)	(16,674,661)	16,674,661	T	(26,919,399)
Total stockholders’ equity	126,032,860	58,098,743	22,579,267		206,710,870	(6,378,057)	43,678,057		244,010,870
Total liabilities and equity	$253,306,792	$124,724,583	$27,526,816		$405,558,191	$2,443,781	$37,764,640		$445,766,612
Book value per common share	$7.83	$6.96			$8.60	$(9.32)			$8.88

See accompanying notes.

Supplement-Appendix A-3

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2018
(Unaudited)

	Historical	Historical			Pro Forma	Historical	Self - Management Transaction		Pro Forma
	NNN REIT	REIT I	Merger		Merger	BrixInvest			Combined Company
Revenues:
Rental income	$17,984,625	$13,166,631	$1,647,348	a	$32,798,604	$9,682,501	$(9,287,720)	h	$33,193,385
Expenses:
Fees to affiliates	2,843,810	1,180,657	—		4,024,467	—	(4,024,467)	h	—
General and administration	2,570,529	967,390	(400,000)	b	3,137,919	8,243,508	(82,693)	i	11,298,734
Depreciation and amortization	6,988,925	5,783,643	628,656	c	13,401,224	910,183	868,030	j	15,179,437
Interest expense	5,577,828	2,813,430	(328,648)	d	8,062,610	426,352	(319,868)	k	8,169,094
Property expenses	3,185,629	2,455,916	351,596	e	5,993,141	—	—		5,993,141
Impairment of real estate investment property	—	862,190	—		862,190	—	—		862,190
Total expenses	21,166,721	14,063,226	251,604		35,481,551	9,580,043	(3,558,998)		41,502,596
Less: expenses reimbursed by Sponsor or affiliates	(1,136,469)	—	—		(1,136,469)	—	1,136,469	h	—
	20,030,252	14,063,226	251,604		34,345,082	9,580,043	(2,422,529)		41,502,596
Other income:
Interest income	17,879	—	—		17,879	—	—		17,879
Income from investments in unconsolidated entities	226,024	—	43,167	f	269,191	7,552	(7,552)	l	269,191
Total other income	243,903	—	43,167		287,070	7,552	(7,552)		287,070
Net (loss) income	$(1,801,724)	$(896,595)	$1,438,911		$(1,259,408)	$110,010	$(6,872,743)		$(8,022,141)
Net (loss) income per common share, basic	$(0.16)	$(0.11)			$(0.07)	$0.16			$(0.36)
Weighted average number of common shares outstanding, basic	11,069,864	8,404,346	(403,980)	g	19,070,230	684,267	2,737,068	m	22,491,565
Dividends declared per common share	$.70	$.75			$.70	$—			$.70

See accompanying notes.

Supplement-Appendix A-4

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2019
(Unaudited)

	Historical	Historical			Pro Forma	Historical	Self- Management Transaction		Pro Forma
	NNN REIT	REIT I	Merger		Merger	BrixInvest			Combined Company
Revenues:
Rental income	$17,907,668	$9,868,701	$1,143,850	a	$28,920,219	$5,820,975	$(5,356,709)	h	$29,384,485
Expenses:
Fees to affiliates	2,436,386	886,786	—		3,323,172	—	(3,323,172)	h	—
General and administration	2,312,081	1,452,538	(250,000)	b	3,514,619	6,554,288	(57,308)	i	10,011,599
Depreciation and amortization	7,176,716	4,336,641	376,005	c	11,889,362	729,234	564,733	j	13,183,329
Interest expense	5,975,866	2,674,383	(245,810)	d	8,404,439	1,134,233	(1,039,343)	k	8,499,329
Property expenses	3,537,249	1,811,557	263,697	e	5,612,503	—	—		5,612,503
Total expenses	21,438,298	11,161,905	143,892		32,744,095	8,417,755	(3,855,090)		37,306,760
Less: expenses reimbursed by Sponsor or affiliates	(332,336)	—	—		(332,336)	—	332,336	h	—
	21,105,962	11,161,905	143,892		32,411,759	8,417,755	(3,522,754)		37,306,760
Other income:
Interest income	56,971	—	—		56,971	—	—		56,971
Gain on disposal of real estate investment	—	113,773	—		113,773	—	—		113,773
Income from investments in unconsolidated entities	167,558	—	57,118	f	224,676	4,052	(6,037)	l	222,691
Total other income	224,529	113,773	57,118		395,420	4,052	(6,037)		393,435
Net loss	$(2,973,765)	$(1,179,431)	$1,057,076		$(3,096,120)	$(2,592,728)	$(1,839,992)		$(7,528,840)
Net loss per common share, basic	$(0.20)	$(0.14)			$(0.13)	$(3.79)			$(0.29)
Weighted average number of common shares outstanding, basic	14,754,347	8,369,004	(403,980)	g	22,719,371	684,267	2,737,068	m	26,140,706
Dividends declared per common share	$.53	$.56			$.53	$—			$.53

See accompanying notes.

Supplement-Appendix A-5

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Merger of RW Holdings NNN REIT Inc. and Rich Uncles Real Estate Investment Trust I

Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

A. The Merger will be effected by REIT I’s issued and outstanding shares of common stock (8,344,729 as of September 30, 2019) being converted into the right to receive one newly issued share of NNN REIT’s Class C Common Stock. The 403,980 shares of REIT I stock acquired by NNN REIT prior to the Merger will not receive Merger Consideration. NNN REIT’s Class C and Class S issued and outstanding shares of common stock (15,916,672 and 186,260 as of September 30, 2019, respectively) will remain outstanding. The total consideration to be transferred was computed on the basis of NNN REIT’s estimated value per share of $10.16 as of September 30, 2019, divided by the Exchange Ratio of one, multiplied by the number of REIT I’s shares of common stock outstanding as of September 30, 2019. Merger Consideration transferred is calculated as follows:

REIT I common stock outstanding as of September 30, 2019	8,344,729
Exchange Ratio (including NNN REIT and REIT I transaction costs)	1.0
Implied REIT I common stock issued in consideration	8,344,729
NNN REIT estimated value per share (including transaction costs) as of September 30, 2019	$10.16
Implied value of REIT I common stock issued at consummation	84,782,447
Less: REIT I common stock owned by NNN REIT prior to the Merger at acquisition value (403,980 shares)	(4,104,437)
Merger Consideration transferred to REIT I shareholders	$80,678,010

The estimated allocation of the purchase price consideration presented in the unaudited pro forma consolidated balance sheet incorporates reasonable fair value estimates for buildings and improvements, land, intangible lease assets and liabilities, related indebtedness and other assets and liabilities, including cash that are expected to be acquired or assumed in the Merger.

The final allocation of the purchase price consideration, and the determination of the fair values of REIT I’s assets and liabilities, will be based on the actual valuations of tangible and intangible assets and liabilities that exist as of the date the Merger is completed, which would occur following the annual meetings which are scheduled for December 17, 2019. The final determination of the fair value of real estate and real estate related assets and liabilities will be based on estimates and assumptions made by NNN REIT’s management, using customary methods, including data from appraisals, comparable sales, discounted cash flows and other methods.

The preliminary allocation of the estimated values of the real estate and real estate related assets and liabilities, exclusive of NNN REIT’s $3,089,000 in estimated capitalized transaction costs, is as follows:

Assets:
Real estate investments	$151,278,355
Acquired lease intangibles	959,229
Other assets	3,262,321
Total assets	155,499,905
Liabilities:
Mortgage notes payable	63,412,918
Acquired lease intangibles	5,836,053
Other liabilities	2,324,417
Total liabilities	71,573,388
Estimated fair value of net assets	83,926,517
Less: REIT I common stock owned by NNN REIT prior to the Merger at historical basis	(3,248,507)
Estimated fair value of net assets acquired	$80,678,010

B. The adjustments reflect an increase/decrease in the carrying amounts of REIT I’s land, buildings and improvements, tenant origination and absorption costs to record them at their estimated fair values. The estimated

Supplement-Appendix A-6

fair values were determined by considering information from several sources and based on customary methods, primarily recent appraisals, real estate market trends, including rental rates and income capitalization rates. The estimated allocation of the acquisition consideration is primarily based upon management’s existing methodology and historical experiences in determining and allocating the acquisition price of real estate transactions to the respective real estate and related assets and liabilities.

Remaining useful lives for the real estate and real estate related assets and liabilities as of September 30, 2019 are as follows:

Buildings	15-52 years
Building improvements	5-21 years
Tenant improvements	Shorter of 15 years or remaining contractual lease term
Tenant origination and absorption cost	Remaining contractual lease term
In-place lease valuation	Remaining contractual lease term with consideration as to above- and below-market extension options for above- and below-market leases

The above real estate assets and real estate related assets and liabilities are depreciated or amortized over their estimated remaining useful lives, generally applied under a straight-line method.

The final determination of the purchase price consideration, and the allocation thereof, may be significantly different from the preliminary estimates used in the unaudited pro forma consolidated financial statements since NNN REIT expects to update its NAV in the first quarter of 2020. Our board of directors will adjust the offering price of the shares during the course of the offering on an annual basis, to equal NAV per share. Our board of directors generally anticipates that the NAV per share will be determined in the first quarter of each year, calculated as of the immediately preceding December 31. In the event the Merger is not completed until after December 31, 2019, our board of directors may, in its discretion, determine to calculate the NAV per share as of the closing of the Merger and Self-Management Transaction in order to facilitate the most efficient and orderly process for the NAV per share determination that takes into account these transactions.

C. The adjustment eliminates REIT I’s historical balance for accumulated depreciation.

D. The adjustment eliminates NNN REIT’s investment in REIT I common stock acquired prior to the Merger.

E. The adjustments reflect the costs that NNN REIT has incurred and expects to incur relating to legal, accounting and financial advisory services, and other third-party expenditures in connection with the Merger that are not included in the accompanying historical financial statements of approximately $1,462,830 use of cash and $1,626,170 reflected in prepaid expenses for a total of $3,089,000. These costs are capitalized and included in the purchase price allocation.

F. The adjustment eliminates REIT I’s historical balances of straight-line rent receivables.

G. The adjustment eliminates REIT I’s historical accumulated amortization and reflects an increase in the carrying amounts of REIT I’s intangible lease assets acquired to record them at their estimated fair values. The estimate of above/below market lease values is based upon the present value of the difference between the contractual amount to be paid pursuant to each lease and management’s estimate of the market rate for each lease, measured over a period equal to the remaining non-cancelable term of the lease.

H. This adjustment represents the elimination of historical unamortized debt issuance costs of $958,337 and includes a fair value debt adjustment of $613,878.

I. This adjustment eliminates REIT I’s historical common stock amount and reflects the par value of the outstanding stock of NNN REIT issued to REIT I shareholders for the Combined Company. The calculation is based on 7,940,749 shares, excluding 403,980 REIT I common shares owned by NNN REIT, based on the fixed conversion rate of one for one and accounting for the difference in par value.

J. Represents NNN REIT’s historical equity balances adjusted to reflect the implied consideration. The calculation was based on 8,344,729 issued and outstanding shares of REIT I’s common stock, which was divided by the exchange ratio of one-to-one and then multiplied by the estimated value per share of NNN REIT’s common stock as of September 30, 2019 of $10.16. An adjustment was made to eliminate the shares of REIT I’s common stock held by NNN REIT prior to the Merger.

Supplement-Appendix A-7

Details of the additional paid-in-capital (“APIC”) adjustments are as follows:

NNN REIT historical additional paid-in-capital at September 30, 2019	$152,936,157
Implied Merger Consideration for REIT I	84,782,447
Less: value of REIT I stock held by NNN REIT prior to the Merger	(4,104,437)
Less: common stock issued to REIT I shareholders (excluding historical costs)	(7,941)
Change in NNN REIT APIC	80,670,069
NNN REIT Pro forma APIC	$233,606,226

K. The adjustment eliminates REIT I’s cumulative distributions and net losses.

Self-Management Transaction between RW Holdings NNN REIT Inc. and BrixInvest, LLC

Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

The unaudited pro forma consolidated balance sheet as of September 30, 2019 reflects the following adjustments:

L. Following the consummation of the Merger, NNN REIT, NNN REIT OP, BrixInvest and modiv are expected to enter into a series of transactions pursuant to which BrixInvest would contribute its assets and business to modiv which would then be contributed to NNN REIT OP in exchange for 657,949 units of Class M limited partnership interest in NNN REIT OP. In addition, NNN REIT OP has agreed to issue Messrs. Halfacre and Pacini 19,738 and 6,580 of restricted units, respectively, which shall have similar terms as the Class M OP Units. As a result of the acquisition of substantially all of the assets used in the operation of BrixInvest’s business pursuant to the Self-Management Transaction, the combined company (“Combined Company”) would become self-managed. As the operating assets to be acquired include intellectual property, goodwill, licenses and sublicenses, the total estimated value of approximately $37.3 million was attributed to intangibles and goodwill and net other assets and is reflected in NNN REIT’s additional paid-in-capital on the Combined Company unaudited pro forma consolidated September 30, 2019 balance sheet.

At the close of the Self-Management Transaction, the NNN REIT OP will issue 3,421,335 limited partnership ownership units having a value equal to the estimated per share net asset value of the NNN REIT Class C Common Stock as of the date of issuance of such units. As earn-out consideration, up to 2,737,068 additional units may be issued as annual performance distributions based upon meeting targets for assets under management (“AUM”) and adjusted funds from operations (“AFFO”) from the date that the Merger and the Self-Management Transaction close and the date that is four years following the date that the Merger and the Self-Management Transaction close.

Assets:
Initial consideration (OP units value) based on conversion ratio of 5.0 and NAV of $10.16	$34,760,764
Subsequent consideration
Potential deferred earn-out	2,539,236
Total Estimated Value of Self-Management Transaction	$37,300,000

M. The adjustment eliminates BrixInvest’s historical ownership of 10,740 shares of NNN REIT Class C Common Stock.

N. The adjustment reflects the plan to repay the BrixInvest Convertible Notes and related interest payable in the first quarter of 2020 and includes a 20% premium equivalent to $800,000 which is required under the terms of the Convertible Notes when repayment is made in connection with a sale transaction.

O. The adjustments eliminate intercompany balances between BrixInvest with NNN REIT.

P. The adjustments reflect the allocation of the purchase price preliminarily allocated to the BrixInvest intangible assets acquired in the Self-Management Transaction, including intellectual property, customer lists and Goodwill.

Q. This adjustment represents the elimination of historical unamortized debt issuance costs.

Supplement-Appendix A-8

R. The adjustment reflects the elimination of the historical straight-line adjustment related to BrixInvest’s lease in Costa Mesa, California.

S. Represents NNN REIT’s historical equity balances adjusted to reflect the implied consideration. The calculation was based on 657,949 issued and outstanding members’ interests of BrixInvest plus 26,318 restricted units to be issued by NNN REIT OP to Messrs. Halfacre and Pacini in connection with the Self-Management Transaction, the initial conversion ratio and an analysis of the probability of achieving the earnout milestones which would trigger an increase in the conversion ratio.

Details of the additional paid-in-capital adjustments are as follows:

NNN REIT historical additional paid-in-capital at September 30, 2019, following the Merger	$233,606,226
Implied transaction consideration for BrixInvest	37,300,000
NNN REIT Pro forma APIC	$270,906,226

T. The adjustment eliminates BrixInvest’s accumulated deficit.

Merger of RW Holdings NNN REIT Inc. and Rich Uncles Real Estate Investment Trust I

Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019

The following are the explanations for the adjustments to operating and property level revenues and certain expenses included in the unaudited pro forma consolidated statements of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019:

a. The historical rental income for NNN REIT and REIT I represents the contractual and straight-line rents pursuant to the leases in effect during the time periods presented. The adjustments included in the pro forma are presented to (1) adjust REIT I contractual rent revenue to a straight-line basis; (2) to amortize the in-place lease valuation, in accordance with ASC 805, Business Combinations, as if the Merger and the Self-Management Transaction had occurred on the Pro Forma Effective Date; and (3) reflect pro forma tenant recoveries of increased ad valorem property taxes.

The following summarizes the adjustment made to rent revenue for REIT I for the year ended December 31, 2018 and the nine months ended September 30, 2019:

	Year Ended December 31, 2018	Nine Months Ended September 30, 2019
Adjustment to straight-line rent	$192,486	$52,704
(Above)/below market, in-place rent	1,103,266	827,449
Recoveries of increased property tax expense	351,596	263,697
Total	$1,647,348	$1,143,850

b. The adjustment reflects the estimated cost savings from the Merger of costs incurred by REIT I of approximately $400,000 for calendar year 2018 and approximately $250,000 for the nine months ended September 30, 2019, including costs of REIT I board of trust member fees, public filings, internal control documentation and legal fees which will no longer be required after the Merger.

c. Depreciation expense is calculated, for purposes of the unaudited pro forma consolidated statements of operations, based on estimated useful remaining lives for building and building improvements, and the remaining contractual, in-place lease term for intangible lease assets. As REIT I would have commenced depreciation and amortization on the Pro Forma Effective Date, the depreciation and amortization expense included in the REIT I historical financial statements has been reversed so that the unaudited pro forma consolidated statements of operations reflects the depreciation and amortization that REIT I would have recorded based on the preliminary measurement/allocation of the purchase price.

Supplement-Appendix A-9

The following table summarizes the depreciation and amortization expense by asset category for the REIT I properties that would have been recorded for the year ended December 31, 2018 and for the nine months ended September 30, 2019, less the reversal of depreciation and amortization expense included in the REIT I historical financial statements:

	Year Ended December 31, 2018	Nine Months Ended September 30, 2019
Building and building improvements depreciation	$4,654,591	$3,422,542
Tenant absorption and leasing costs amortization	1,757,708	1,290,104
Less: REIT I historical depreciation	(4,182,991)	(3,164,329)
Less: REIT I historical amortization	(1,600,652)	(1,172,312)
Total	$628,656	$376,005

d. The adjustment to the unaudited pro forma consolidated statements of operations is to reflect the discount amortization on the REIT I fixed rate debt. In accordance with ASC 805, Business Combinations – Related Issues, NNN REIT is required to adjust the recorded balance of the debt assumed to fair value and amortize any discount/premium as of January 1, 2018. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 have been adjusted for the discount amortization.

e. The adjustment reflects a statutory increase in ad valorem property taxes based on 1% of the increase in real property value based on unaudited consolidated balance sheet adjustments. Expected offsetting related tenant recoveries are reflected in a. above.

f. The adjustment reflects the elimination of NNN REIT’s income from investments in unconsolidated entities from REIT I.

g. The 403,980 common shares of REIT I held by NNN REIT prior to the Merger were eliminated.

Self-Management Transaction NNN REIT and BrixInvest, LLC

Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019

h. These adjustments reflect the elimination of asset management, property management, advisory and performance distribution fees paid to the sponsor BrixInvest, and reimbursements paid to NNN REIT for investor relations personnel costs, as these costs and cost recoveries would be eliminated in the consolidated statements of operations. In addition, BrixInvest receives a reimbursement based upon an allocation of corporate expenses for providing shared services such as accounting, financial reporting, human resources, and information technology support to NNN REIT and REIT I in conjunction with administrative services agreements. Since 20 employees of BrixInvest would become direct employees of NNN REIT, the allocation of corporate operating expenses would be eliminated for both NNN REIT and REIT I.

i. The adjustment reflects the expected cost savings of BrixInvest board member fees of $80,000 for the year ended December 31, 2018 and $60,000 for the nine months ended September 30, 2019, which would no longer be required following the Self-Management Transaction. BrixInvest would assign its lease for the Costa Mesa, California office to NNN REIT, resulting in no change in expenditures. However, adjustments to reflect straight-line rent expense of $2,693 and $(2,692) are included for the calendar year 2018 and the nine months ended September 30, 2019, respectively.

j. The adjustment reflects the reversal of historical amortization of intangibles and inclusion of pro forma amortization of intangibles, primarily customer lists and technology assets.

k. The adjustments reflect the cost savings from eliminating Unsecured Note interest expense following the repayment of the notes and related accrued interest.

l. The adjustments reflect the elimination of BrixInvest income from NNN REIT dividends which will be eliminated following the Self-Management Transaction.

Supplement-Appendix A-10

m. The following table summarizes the weighted average shares and units outstanding for the year ended December 31, 2018 and the nine months ended September 30, 2019:

	Year Ended December 31, 2018	Nine Months Ended September 30, 2019
NNN REIT weighted average common shares outstanding - historical basis - basic and diluted (A)	11,069,864	14,754,347
NNN REIT Class C common shares issued as part of the Merger (REIT I holders) (B)(1)	7,940,749	7,940,749
NNN REIT weighted average common shares after the Merger Transaction – basic and diluted (A)+(B) = (C)	19,010,613	22,695,096
Operating partnership units issued as part of the Self-Management Transaction - for NNN REIT Class C shares (D)	3,421,335	3,421,335
NNN REIT weighted average shares after the Merger and Self-Management Transaction – basic and diluted (C)+(D)	22,431,948	26,116,431
(1)	Differs from historical weighted average shares due to REIT 1 share activity prior to September 30, 2019.

Supplement-Appendix A-11

Appendix B

REIT I CONSOLIDATED FINANCIAL STATEMENTS

Supplement-Appendix B-1

APPENDIX B

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Supplement-Appendix B-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trust Managers and Shareholders of
Rich Uncles Real Estate Investment Trust I

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Rich Uncles Real Estate Investment Trust I (the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements and schedule in Item 15(a), Schedule III - Real Estate Assets and Accumulated Depreciation and Amortization (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believed that our audits provide a reasonable basis for our opinion.

/s/ SQUAR MILNER LLP

We have served as the Company’s auditor since 2018.
Irvine, California
March 26, 2019

Supplement-Appendix B-3

RICH UNCLES REAL ESTATE INVESTMENT TRUST I
Consolidated Balance Sheets

	December 31,
	2018	2017
Assets
Real estate investments:
Land	$29,691,680	$29,896,957
Buildings and improvements	97,752,787	97,857,500
Tenant origination and absorption costs	12,701,634	12,699,134
Total investments in real estate property	140,146,101	140,453,591
Accumulated depreciation and amortization	(15,070,564)	(9,286,921)
Total investments in real estate property, net	125,075,537	131,166,670
Cash and cash equivalents	2,914,005	5,565,667
Restricted cash	462,140	462,140
Tenant receivables, net (Note 3)	1,707,835	1,494,938
Above-market lease intangibles, net	781,862	817,182
Interest rate swap derivatives	404,267	321,450
Other assets	176,511	25,207
Total assets	$131,522,157	$139,853,254

Liabilities and Shareholders’ Equity
Mortgage notes payable, net	$61,446,068	$62,277,387
Accounts payable, accrued and other liabilities (Note 3)	1,419,222	1,254,632
Sales deposit liability (Note 5)	1,000,000	1,000,000
Share repurchase payable	880,404	612,099
Below-market lease intangibles, net	3,105,843	3,966,008
Due to affiliates (Note 9)	59,992	51,518
Interest rate swap derivatives	—	18,998
Total liabilities	67,911,529	69,180,642

Commitments and contingencies (Note 10)

Redeemable common stock	163,572	586,242

Common stock $0.01 par value, 10,000,000 shares authorized, 8,390,776 and 8,358,254 shares issued and outstanding as of December 31, 2018 and 2017, respectively	83,908	83,583
Additional paid-in-capital	82,890,895	82,350,273
Cumulative dividends and net losses	(19,527,747)	(12,347,486)
Total shareholders’ equity	63,447,056	70,086,370
Total liabilities and shareholders’ equity	$131,522,157	$139,853,254

See accompanying notes to the consolidated financial statements.

Supplement-Appendix B-4

RICH UNCLES REAL ESTATE INVESTMENT TRUST I
Consolidated Statements of Operations

	Years Ended December 31,
	2018	2017
Revenue:
Rental income	$10,960,847	$10,654,604
Tenant reimbursements	2,205,784	2,183,150
Total revenue	13,166,631	12,837,754

Expenses:
Fees to affiliates (Note 9)	1,180,657	860,635
General and administrative	967,390	887,813
Depreciation and amortization	5,783,643	5,645,451
Interest expense (Note 7)	2,813,430	2,503,810
Property expenses	2,455,916	2,293,794
Impairment of real estate investment property (Note 4)	862,190	—
Total expenses	14,063,226	12,191,503

Other income:
Interest income	—	838
Gain on sale of real estate investment property, net (Note 6)	—	747,957
Total other income	—	748,795

Net (loss) income	$(896,595)	$1,395,046

Net (loss) income per share, basic and diluted	$(0.11)	$0.17

Weighted-average number of shares of common stock outstanding, basic and diluted	8,404,346	8,359,108

See accompanying notes to the consolidated financial statements.

Supplement-Appendix B-5

RICH UNCLES REAL ESTATE INVESTMENT TRUST I
Consolidated Statements of Shareholders’ Equity

	Common Stock		Additional Paid-in- Capital	Cumulative Dividends and Net Income (Loss)	Total Shareholders’ Equity
	Shares	Amount
Balance, December 31, 2016	8,263,758	$82,638	$80,782,440	$(7,500,890)	$73,364,188

Issuance of common stock	438,469	4,385	4,380,303	—	4,384,688
Stock compensation expense	13,400	134	133,866	—	134,000
Reclassification from redeemable common stock	—	—	623,815	—	623,815
Repurchases of common stock	(357,373)	(3,574)	(3,570,151)	—	(3,573,725)
Dividends declared	—	—	—	(6,241,642)	(6,241,642)
Net income	—	—	—	1,395,046	1,395,046
Balance, December 31, 2017	8,358,254	83,583	82,350,273	(12,347,486)	70,086,370

Issuance of common stock	399,249	3,992	4,251,493	—	4,255,485
Stock compensation expense	16,700	167	177,855	—	178,022
Reclassification from redeemable common stock	—	—	154,373	—	154,373
Repurchases of common stock	(383,427)	(3,834)	(4,043,099)	—	(4,046,933)
Dividends declared	—	—	—	(6,283,666)	(6,283,666)
Net loss	—	—	—	(896,595)	(896,595)
Balance, December 31, 2018	8,390,776	$83,908	$82,890,895	$(19,527,747)	$63,447,056

See accompanying notes to the consolidated financial statements.

Supplement-Appendix B-6

RICH UNCLES REAL ESTATE INVESTMENT TRUST I
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2018	2017
Cash Flows from Operating Activities:
Net (loss) income	$(896,595)	$1,395,046
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	5,783,643	5,645,451
Provision for doubtful accounts	65,944	58,328
Stock compensation expense	178,022	134,000
Deferred rents	(317,196)	(557,016)
Amortization of deferred financing costs	375,330	303,044
Amortization of above-market lease intangibles	35,320	31,926
Amortization of below-market lease intangibles	(860,165)	(875,749)
Impairment of real estate investment property	862,190	—
Gain on sale of real estate investment property, net	—	(747,957)
Gain on interest rate swap derivatives	(101,815)	(228,533)
Expensed organization and offering costs	—	131,541
Changes in operating assets and liabilities:
Tenant receivables	38,355	(284,770)
Other assets	(151,304)	(7,041)
Accounts payable, accrued and other liabilities	164,598	576,564
Due to affiliates	117,264	(413,218)
Net cash provided by operating activities	5,293,591	5,161,616

Cash Flows from Investing Activities:
Acquisitions of real estate investments	—	(30,699,222)
Improvements to existing real estate investments	(554,700)	(1,501,764)
Payment of acquisition fees and costs	—	(622,320)
Payment of seller holdback	—	(250,000)
Refundable purchase deposits	—	(250,000)
Net proceeds from sale of real estate investment property	—	3,196,480
Net cash used in investing activities	(554,700)	(30,126,826)

Cash Flows from Financing Activities:
Proceeds from mortgage notes payable	—	24,865,612
Principal payments on mortgage notes payable	(1,206,649)	(1,084,582)
Payments of deferred financing costs	—	(649,205)
Payments of offering costs	(108,790)	(173,281)
Repurchases of common stock	(4,046,933)	(3,573,725)
Dividends paid to common shareholders	(2,028,181)	(1,856,954)
Net cash (used in) provided by financing activities	(7,390,553)	17,527,865

Net decrease in cash, cash equivalents and restricted cash	(2,651,662)	(7,437,345)

Cash, cash equivalents and restricted cash, beginning of year	6,027,807	13,465,152

Cash, cash equivalents and restricted cash, end of year	$3,376,145	$6,027,807

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$2,521,936	$2,310,354

Supplemental Schedule of Noncash Investing and Financing Activities:
Reclassifications from redeemable common stock	$154,373	$623,812
Increase in share repurchases payable	$268,297	$19,588
Reinvested dividends from common shareholders	$4,255,485	$4,384,688
Purchase deposits applied to acquisition of real estate investments	$—	$1,500,000

See accompanying notes to the consolidated financial statements.

Supplement-Appendix B-7

RICH UNCLES REAL ESTATE INVESTMENT TRUST I
Notes to Consolidated Financial Statements

NOTE 1.	BUSINESS AND ORGANIZATION

Rich Uncles Real Estate Investment Trust I (the “Company”) was formed on March 7, 2012. The Company is an unincorporated real estate investment trust (“REIT’) under the laws of the State of California and is treated as a real estate investment trust (“REIT”). The Company elected to be taxed as a REIT for U.S. federal income tax purposes under Section 856 through 860 of the Internal Revenue Code of 1986, as amended, beginning with the year ended December 31, 2014.

From April 2012 until July 20, 2016 (“Termination Date”), the Company was engaged in an offering of its shares of common stock for sale to investors. On July 20, 2016, the Company ceased offering its shares for sale with the exception of shares sold to existing shareholders under the Company’s dividend reinvestment plan (the “DRP”). The number of shares authorized for issuance under the Company’s DRP is 3,000,000. The offering includes the sale of shares to investors and the sale of shares pursuant to the DRP. Additionally, no later than the 10th anniversary date of the Termination Date, the Company intends to create a liquidity event for its shareholders. Accordingly, on January 14, 2019, the Company announced that its board of trust managers engaged Cushman & Wakefield as its real estate financial advisor to evaluate strategic alternatives which includes marketing the Company’s entire real estate properties portfolio for disposition by sale, merger or other transaction structure.

The Company was formed to primarily invest in single-tenant income-producing properties located in California and that are leased to creditworthy tenants under long-term net leases, however, the Company may invest up to 20% of the net proceeds of its offering in properties located outside of California. The Company’s goal is to generate current income for investors and long-term capital appreciation in the value of its properties.

The Company holds its investments directly and/or through special purpose wholly owned limited liability companies or other subsidiaries. The Company holds a 70.14% interest in one property through a tenancy in common agreement.

The Company is externally managed by its advisor and sponsor, BrixInvest LLC, formerly Rich Uncles LLC (the “Advisor”) whose members include Aaron Halfacre and Ray Wirta, the Company’s Chief Executive Officer and President and Chairman of the Board of Trust Managers, respectively. The Advisor is a Delaware limited liability company registered to do business in California. The Company has entered into an agreement (the “Advisory Agreement”) with the Advisor.

The current term of the Advisory Agreement expires on May 10, 2019. The Advisory Agreement may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the Company and the Advisor. The Advisor Agreement is terminable by a majority of the Company’s independent board of trust managers or the Advisor on 60 days’ written notice with or without cause. Upon termination of the Advisory Agreement, the Advisor may be entitled to a termination fee. The Advisor also serves, directly or through an affiliate, as the advisor and sponsor for RW Holdings NNN REIT, Inc. (“NNN REIT”) and BRIX REIT, Inc.

On January 11, 2019, the Company’s board of trust managers approved and established an estimated net asset value (“NAV”) per share of the Company’s common stock of $10.57. Effective January 14, 2019, the purchase price per share of the Company’s common stock under the DRP and under the share repurchase plan (“SRP”) decreased from $10.66 to $10.57 per share of common stock.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The consolidated financial statements include the accounts of the Company and, its wholly owned subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation.

Supplement-Appendix B-8

The consolidated financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. In the opinion of the Company’s management, the consolidated financial statements reflect all adjustments, which are normal and recurring in nature, necessary for fair financial statement presentation. The preparation of these consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU No. 2014-09”), using the modified retrospective approach, which requires a cumulative effect adjustment as of the date of the Company’s adoption. The adoption of ASU No. 2014-09 did not result in a cumulative effect adjustment as of January 1, 2018, the date of the Company’s adoption.

Based on the Company’s evaluation of contracts within the scope of ASU No. 2014-09, revenue that is impacted by ASU No. 2014-09 includes revenue generated by other operating income and tenant reimbursements for substantial services earned at the Company’s properties. Such revenue is recognized when the services are provided and the performance obligations are satisfied. For the year ended December 31, 2018, tenant reimbursements for substantial services accounted for under ASU No. 2014-09 amounted to $0. Such amount would have been included in tenant reimbursements on the accompanying consolidated statements of operations.

The Company adopted the guidance of ASC 610-20, Other Income - Gains and Losses from the Derecognition of Nonfinancial Assets (“ASC 610-20”), which applies to sales or transfers to noncustomers of nonfinancial assets or in substance nonfinancial assets that do not meet the definition of a business. Generally, the Company’s sales of real estate would be considered a sale of a nonfinancial asset as defined by ASC 610-20.

ASC 610-20 refers to the revenue recognition principles under ASU No. 2014-09. Under ASC 610-20, if the Company determines it does not have a controlling financial interest in the entity that holds the asset and the arrangement meets the criteria to be accounted for as a contract, the Company would derecognize the asset and recognize a gain or loss on the sale of the real estate when control of the underlying asset transfers to the buyer. The Company did not have any sales of real estate during the year ended December 31, 2018.

The Company recognizes rental income from tenants under operating leases on a straight-line basis over the noncancelable term of the lease when collectability of such amounts is reasonably assured. Recognition of rental income on a straight-line basis includes the effects of rental abatements, lease incentives and fixed and determinable increases in lease payments over the lease term. If the lease provides for tenant improvements, management of the Company determines whether the tenant improvements, for accounting purposes, are owned by the tenant or by the Company.

When the Company is the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance (including amounts that the tenant can take in the form of cash or a credit against its rent) that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term. Tenant improvement ownership is determined based on various factors including, but not limited to:

•	whether the lease stipulates how a tenant improvement allowance may be spent;
•	whether the amount of a tenant improvement allowance is in excess of market rates;
•	whether the tenant or landlord retains legal title to the improvements at the end of the lease term;
•	whether the tenant improvements are unique to the tenant or general-purpose in nature; and
•	whether the tenant improvements are expected to have any residual value at the end of the lease.

Tenant reimbursements of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the expenses are incurred and presented gross if the Company is the primary obligor and, with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk.

Supplement-Appendix B-9

The Company evaluates the collectability of rents and other receivables on a regular basis based on factors including, among others, payment history, the operations, the asset type, and current economic conditions. If the Company’s evaluation of these factors indicates it may not recover the full value of the receivable, it provides an allowance against the portion of the receivable that it estimates may not be recovered. This analysis requires the Company to determine whether there are factors indicating a receivable may not be fully collectible and to estimate the amount of the receivable that may not be collected.

In addition, with respect to tenants in bankruptcy, management makes estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. When a tenant is in bankruptcy, the Company will record a bad debt allowance for the tenant’s receivable balance and generally will not recognize subsequent rental revenue until cash is received or until the tenant is no longer in bankruptcy and has the ability to make rental payments.

Fair Value Measurements and Disclosures

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an existing price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy, which is based on three levels of inputs, the first two of which are considered observable and the last unobservable, that may be used to measure fair value, is as follows:

Level 1:	quoted prices in active markets for identical assets or liabilities;
Level 2:	inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and
Level 3:	unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value for certain financial instruments is derived using a combination of market quotes, pricing models, and other valuation techniques that involve significant management judgment. The price transparency of financial instruments is a key determinant of the degree of judgment involved in determining the fair value of the Company’s financial instruments. Financial instruments for which actively quoted prices or pricing parameters are available and for which markets contain orderly transactions will generally have a higher degree of price transparency than financial instruments for which markets are inactive or consist of non-orderly trades. The Company evaluates several factors when determining if a market is inactive or when market transactions are not orderly. The following is a summary of the methods and assumptions used by management in estimating the fair value of each class of financial instrument for which it is practicable to estimate the fair value:

Cash and cash equivalents; restricted cash; tenant receivables; other assets; accounts payable, accrued and other liabilities; sales deposit liability; share repurchase payable; and due to affiliates: These balances approximate their fair values due to the short maturities of these items.

Derivative instruments: The Company’s derivative instruments are presented at fair value on the accompanying consolidated balance sheets. The valuation of these instruments is determined using a proprietary model that utilizes observable inputs. As such, the Company classifies these inputs as Level 2 inputs. The proprietary model uses the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and volatility. The fair values of interest rate swaps are estimated using the market standard methodology of netting the discounted fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on an expectation of interest rates (forward curves) derived from observable market interest rate curves. In addition, credit valuation adjustments, which consider the impact of any credit risks to the contracts, are incorporated in the fair values to account for potential nonperformance risk.

Mortgage notes payable: The fair value of the Company’s mortgage notes payable is estimated using a discounted cash flow analysis based on management’s estimates of current market interest rates for instruments

Supplement-Appendix B-10

with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral and other credit enhancements. Additionally, when determining the fair value of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available, the Company measures fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach. The Company classifies these inputs as Level 3 inputs.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Cash and cash equivalents are stated at cost, which approximates fair value. The Company’s cash and cash equivalents balance may exceed federally insurable limits. The Company mitigates this risk by depositing funds with major financial institutions; however, these cash balances could be impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets.

Restricted Cash

Restricted cash is comprised of funds which are restricted for tenant improvements and property tax impounds.

Real Estate Investments

Real Estate Acquisition Valuation

The Company records acquisitions that meet the definition of a business as a business combination. If the acquisition does not meet the definition of a business, the Company records the acquisition as an asset acquisition. Under both methods, all assets acquired and liabilities assumed are measured based on their acquisition-date fair values. Transaction costs that are related to a business combination are charged to expense as incurred. Transaction costs that are related to an asset acquisition are capitalized as incurred. The Company assesses the acquisition date fair values of all tangible assets, identifiable intangibles, and assumed liabilities using methods similar to those used by independent appraisers, generally utilizing a discounted cash flow analysis that applies appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors, including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it were vacant.

The Company records above-market and below-market in-place lease values for acquired properties based on the present value (using a discount rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining noncancelable term of above-market in-place leases and for the initial term plus any extended term for any leases with below-market renewal options. The Company amortizes any recorded above-market or below-market lease values as a reduction or increase, respectively, to rental income over the remaining noncancelable terms of the respective lease, including any below-market renewal periods.

The Company estimates the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease up periods.

The Company amortizes the value of tenant origination and absorption costs to amortization expense over the remaining noncancelable term of the respective lease.

Estimates of the fair value of the tangible assets, identifiable intangibles and assumed liabilities require the Company to make significant assumptions to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. Therefore, the Company classifies these inputs as Level 3 inputs. The use of inappropriate assumptions would result in an incorrect valuation of the Company’s acquired tangible assets, identifiable intangibles and assumed liabilities, which would impact the amount of the Company’s net income (loss).

Supplement-Appendix B-11

Depreciation and Amortization

Real estate costs related to the acquisition and improvement of properties are capitalized and depreciated or amortized over the expected useful life of the asset on a straight-line basis. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset and are expensed as incurred. Significant replacements and betterments are capitalized. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

•	Buildings	15-52 years
•	Site/building improvements	5-21 years
•	Tenant improvements	Shorter of 15 years or remaining contractual lease term
•	Tenant origination and absorption costs, and above-/below-market lease intangibles	Remaining contractual lease term with consideration as to above- and below-market extension options for above- and below-market lease intangibles

Impairment of Real Estate and Related Intangible Assets

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, management assesses whether the carrying value of the assets will be recovered through the future undiscounted operating cash flows expected from the use of and eventual disposition of the property. If, based on the analysis, the Company does not believe that it will be able to recover the carrying value of the asset, the Company will record an impairment charge to the extent the carrying value exceeds the estimated fair value of the asset. As more fully discussed in Note 4, the Company recorded an impairment charge of $862,190 related to its Antioch, California property during the second quarter of 2018. The impairment charge was less than 1% of the Company’s investments in real estate property as of June 30, 2018, the date of impairment. There were no other impairment charges during the years ended December 31, 2018 or December 31, 2017.

Assets Held for Sale

Investments in real estate property and the related mortgage notes payable are presented as a separate section of the consolidated balance sheet when the criteria set by ASU 360 for assets held for sale are met. Assets held for sale are measured at the lower of their carrying value or fair value less cost to sell.

As of December 31, 2018, the Company’s investment in the Antioch, California property and the related mortgage note payable met the criteria for assets held for sale (see Notes 4 and 7). However, this property investment has not been separately presented in the accompanying consolidated balance sheets as its net carrying value is approximately 1% of total real estate investments, net and total assets as of December 31, 2018 and is therefore not material.

Deferred Financing Costs

Deferred financing costs represent commitment fees, financing coordination fees paid to Advisor, loan fees, legal fees, and other third-party costs associated with obtaining financing and are presented on the Company’s balance sheet as a direct deduction from the carrying value of the associated debt liabilities. These costs are amortized to interest expense over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are generally expensed when the associated debt is refinanced or repaid before maturity unless specific rules are met that would allow for the carryover of such costs. Costs incurred in seeking financing transactions that do not close are expensed in the period in which it is determined that the financing will not close. Unamortized deferred financing costs related to revolving credit facilities are reclassified to presentation as an asset in periods where there are no outstanding borrowings under the facility.

Derivative Instruments

The Company enters into derivative instruments for risk management purposes to hedge its exposure to cash flow variability caused by changing interest rates on its variable rate mortgage notes payable. The Company does not enter into derivatives for speculative purposes. The Company records these derivative instruments at fair value on the accompanying consolidated balance sheets. The Company’s mortgage derivative instruments do not

Supplement-Appendix B-12

meet the hedge accounting criteria and therefore the changes in fair value are recorded as gain or loss on derivative instruments in the accompanying consolidated statements of operations. The gain or loss is included in interest expense.

The Company enters into interest rate swaps as a fixed rate payer to mitigate its exposure to rising interest rates on its variable rate notes payable. The value of interest rate swaps is primarily impacted by interest rates, market expectations about interest rates, and the remaining life of the instrument. In general, increases in interest rates, or anticipated increases in interest rates, will increase the value of the fixed rate payer position and decrease the value of the variable rate payer position. As the remaining life of the interest rate swap decreases, the value of both positions will generally move towards zero.

Distributions

The Company intends, although is not legally obligated, to continue to make regular quarterly dividend distributions to holders of its shares at least at the level required to maintain REIT status unless the results of operations, general financial condition, general economic conditions or other factors inhibit the Company from doing so. Dividend distributions are authorized at the discretion of the Company’s board of trust managers which is directed, in substantial part, by its obligation to cause the Company to comply with the REIT requirements of the Internal Revenue Code. To the extent declared by the board of trust managers, dividends are payable on the 25th day of the month following the quarter declared. Should the 25th day fall on a weekend, dividends are expected to be paid on the first business day thereafter. Prior to January 19, 2018, to the extent dividends were declared by the board of trust managers, they were payable on the 20th day of the month following quarter declared or the first business day thereafter if the 20th day fell on a weekend.

Dividends declared per common share were $0.1875 per quarter for the years ended December 31, 2018 and 2017. The following presents the federal income tax characterizations of dividend distributions paid:

	Years Ended December 31,
	2018	2017
Ordinary income	$0.238	$0.285
Nontaxable dividend distributions	0.512	0.465
	$0.750	$0.750

Dividend Reinvestment Plan

The Company has adopted the DRP through which common shareholders may elect to reinvest any amount up to the dividends declared on their shares in additional shares of the Company’s common stock in lieu of receiving cash dividends. Participants in the DRP will acquire common stock at a price per share equal to the price established as the most recent estimated net asset value. The prior price per share during 2018 was $10.66 per share. Effective January 14, 2019, the estimated per share value is $10.57 (unaudited), which is also the price to acquire a share of common stock through the DRP.

Redeemable Common Stock

The Company has adopted the SRP pursuant to which all of its shareholders are eligible to sell their shares back to the Company for any reason on a quarterly basis. Shareholders who wish to participate in the SRP must notify the Company’s Advisor, in writing, no later than the 15th day of the last month of the then current calendar quarter of such shareholder’s desire to participate in the SRP and the number of shares that it wants to the Company to repurchase. Any shareholder who elects to participate in the SRP will receive a confirmation of its redemption of shares setting forth the number and price of the shares sold back to the Company, and the total number of shares remaining in such shareholder’s account, if any.

In exchange for the shares redeemed by the Company from shareholders, the Company shall pay such shareholders a per share purchase price in cash equal to the net asset value per share, as calculated and published by the Company. The SRP is funded by, and limited to, proceeds realized from the Company’s sale of shares under the DRP.

The Company reserves the right to reject any request for the redemption of shares. Additionally, the Company may terminate, suspend or amend the SRP at any time without shareholder approval if the Company

Supplement-Appendix B-13

believes such action is in the best interest of all shareholders or if the Company determines the funds otherwise available to fund its SRP are needed for other purposes. On January 14, 2019, the Company announced that redemptions of common stock under the have been suspended during the strategic alternatives review process discussed above in Note 1.

Share repurchase requests will be made on a first-come, first served basis. The Company cannot guarantee that it will have sufficient available cash flow to accommodate all requests when made. If the Company does not have such sufficient funds available, at the time when redemption is requested, the redeeming shareholders may (i) withdraw their request for redemption or (ii) ask that the Company to honor their request, if and when sufficient funds become available. Such pending requests will generally be honored on a first-come, first-serve basis.

When the Company became a SEC reporting entity on May 29, 2016, it became subject to the SEC’s regulation limiting the maximum amount of shares that can be repurchased to 5% of the weighted average outstanding shares for the past twelve months. The maximum dollar amount that the Company can be required to repurchase at the balance sheet date is recorded as redeemable common stock.

Advertising Costs

Advertising costs relating to the offering are expensed as incurred. Offering advertising costs expensed were $108,790 and $131,541 for the years ended December 31, 2018 and 2017, respectively, and are included in general and administrative expenses. in the accompanying statements of operations. These amounts are reimbursements to the Advisor for organization and offering costs that they incurred on the Company’s behalf, see Note 9.

Income Taxes

The Company elected to be taxed as a REIT for U.S. federal income tax purposes under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, beginning with its taxable year ended December 31, 2014. The Company believes it has qualified and continues to qualify as a REIT. To qualify as a REIT, the Company must continue to meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its shareholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially and adversely affect the Company’s net income and net cash available for dividend distribution to shareholders.

The Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. Neither the Company nor its subsidiaries have been assessed interest or penalties by any major tax jurisdictions. The Company’s evaluations were performed for the tax years ended December 31, 2018. As of December 31, 2018, the returns for calendar years 2014, 2015, 2016 and 2017 remain subject to examination by certain tax jurisdictions.

Other Comprehensive (Loss) Income

For all periods presented, other comprehensive (loss) income is the same as net (loss) income.

Per Share Data

Basic net (loss) income per share is calculated by dividing net (loss) income by the weighted average number of common shares outstanding during the period. Diluted net (loss) income per share of common stock equals basic net (loss) income per share of common stock as there were no potentially dilutive securities outstanding during the years ended December 31, 2018 and 2017.

Supplement-Appendix B-14

Segments

At December 31, 2018 and 2017, except for one investment, the Company’s real estate investments are single-tenant income-producing properties. The Company’s investments in real estate property exhibit similar long-term financial performance and have similar economic characteristics to each other. As of December 31, 2018 and 2017, the Company aggregated its investments in real estate property into one reportable segment.

Square Footage, Occupancy and Other Measures

Square footage, occupancy and other measures used to describe real estate investments included elsewhere in the notes to consolidated financial statements are presented on an unaudited basis.

Reclassifications

Certain prior year revenue account balances in the statement of operations have been reclassified to conform with the current year presentation. The reclassifications had no impact on the Company’s prior year results of operations.

Recent Accounting Pronouncements

New Accounting Standards Issued and Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09, as amended, requires an entity to use a five-step model to determine when to recognize revenue from customer contracts in an effort to increase consistency and comparability throughout global capital markets and across industries. ASU 2014-09 supersedes the revenue requirements in Revenue Recognition (Topic 605) and most industry specific guidance throughout the Industry Topics of the Codification. This ASU requires an entity to recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and to provide certain additional disclosures. The Company has evaluated each of its revenue streams and their related accounting policies under ASU 2014-09. Rental income and tenant reimbursements earned from leasing its real estate properties are excluded from ASU 2014-09 and are assessed with the adoption of the ASU for leases as discussed below. The Company adopted ASU 2014-09 beginning January 1, 2018 and utilized the modified retrospective basis. The adoption of ASU 2014-09 did not have a material impact on the Company’s consolidated financial statements. However, future real estate sales contracts will qualify as sales to noncustomers. The Company will assess and implement any future recognition of gain or loss on sales of properties according to the provisions of ASU 2014-09.

New Accounting Standards Issued and Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The amendments in ASU 2016-02 change the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. Under ASU 2016-02, the accounting applied by a lessor is largely unchanged from that applied under Topic 840 leases. The large majority of operating leases shall remain classified as operating leases and lessors should continue to recognize rental income for those leases on a straight-line basis over the lease term. ASU 2016-02 may impact the timing, recognition, presentation and disclosures related to the Company’s tenant reimbursements earned from leasing its real estate properties, although the Company does not expect a significant impact. ASU 2016-02 is effective for the Company on January 1, 2019. The Company expects to adopt the practical expedients available for implementation under ASU 2016-02. By adopting the practical expedients, the Company will not be required to reassess (i) whether an expired or existing contract meets the definition of a lease and (ii) the lease classification at the adoption date for expired or existing leases. ASU 2016-02 will also require new disclosures within the notes to the Company’s consolidated financial statements. The Company does not expect the adoption of ASU 2016-02 will have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842), Targeted Improvements (“ASU No. 2018-11”). ASU 2018-11 provide lessors with a practical expedient, by class of underlying asset, to not separate nonlease components from the associated lease component and, instead to account for those components as a single component if the nonlease components otherwise would be accounted for under the new revenue recognition standard (Topic 606) and if certain conditions are met. Upon adoption of the lease

Supplement-Appendix B-15

accounting standard under Topic 842, the Company expects to adopt this practical expedient, specifically related to its tenant reimbursements which would otherwise be accounted for under the new revenue recognition standard. The Company believes the two conditions have been met for tenant reimbursements as 1) the timing and pattern of transfer of the nonlease components and associated lease components are the same and 2) the lease component would be classified as an operating lease. In addition, ASU No. 2018-11 provides an additional optional transition method to allow entities to apply the new lease accounting standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings. An entity’s reporting for the comparative periods presented in the financial statements in which it adopts the new lease accounting standard will continue to be reported under the current lease accounting standards of Topic 840. The Company expects to adopt this transition method upon adoption of the lease accounting standard of Topic 842 on January 1, 2019.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework -Changes to the Disclosure Requirements for Fair Value Measurement (“ASU No. 2018-13”). ASU No. 2018-13 removes the requirement to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for the timing of transfers between levels and the valuation processes for Level 3 fair value measurements. It also adds a requirement to disclose changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and to disclose the range and weighted average of significant unobservable inputs used to develop recurring and nonrecurring Level 3 fair value measurements. For certain unobservable inputs, entities may disclose other quantitative information in lieu of the weighted average if the other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop the Level 3 fair value measurement. In addition, public entities are required to provide information about the measurement uncertainty of recurring Level 3 fair value measurements from the use of significant unobservable inputs if those inputs reasonably could have been different at the reporting date. ASU 2016-02 is effective for the Company beginning January 1, 2020. Entities are permitted to early adopt either the entire standard or only the provisions that eliminate or modify the requirements. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The Company is still evaluating the impact of adopting ASU No. 2018-13 on its consolidated financial statements.

In December 2018, the FASB issued ASU No. 2018- 20, Leases (Topic 842), Narrow-Scope Improvements for Lessors (“ASU No.2018-13”). ASU No. 2018-20 provides clarification for lessors when applying Topic 842. The areas of clarification include sales taxes and other similar taxes collected from lessees, treatment of certain lessor costs and recognition of variable payments for contracts with lease and nonlease components. The amendments in ASU No. 2018-20 affect the amendments in ASU No. 2016-02, which are not yet effective but can be early adopted. The effective date and transition requirements of ASU No. 2018-20 is January 1, 2019 for the Company. All entities are required to apply the amendments in ASU No. 2018-20 to all new and existing leases. Consistent with the adoption of ASU No. 2016-02, the Company does not expect the adoption of ASU No. 2018-20 will have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 3.	CONSOLIDATED BALANCE SHEET DETAILS

Tenant receivables, net consisted of the following:

	December 31,
	2018	2017
Straight-line rent	$1,399,276	$1,082,080
Tenant rent	200,301	301,588
Unbilled tenant recoveries	108,258	93,420
Other	—	76,178
	1,707,835	1,553,266
Less allowance for doubtful accounts	—	(58,328)
	$1,707,835	$1,494,938

Supplement-Appendix B-16

Accounts payable, accrued and other liabilities consisted of the following:

	December 31,
	2018	2017
Accounts payable	$52,057	$45,029
Accrued expenses	184,441	205,774
Accrued interest payable	288,437	215,700
Unearned rent	624,181	518,023
Tenant security deposits	270,106	270,106
	$1,419,222	$1,254,632
NOTE 4.	REAL ESTATE INVESTMENTS

The Company’s real estate portfolio as of December 31, 2018, consisted of 21 properties in three states consisting of 11 retail, seven office and three industrial properties. The following table provides summary information regarding the Company’s real estate as of December 31, 2018:

Property	Location	Acquisition Date	Property Type	Land, Buildings and Improvements	Tenant Origination and Absorption Costs	Accumulated Depreciation and Amortization	Total Real Estate Investments, Net
Chase Bank & Great Clips(1)	Antioch, CA	8/22/2014	Retail	$2,297,845	$668,201	$(1,117,265)	$1,848,781
Chevron Gas Station	San Jose, CA	5/29/2015	Retail	2,775,000	—	(140,514)	2,634,486
Levins	Sacramento, CA	8/19/2015	Industrial	3,750,000	2,500	(718,814)	3,033,686
Chevron Gas Station (see Note 5)	Roseville, CA	9/30/2015	Retail	2,800,000	—	(314,569)	2,485,431
Island Pacific Supermarket	Elk Grove, CA	10/1/2015	Retail	3,151,461	568,539	(529,099)	3,190,901
Dollar General	Bakersfield, CA	11/11/2015	Retail	4,632,567	689,020	(600,123)	4,721,464
Rite Aid	Lake Elsinore, CA	12/7/2015	Retail	6,663,446	968,285	(725,662)	6,906,069
PMI Preclinical	San Carlos, CA	12/9/2015	Office	8,920,000	—	(625,375)	8,294,625
EcoThrift	Sacramento, CA	3/17/2016	Retail	4,486,993	541,729	(676,158)	4,352,564
GSA (MSHA)	Vacaville, CA	4/5/2016	Office	2,998,232	456,645	(390,068)	3,064,809
PreK San Antonio	San Antonio, TX	4/8/2016	Retail	11,851,540	1,593,451	(2,473,019)	10,971,972
Dollar Tree	Morrow, GA	4/22/2016	Retail	1,295,879	206,844	(251,940)	1,250,783
Dinan Cars	Morgan Hill, CA	6/21/2016	Industrial	4,651,845	654,155	(966,415)	4,339,585
Solar Turbines	San Diego, CA	7/21/2016	Office	5,738,978	389,718	(475,261)	5,653,435
Amec Foster	San Diego, CA	7/21/2016	Office	7,010,799	485,533	(586,075)	6,910,257
ITW Rippey	El Dorado, CA	8/18/2016	Industrial	6,299,982	407,316	(701,075)	6,006,223
Dollar General Big Spring	Big Spring, TX	11/4/2016	Retail	1,161,647	112,958	(64,545)	1,210,060
Gap	Rocklin, CA	12/1/2016	Office	7,220,909	677,192	(652,721)	7,245,380
L-3 Communications	San Diego, CA	12/23/2016	Office	10,813,390	961,107	(787,194)	10,987,303
Sutter Health	Rancho Cordova, CA	3/15/2017	Office	24,256,632	2,870,258	(2,076,277)	25,050,613
Walgreens	Santa Maria, CA	6/29/2017	Retail	4,667,322	448,183	(198,395)	4,917,110
				$127,444,467	$12,701,634	$(15,070,564)	$125,075,537
(1)	See following impairment charge discussion.

Impairment Charge

During the second quarter of 2018, the Company learned that it was unlikely that a single tenant would be interested in leasing the 5,660 square feet of space at the Antioch, California property that was previously leased by Chase Bank. While the Company had received expressions of interest from potential tenants, they were all interested in smaller spaces at lower rental rates which would have required the Company to invest in substantial tenant improvements to subdivide the space.

The Company’s special purpose subsidiary that owns this property notified the lender on July 13, 2018 that it is unwilling to make such additional improvements in the Antioch, California property unless it could restructure the existing mortgage scheduled to mature in February 2019, or payoff the mortgage at a discount, as

Supplement-Appendix B-17

discussed in Note 7. Having not reached any agreement with the lender when the August 2018 mortgage payment came due, the Company’s special purpose subsidiary notified the lender on August 9, 2018 that it was defaulting on the mortgage loan which had a balance of $1,869,536 as of June 30, 2018, and that it intended to surrender the property to the lender unless an acceptable agreement could be reached.

Given the decline in expected rental rates for the Antioch, California property, the Company concluded that it was necessary to record an impairment charge of $862,190 as of June 30, 2018, which is less than 1% of the Company’s total investments in real estate property, based on the estimated fair value of the real estate which approximated the then outstanding balance of the existing mortgage loan. This impairment charge is reflected in the Company’s results of operations for the year ended December 31, 2018. The book value of the Antioch property after the impairment charge is less than 2.0% of the Company’s total investments in real estate property.

Notice of Default

On September 28, 2018, the Company’s special purpose subsidiary and the Company received a notice of default and election to sell under deed of trust (the “Notice”) dated September 19, 2018 for the Antioch, California property from an agent for the lender. The Notice was filed for recording in the Office of the Recorder of Contra Costa County, California on September 24, 2018. While the Company’s special purpose subsidiary and the Company were given a 90-day cure period from the date of record before a sale date of the Antioch, California property could be set, the Company’s special purpose subsidiary and the Company did not plan to cure the default. During February 2019, the Company’s special purpose subsidiary and the Company received a Notice of Trustee’s Sale. The Antioch property was foreclosed and sold on March 13, 2019.

The loan in default is non-recourse to the Company (except for property taxes, insurance and the lender’s legal fees and other costs incurred prior to the date of foreclosure) and, while eight of the Company’s other special purpose property owner subsidiaries have mortgage loans with this lender, none of those loans are cross-collateralized with the Antioch property loan and the Company’s special purpose subsidiary’s default on that loan does not cross-default any of these other loans. The Company is continuing to accrue default interest, penalties as well as property taxes, insurance and the lender’s legal fees and costs. The Company’s estimated liability under the carve-out guarantee for the lender’s legal fees and costs prior to the date of foreclosure is estimated to be approximately $20,000.

2018 Acquisitions or Dispositions

There were no acquisitions nor dispositions during the year ended December 31, 2018.

2017 Acquisitions or Dispositions

During the year ended December 31, 2017, the Company acquired the following properties:

Property	Land, building and Improvements	Tenant Origination and Absorption Costs	Above-Market Lease Intangibles		Total
Sutter Health	$24,256,632	$2,870,258	$474,091	(1)	$27,600,981
Walgreens	4,667,322	448,183	125,050		5,240,555
	$28,923,954	$3,318,441	$599,141		$32,841,536
Purchase price					$32,841,536
Purchase deposits applied(2)					(1,500,000)
Acquisition fees to affiliate					(642,314)
Amount paid for acquisition of real estate before financing					$30,699,222
(1)	This represents the ground leasehold value allocated to a 50 years ground lease under a water tower that is part of the Sutter Health property. The annual rental payments under the ground lease are $1,300. The entire property including the ground leasehold interest is leased by Sutter Health.
(2)	$250,000 of the purchase deposits applied were paid in 2017.

During the year ended December 31, 2017, the Company recognized $2,225,405 of total revenue related to the properties acquired in fiscal 2017.

Supplement-Appendix B-18

The expiration of the leases of the properties acquired during the year ended December 31, 2017 is as follows:

Property	Lease Expiration
Sutter Health	10/31/2025
Walgreens	3/31/2062

See Note 6 for disposition of property during the year ended December 31, 2017.

Operating Leases

The Company’s real estate properties are primarily leased to tenants under triple-net leases for which terms and expirations vary. The Company monitors the credit of all tenants to stay abreast of any material changes in credit quality. The Company monitors tenant credit by (1) reviewing the credit ratings of tenants (or their parent companies or lease guarantors) that are rated by national recognized rating agencies; (2) reviewing financial statements and related metrics and information that are publicly available or that are required to be provided pursuant to the lease; (3) monitoring new reports and press releases regarding the tenants (or their parent companies or lease guarantors), and their underlying business and industry; and (4) monitoring the timeliness of rent collections.

As of December 31, 2018, the future minimum contractual rental income from the Company’s non-cancelable operating leases is as follows:

2019	$10,008,899
2020	10,209,110
2021	9,220,308
2022	7,674,625
2023	5,884,134
Thereafter	27,782,225
$70,779,301

Revenue Concentration

For the year ended December 31, 2018, the Company’s portfolio revenue concentration (greater than 10% total revenue) was as follows:

Property and Location	Revenue	Percentage of Total Revenue
Sutter Health, Rancho Cordova, CA	$2,702,879	20.5%
PreK San Antonio, San Antonio, TX	$1,655,819	12.6%

As of December 31, 2018, no other tenant accounted for more than 10% of the total revenue.

Asset Concentration

The Company’s asset portfolio concentration (greater than 10% of total assets) for the fiscal period December 31, 2018 was as follows:

Property and Location	Net Carrying Value	Percentage of Total Assets
Sutter Health, Rancho Cordova, CA	$25,050,613	19.0%

As of December 31, 2018, no other investment in real estate property accounted for more than 10% of the total assets.

Supplement-Appendix B-19

Intangibles

As of December 31, 2018 and 2017, the Company’s intangibles were as follows:

	2018			2017
	Tenant Origination and Absorption Costs	Above- Market Lease Intangibles	Below- Market Lease Intangibles	Tenant Origination and Absorption Costs	Above- Market Lease Intangibles	Below- Market Lease Intangibles
Cost	$12,701,634	$872,408	$(5,349,909)	$12,699,134	$872,408	$(5,349,909)
Accumulated amortization	(4,456,975)	(90,546)	2,244,066	(2,856,322)	(55,226)	1,383,901
Net amount	$8,244,659	$781,862	$(3,105,843)	$9,842,812	$817,182	$(3,966,008)

Amortization of intangible assets in the future years is expected to be as follows:

	Tenant origination and absorption costs	Above- Market Lease Intangibles	Below- Market Lease Intangibles
2019	$1,563,076	$35,320	$(860,165)
2020	1,563,076	35,320	(860,165)
2021	1,315,958	35,320	(667,541)
2022	934,592	35,320	(201,982)
2023	682,858	35,320	(113,651)
Thereafter	2,185,099	605,262	(402,339)
	$8,244,659	$781,862	$(3,105,843)

Weighted average remaining amortization period	8.3 years	13.5 years	4.7 years
NOTE 5.	SALE OF INTEREST IN REAL PROPERTY

In March 2016, the Company entered into a tenancy in common agreement and sold an undivided 29.86% tenant-in-common interest in the Chevron Gas Station located in Roseville, CA for $1,000,000. The purchaser had the right to require the Company to repurchase their interest in the property during the period from March 1, 2018 through March 1, 2019. Therefore, the sale did not qualify for sales recognition under ASC 360 for financial reporting purposes and the transaction is accounted for as a financing transaction. The proceeds received from the purchaser were recorded as a sales deposit liability in the Company’s consolidated balance sheets and the payments to the purchaser were recorded as interest expense in the statement of operations. As of December 31, 2018 and 2017, sales deposit liability amounted to $1,000,000 at both balance sheet dates. The interest expense recorded as a result of this transaction was $55,002 for each of the years ended December 31, 2018 and 2017 (see Note 7). On February 8, 2019, the purchaser gave notice of exercise to require the Company to repurchase the 29.86% tenant-in-common interest in the property and the Company is proceeding under the terms of the contract to acquire the 29.86% tenant-in-common interest in the property for $1,000,000 by May 9, 2019.

NOTE 6.	SALE OF REAL ESTATE INVESTMENT PROPERTY

On April 27, 2017, the Company sold the Chevron Gas Station property in Rancho Cordova, CA to a third party for $3,434,000 which was paid in cash. The sale resulted in gain for financial reporting purposes of $747,957, which is net of the $103,020 disposition fee the Advisor earned in connection with this transaction (see Note 11). The Company entered into a 1031 exchange to defer the taxable gain of approximately $900,000 on the transaction. The 1031 exchange was completed when the Company purchased the Walgreens property on June 29, 2017.

Supplement-Appendix B-20

NOTE 7.	DEBT

Mortgage Notes Payable

As of December 31, 2018 and 2017, the Company’s mortgage notes payable consisted of the following:

Collateral	2018 Principal Amount	2017 Principal Amount	Contractual Interest Rate	Effective Interest Rate(1)	Maturity Date
Chase Bank & Great Clips(2)	$1,866,364	$1,888,325	4.37%	4.37%	February 5, 2019
Levins	2,125,703	2,169,908	One-month LIBOR + 1.93%	3.74%	January 5, 2021
Island Pacific Supermarket	1,932,973	1,973,170	One-month LIBOR + 1.93%	3.74%	January 5, 2021
Dollar General	2,378,106	2,430,065	One-month LIBOR + 1.48%	3.38%	March 5, 2021
Rite Aid	3,744,915	3,827,722	One-month LIBOR + 1.50%	3.25%	May 5, 2021
PMI Preclinical	4,213,887	4,305,954	One-month LIBOR + 1.48%	3.38%	March 5, 2021
EcoThrift	2,703,239	2,765,351	One-month LIBOR + 1.21%	2.96%	July 5, 2021
GSA (MHSA)	1,839,454	1,881,257	One-month LIBOR + 1.25%	3.00%	August 5, 2021
PreK San Antonio	5,239,125	5,333,750	4.25%	4.25%	December 1, 2021
Dinan Cars	2,764,937	2,816,882	One-month LIBOR + 2.27%	4.02%	January 5, 2022
ITW Rippey, Solar Turbines, Amec Foster	9,648,214	9,855,485	3.35%	3.35%	November 1, 2026
L-3 Communications	5,380,085	5,471,050	4.50%	4.50%	April 1, 2022
Gap	3,714,623	3,782,712	4.15%	4.15%	August 1, 2023
Dollar General Big Spring	621,737	632,218	4.69%	4.69%	April 1, 2022
Sutter Health	14,419,666	14,665,829	4.50%	4.50%	March 9, 2024
Total mortgage notes payable	$62,593,028	$63,799,678
Less unamortized deferred financing costs	(1,146,960)	(1,522,291)
Mortgage notes payable, net	$61,446,068	$62,277,387
(1)	Contractual interest rate represents the interest rate in effect under the mortgage notes payable as of December 31, 2018. Effective interest rate is calculated as the actual interest rate in effect as of December 31, 2018 (consisting of the contractual interest rate and the effect of the interest rate swap, if applicable). For further information regarding the Company’s derivative instruments, see Note 8.
(2)	This property was foreclosed and sold on March 13, 2019 as discussed below.

On August 3, 2018, the Company’s independent trust managers and the board of trust managers approved an increase in the Company’s maximum leverage ratio from 45% to 50%. Factors considered in approving the increase in the leverage ratio included the moderate level of 50% leverage, current economic and market conditions, the relative cost of debt and equity capital, the ability of the Company’s properties to generate sufficient cash flow to cover debt service requirements and other similar factors.

The mortgage notes payable provide for monthly payments of principal and interest. The mortgage loans payable have balloon payments that are due at loan maturity. Pursuant to the terms of the mortgage notes payable agreements, the Company is subject to certain financial loan covenants. The Company is in compliance with all terms and conditions of the mortgage loan agreements, with the exception of the Chase Bank and Great Clips loan (Antioch, California) for which the Company did not make the August 5, 2018 or subsequent mortgage payments.

On July 13, 2018, the Company’s special purpose subsidiary that owns the Antioch, California property initiated discussions with the mortgage lender regarding the potential restructuring of the mortgage loan on the property which had a balance of $1,869,536 as of June 30, 2018 and matured on February 5, 2019, or the potential to repay the loan at a discount. Given that potential rent rates for prospective tenants of the property are significantly less than the rent previously received from Chase Bank and the significant investment in tenant improvements that would be required to attract new tenants, the Company’s special purpose subsidiary informed the lender that it would need to reach an agreement to either pay the loan off at a significant discount or restructure the loan with terms that would be economically viable to the Company’s special purpose subsidiary under current market conditions.

Since no agreement was reached on how to restructure this loan, on August 9, 2018, the Company’s special purpose subsidiary that owns the Antioch property notified the lender that it had defaulted on the mortgage loan and intended to surrender the property to the lender. The loan in default is non-recourse to the Company (except for property taxes, insurance and the lender’s legal fees and other costs incurred prior to the date of foreclosure)

Supplement-Appendix B-21

and, while eight of the Company’s other special purpose property owner subsidiaries have mortgage loans with this lender, none of those loans are cross-collateralized with the Antioch property loan and the Company’s special purpose subsidiary’s default on that loan does not cross-default any of these other loans.

On September 28, 2018, the Company’s special purpose subsidiary and the Company received a notice of default and election to sell under deed of trust dated September 19, 2018 for the Antioch, California property from an agent for the lender. The notice was filed for recording in the Office of the Recorder of Contra Costa County, California on September 24, 2018. While the Company’s special purpose subsidiary and the Company were given a 90-day cure period from the date of record before a sale date of the Antioch, California property could be set, the Company’s special purpose subsidiary and the Company did not plan to cure the default.

During February 2019, the Company’s special purpose subsidiary and the Company received a Notice of Trustee’s Sale indicating that the Antioch property was expected to be sold by the Trustee in March 2019. The foreclosure sale of the Antioch property was completed on March 13, 2019. The Company’s estimated liability under the carve-out guarantee for the lender’s legal fees and costs prior to the date of foreclosure is approximately $20,000.

Fair Value

The following were the face value, carrying amount and fair value of the Company’s mortgage notes payable (Level 3 measurement) as of December 31, 2018 and 2017:

December 31, 2018			December 31, 2017
Face Value	Carrying Value	Fair Value	Face Value	Carrying Value	Fair Value
$62,593,028	$61,446,068	$61,283,165	$63,799,677	$62,277,387	$62,258,532

Disclosures of the fair values of financial instruments is based on pertinent information available to the Company as of December 31, 2018 and 2017 and requires a significant amount of judgment. Low levels of transaction volume for certain financial instruments have made the estimation of fair values difficult and, therefore, both the actual results and the Company’s estimate of value at a future date could be materially different. The actual value could be materially different from the Company’s estimate of value.

The following summarizes the future principal payments of the Company’s mortgage notes payable as of December 31, 2018:

2019	$3,107,706
2020	1,286,480
2021	23,879,056
2022	8,888,943
2023	3,966,692
Thereafter	21,464,151
Total principal	$62,593,028

Interest Expense

The following is a reconciliation of the components of interest expense:

	Year Ended December 31,
	2018	2017
Mortgage notes payable:
Interest expense	$2,565,921	$2,251,673
Amortization of deferred financing costs	375,330	303,044
Gain on interest rate swaps(1)	(182,823)	(105,909)
Sales deposit liability:
Interest on sales deposit (see Note 5)	55,002	55,002
Total interest expense	$2,813,430	$2,503,810
(1)	Includes unrealized gain on interest rate swaps of $101,815 and $228,533 as of December 31, 2018 and 2017, respectively (see Note 8). Accrued interest receivable of $(12,432) and accrual interest payable of $3,913 at December 31, 2018 and 2017, respectively, represents the unsettled portion of the interest rate swaps for the period from the most recent settlement date through respective balance sheet dates.

Supplement-Appendix B-22

NOTE 8.	INTEREST RATE SWAP DERIVATIVES

The Company enters into interest rate swaps as a fixed rate payer to mitigate its exposure to rising interest rates on its variable rate notes payable. The Company does not enter into derivatives for speculative purposes. The following table summarizes the notional amount and other information related to the Company’s interest rate swaps as of December 31, 2018 and 2017. The notional amount is an indication of the extent of the Company’s involvement in each instrument at that time, but does not represent exposure to credit, interest rate or market risks:

Derivative Instruments	Number of Instruments	Notional Amount(1)	Reference Rate	Weighted Average Fixed Pay Rate	Weighted Average Remaining Term
Interest Rate Swaps
2018	8	$21,703,214	One-month LIBOR/Fixed at 1.21%-2.27%	3.42%	2.4 years
2017	8	$22,170,310	One-month LIBOR/Fixed at 1.21%-2.28%	3.42%	3.3 years
(1)	The notional amount of the Company’s swaps are reduced monthly to correspond to the outstanding principal balance on the related mortgage. The maximum notional amount is shown above. The minimum notional amount (outstanding principal balance at the maturity date) is $20,546,330 as of December 31, 2018.

The following table sets forth the fair value of the Company’s derivative instruments (Level 2 measurement for all swaps), as well as their classification in the consolidated balance sheet as of December 31, 2018 and 2017.

		December 31, 2018		December 31, 2017
Derivative Instrument	Balance Sheet Location	Number of Instruments	Fair Value	Number of Instruments	Fair Value
Interest Rate Swaps	Assets: Interest rate swap derivatives, at fair value	8	$404,267	7	$321,450
Interest Rate Swaps	Liability - Interest rate swap derivatives, at fair value	—	$—	1	$(18,998)

The change in fair value of a derivative instrument that is not designated as a cash flow hedge is recorded as gain (loss) on interest rate swaps in the accompanying consolidated statements of operations. None of the Company’s derivatives at December 31, 2018 or 2017 were designated as hedging instruments, therefore the net unrealized gain recognized on interest rate swaps of $101,815 and $228,533, respectively, was recorded as an addition to gain on interest rate swap (see Note 7).

NOTE 9.	RELATED PARTY TRANSACTIONS

The Company paid its independent trust managers for services rendered. The amount paid was $178,022 and $134,000 for the years ended December 31, 2018 and 2017, respectively. Such amounts are included in general and administrative expenses in the accompanying consolidated statements of operations.

The costs incurred by the Company pursuant to the Advisory Agreement for the years ended December 31, 2018 and 2017, as well as the related amounts payable or receivable as of December 31, 2018 and 2017, are included in the table below. The amounts payable or receivable are presented in the accompanying consolidated balance sheets as “Due to Affiliates” and “Due from Affiliates,” respectively.

Supplement-Appendix B-23

Summarized below are descriptions of the related party transactions provided for in the Advisory Agreement that may be applicable to the Company in this stage of their life cycle.

	Year Ended December 31, 2018	December 31, 2018		Year Ended December 31, 2017	December 31, 2017
	Incurred	Receivable	Payable	Incurred	Receivable	Payable
Expensed:
Asset management fees	$810,471	$—	$—	$758,555	$—	$3,513
Other operating expense reimbursement	—	—	—	—	—	47,948
Reimbursable operating expenses	370,186	—	—	102,080	—	—
Fees to affiliates	1,180,657			860,635
Property management fees*	100,771	—	—	98,246	—	—
Directors and officers insurance and other reimbursements**	92,624	—	59,992	—	—	—
Disposition fees***	—	—	—	103,020	—	—
Reimbursable organizational and offering expenses	108,790	—	—	173,281	—	57
Capitalized:
Acquisition fees	—	—	—	671,270	—	—
Financing coordination fees	—	—	—	100,156	—	—
Other:
Due from NNN REIT	—	—	—	48,418	—	—
		$—	$59,992		$—	$51,518
*	Property management fees are included in “property expenses” in the accompanying consolidated statements of operations.
**	Trust managers and officers and other reimbursements are classified within general and administrative expenses in the consolidated statements of operations.
***	Disposition fees for the year ended December 31, 2017 are presented as a reduction of gain on sale of real estate investment property (see Note 6).

Organization and Offering Costs

During the Company’s offering of its common stock which was terminated in July 2016, the Company was obligated to reimburse the Advisor or its affiliates for organization and offering costs paid by the Advisor on behalf of the Company. The Company reimburses the Advisor for organizational and offering expenses up to 3.0% of gross offering proceeds. As of December 31, 2018, the Advisor has incurred organization and offering expenses of $2,796,198, which was less than 3.0% of the gross offering proceeds received by the Company as of December 31, 2018 and the Company has reimbursed the Advisor for all of these organization and offering expenses.

Through December 31, 2018 and 2017, the Company reimbursed the Advisor $2,796,198 and $2,687,407, respectively, for organizational and offering expenses. The Company’s maximum liability for organization and offering costs through December 31, 2018 and 2017 was $2,796,198 and $2,687,350, respectively, of which $0 and $57 remained payable as of December 31, 2018 and 2017, respectively.

Acquisition Fees

The Company pays the Advisor an acquisition fee in an amount equal 3.0% of Company’s contract purchase price of its properties. The total of all acquisition fees and acquisition costs must be reasonable, and not exceed 6.0% of the contract price of the properties. However, a majority of the trust managers (including a majority of the independent trust managers) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

Asset Management Fees

The Company pays the Advisor as compensation for the advisory services rendered, a monthly fee in an amount equal to 0.05% of the Company’s average invested assets, as defined, as of the end of the preceding

Supplement-Appendix B-24

month. The asset management fee is payable monthly on the last business day of such month. The asset management fee, which must be reasonable in the determination of the Company’s independent trust managers at least annually, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the asset management fee not paid as to any fiscal year shall be deferred without interest and may be paid in such other fiscal year as the Advisor shall determine.

Financing Coordination Fees

Other than with respect to any mortgage or other financing related to a property concurrent with its acquisition, if an Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the independent trust managers) in connection with the post-acquisition financing or refinancing of any debt that the Company obtains relative to a property, then the Company pays the Advisor or such Affiliate a financing coordination fee equal to 1.0% of the amount of such financing.

Property Management Fees

If an Advisor or any of its affiliates provides a substantial amount of the property management services (as determined by a majority of the independent trust managers) for the Company’s properties, then the Company pays the Advisor or such affiliate a property management fee equal to 1.5% of gross revenues from the properties managed. The Company also will reimburse the Advisor and any of its affiliates for property-level expenses that such person pays or incurs on behalf of the Company, including salaries, bonuses and benefits of persons employed by such person, except for the salaries, bonuses and benefits of persons who also serve as one of the Company’s executive officers or as an executive officer of such person. The Advisor or its affiliate may subcontract the performance of its property management duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services.

Disposition Fees

For substantial assistance in connection with the sale of properties, the Company pay the Advisor or one of its affiliates 3.0% of the contract sales price. As defined, of each property sold; provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with the Company’s Advisor or its affiliates, the disposition fees paid to the Advisor, its affiliates and unaffiliated third parties may not exceed the lesser of the competitive real estate commission or 6% of the contract sales price.

Leasing Commission Fees

If an Advisor or an affiliate provides a substantial amount of the services (as determined by a majority of the independent trust managers) in connection with the Company’s leasing of its properties to unaffiliated third parties, then the Company pays the Advisor or such affiliate leasing commissions equal to 6.0% of the rents due pursuant to such lease for the first ten years of the lease term; provided, however (i) if the term of the lease is less than ten years, such commission percentage will apply to the full term of the lease and (ii) any rents due under a renewal of a lease of an existing tenant upon expiration of the initial lease agreement (including any extensions provided for thereunder) shall accrue a commission of 3.0% in lieu of the aforementioned 6.0% commission.

Other Operating Expense Reimbursement

Total operating expenses of the Company are limited to the greater of 2% of average invested assets or 25% of net income for the four most recently completed fiscal quarters (the “2%/25% Limitation”). If the Company exceeds the 2%/25% Limitation, the Advisor must reimburse the Company the amount by which the aggregate total operating expenses exceeds the limitation, or the Company must obtain a waiver from the Company’s board of trust managers, including a majority of its independent trust managers. For purposes of determining the 2%/25% Limitation amount, “average invested assets” means the average monthly book value of the Company’s assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, reserves for bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company, as determined by GAAP, that are in any way related to the Company’s operation including asset management fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing,

Supplement-Appendix B-25

registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of the Company’s common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt; (e) reasonable incentive fees based upon increases in NAV per share; (f) acquisition fees and acquisition expenses (including expenses, relating to potential investments that the Company does not close); and (g) disposition fees on the sale of real property and other expenses connected with the acquisition, disposition and ownership of real estate interests or other property (other than disposition fees on the sale of assets other than real property), including the costs of insurance premiums, legal services, maintenance, repair and improvement of real property.

Operating expenses for the four fiscal quarters ended December 31, 2018 and 2017 did not exceeded the 2%/25% Limitation.

Related Party Investment in the Company

The investment in the Company by NNN REIT totaled 403,980 shares, or an approximate 4.8% ownership interest, as of December 31, 2018 and 364,352 shares, or an approximate 4.4% ownership interest, as of December 31, 2017.

NOTE 10.	COMMITMENTS AND CONTINGENCIES

Economic Dependency

The Company depends on the Advisor for certain services that are essential to the Company, including the identification, evaluation, negotiation, origination, acquisition and disposition of investments; management of the daily operations of the Company’s investment portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company would be required to obtain such services from other sources.

Environmental

As an owner of real estate properties, the Company is subject to various environmental laws of federal, state and local governments. Although there can be no assurance, the Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company’s real estate properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the real estate properties could result in future environmental liabilities.

Tenant Improvements

Pursuant to a lease agreement, the Company has an obligation to pay for $207,000 and $553,088 in tenant improvements to be incurred by tenants at December 31, 2018 and 2017, respectively, for one property. At December 31, 2018 and 2017, the Company had $462,140 of restricted cash held by a lender to fund the tenant improvements for one property.

Legal Matters

From time-to-time, the Company may become party to legal proceedings that arise in the ordinary course of its business. Other than the below, the Company is not a party to any legal proceeding, nor is the Company aware of any pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

The SEC is conducting an investigation related to the advertising and sale of securities by a REIT affiliated with the Company in connection with the early stage of its offering. The investigation is a non-public fact-finding inquiry. It is neither an allegation of wrongdoing nor a finding that violations of law have occurred. In connection with the investigation, the Company and certain affiliates have received and responded to subpoenas from the SEC requesting documents and other information related to these offerings. The SEC’s investigation is ongoing. The Company has cooperated and intends to continue cooperating with the SEC in this matter. The Company is unable to predict the likely outcome of the investigation or determine its potential impact, if any, on the Company.

Supplement-Appendix B-26

NOTE 11.	SUBSEQUENT EVENTS

The Company evaluates subsequent events up until the date the consolidated financial statements are issued.

Board of Trust Managers

Effective January 11, 2019, Mr. Jeffrey Randolph resigned as a member of the board of trust managers of the Company, including his roles as the Audit Committee Chairman. Mr. Vipe Desai succeeded Mr. Randolph as the Audit Committee Chairman upon the resignation of Mr. Randolph. Mr. Randolph resigned voluntarily and his decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Randolph’s resignation was in connection with the strategic alternatives review described in “Potential Sale or Merger Transaction” below. In addition, the Company’s three remaining independent board members, who were also independent directors of NNN REIT, resigned from the NNN REIT board effective upon appointment of their successors which occurred on January 15, 2019. As a result of these resignations, there is no longer an overlap of independent board members of the Company and NNN REIT.

Potential Sale or Merger Transaction

Since commencement of the offering, the Company has intended to create a liquidity event for our shareholders no later than the 10th anniversary date of the Termination Date. Accordingly, on January 14, 2019, the Company announced that its board of trust managers engaged Cushman & Wakefield as the Company’s real estate financial advisor to evaluate strategic alternatives which includes marketing its entire 20-property real estate portfolio for disposition by sale, merger or other transaction structure, subject to the approval of the Company’s shareholders. The Company has also suspended the redemptions of common stock under its share repurchase program during the strategic alternatives review process.

The portfolio marketing process includes a non-public competitive bidding that is being managed by Cushman &Wakefield over successive rounds that began in March and will continue during the second quarter of 2019. If an acceptable acquiror and price are identified, any portfolio sale or merger transaction would initially be subject to approval of the Company’s board of trust managers, including the independent trust managers who are serving as a special committee in connection with the strategic alternatives review, portfolio marketing and negotiation of any potential transaction. If the special committee and the board of trust managers approve a sale or merger transaction, such transaction would then be subject to the approval of the Company’s shareholders owning a majority of the outstanding common stock.

The Company does not intend to provide any updates pertaining to the bidding process and shareholders should not expect any announcement from the Company until such time that an outcome has been reached with respect to any potential offer, except as required under applicable laws.

In connection with the portfolio marketing process, one of the Company’s independent trust managers has resigned and the three remaining independent trust managers, who were also independent directors of NNN REIT, have resigned from the NNN REIT board. As a result of these resignations, the Company’s independent trust managers are no longer affiliated with NNN REIT, BRIX REIT, or any other BRIX affiliate.

On March 19, 2019, NNN REIT announced that it intends to explore a potential acquisition of the Company or its real estate portfolio and that its board of directors has formed a special committee to evaluate the potential for a transaction with the Company. The members of the NNN REIT special committee have no affiliation with the Company or the Advisor.

Assuming an offer on acceptable price and terms results from this competitive bidding process, the Company’s special committee and its board could announce and present a fully negotiated and approved sale or merger transaction for shareholder approval during the third calendar quarter of 2019. If shareholder approval is then obtained, the sale or merger transaction would proceed in accordance with the negotiated terms. There can be no assurance that a sale or merger transaction will occur at all, or that any such transaction would conclude during the third calendar quarter of 2019.

If the portfolio was liquidated at $147,480,776, the total estimated value of real estate properties as of December 31, 2018, which was included in the Company’s most recently reported estimated NAV calculation, the Advisor would earn a disposition fee of approximately $4,424,400 and a subordinated participation fee of approximately $1,239,400.

Supplement-Appendix B-27

Antioch, California Property

As described in Notes 4 and 7, the Company’s Antioch property was foreclosed and sold on March 13, 2019.

Pending Purchase of Interest in Real Estate Property

As discussed in Note 5, on February 21, 2019, the Company and the owner of the 29.86% tenant-in-common interest in a Chevron property in Roseville, CA entered into a purchase and sale agreement whereby the Company will acquire the 29.86% tenant in common interest in the property for $1,000,000 by no later than May 9, 2019.

Distributions

On January 22, 2019, the Company’s board of trust managers declared dividends based on daily record dates for the period October 1, 2018 through December 31, 2018 at a rate of $0.00203800 per share per day, or $1,566,932, on the outstanding shares of the Company’s common stock, which the Company paid on January 25, 2018. Of the $1,566,932 dividend, $1,085,126 was reinvested through the Company’s DRP.

Redeemable common stock

Subsequent to December 31, 2018, the Company redeemed 82,589 shares of common stock for $880,404. The Company suspended the redemption during its strategic alternatives process related to the potential sale or merger transaction discussed above on January 14, 2019. As a result, the redemption period for investors to be paid on April 15, 2019 ended on January 16, 2019.

Supplement-Appendix B-28

RICH UNCLES REAL ESTATE INVESTMENT TRUST I
Schedule III
Real Estate Assets and Accumulated Depreciation and Amortization
December 31, 2018

						Initial Cost to Company			Costs Capitalized Subsequent to Acquisition	Gross Amount at which Carried at Close of Period			Accumulated Depreciation and Amortization	Net
Description	Location	Ownership Percentage	Original Year of Construction	Date Acquired	Encumbrances	Land	Buildings and Improvements(1)	Total		Land	Buildings and Improvements(1)	Total
Chase Bank and Great Clips(2)	Antioch, CA	100%	1998	8/22/2014	$1,866,364	$649,633	$3,178,601	$3,828,234	$(862,190)	$444,358	$2,521,688	$2,966,046	$(1,117,265)	$1,848,781
Chevron Gas Station	San Jose, CA	100%	1964	5/29/2015	—	1,844,383	930,617	2,775,000	—	1,844,383	930,617	2,775,000	(140,514)	2,634,486
Levins	Sacramento, CA	100%	1970	8/19/2015	2,125,703	598,913	3,151,087	3,750,000	2,500	598,913	3,153,587	3,752,500	(718,814)	3,033,686
Chevron Gas Station(3)	Roseville, CA	100%	2003	9/30/2015	—	602,375	2,197,625	2,800,000	—	602,375	2,197,625	2,800,000	(314,569)	2,485,431
Island Pacific Supermarket	Elk Grove, CA	100%	2012	10/1/2015	1,932,973	958,328	2,761,672	3,720,000	—	958,328	2,761,672	3,720,000	(529,099)	3,190,901
Dollar General	Bakersfield, CA	100%	1952	11/11/2015	2,378,106	2,218,862	3,102,725	5,321,587	—	2,218,862	3,102,725	5,321,587	(600,123)	4,721,464
Rite Aid	Lake Elsinore, CA	100%	2008	12/7/2015	3,744,915	2,049,596	5,582,136	7,631,732	—	2,049,595	5,582,136	7,631,731	(725,662)	6,906,069
PMI Preclinical	San Carlos, CA	100%	1974	12/9/2015	4,213,887	2,940,133	5,979,867	8,920,000	—	2,940,133	5,979,867	8,920,000	(625,375)	8,294,625
EcoThrift	Sacramento, CA	100%	1982	3/17/2016	2,703,239	1,594,857	3,433,865	5,028,722	—	1,594,857	3,433,865	5,028,722	(676,158)	4,352,564
GSA (MSHA)	Vacaville, CA	100%	1987	4/5/2016	1,839,454	286,380	3,168,497	3,454,877	—	286,380	3,168,497	3,454,877	(390,068)	3,064,809
PreK San Antonio	San Antonio, TX	100%	2014	4/8/2016	5,239,125	509,476	12,935,515	13,444,991	—	509,476	12,935,515	13,444,991	(2,473,019)	10,971,972
Dollar Tree	Morrow, GA	100%	1997	4/22/2016	—	255,989	1,199,011	1,455,000	47,723	255,989	1,246,734	1,502,723	(251,940)	1,250,783
Dinan Cars	Morgan Hill, CA	100%	2001	6/21/2016	2,764,937	724,994	4,581,006	5,306,000	—	724,994	4,581,006	5,306,000	(966,415)	4,339,585
ITW Rippey	El Dorado, CA	100%	1998	8/18/2016	3,182,786	429,668	6,155,852	6,585,520	121,778	429,668	6,277,630	6,707,298	(701,075)	6,006,223
Solar Turbines	San Diego, CA	100%	1985	7/21/2016	2,908,224	3,081,332	2,789,586	5,870,918	257,778	3,081,332	3,047,364	6,128,696	(475,261)	5,653,435
Amec Foster	San Diego, CA	100%	1985	7/21/2016	3,557,204	3,551,615	2,631,320	6,182,935	1,313,397	3,551,615	3,944,717	7,496,332	(586,075)	6,910,257
Dollar General Big Spring	Big Spring, TX	100%	2015	11/4/2016	621,737	337,204	937,401	1,274,605	—	337,204	937,401	1,274,605	(64,545)	1,210,060
Gap	Rocklin, CA	100%	1998	12/1/2016	3,714,623	1,661,831	6,224,989	7,886,820	11,281	1,661,831	6,236,270	7,898,101	(652,721)	7,245,380
L-3 Communications	San Diego, CA	100%	1984	12/23/2016	5,380,085	2,504,578	8,918,971	11,423,549	350,948	2,504,578	9,269,919	11,774,497	(787,194)	10,987,303
Sutter Health	Rancho Cordova, CA	100%	2009	3/15/2017	14,419,666	2,172,442	24,954,448	27,126,890	—	2,172,442	24,954,448	27,126,890	(2,076,277)	25,050,613
Walgreens	Santa Maria, CA	100%	2001	6/29/2017	—	924,368	4,191,137	5,115,505	—	924,368	4,191,137	5,115,505	(198,395)	4,917,110
					$62,593,028	$29,896,957	$109,005,928	$138,902,885	$1,243,215	$29,691,681	$110,454,420	$140,146,101	$(15,070,564)	$125,075,537
(1)	Building and improvements include tenant origination and absorption costs.
(2)	Foreclosed and sold on March 13, 2019.
(3)	The Company owns an undivided 70.14% interest through a tenancy in common agreement that was entered into in March 2016. On February 8, 2019, the owner of the remaining 29.86% interest gave notice of exercise to require the Company to repurchase the 29.86% interest in the property. On February 21, 2019, the Company and the owner of the 29.86% interest entered into a purchase and sale agreement whereby the Company will acquire the 29.86% interest in the property for $1,000,000 by no later than May 9, 2019.

Notes:

•	The aggregate cost of real estate for federal income tax purposes was approximately $136,000,000 (unaudited) as of December 31, 2018.
•	Real estate investments (excluding land) are depreciated over their estimated useful lives. Their useful lives are generally 15-52 years for buildings, 5-21 years for site/building improvements, the shorter of 15 years or remaining contractual lease term for tenant improvements and the remaining contractual lease term with consideration as to above- and below-market extension options for above- and below-market lease intangibles.

Supplement-Appendix B-29

RICH UNCLES REAL ESTATE INVESTMENT TRUST I
Schedule III
Real Estate Assets and Accumulated Depreciation and Amortization
December 31, 2018 and 2017

The following table summarizes the Company’s real estate and accumulated depreciation and amortization for the years ended December 31:

	2018	2017
Real estate investments:
Balance at beginning of year	$140,453,591	$109,260,489
Acquisitions	—	32,291,338
Improvements to real estate	554,700	1,501,764
Reserve	(862,190)	—
Dispositions	—	(2,600,000)
Balance at end of year	$140,146,101	$140,453,591

Accumulated depreciation and amortization:
Balance at beginning of year	$(9,286,921)	$(3,797,990)
Depreciation and amortization expense	(5,783,643)	(5,645,451)
Dispositions	—	156,520
Balance at end of year	$(15,070,564)	$(9,286,921)

Supplement-Appendix B-30

RICH UNCLES REAL ESTATE INVESTMENT TRUST I
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Real estate property investments:
Land	$29,247,323	$29,691,680
Buildings and improvements	96,209,944	97,752,787
Tenant origination and absorption costs	12,033,433	12,701,634
Total investments in real estate property	137,490,700	140,146,101
Accumulated depreciation and amortization	(18,282,945)	(15,070,564)
Total investments in real estate property, net	119,207,755	125,075,537
Cash and cash equivalents	2,795,626	2,914,005
Restricted cash	92,684	462,140
Tenant receivables	1,794,809	1,707,835
Above-market lease intangibles, net	755,372	781,862
Interest rate swap derivative assets	31,420	404,267
Other assets	46,917	176,511
Total assets	$124,724,583	$131,522,157

Liabilities and Shareholders’ Equity
Mortgage notes payable, net	$61,840,703	$61,446,068
Accounts payable, accrued and other liabilities	2,258,560	1,419,222
Sales deposit liability (Note 5)	—	1,000,000
Share repurchases payable	—	880,404
Below-market lease intangibles, net	2,460,720	3,105,843
Due to affiliates (Note 9)	—	59,992
Interest rate swap derivative liabilities	65,857	—
Total liabilities	66,625,840	67,911,529

Commitments and contingencies (Note 10)

Redeemable common stock	—	163,572

Shareholders' Equity
Common stock, par value $0.01 per share, 10,000,000 shares authorized, 8,344,729 and 8,390,776 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	83,447	83,908
Additional paid-in-capital	83,441,189	82,890,895
Cumulative distributions and net losses	(25,425,893)	(19,527,747)
Total shareholders’ equity	58,098,743	63,447,056
Total liabilities and shareholders’ equity	$124,724,583	$131,522,157

See accompanying notes to condensed consolidated financial statements.

Supplement-Appendix B-31

RICH UNCLES REAL ESTATE INVESTMENT TRUST I
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Rental income	$3,302,347	$3,293,384	$9,868,701	$9,889,765

Expenses:
Fees to affiliates (Note 9)	287,562	271,263	886,786	856,743
General and administrative	851,721	230,299	1,452,538	760,559
Depreciation and amortization	1,450,227	1,424,669	4,336,641	4,282,006
Interest expense (Notes 7 and 8)	828,987	714,138	2,674,383	1,830,849
Property expenses	607,706	631,985	1,811,557	1,903,165
Impairment of real estate investment property (Note 6)	—	—	—	862,190
Total expenses	4,026,203	3,272,354	11,161,905	10,495,512

Other income:
Gain on disposal of real estate investment (Note 6)	—	—	113,773	—

Net (loss) income	$(723,856)	$21,030	$(1,179,431)	$(605,747)

Net (loss) income per share, basic and diluted	$(0.09)	$0.00	$(0.14)	$(0.07)

Weighted-average number of common shares outstanding, basic and diluted	8,342,328	8,389,726	8,369,004	8,403,649

Dividends declared per common share	$0.1875	$0.1875	$0.5625	$0.5625

See accompanying notes to condensed consolidated financial statements.

Supplement-Appendix B-32

RICH UNCLES REAL ESTATE INVESTMENT TRUST I
Condensed Consolidated Statements of Shareholders' Equity
Three Months Ended September 30, 2019 and 2018
(Unaudited)

	Common Stock		Additional Paid-in- Capital	Cumulative Distributions and Net Losses	Total Shareholders' Equity
	Shares	Amounts
Balance, June 30, 2019	8,337,161	$83,372	$83,361,265	$(23,138,816)	$60,305,821
Stock compensation expense	7,568	75	79,924	—	79,999
Dividends declared	—	—	—	(1,563,221)	(1,563,221)
Net loss	—	—	—	(723,856)	(723,856)
Balance, September 30, 2019	8,344,729	$83,447	$83,441,189	$(25,425,893)	$58,098,743

	Common Stock		Additional Paid-in- Capital	Cumulative Distributions and Net Losses	Total Shareholders' Equity
	Shares	Amounts
Balance, June 30, 2018	8,395,239	$83,952	$82,519,638	$(16,116,116)	$66,487,474
Issuance of common stock	99,585	996	1,060,583	—	1,061,579
Stock compensation expense	4,800	48	51,120	—	51,168
Reclassifications from redeemable common stock	—	—	449,298	—	449,298
Repurchase of common stock	(131,935)	(1,319)	(1,405,101)	—	(1,406,420)
Dividends declared	—	—	—	(1,573,763)	(1,573,763)
Net income	—	—	—	21,030	21,030
Balance, September 30, 2018	8,367,689	$83,677	$82,675,538	$(17,668,849)	$65,090,366

See accompanying notes to condensed consolidated financial statements.

Supplement-Appendix B-33

RICH UNCLES REAL ESTATE INVESTMENT TRUST I
Condensed Consolidated Statements of Shareholders' Equity
Nine Months Ended September 30, 2019 and 2018
(Unaudited)

	Common Stock		Additional Paid-in- Capital	Cumulative Distributions and Net Losses	Total Shareholders’ Equity
	Shares	Amounts
Balance, December 31, 2018	8,390,776	$83,908	$82,890,895	$(19,527,747)	$63,447,056
Issuance of common stock	99,097	991	1,046,469	—	1,047,460
Stock compensation expense	14,900	148	157,352	—	157,500
Reclassifications from redeemable common stock	—	—	1,043,976	—	1,043,976
Repurchase of common stock	(160,044)	(1,600)	(1,697,503)	—	(1,699,103)
Dividends declared	—	—	—	(4,718,715)	(4,718,715)
Net loss	—	—	—	(1,179,431)	(1,179,431)
Balance, September 30, 2019	8,344,729	$83,447	$83,441,189	$(25,425,893)	$58,098,743

	Common Stock		Additional Paid-in- Capital	Cumulative Distributions and Net Losses	Total Shareholders’ Equity
	Shares	Amounts
Balance, December 31, 2017	8,358,254	$83,583	$82,350,273	$(12,347,486)	$70,086,370
Issuance of common stock	299,568	2,995	3,187,209	—	3,190,204
Stock compensation expense	12,900	129	137,385	—	137,514
Reclassifications from redeemable common stock	—	—	187,572	—	187,572
Repurchase of common stock	(303,033)	(3,030)	(3,186,901)	—	(3,189,931)
Dividends declared	—	—	—	(4,715,616)	(4,715,616)
Net loss	—	—	—	(605,747)	(605,747)
Balance, September 30, 2018	8,367,689	$83,677	$82,675,538	$(17,668,849)	$65,090,366

See accompanying notes to condensed consolidated financial statements.

Supplement-Appendix B-34

RICH UNCLES REAL ESTATE INVESTMENT TRUST I
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	September 30, 2019	September 30, 2018
Cash Flows from Operating Activities:
Net loss	$(1,179,431)	$(605,747)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,336,641	4,282,006
Provision for doubtful accounts	—	64,944
Stock compensation expense	157,500	137,514
Amortization of deferred rents	(108,918)	(257,731)
Amortization of deferred financing costs	305,022	259,344
Amortization of above-market leases	26,490	26,490
Amortization of below-market leases	(645,123)	(645,123)
Impairment of real estate investment, net	—	862,190
Gain on disposal of real estate investment	(113,773)	—
Unrealized loss (gain) on interest rate swap valuation	438,704	(357,520)
Changes in operating assets and liabilities:
Decrease (increase) in tenant receivables	12,884	(61,808)
Decrease (increase) in other assets	129,594	(93,604)
Increase in accounts payable, accrued and other liabilities	946,057	281,114
(Decrease) increase in due to affiliates	(59,992)	44,434
Net cash provided by operating activities	4,245,655	3,936,503

Cash Flows from Investing Activities:
Additions to existing real estate investments	(310,644)	(423,631)
Repayment of refundable sales deposit	(1,000,000)	—
Net cash used in investing activities	(1,310,644)	(423,631)

Cash Flows from Financing Activities:
Proceeds from mortgage note payable	3,000,000	—
Repayments of mortgage notes payable	(927,624)	(901,298)
Payment of deferred financing costs to third parties	(94,864)	—
Payments of deferred financing costs to affiliates	(30,000)	—
Refundable loan deposit	—	(10,000)
Payment of offering costs to affiliates	—	(95,612)
Repurchase of common stock	(1,699,103)	(3,189,931)
Dividends paid to common shareholders	(3,671,255)	(1,525,412)
Net cash used in financing activities	(3,422,846)	(5,722,253)

Net decrease in cash, cash equivalents and restricted cash	(487,835)	(2,209,381)

Cash, cash equivalents and restricted cash, beginning of period	3,376,145	6,027,807
Cash, cash equivalents and restricted cash, end of period	$2,888,310	$3,818,426

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$2,123,202	$1,870,216

Supplemental Schedule of Noncash Investing and Financing Activities:
Reclassifications from redeemable common stock	$1,043,976	$187,572
(Decrease) increase in share redemptions payable	$(880,404)	$244,902
Reinvested dividends from common shareholders	$1,047,460	$3,190,204

See accompanying notes to condensed consolidated financial statements.

Supplement-Appendix B-35

RICH UNCLES REAL ESTATE INVESTMENT TRUST I
Notes to Condensed Consolidated Financial Statements
(Unaudited)

NOTE 1.	BUSINESS AND ORGANIZATION

Rich Uncles Real Estate Investment Trust I (the “Company”) was formed on March 7, 2012. The Company is an unincorporated real estate investment trust (“REIT”) under the laws of the State of California. The Company elected to be taxed as a REIT for U.S. federal income tax purposes under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, beginning with the year ended December 31, 2014.

The Company was formed primarily to invest in single-tenant income-producing properties located in California and that are leased to creditworthy tenants under long-term net leases, however, the Company may invest up to 20% of the net proceeds of its offering in properties located outside of California. The Company’s goal is to generate current income for investors and long-term capital appreciation in the value of its properties.

The Company holds its investments directly and/or through special purpose wholly-owned limited liability companies or other subsidiaries. As of December 31, 2018, the Company held a 70.14% interest in one property subject to a tenancy-in-common agreement. On May 9, 2019, the Company purchased the remaining 29.86% interest in this property, resulting in full 100% ownership as further described in Note 5.

The Company is externally managed by its advisor and sponsor, BrixInvest, LLC (f/k/a Rich Uncles, LLC) (“BrixInvest” or the “Advisor”) whose members include Aaron S. Halfacre, the Company’s Chief Executive Officer and President, and Ray Wirta, the Company's Chairman of the Board of Trust Managers (the “Board”). The Advisor is a Delaware limited liability company registered to do business in California. The Company has entered into an agreement (the “Advisory Agreement”) with the Advisor.

The current term of the Advisory Agreement is scheduled to expire on May 10, 2020. The Advisory Agreement may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the Company and the Advisor. The Advisory Agreement is terminable by a majority of the Company’s independent trust managers or the Advisor on 60 days’ written notice with or without cause. Upon termination of the Advisory Agreement, the Advisor may be entitled to a termination fee. The Advisor also serves, directly or through an affiliate, as the advisor and sponsor for affiliated companies RW Holdings NNN REIT, Inc. (“NNN REIT”) and BRIX REIT, Inc.

On January 11, 2019, the Company’s Board approved and established an estimated net asset value (“NAV”) per share of the Company’s common stock of $10.57 (unaudited). Effective January 14, 2019, the purchase price per share of the Company’s common stock in the Company’s dividend reinvestment plan and share repurchase plan changed from $10.66 (unaudited) to $10.57 (unaudited).

Pending Merger Transaction

The following information summarizes certain of the more detailed information that appears in the Joint Proxy Statement and Prospectus dated October 22, 2019 (the “Joint Proxy Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on Schedule 14A on October 22, 2019 and as Exhibit 2.1 to the Quarterly Report on Form 10-Q filed by the Company with the SEC on November 12, 2019.

In January 2019, the Company announced that it had commenced a review of strategic alternatives to include the marketing of its entire 20-property real estate portfolio for disposition by sale, merger or other transaction structure, subject to the approval of its shareholders. Numerous potential acquirors participated in a public multi-round bidding process directed by Cushman & Wakefield. The bidding process resulted in a short list of bidders submitting acquisition bids to a special committee of the Company's independent trust managers (the “Special Committee”), for review, which bidders included RW Holdings NNN REIT, Inc. (“NNN REIT”) an affiliated real estate investment trust that is sponsored by the Company's Advisor. Following a review of all bids, the Special Committee commenced an exclusive due diligence process with NNN REIT in order to determine whether a potential transaction might result. NNN REIT currently owns 25 single tenant operating retail, office and industrial assets, one parcel of land, a 72.7% interest in an operating office asset and approximately 4.8% of the Company's shares.

On September 20, 2019 the Company announced that it had entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which a business combination would be effected by its merger with a

Supplement-Appendix B-36

subsidiary of NNN REIT (the “Merger”) and the Company's existence would cease. The Merger is subject to certain closing conditions, including the approval of the Merger by both the Company's shareholders and NNN REIT’s stockholders, as discussed below. The Merger is expected to close as soon as practicable following the Company's special meeting of shareholders, which is scheduled to be held on December 17, 2019 (the “Special Meeting”) and the satisfaction of the closing conditions. The combined company following the Merger will retain the name “RW Holdings NNN REIT, Inc.” The Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each of the Company's common shares (the “REIT I Common Shares”) issued and outstanding immediately prior to the effective time of the Merger (other than REIT I Common Shares owned by NNN REIT or any wholly-owned subsidiary of NNN REIT) will be automatically canceled and retired, and converted into the right to receive one share of Class C common stock of NNN REIT (the “Class C Common Stock”), with any fractional REIT I Common Shares converted into a corresponding number of fractional shares of Class C Common Stock.

On October 22, 2019, the Company filed the Joint Proxy Statement on Schedule 14A with the SEC with NNN REIT relating to the Company's special meeting of shareholders to be held to vote on the Merger and a related amendment to the Company's Declaration of Trust (the “Amendment”). Shareholders of record on October 21, 2019 are eligible to vote on the proposal to approve the Merger and the Amendment.

The Company suspended the redemptions of common stock under its share repurchase program in January 2019 and suspended its dividend reinvestment plan in April 2019. Redemptions through December 15, 2018 were paid in January 2019 and redemptions through the January 2019 suspension were paid in April 2019. All subsequent dividend payments have been or will be paid in cash. The suspension of the dividend reinvestment plan will remain in place until such time that a determination can be made by the Board pertaining to the ultimate resolution of the pending Merger.

If the Merger is approved, the amount of future distributions, and the declaration and payment thereof, and whether or not to reinstate the dividend reinvestment plan will be determined by the board of directors of the post-Merger company (the “Combined Company” after consideration of the Combined Company’s financial condition and such other factors as the board of directors of the Combined Company deems relevant.

During the pendency of the Special Meeting, and thereafter if the Merger is not approved, the Company’s operating performance and the timing and amount of future distributions is subject to risks and uncertainties as described in the Joint Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying condensed consolidated financial statements are unaudited and have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) for interim financial statements and the rules and regulations of the SEC. Accordingly, they do not contain all information and footnotes required by GAAP for annual financial statements pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. Such unaudited condensed consolidated financial statements and accompanying notes are the representations of the Company’s management, which is responsible for their integrity and objectivity. These unaudited condensed consolidated financial statements should be read in conjunction with the December 31, 2018 audited consolidated financial statements included in the Company’s Form 10-K filed with the SEC on March 27, 2019.

The accompanying unaudited condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which are normal and recurring, necessary to fairly state its financial position, results of operations and cash flows. All significant intercompany balances and transactions are eliminated in consolidation. The December 31, 2018 condensed consolidated balance sheet included herein was derived from the audited consolidated financial statements but does not include all disclosures or notes required by GAAP for complete financial statements.

Supplement-Appendix B-37

Use of Estimates

The preparation of the condensed consolidated financial statements and accompanying notes thereto in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results may differ from those estimates.

Fair Value Disclosures

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an existing price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy, which is based on three levels of inputs, the first two of which are considered observable and the last unobservable, that may be used to measure fair value, is as follows:

Level 1:	quoted prices in active markets for identical assets or liabilities;
Level 2:	inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and
Level 3:	unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value for certain financial instruments is derived using a combination of market quotes, pricing models, and other valuation techniques that involve significant management judgment. The price transparency of financial instruments is a key determinant of the degree of judgment involved in determining the fair value of the Company’s financial instruments. Financial instruments for which actively quoted prices or pricing parameters are available and for which markets contain orderly transactions will generally have a higher degree of price transparency than financial instruments for which markets are inactive or consist of non-orderly trades. The Company evaluates several factors when determining if a market is inactive or when market transactions are not orderly. The following is a summary of the methods and assumptions used by management in estimating the fair value of each class of financial instrument for which it is practicable to estimate the fair value:

Cash and cash equivalents, restricted cash, tenant receivables, other assets, accounts payable, accrued and other liabilities, sales deposit liability, share repurchase payable and due to affiliates: These balances approximate their fair values due to the short nature of these items.

Derivative Instruments: The Company’s derivative instruments are presented at fair value in the accompanying consolidated balance sheets. The valuation of these instruments is determined using a proprietary model that utilizes observable inputs. As such, the Company classifies these inputs as Level 2 inputs. The proprietary model uses the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and volatility. The fair values of interest rate swaps are estimated using the market standard methodology of netting the discounted fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on an expectation of interest rates (forward curves) derived from observable market interest rate curves. In addition, credit valuation adjustments, which consider the impact of any credit risks to the contracts, are incorporated in the fair values to account for potential nonperformance risk.

Mortgage Notes Payable: The fair value of the Company’s mortgage notes payable is estimated using a discounted cash flow analysis based on management’s estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio. Additionally, when determining the fair value of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available, the Company measures fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach. The Company classifies these inputs as Level 3 inputs.

Supplement-Appendix B-38

Restricted Cash

Restricted cash is comprised of funds which are restricted for tenant improvements and property tax impounds.

Other Comprehensive Income (Loss)

For all periods presented, other comprehensive income (loss) is the same as net income (loss).

Reclassifications

Certain prior period revenue account balances in the unaudited condensed consolidated statement of operations have been reclassified to conform with the current period presentation. The reclassifications had no impact on net income.

Per Share Data

Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share of common stock equals basic earnings (loss) per share of common stock as there were no potentially dilutive securities outstanding during the three and nine months ended September 30, 2019 and 2018.

Impairment of Investment in Real Estate Property

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of real estate assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate assets may not be recoverable, management assesses whether the carrying value of the assets will be recovered through the future undiscounted operating cash flows expected from the use of and eventual disposition of the property. If, based on the analysis, the Company does not believe that it will be able to recover the carrying value of the asset, the Company will record an impairment charge to the extent the carrying value exceeds the estimated fair value of the asset.

The following are the Company’s updated significant accounting policies that have been affected by the adoption of Topic 842 as discussed below in New Accounting Standards Issued and Adopted:

Revenue Recognition

The Company recognizes rental income, tenant reimbursements and other lease-related revenue when all of the following criteria are met: (i) the agreement has been fully executed and delivered, (ii) services have been rendered, (iii) the amount is fixed or determinable and (iv) payment has been received or the collectability of the amount due is probable. Lease termination fees are amortized over the remaining lease term, if applicable. If there is no remaining lease term, they are recognized when received and realized. Minimum annual rental revenues are recognized in rental income on a straight-line basis over the non-cancellable term of the related lease.

The recognition of rental income commences when the tenant takes possession or controls the physical use of the leased property. In order for the tenant to take possession, the leased property must be substantially complete and ready for its intended use. In order to determine whether the leased property is substantially complete and ready for its intended use, the Company begins by determining whether the Company or the tenant owns the tenant improvements, if the lease agreement provides for tenant improvements.

Tenant improvement ownership is determined based on various factors including, but not limited to:

•	whether the lease stipulates how a tenant improvement allowance may be spent;
•	whether the amount of a tenant improvement allowance is in excess of market rates;
•	whether the tenant or landlord retains legal title to the improvements at the end of the lease term;
•	whether the tenant improvements are unique to the tenant or general-purpose in nature; and
•	whether the tenant improvements are expected to have any residual value at the end of the lease.

Supplement-Appendix B-39

When the Company concludes that it is the owner of tenant improvements, rental income recognition begins when the tenant takes possession of the completed property, which is generally when Company-owned tenant improvements are substantially complete. In addition, when the Company concludes that it is the owner of tenant improvements, the Company records the costs to construct the tenant improvements, including costs paid for or reimbursed by the tenants, as a capital asset. For these tenant improvements, the Company records the amount funded by or reimbursed by the tenants as deferred revenue, which is amortized on a straight-line basis as additional rental income over the term of the related lease.

When the Company concludes that the tenant is the owner of tenant improvements, rental income recognition begins when the tenant takes possession or controls the physical use of the leased property. Any tenant improvement allowance (including amounts that the tenant can take in the form of cash or a credit against its rent) that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term. In addition, when the Company concludes that the tenant is the owner of tenant improvements for accounting purposes, the Company records its contribution towards such improvements as a lease incentive, which is included in deferred leasing costs and acquisition-related intangible assets, net in the unaudited condensed consolidated balance sheets and amortized as a reduction to rental income on a straight-line basis over the term of the related lease.

Tenant Reimbursements

Tenant reimbursements, consisting of amounts due from tenants for common area maintenance, property taxes and other recoverable costs, are recognized in rental income in the period the recoverable costs are incurred. Tenant reimbursements are recorded on a gross basis when the Company pays the associated costs directly to third-party vendors and is reimbursed subsequently by the tenants.

Allowances for Tenant and Deferred Rent Receivables

The Company carries its tenant and deferred rent receivables net of allowances for amounts that may not be collected. Prior to the Company’s adoption of Topic 842 on January 1, 2019, the allowances are increased or decreased through provision for bad debts in the Company’s unaudited condensed consolidated statement of operations. Upon the adoption of Topic 842 on January 1, 2019, the determination of the adequacy of the Company's allowances for tenant and deferred rent receivables includes a binary assessment of whether the amounts due under a tenant’s lease agreement are probable of collection.

For such amounts that are deemed probable of collection, revenue continues to be recorded on a straight-line basis over the lease term. For such amounts that are deemed not probable of collection, revenue is recorded as the lesser of (i) the amount which would be recognized on a straight-line basis or (ii) cash that has been received from the tenant, with any current and deferred rent receivable balances charged as a direct write-off against rental income in the period of the change in the collectability determination.

For tenant and deferred rent receivables deemed probable of collection, the Company may also record an allowance under other authoritative GAAP depending upon the Company’s evaluation of the individual receivables, specific credit enhancements, current economic conditions, and other relevant factors. Such allowances are recorded as increases or decreases through rental income in the Company’s consolidated statements of operations. Based on the Company’s evaluation as of September 30, 2019 and December 31, 2018, the Company determined that its tenant and deferred rent receivables are probable of collection.

Recent Accounting Pronouncements

New Accounting Standards Issued and Adopted

Effective January 1, 2019, the Company adopted FASB ASU No. 2016-02 “Leases (Topic 842)” and the related FASB ASU Nos. 2018-10, 2018-11, 2018-20 and 2019-01, which provide practical expedients, technical corrections and improvements for certain aspects of ASU 2016-02, on a modified retrospective basis (collectively “Topic 842”). Topic 842 establishes a single comprehensive model for entities to use in accounting for leases and supersedes the existing leasing guidance. Topic 842 applies to all entities that enter into leases. Lessees are required to report assets and liabilities that arise from leases. Lessor accounting has largely remained unchanged; however, certain refinements were made to conform with revenue recognition guidance, specifically related to the allocation and recognition of contract consideration earned from lease and non-lease revenue components. The

Supplement-Appendix B-40

Company currently does not have any exposure to Topic 842 from the perspective of a lessee as the operating lease is borne by the Sponsor. The Company's exposure to Topic 842 is primarily as a lessor. The Company has elected to apply the applicable practical expedients provided by Topic 842.

Lessor Accounting

As a lessor, the Company’s leases with tenants generally provide for the lease of real estate properties, as well as common area maintenance, property taxes and other recoverable costs. Under Topic 842, the lease of space is considered a lease component while the common area maintenance, property taxes and other recoverable costs billings are considered nonlease components, which fall under revenue recognition guidance in Topic 606. However, upon adopting the guidance in Topic 842, the Company determined that its tenant leases met the criteria to apply the practical expedient provided by ASU 2018-11 to recognize the lease and non-lease components together as one single component. This conclusion was based on the consideration that 1) the timing and pattern of transfer of the nonlease components and associated lease component are the same, and 2) the lease component, if accounted for separately, would be classified as an operating lease. As the lease of properties is the predominant component of the Company’s leasing arrangements, the Company accounted for all lease and nonlease components as one-single component under Topic 842. As a result, the adoption of Topic 842 did not have any impact on the Company’s timing or pattern of recognition of rental revenues as compared to previous guidance. To reflect recognition as one lease component, rental income and tenant reimbursements and other lease related property income that meet the requirements of the practical expedient provided by ASU 2018-11 have been combined under rental income subsequent to the adoption of Topic 842 for the three and nine months ended September 30, 2019 in the Company’s unaudited condensed consolidated statements of operations. The Company also made conforming reclassifications for the prior year’s tenant reimbursements. For the three month periods ended September 30, 2019 and 2018, tenant reimbursements included in rental income amounted to $568,745 and $552,276, respectively, and for the nine month periods ended September 30, 2019 and 2018, tenant reimbursements included in rental income amounted to $1,669,100 and $1,667,132, respectively.

Prior to the adoption of Topic 842, lessor costs for certain services directly reimbursed by tenants have already been presented by the Company on a gross basis in revenues and expenses.

Leasing Costs

Upon adoption of Topic 842, the Company elected to apply the package of practical expedients provided and did not reassess the following as of January 1, 2019: 1) whether any expired or existing contracts are leases or contain leases; 2) the lease classification for any expired or existing leases; and 3) initial direct costs for any existing leases. Under Topic 842, initial direct costs for both lessees and lessors would include only those costs that are incremental to the arrangement and would not have been incurred if the lease had not been obtained. As a result, beginning January 1, 2019, the Company will no longer capitalize internal leasing costs and third-party legal leasing costs and will instead expense these costs as incurred. These expenses will be included in legal leasing costs under general and administrative expenses in the unaudited condensed consolidated statements of operations. During the three and nine months ended September 30, 2019, the Company did not incur any indirect leasing costs which would have been capitalized prior to the adoption of Topic 842. The election of the package of practical expedients described above permits us to continue to account for our leases that commenced before January 1, 2019 under the previously existing lease accounting guidance for the remainder of their lease terms, and to apply the new lease accounting guidance to leases commencing or modified after January 1, 2019.

Allowances for Tenant and Deferred Rent Receivables

Upon the adoption of Topic 842 on January 1, 2019, the Company’s determination of the adequacy of its allowances for tenant receivables includes a binary assessment of whether or not the amounts due under a tenant’s lease agreement are probable of collection. For such amounts that are deemed probable of collection, revenue continues to be recorded on a straight-line basis over the lease term. For such amounts that are deemed not probable of collection, revenue is recorded as the lesser of (i) the amount which would be recognized on a straight-line basis or (ii) cash that has been received from the tenant, with any tenant and deferred rent receivable balances charged as a direct write-off against rental income in the period of the change in the collectability determination. In addition, for tenant and deferred rent receivables deemed probable of collection the Company also may record an allowance under other authoritative GAAP depending upon the Company’s evaluation of the

Supplement-Appendix B-41

individual receivables, specific credit enhancements, current economic conditions, and other relevant factors. Such allowances are recorded as increases or decreases through rental income in the Company’s unaudited condensed consolidated statements of operations.

New Accounting Standards Recently Issued and Not Yet Adopted

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement (“ASU No. 2018-13”). ASU No. 2018-13 removes the requirement to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for the timing of transfers between levels and the valuation processes for Level 3 fair value measurements. It also adds a requirement to disclose changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and to disclose the range and weighted average of significant unobservable inputs used to develop recurring and nonrecurring Level 3 fair value measurements. For certain unobservable inputs, entities may disclose other quantitative information in lieu of the weighted average if the other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop the Level 3 fair value measurement. In addition, public entities are required to provide information about the measurement uncertainty of recurring Level 3 fair value measurements from the use of significant unobservable inputs if those inputs reasonably could have been different at the reporting date. ASU 2016-02 is effective for the Company beginning January 1, 2020. Entities are permitted to early adopt either the entire standard or only the provisions that eliminate or modify the requirements. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The Company is still evaluating the impact of adopting ASU No. 2018-13 on its consolidated financial statements.

NOTE 3.	CONDENSED CONSOLIDATED BALANCE SHEETS DETAILS

Tenant Receivables

Tenant receivables, net consisted of the following:

	September 30, 2019	December 31, 2018
Straight-line rent	$1,499,134	$1,399,276
Tenant rent	92,050	200,301
Unbilled tenant reimbursements	203,625	108,258
Total	$1,794,809	$1,707,835

Accounts Payable, Accrued and Other Liabilities

Accounts payable, accrued and other liabilities were comprised of the following:

	September 30, 2019	December 31, 2018
Accounts payable	$45,611	$52,057
Accrued expenses(a)	1,237,146	184,441
Accrued interest payable	223,238	288,437
Unearned rent	482,459	624,181
Tenant security deposits	270,106	270,106
Total	$2,258,560	$1,419,222
(a)	Accrued expenses as of September 30, 2019 include $674,832 for Merger expenses, including $500,000 paid to SunTrust Robinson Humphrey, Inc. (SunTrust“) in October 2019 for the fairness opinion that they provided to the Special Committee in September 2019, along with SunTrust's legal fees and other expenses, plus legal fees for the Special Committee's legal counsel.
NOTE 4.	REAL ESTATE PROPERTY INVESTMENTS

The following table provides summary information regarding the Company’s 20 real estate investments as of September 30, 2019:

Supplement-Appendix B-42

Property	Location	Acquisition Date	Property Type	Land, Building and Improvements	Tenant Origination and Absorption Costs	Accumulated Depreciation and Amortization	Total Real Estate Investments, Net
Chevron Gas Station	San Jose, CA	5/29/2015	Retail	$2,775,000	$—	$(169,586)	$2,605,414
Levins	Sacramento, CA	8/19/2015	Industrial	3,750,000	2,500	(878,826)	2,873,674
Chevron Gas Station (Note 5)	Roseville, CA	9/30/2015	Retail	2,800,000	—	(386,243)	2,413,757
Island Pacific Supermarket	Elk Grove, CA	10/1/2015	Retail	3,151,461	568,539	(634,347)	3,085,653
Dollar General	Bakersfield, CA	11/11/2015	Retail	4,632,567	689,020	(744,153)	4,577,434
Rite Aid	Lake Elsinore, CA	12/7/2015	Retail	6,663,446	968,285	(904,592)	6,727,139
PMI Preclinical	San Carlos, CA	12/9/2015	Industrial	8,920,000	—	(779,577)	8,140,423
EcoThrift	Sacramento, CA	3/17/2016	Retail	4,496,993	541,729	(858,090)	4,180,632
GSA (MSHA)	Vacaville, CA	4/5/2016	Office	3,011,583	456,645	(495,084)	2,973,144
PreK San Antonio	San Antonio, TX	4/8/2016	Retail	11,851,540	1,593,451	(3,157,856)	10,287,135
Dollar Tree	Morrow, GA	4/22/2016	Retail	1,312,491	206,844	(322,782)	1,196,553
Dinan Cars	Morgan Hill, CA	6/21/2016	Industrial	4,651,845	654,155	(1,251,587)	4,054,413
Solar Turbines	San Diego, CA	7/21/2016	Office	5,738,978	389,718	(629,078)	5,499,618
Amec Foster	San Diego, CA	7/21/2016	Industrial	7,010,799	485,533	(796,376)	6,699,956
ITW Rippey	El Dorado, CA	8/18/2016	Industrial	6,299,982	407,316	(926,714)	5,780,584
Dollar General Big Spring	Big Spring, TX	11/4/2016	Retail	1,161,647	112,958	(87,326)	1,187,279
Gap	Rocklin, CA	12/1/2016	Office	7,220,909	677,192	(892,853)	7,005,248
L-3 Communications	San Diego, CA	12/23/2016	Industrial	11,084,072	961,107	(1,127,548)	10,917,631
Sutter Health	Rancho Cordova, CA	3/15/2017	Office	24,256,632	2,870,258	(2,945,416)	24,181,474
Walgreens	Santa Maria, CA	6/29/2017	Retail	4,667,322	448,183	(294,911)	4,820,594
				$125,457,267	$12,033,433	$(18,282,945)	$119,207,755

Current Year Acquisitions and Dispositions

There were no property acquisitions during the nine months ended September 30, 2019 and 2018. See Note 5 regarding an increase in Chevron Gas Station in Roseville, CA ownership from 70.14% to 100%. See Note 6 regarding the March 13, 2019 foreclosure sale of a property previously held in Antioch, California.

Operating Leases

The Company’s real estate properties are primarily leased to tenants under triple-net or double-net leases for which terms and expirations vary. The Company monitors the credit of all tenants to stay abreast of any material changes in credit quality. The Company monitors tenant credit by (1) reviewing the credit ratings of tenants (or their parent companies or lease guarantors) that are rated by national recognized rating agencies; (2) reviewing financial statements and related metrics and information that are publicly available or that are required to be provided pursuant to the lease; (3) monitoring news reports and press releases regarding the tenants (or their parent companies or lease guarantors), and their underlying business and industry; and (4) monitoring the timeliness of rent collections.

As of September 30, 2019, the aggregate future minimum contractual rental income due under the Company’s non-cancelable operating leases, excluding any renewal periods, are as follows:

October through December 2019	$2,511,047
2020	10,173,108
2021	9,184,307
2022	7,638,623
2023	5,866,735
2024	5,351,961
Thereafter	22,433,451
$63,159,232

Supplement-Appendix B-43

Revenue Concentration

The Company’s revenue concentration based on tenants representing greater than 10% of total revenues for the three and nine months ended September 30, 2019 and 2018 was as follows:

Property and Location	Three Months Ended September 30, 2019		Three Months Ended September 30, 2018
	Revenue	Percentage of Total Revenue	Revenue	Percentage of Total Revenue
Sutter Health, Rancho Cordova, CA	$659,936	20.2%	$663,998	20.2%
PreK San Antonio, San Antonio, TX	$400,359	12.2%	$386,681	11.7%
Property and Location	Nine Months Ended September 30, 2019		Nine Months Ended September 30, 2018
	Revenue	Percentage of Total Revenue	Revenue	Percentage of Total Revenue
Sutter Health, Rancho Cordova, CA	$1,983,965	20.2%	$2,039,643	20.6%
PreK San Antonio, San Antonio, TX	$1,219,672	12.5%	$1,242,782	12.6%

Asset Concentration

The Company’s portfolio’s asset concentration (greater than 10% of total assets) as of September 30, 2019 and December 31, 2018 were as follows:

	September 30, 2019		December 31, 2018
Property and Location	Net Carrying Value	Percentage of Total Assets	Net Carrying Value	Percentage of Total Assets
Sutter Health, Rancho Cordova, CA	$24,181,474	19.4%	$25,050,613	19.0%

Intangibles

As of September 30, 2019, the Company’s intangibles were as follows:

	Tenant Origination and Absorption Costs	Above- Market Lease Intangibles	Below- Market Lease Intangibles
Cost	$12,033,433	$872,408	$(5,296,683)
Accumulated amortization	(4,961,085)	(117,036)	2,835,963
Net amount	$7,072,348	$755,372	$(2,460,720)

Amortization of intangible assets over the next five years is expected to be as follows:

	Tenant Origination and Absorption Costs	Above- Market Lease Intangibles	Below- Market Lease Intangibles
October through December 2019	$391,005	$8,830	$(215,041)
2020	1,563,083	35,320	(860,165)
2021	1,563,083	35,320	(667,541)
2022	832,144	35,320	(201,982)
2023	687,474	35,320	(113,651)
2024	479,057	35,320	(113,651)
Thereafter	1,556,502	569,942	(288,689)
Total	$7,072,348	$755,372	$(2,460,720)

Weighted average remaining amortization period	8.1 years	12.4 years	4.2 years
NOTE 5.	SALE AND REPURCHASE OF INTEREST IN REAL ESTATE INVESTMENT PROPERTY

In March 2016, the Company entered into a tenancy-in-common agreement and sold an undivided 29.86% interest in the Chevron Gas Station located in Roseville, CA for $1,000,000. The purchaser had the right to

Supplement-Appendix B-44

require the Company to repurchase their interest in the property during the period from March 1, 2018 through March 1, 2019 for the same amount as the sale. Therefore, the sale did not qualify for sales recognition under ASC 360 for financial reporting purposes and the transaction was accounted for as a financing transaction. The proceeds received from the purchaser were recorded as a sales deposit liability and the payments to the purchaser for their share of the property’s operations were recorded as interest expense.

Following the purchaser's notice of exercise of the put option in the tenancy-in-common agreement on February 21, 2019, the Company and the owner of the 29.86% tenant-in-common interest in the property entered into a purchase and sale agreement whereby the Company agreed to acquire the 29.86% tenant-in-common interest in the property for $1,000,000 no later than May 9, 2019. The transaction was completed on May 9, 2019 and the Company now owns 100% of this Roseville, CA property.

The sales deposit liability of $1,000,000 was presented on the December 31, 2018 condensed consolidated balance sheet. The interest expense recorded as a result of this transaction was $0 and $13,751 for the three months ended September 30, 2019 and 2018, respectively, and $18,334 and $41,252 for the nine months ended September 30, 2019 and 2018, respectively (see Note 7).

NOTE 6.	DISPOSAL OF REAL ESTATE INVESTMENT PROPERTY

The Company’s Antioch, California property, which was previously leased primarily by Chase Bank until December 31, 2017, was relinquished in a foreclosure sale on March 13, 2019. As of the foreclosure date, the Antioch, California property had a net book value of $1,850,845 and a related mortgage loan balance of $1,964,618, including accrued interest and expected costs of foreclosure proceedings. During the first quarter of 2019, the Company recorded the difference of $113,773 between the net book value of the property foreclosed and the net carrying value of the mortgage loan as gain on disposal of real estate investment in other income in the Company's condensed consolidated statement of operations.

The Company had previously determined that due to the decline in expected rental rates and difficulties re-leasing the 5,660 square feet of space at the Antioch, California property, it was necessary to record an impairment charge of $862,190 for the nine months ended September 30, 2018. The impairment charge was less than 1% of the Company’s total investments in real estate property, based on the estimated fair value of the real estate, which approximated the then outstanding balance of the existing mortgage loan. Having not reached any agreement with the lender when the August 2018 mortgage payment came due, the Company’s special purpose subsidiary defaulted on the mortgage loan. The book value of the Antioch property after the impairment charge was less than 2.0% of the Company’s total investments in real estate property.

The loan in default was non-recourse to the Company (except for property taxes, insurance and the lender’s legal fees and other costs incurred prior to the date of foreclosure) and, while eight of the Company’s other special purpose property owner subsidiaries have mortgage loans with this lender, none of those loans are cross-collateralized with the Antioch property loan and the Company’s special purpose subsidiary’s default on that loan did not cross-default any of these other loans. The Company continued to accrue default interest and penalties, as well as property taxes, insurance and the lender’s legal fees and costs through the foreclosure process.

Supplement-Appendix B-45

NOTE 7.	DEBT

Mortgage Notes Payable

As of September 30, 2019 and December 31, 2018, the Company’s mortgage notes payable consisted of the following:

Collateral	2019 Principal Amount	2018 Principal Amount	Contractual Interest Rate(1)	Effective Interest Rate(1)	Loan Maturity
Chase Bank and Great Clips	$—	$1,866,364	4.37%	4.37%	2/5/2019
Levins	2,091,487	2,125,703	One-month LIBOR + 1.81%	3.74%	1/5/2021
Island Pacific Supermarket	1,901,859	1,932,973	One-month LIBOR + 1.81%	3.74%	1/5/2021
Dollar General Bakersfield	2,338,007	2,378,106	One-month LIBOR + 1.90%	3.38%	3/5/2021
Rite Aid	3,681,078	3,744,915	One-month LIBOR + 1.75%	3.25%	5/5/2021
PMI Preclinical	4,142,833	4,213,887	One-month LIBOR + 1.90%	3.38%	3/5/2021
EcoThrift	2,655,472	2,703,239	One-month LIBOR + 1.75%	2.96%	7/5/2021
GSA (MSHA)	1,807,294	1,839,454	One-month LIBOR + 1.75%	3.00%	8/5/2021
PreK San Antonio	5,165,587	5,239,125	4.25%	4.25%	12/1/2021
Dinan Cars	2,724,641	2,764,937	One-month LIBOR + 1.75%	4.02%	1/5/2022
Solar Turbines, Amec Foster, ITW Rippey	9,488,970	9,648,214	3.35%	3.35%	11/1/2026
Dollar General Big Spring	613,653	621,737	4.69%	4.69%	3/13/2022
Gap	3,661,749	3,714,623	4.15%	4.15%	8/1/2023
L-3 Communications	5,309,254	5,380,085	4.50%	4.50%	4/1/2022
Sutter Health	14,217,156	14,419,666	4.50%	4.50%	3/9/2024
Walgreens	3,000,000	—	One-month LIBOR + 5.00%	7.50%	5/6/2020
Total mortgage notes payable	62,799,040	62,593,028
Less unamortized deferred financing costs	(958,337)	(1,146,960)
Mortgage notes payable, net	$61,840,703	$61,446,068
(1)	Contractual interest rate represents the interest rate in effect under the mortgage notes payable as of September 30, 2019. Effective interest rate is calculated as the actual interest rate in effect as of September 30, 2019 (consisting of the contractual interest rate and the effect of the interest rate swap, if applicable) (see Note 8).

The Company’s independent trust managers and the board of trust managers have set the Company’s maximum leverage ratio at 50%. Factors considered in setting the leverage ratio include the moderate level of 50% leverage, current economic and market conditions, the relative cost of debt and equity capital, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. As of September 30, 2019, the Company's leverage ratio was approximately 46%.

The mortgage notes payable provide for monthly payments of principal and interest and have balloon payments that are due at loan maturity. Pursuant to the terms of the mortgage notes payable agreements, the Company is subject to certain financial loan covenants. The Company was in compliance with all terms and conditions of the mortgage loan agreements as of September 30, 2019 and December 31, 2018.

As discussed in Note 6, the Company relinquished the Chase Bank/Great Clips property in Antioch, California in a foreclosure sale on March 13, 2019 which discharged the related mortgage note payable including accrued interest. As of the foreclosure date, the Antioch, California property had a net book value of $1,850,845 and a related mortgage loan balance of $1,964,618, including accrued interest and expected costs of foreclosure proceedings. During the first nine months of 2019, the Company recorded the difference of $113,773 between the net book value of the property foreclosed and the net carrying value of the mortgage loan as gain on disposal of real estate investment in other income in the Company's unaudited condensed consolidated statement of operations.

Supplement-Appendix B-46

The following were the face value, carrying amount and fair value of the Company’s mortgage notes payable (Level 3 measurement):

September 30, 2019			December 31, 2018
Face value	Carrying value	Fair value	Face Value	Carrying Value	Fair Value
$62,799,040	$61,840,703	$63,412,918	$62,593,028	$61,446,068	$61,283,165

Disclosures of the fair values of financial instruments are based on pertinent information available to the Company as of September 30, 2019 and December 31, 2018 and require a significant amount of judgment. Low levels of transaction volume for certain financial instruments have made the estimation of fair values difficult and, therefore, both the actual results and the Company’s estimate of value at a future date could be materially different.

The following summarizes the future principal payments on the Company’s mortgage notes payable as of September 30, 2019:

October through December 2019	$305,282
2020	4,286,152
2021	23,878,718
2022	8,888,775
2023	3,967,628
2024	13,219,282
Thereafter	8,253,203
Total principal	62,799,040
Less deferred financing costs, net	(958,337)
Net principal	$61,840,703

Interest Expense

The following is a reconciliation of the components of interest expense for the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Mortgage notes payable:
Interest expense incurred	$693,774	$680,468	$2,040,218	$1,930,036
Amortization of deferred financing costs	114,888	86,448	305,022	259,344
Loss (gain) on interest rate swaps(1)	20,325	(66,529)	310,809	(399,783)
Sales deposit liability:
Interest expense (see Note 5)	—	13,751	18,334	41,252
Total interest expense	$828,987	$714,138	$2,674,383	$1,830,849
(1)	Includes unrealized loss (gain) on interest rate swaps of $54,538 and $(40,149) for the three months ended September 30, 2019 and 2018, respectively, and $438,704 and $(357,520) for the nine months ended September 30, 2019 and 2018, respectively (see Note 8). Accrued interest receivable, net of $6,959 and $12,432 at September 30, 2019 and December 31, 2018, respectively, represents the unsettled portion of the interest rate swaps for the period from the most recent settlement date through respective balance sheet dates.
NOTE 8.	INTEREST RATE SWAP DERIVATIVES

The primary goal of the Company’s risk management practices related to interest rate risk is to prevent changes in interest rates from adversely impacting the Company’s ability to achieve its investment return objectives. The Company does not enter into derivatives for speculative purposes.

The Company enters into interest rate swaps as a fixed rate payer to mitigate its exposure to rising interest rates on its variable rate mortgage notes payable. The value of interest rate swaps is primarily impacted by interest rates, market expectations about interest rates, and the remaining life of the instrument. In general,

Supplement-Appendix B-47

increases in interest rates, or anticipated increases in interest rates, will increase the value of the fixed rate payer position and decrease the value of the variable rate payer position. As the remaining life of the interest rate swap decreases, the value of both positions will generally move towards zero.

The notional amount of the Company's interest rate swap derivative instruments is an indication of the extent of the Company’s involvement in each instrument at that time, but does not represent exposure to credit, interest rate or market risks. The following table summarizes the notional amount and other information related to the Company’s interest rate swap derivative instruments as of September 30, 2019 and December 31, 2018:

	September 30, 2019					December 31, 2018
Derivative Instruments	Number of Instru- ments	Notional Amount(1)	Reference Rate	Weighted Average Fixed pay rate	Weighted Average Remaining Term	Number of Instru- ments	Notional Amount(1)	Reference Rate	Weighted Average Fixed pay rate	Weighted Average Remaining Term
Interest Rate Swap Derivatives	8	$21,342,671	One-month LIBOR/Fixed at 1.21%- 2.28%	3.42%	1.6 years	8	$21,703,214	One-month LIBOR/Fixed at 1.21%- 2.28%	3.42%	2.4 years
(1)	The notional amount of the Company’s swaps decreases each month to correspond to the outstanding principal balance on the related mortgage. The maximum notional amount is shown above. The minimum notional amount (outstanding principal balance at the maturity date) is $20,546,330 as of September 30, 2019.

The following table sets forth the fair value of the Company’s derivative instruments (Level 2 measurement), as well as their classification in the unaudited condensed consolidated balance sheets:

Derivative Instrument		September 30, 2019		December 31, 2018
	Balance Sheet Location	Number of Instruments	Fair Value	Number of Instruments	Fair Value
Interest Rate Swaps	Asset - Interest rate swap derivatives, at fair value	5	$31,420	8	$404,267
Interest Rate Swaps	Liability - Interest rate swap derivatives, at fair value	3	$(65,857)	—	$—

The change in fair value of a derivative instrument that is not designated as a cash flow hedge is recorded as interest expense in the accompanying unaudited condensed consolidated statements of operations. None of the Company’s derivatives at September 30, 2019 or December 31, 2018 were designated as hedging instruments; therefore, the net unrealized loss (gain) recognized on interest rate swaps of $54,538 and $(40,149) for the three months ended September 30, 2019 and 2018, respectively, and $438,704 and $(357,520) for the nine months ended September 30, 2019 and 2018, respectively, was recorded as a component of loss (gain) on interest rate swap (see Note 7).

Supplement-Appendix B-48

NOTE 9.	RELATED PARTY TRANSACTIONS

The costs incurred by the Company pursuant to the Advisory Agreement for the three and nine months ended September 30, 2019 and 2018, as well as the related amount payable as of December 31, 2018, are included in the table below. The amount payable is presented in the unaudited condensed consolidated balance sheets as “Due to affiliates.”

	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019	September 30, 2019		Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018	December 31, 2018
	Incurred	Incurred	Receivable	Payable	Incurred	Incurred	Receivable	Payable
Expensed:
Asset management fees	$197,562	$616,786	$—	$—	$203,763	$607,728	$—	$—
Reimbursable operating expense	90,000	270,000	—	—	67,500	249,015	—	—
Fees to affiliates	287,562	886,786	—	—	271,263	856,743	—	—
Property management fees*	25,571	76,668	—	—	25,763	74,670	—	—
Trust managers and officers insurance and other reimbursements **	39,269	129,785	—	—	18,413	67,079	—	59,992
Reimbursable organizational and offering expenses	—	—	—	—	31,847	95,612	—	—
Capitalized:
Financing coordination fees	—	30,000	—	—	—	—	—	—
			$—	$—			$—	$59,992
*	Property management fees are included in “property expenses” in the accompanying unaudited condensed consolidated statements of operations.
**	Trust managers and officers insurance and other reimbursements are classified within general and administrative expenses in the unaudited condensed consolidated statements of operations.

Organizational and Offering Expenses

During the Company’s offering of its common stock, which was terminated in July 2016, and for the dividend reinvestment plan which continued after the offering termination, the Company was obligated to reimburse the Advisor or its affiliates for organizational and offering expenses paid by the Advisor on behalf of the Company. The Company reimbursed the Advisor for organizational and offering expenses up to 3.0% of gross offering proceeds. As of December 31, 2018, the Advisor had incurred organizational and offering expenses of $2,796,198, which amount was less than the 3.0% of the gross offering proceeds received by the Company as of December 31, 2018. Therefore, the Company has reimbursed the Advisor for all of these organization and offering expenses, representing the Company's maximum liability.

Acquisition Fees

The Company pays the Advisor an acquisition fee in an amount equal to 2.0% of Company’s contract purchase price of its properties. The total of all acquisition fees and acquisition costs must be reasonable and not exceed 6.0% of the contract price of the properties. However, a majority of the trust managers (including a majority of the independent trust managers) not otherwise interested in an acquisition transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company. The Company paid a $20,000 acquisition fee during the third quarter of 2019 in connection with the repurchase of the 29.86% tenant-in-common interest in the Chevron property described in Note 5. Since this acquisition is a repurchase transaction, the Company recorded the related acquisition fee as an expense and was reflected in fees to affiliates in the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2019.

Asset Management Fees

The Company pays the Advisor as compensation for the advisory services rendered, a monthly fee in an amount equal to 0.05% of the Company’s Average Invested Assets, as defined (the “Asset Management Fee”), as of the end of the preceding month. The Asset Management Fee is payable monthly on the last business day of

Supplement-Appendix B-49

such month. The Asset Management Fee, which must be reasonable in the determination of the Company’s independent trust managers at least annually, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not paid as to any fiscal year shall be deferred without interest and may be paid in such other fiscal year as the Advisor shall determine. See “Loan from a Related Party” below for a discussion of the temporary deferral of asset management fees in April 2019.

Financing Coordination Fees

Other than with respect to any mortgage or other financing related to a property that is concurrent with its acquisition, if the Advisor or an affiliate provides a substantial amount of the services (as determined by a majority of the Company’s independent trust managers) in connection with the post-acquisition financing or refinancing of any debt that the Company obtains relative to a property, then the Company will pay to the Advisor or such affiliate a financing coordination fee equal to 1.0% of the amount of such financing. The Company paid a $30,000 financing fee during the third quarter of 2019 in connection with the $3,000,000 bridge loan (see Note 7) and recorded a corresponding deferred financing cost which was presented net of accumulated amortization in the unaudited condensed consolidated balance sheet as a reduction to mortgage notes payable as of September 30, 2019.

Property Management Fees

If the Advisor or any of its affiliates provides a substantial amount of the property management services (as determined by a majority of the Company’s independent trust managers) for the Company’s properties, then the Company pays the Advisor or such affiliate a property management fee equal to 1.5% of gross revenues from the properties managed. The Company also will reimburse the Advisor and any of its affiliates for property-level expenses that such person pays or incurs on behalf of the Company, including salaries, bonuses and benefits of persons employed by such person, except for the salaries, bonuses and benefits of persons who also serve as one of the Company’s executive officers or as an executive officer of such person. The Advisor or its affiliate may subcontract the performance of its property management duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. See “Loan from a Related Party” below for a discussion of the temporary deferral of property management fees in April 2019.

Disposition Fees

For substantial assistance in connection with the sale of properties, the Company pays the Advisor or one of its affiliates 3.0% of the contract sales price, as defined, of each property sold; provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with the Company’s Advisor or its affiliates, the disposition fees paid to its Advisor, its affiliates and unaffiliated third parties may not exceed the lesser of the competitive real estate commission or 6.0% of the contract sales price.

Leasing Commission Fees

If the Advisor or any of its affiliates provides a substantial amount of the services (as determined by a majority of the Company’s independent trust managers) in connection with the Company’s leasing of its properties to unaffiliated third parties, then the Company shall pay to the Advisor or such affiliate leasing commissions equal to 6.0% of the rents due pursuant to such lease for the first ten years of the lease term; provided, however (i) if the term of the lease is less than ten years, such commission percentage will apply to the full term of the lease and (ii) any rents due under a renewal of a lease of an existing tenant upon expiration of the initial lease agreement (including any extensions provided for thereunder) shall accrue a commission of 3.0% in lieu of the aforementioned 6.0% commission.

Operating Expense Reimbursement

Total operating expenses of the Company are limited to the greater of 2% of average invested assets or 25% of net income for the four most recently completed fiscal quarters (the “2%/25% Limitation”). If the Company exceeds the 2%/25% Limitation, the Advisor must reimburse the Company the amount by which the aggregate total operating expenses exceeds the limitation, or the Company must obtain a waiver from the Company’s conflicts committee, which is comprised of its independent trust managers. For purposes of determining the

Supplement-Appendix B-50

2%/25% Limitation amount, “average invested assets” means the average monthly book value of the Company’s assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, reserves for bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company, as determined by GAAP, that are in any way related to the Company’s operation including Asset Management Fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of the Company’s common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based upon increases in net asset value (“NAV”) per share; (f) acquisition fees and acquisition expenses (including expenses, relating to potential investments that the Company does not close); and (h) disposition fees on the sale of real property and other expenses connected with the acquisition, disposition and ownership of real estate interests or other property (other than disposition fees on the sale of assets other than real property), including the costs of insurance premiums, legal services, maintenance, repair and improvement of real property.

Operating expenses for the four fiscal quarters ended September 30, 2019 did not exceed the 2%/25% Limitation.

Related Party Investment in the Company

The investment in the Company by NNN REIT totaled 403,980 shares, or an approximate 4.8% ownership interest, as of September 30, 2019 and December 31, 2018.

Loan from a Related Party

On April 24, 2019, the Company obtained a $200,000 short-term loan from Mr. Wirta, the Company's Chairman of the Board, at an annual interest rate of 10%. This loan was repaid, along with accrued interest of $768 on May 8, 2019.

NOTE 10.	COMMITMENTS AND CONTINGENCIES

Economic Dependency

The Company depends on the Advisor for certain services that are essential to the Company, including the identification, evaluation, negotiation, origination, acquisition and disposition of real estate property investments; management of the daily operations of the Company’s investment portfolio; and other general and administrative responsibilities. In the event the Advisor is unable to provide the respective services, the Company would be required to obtain such services from other sources.

Environmental

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. Although there can be no assurance, the Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company’s properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the property could result in future environmental liabilities.

Tenant Improvements

Pursuant to lease agreements, the Company has an obligation to pay for an aggregate of $63,000 and $207,000 in tenant improvements as of September 30, 2019 and December 31, 2018, respectively, for a certain property. At September 30, 2019 and December 31, 2018, the Company had $92,684 and $462,140, respectively, of restricted cash held by a lender to fund tenant improvements for this property.

Legal and Regulatory Matters

From time to time, the Company may become party to legal proceedings that arise in the ordinary course of its business. The Company is not a party to any legal proceeding, nor is the Company aware of any pending or threatened litigation that could have a material adverse effect on the Company’s business, operating results, cash flows, or financial condition should such litigation be resolved unfavorably.

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Beginning in 2017, the SEC conducted an investigation of the Company's Advisor and REITs that are affiliated with the Advisor. Recently, the Company’s Advisor proposed a settlement of the investigation to the SEC and, on September 26, 2019, the SEC accepted the settlement and entered an order (the “Order”) instituting proceedings against the Advisor pursuant to Section 8A of the Securities Act and Section 21C of the Exchange Act. The Company is not a party to the settlement and understands that the staff of the enforcement division of the SEC did not recommend any action against the Company.

Under the settlement, the Advisor, without denying or admitting any substantive findings in the Order, consented to entry of the Order, finding violations by it of Section 5(b)(1) of the Securities Act and Section 15(a) of the Exchange Act. The Order does not find that the Sponsor violated any anti-fraud provisions of the federal securities laws or any other law and does not find any criminal violations or any scienter based violation involving the offer and sale of securities. Under the terms of the Order, the Advisor (i) agreed to cease-and-desist from committing or causing any future violations of Section 5(b) of the Securities Act and Section 15(a) of the Exchange Act, (ii) paid to the SEC a civil money penalty in the amount of $300,000, and (iii) agreed to undertake that any real estate investment trust which is or was formed, organized, or advised by it, including the Company, will not distribute securities except through a registered broker-dealer.

NOTE 11.	SUBSEQUENT EVENTS

The Company evaluates subsequent events up until the date the unaudited condensed consolidated financial statements are issued.

Dividends

On October 14, 2019, the Company’s Board declared dividends based on daily record dates for the period July 1, 2019 through September 30, 2019 at a rate of $0.00203804 per share per day, or $1,564,219, on the outstanding shares of the Company’s common stock, which the Company paid in cash on October 25, 2019.

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